UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

EngageSmart, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ENGAGESMART, INC.

30 Braintree Hill Office Park, Suite 101

Braintree, Massachusetts 02184

To the Stockholders of EngageSmart, Inc.:

You are cordially invited to attend a special meeting of stockholders (together with any adjournment, postponement, or other delay thereof, the “Special Meeting”) of EngageSmart, Inc., a Delaware corporation (“EngageSmart”). The Special Meeting will be held on January 23, 2024, at 10:00 a.m., Eastern time. You may attend the Special Meeting via a live interactive webcast at www.virtualshareholdermeeting.com/ESMT2024SM. You will be able to listen to the Special Meeting live and vote online. We believe that a virtual meeting provides expanded access, improved communication and cost savings for our stockholders.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of October 23, 2023 (the “Merger Agreement”), among Icefall Parent, LLC (“Parent”), Icefall Merger Sub, Inc. (“Merger Sub”) and EngageSmart. Parent and Merger Sub are affiliates of Vista Equity Partners Management, LLC (“Vista”), a leading private equity firm focused on investments in software, data and technology-enabled companies. Pursuant to the Merger Agreement, Merger Sub will merge with and into EngageSmart, with EngageSmart surviving such merger as a wholly owned subsidiary of Parent (the “Merger”). At the Special Meeting, you will also be asked to consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger, and a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement.

If the Merger is completed, at the effective time of the Merger, each share of EngageSmart’s common stock that is outstanding as of immediately prior to the effective time of the Merger (the “EngageSmart Common Stock”), subject to certain exceptions specified in the Merger Agreement, will be canceled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00 per share, without interest thereon and subject to any applicable withholding taxes. This amount represents an approximately 23% premium to the unaffected closing price of EngageSmart Common Stock of $18.71 per share on October 4, 2023, the last full trading day before media reports that EngageSmart was exploring a potential transaction.

The proposed Merger is a “going private transaction” under the rules of the Securities and Exchange Commission. If the Merger is completed, EngageSmart will become a privately held company, wholly owned by Parent.

EngageSmart’s Board of Directors (the “EngageSmart Board”) formed a Special Committee of the EngageSmart Board comprised solely of independent and disinterested directors (the “Special Committee”) to engage with Vista, to consider other potential value creation opportunities and to take other actions that the Special Committee deemed appropriate. The Special Committee, as more fully described in the enclosed proxy statement, evaluated the Merger, with the assistance of its own independent financial and legal advisors. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders (as defined below), (2) recommended that the EngageSmart Board approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Unaffiliated Stockholders adopt the Merger Agreement. In addition, the Special Committee believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The EngageSmart Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and its stockholders, (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and other obligations in the Merger, and the consummation of the Merger Agreement upon the terms and conditions set forth therein, and (3) resolved to recommend that EngageSmart’s stockholders adopt the Merger Agreement. In addition, the EngageSmart Board, on behalf of EngageSmart, believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The EngageSmart Board unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Your vote is very important, regardless of the number of shares you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of (1) the holders of a majority of all of the outstanding shares of EngageSmart Common Stock, and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders (as defined below). The “Unaffiliated Stockholders” means the holders of EngageSmart Common Stock, excluding those shares of EngageSmart Common Stock held, directly or indirectly, by or on behalf of (1) Vista, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) General Atlantic, L.P. (“General Atlantic”), its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the EngageSmart Board who are employees of General Atlantic or one of its investment fund affiliates, and (3) any person that EngageSmart has determined to be an “officer” of EngageSmart within the meaning of Rule 16a-1(f) of the Exchange Act. Each record holder of EngageSmart Common Stock is entitled to one (1) vote for each share of EngageSmart Common Stock owned of record as of the close of business on December 21, 2023 (the “Record Date”). If you fail to vote on the proposal to adopt the Merger Agreement, the effect will be the same as a vote against such proposal.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, and the other proposals to be considered at the Special Meeting. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the EngageSmart Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

In connection with execution of the Merger Agreement, certain of EngageSmart’s existing stockholders, including certain affiliates of General Atlantic, entered into support agreements, pursuant to which the applicable stockholders agreed to vote all of their respective shares of EngageSmart Common Stock in favor of the adoption of the Merger Agreement, subject to certain terms and conditions contained in the support agreements. In addition, pursuant to the applicable support agreement and subject to the terms and conditions described in the section of the proxy statement captioned “Special Factors—Financing of the Merger”, among other things, certain affiliates of General Atlantic will contribute a portion of the shares of EngageSmart Common Stock owned by such affiliates to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the closing of the Merger and such affiliates will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the affiliates of General Atlantic will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with any other shares of EngageSmart Common Stock owned by Parent or Merger Sub as of immediately prior to the effective time of the Merger. Copies of the support agreements are attached as Annex C and Annex D to the accompanying proxy statement.

Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the adoption of the Merger Agreement.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the adoption of the Merger Agreement.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 717-3922 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

Thank you for your support.

Sincerely,

Paul G. Stamas

Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

ENGAGESMART, INC.

30 Braintree Hill Office Park, Suite 101

Braintree, Massachusetts 02184

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 23, 2024

Notice is given that a special meeting of stockholders (together with any adjournment, postponement or other delay thereof, the “Special Meeting”) of EngageSmart, Inc., a Delaware corporation (“EngageSmart”), will be held on January 23, 2024, at 10:00 a.m., Eastern time, for the following purposes:

1.

To consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of October 23, 2023, among Icefall Parent, LLC, Icefall Merger Sub, Inc., and EngageSmart (the “Merger Proposal”);

2.

To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the merger (the “Merger”) of Icefall Merger Sub, Inc., a wholly owned subsidiary of Icefall Parent, LLC, with and into EngageSmart (the “Compensation Proposal”);

3.

To consider and vote on any proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”); and

4.	To transact any other business that may properly come before the Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of all of the outstanding shares of EngageSmart Common Stock, and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders (as defined below). The “Unaffiliated Stockholders” means the holders of EngageSmart Common Stock, excluding those shares of EngageSmart Common Stock held, directly or indirectly, by or on behalf of (1) Vista Equity Partners Management, LLC, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) General Atlantic, L.P. (“General Atlantic”), its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the EngageSmart Board who are employees of General Atlantic or one of its investment fund affiliates, and (3) any person that EngageSmart has determined to be an “officer” of EngageSmart within the meaning of Rule 16a-1(f) of the Exchange Act. Approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

The Special Meeting will be held by means of a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ESMT2024SM. The Special Meeting will begin promptly at 10:00 a.m., Eastern time. Online check-in will begin at 9:45 a.m., Eastern time, and you should allow ample time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Only EngageSmart’s stockholders as of the close of business on December 21, 2023 are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at EngageSmart’s corporate offices located at 30 Braintree Hill Office Park, Suite 101, Braintree, Massachusetts 02184 during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting.

EngageSmart’s Board of Directors, acting upon the recommendation of the Special Committee of EngageSmart’s Board of Directors, unanimously recommends that you vote: (1) “FOR” the adoption of the Merger Agreement, (2) “FOR” the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger, and (3) “FOR” the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

EngageSmart’s stockholders who do not vote in favor of the proposal to adopt the Merger Agreement and otherwise comply with the requirements under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) will have the right to seek appraisal of the “fair value” of their shares of our common stock (exclusive of any element of value arising from the accomplishment or expectation of the Merger and together with interest (as described in the accompanying proxy statement) to be paid on the amount determined to be “fair value”) in lieu of receiving $23.00 per share in cash if the Merger is completed, as determined in accordance with Section 262 of the DGCL. To do so, an EngageSmart stockholder must properly demand appraisal before the vote is taken on the Merger Agreement and comply with all other requirements of the DGCL, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement, and certain conditions set forth in Section 262(g) of the DGCL must be satisfied. Section 262 of the DGCL may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated in this notice by reference.

Even if you plan to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the Merger Proposal.

By Order of the Board of Directors,

Scott Semel

Chief Legal Officer and Secretary

Braintree, Massachusetts

December 19, 2023

ENGAGESMART, INC.

PROXY STATEMENT

FOR

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JANUARY 23, 2024

This proxy statement is dated December 19, 2023 and, together with the enclosed form of proxy card,

is first being sent to stockholders on or about December 21, 2023.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

i

DEFINED TERMS

Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

Adjournment Proposal means the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Compensation Proposal means the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger.

Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.

Code means the Internal Revenue Code of 1986, as amended.

Dissenting Shares means all shares of EngageSmart Common Stock that are issued and outstanding as of immediately prior to the effective time of the Merger and held by EngageSmart stockholders who have neither voted in favor of the Merger nor consented thereto in writing and who have properly and validly exercised and not withdrawn their statutory rights of appraisal in respect of such shares of EngageSmart Common Stock in accordance with Section 262 of the DGCL.

DGCL means the General Corporation Law of the State of Delaware.

DOJ means the Antitrust Division of the Department of Justice.

EngageSmart means EngageSmart, Inc. In addition, the terms “we,” “us” and “our” refer to EngageSmart, Inc.

EngageSmart Board means the board of directors of EngageSmart, Inc.

EngageSmart Bylaws means the bylaws of EngageSmart, Inc.

EngageSmart Common Stock means EngageSmart’s common stock, par value $0.001 per share.

EngageSmart Option Award means a stock option award issued under either the EngageSmart, Inc. 2021 Incentive Award Plan or the EngageSmart, LLC Amended and Restated 2015 Stock Option Plan.

EngageSmart RSU Award means an award of restricted stock units that is granted under the EngageSmart, Inc. 2021 Incentive Award Plan.

Equity Commitment Letter means the equity commitment letter, dated October 23, 2023, between Guarantor and Parent.

ESPP means the EngageSmart, Inc. 2021 Employee Stock Purchase Plan.

Evercore means Evercore Group, L.L.C., the Special Committee’s financial advisor.

Exchange Act means the Securities Exchange Act of 1934, as amended.

FTC means the Federal Trade Commission.

GAAP means U.S. generally accepted accounting principles.

GA Funds means General Atlantic Partners 100, L.P., a Delaware limited partnership, General Atlantic Partners (Bermuda) EU, L.P., a Bermuda exempted limited partnership, GAP Coinvestments III, LLC, a Delaware limited liability corporation, GAP Coinvestments IV, LLC, a Delaware limited liability corporation, and GAP Coinvestments V, LLC, a Delaware limited liability corporation.

GA Management Committee means the management committee of GASC MGP, LLC, a Delaware limited liability company.

General Atlantic means General Atlantic, L.P., together with its affiliates.

General Atlantic Filing Parties means the Rollover Stockholders, the GA Funds, General Atlantic, L.P., a Delaware limited partnership, GAP Coinvestments CDA, L.P., a Delaware limited partnership, General Atlantic (SPV) GP, LLC, a Delaware limited liability company, General Atlantic GenPar (Bermuda), L.P., a Bermuda exempted limited partnership, General Atlantic GenPar, L.P., a Delaware limited partnership, and GAP (Bermuda) L.P., a Bermuda exempted limited partnership.

Go-Shop Period means the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m., Eastern time, on November 22, 2023.

Guarantor means Vista Equity Partners Fund VIII, L.P.

HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

IRS means the Internal Revenue Service.

Limited Guarantee means the Limited Guarantee, dated as of October 23, 2023, entered into by Guarantor in favor of EngageSmart.

Merger means the merger of Merger Sub with and into EngageSmart pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with EngageSmart surviving the Merger as a direct, wholly owned subsidiary of Parent.

Merger Agreement means the Agreement and Plan of Merger, dated as of October 23, 2023, by and among EngageSmart, Parent, and Merger Sub, as it may be amended, supplemented or modified from time to time.

Merger Proposal means the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into EngageSmart, with EngageSmart continuing as the surviving corporation and becoming a wholly owned subsidiary of Parent (the “Surviving Corporation”).

Merger Sub means Icefall Merger Sub, Inc., a wholly owned subsidiary of Parent.

NYSE means the New York Stock Exchange and any successor stock exchange.

Owned Shares means each share of EngageSmart Common Stock that is (1) held by EngageSmart or its subsidiaries, (2) owned by Parent or Merger Sub (including the Rollover Shares), or (3) owned by any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the effective time of the Merger.

Parent means Icefall Parent, LLC.

Parent Entities means Merger Sub and Parent.

Per Share Price means $23.00 in cash per share of EngageSmart Common Stock.

v

Purchaser Filing Parties means (1) the Parent Entities, (2) the Vista Filing Parties, and (3) the General Atlantic Filing Parties.

Record Date means December 21, 2023.

Rollover Shares means the shares contributed to Parent (or any direct or indirect parent company thereof) by the Rollover Stockholders pursuant to the Rollover Stockholder Support Agreement.

Rollover Stockholder Support Agreement means the support agreement, dated October 23, 2023, entered into in connection with the Merger Agreement by Parent and EngageSmart with the Rollover Stockholders.

Rollover Stockholders means General Atlantic (IC), L.P., a Delaware limited partnership, and General Atlantic (IC) SPV, L.P., a Delaware limited partnership.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Special Committee means a committee established by the EngageSmart Board comprised solely of independent and disinterested members of the EngageSmart Board.

Special Meeting means the special meeting of the stockholders of EngageSmart to be held on January 23, 2024 at 10:00 a.m., Eastern time, and any adjournment, postponement or other delay thereof.

Summit Shares means the shares of EngageSmart Common Stock beneficially owned by the Summit Stockholders.

Summit Stockholders means Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC and Summit Investors I (UK), L.P.

Summit Support Agreement means the support agreement, dated October 23, 2023, among EngageSmart, the Summit Stockholders and Parent.

Support Agreements means, collectively, the Rollover Stockholder Support Agreement and the Summit Support Agreement.

Unaffiliated Stockholders means the holders of EngageSmart Common Stock, excluding those shares of EngageSmart Common Stock held, directly or indirectly, by or on behalf of (1) Vista, its investment fund affiliates and its portfolio companies majority owned by such investment fund affiliates, (2) General Atlantic, its investment fund affiliates, its portfolio companies majority owned by such investment fund affiliates and those members of the EngageSmart Board who are employees of General Atlantic or one of its investment fund affiliates, and (3) any person that EngageSmart has determined to be an “officer” of EngageSmart within the meaning of Rule 16a-1(f) of the Exchange Act.

Vista means Vista Equity Partners Management, LLC.

Vista Filing Parties means Guarantor, Vista Equity Partners Fund VIII-A, L.P., Vista Equity Partners Fund VIII-B, SCSp, Vista Equity Partners Fund VIII GP, L.P., VEPF VIII GP, LLC, and Robert F. Smith, as further described in the section of this proxy statement captioned “Important Information Regarding the Purchaser Filing Parties—Vista Filing Parties.”

SUMMARY TERM SHEET

This summary term sheet discusses the material terms contained in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to carefully read this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement in their entirety.

Introduction

On October 23, 2023, EngageSmart entered into the Merger Agreement, pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into EngageSmart, with EngageSmart surviving the Merger as a wholly owned subsidiary of Parent. Parent is an affiliate of Vista, a leading private equity firm focused on investments in software, data and technology-enabled companies. If the Merger is completed, each outstanding share of EngageSmart Common Stock (other than as described below) will be converted into the right to receive the Per Share Price, without interest and subject to any applicable withholding taxes, and EngageSmart will become a privately held company. EngageSmart is asking its stockholders to consider and vote on the adoption of the Merger Agreement.

The EngageSmart Board formed the Special Committee to evaluate and negotiate a possible sale transaction involving EngageSmart and other strategic alternatives and provide a recommendation to the EngageSmart Board as to whether or not to approve any such transaction. As more fully described below, the Special Committee evaluated among other things, the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, EngageSmart management and EngageSmart’s outside financial advisor. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders, (2) recommended that the EngageSmart Board approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Unaffiliated Stockholders adopt the Merger Agreement. In addition, the Special Committee believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. The EngageSmart Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and its stockholders, (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and other obligations in the Merger, and the consummation of the Merger Agreement upon the terms and conditions set forth therein, and (3) resolved to recommend that EngageSmart’s stockholders adopt the Merger Agreement. In addition, the EngageSmart Board, on behalf of EngageSmart, believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Because the transactions contemplated by the Merger Agreement constitute a “going private” transaction under the rules of the SEC, EngageSmart and the Purchaser Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to such transactions. You may obtain additional information about the Schedule 13E-3 under the caption “Where You Can Find Additional Information.”

The Parties to the Merger

•

EngageSmart. EngageSmart was formed as a limited liability company in Delaware in December 2018 under the name Hancock Parent, LLC and subsequently changed its name to EngageSmart, LLC. EngageSmart then converted into a Delaware corporation under the name EngageSmart, Inc. in September 2021. EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. EngageSmart’s mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service vertical solutions, including SimplePractice, InvoiceCloud and DonorDrive, that are designed to simplify customers’ engagement with their clients by driving digital adoption and self-service. EngageSmart Common Stock is listed on the NYSE under the symbol “ESMT”. EngageSmart’s corporate offices are located at 30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184. For more information about EngageSmart, see the sections of this proxy statement captioned “The Parties to the Merger—EngageSmart” and “Important Information Regarding EngageSmart.”

•

Parent. Icefall Parent, LLC was formed on October 20, 2023 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of financing in connection with the Merger. Parent is an affiliate of Vista. Parent’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. For more information about Parent, see the sections of this proxy statement captioned “The Parties to the Merger—Parent Entities” and “Important Information Regarding the Purchaser Filing Parties—Parent Entities.”

•

Merger Sub. Icefall Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on October 20, 2023 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement. Merger Sub is affiliated with Vista. Merger Sub’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. For more information about Merger Sub, see the sections of this proxy statement captioned “The Parties to the Merger—Parent Entities” and “Important Information Regarding the Purchaser Filing Parties—Parent Entities.”

•

Parent and Merger Sub are each affiliated with Guarantor. In connection with the transactions contemplated by the Merger Agreement, Guarantor has committed to provide Parent, at or prior to the closing of the Merger, with an aggregate equity contribution of up to $2,574,000,000, which will be available, together with available cash on hand of EngageSmart and any third party financing obtained by Parent or its affiliates as of the closing of the Merger, to fund the aggregate Per Share Price and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the Merger by EngageSmart, Parent and Merger Sub, as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”.

The Special Meeting

•

Date, Time and Place. The Special Meeting will be held on January 23, 2024 at 10:00 a.m., Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/ESMT2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). EngageSmart believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

•	Purpose. At the Special Meeting, EngageSmart will ask stockholders to vote on the following proposals:

•

The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into EngageSmart, with EngageSmart continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

•

The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger; and

•

The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

•

Record Date; Shares Entitled to Vote; Quorum. You are entitled to vote at the Special Meeting if you owned shares of EngageSmart Common Stock as of the close of business on the Record Date. As of December 7, 2023, there were 168,334,721 shares of EngageSmart Common Stock outstanding and entitled to vote at the Special Meeting. For each share of EngageSmart Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting. The holders of a majority in voting power of the outstanding EngageSmart Common Stock entitled to vote at the Special Meeting, present by means of remote communication or represented by proxy, will constitute a quorum at the Special Meeting.

Votes Required

•

The Merger Proposal. Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of all of the outstanding shares of EngageSmart Common Stock, and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders (the “Requisite Stockholder Approval”).

•

The Compensation Proposal. Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

•

The Adjournment Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

Intent of EngageSmart’s Directors and Executive Officers and Certain Stockholders to Vote in Favor of the Merger

•

Intent of EngageSmart’s Directors and Executive Officers to Vote in Favor of the Merger. EngageSmart’s directors and executive officers have informed EngageSmart that, as of the date of this proxy statement, they intend to vote all of the shares of EngageSmart Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of December 7, 2023, EngageSmart’s directors and executive officers beneficially owned, in the aggregate, approximately 1.9% of the voting power of the shares of EngageSmart Common Stock outstanding as of December 7, 2023. For more information, see the section of this proxy statement captioned “Special Factors—Intent of EngageSmart’s Directors and Executive Officers to Vote in Favor of the Merger.”

•

Intent of Certain Stockholders to Vote in Favor of the Merger. The Summit Stockholders, who beneficially owned approximately 14.9% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Summit Support Agreement, pursuant to which the Summit Stockholders agreed to vote all of the Summit Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Summit Support Agreement. In addition, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately 53.6% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Rollover Stockholder Support Agreement pursuant to which the Rollover Stockholders agreed to vote all of their shares of EngageSmart Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Rollover Stockholder Support Agreement. However, approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders (the “Unaffiliated Stockholder Vote”), which excludes all of the shares of EngageSmart Common Stock held (1) by the Rollover Stockholders and certain of their affiliates, (2) by EngageSmart’s officers (within the meaning of Rule 16a-1(f) of the Exchange Act) and (3) by Vista and certain of its affiliates, but does not exclude the Summit Shares. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of EngageSmart’s Directors and Executive Officers to Vote in Favor of the Merger” and “The Support Agreements,” as well as the full text of the Support Agreements, attached as Annex  C and Annex D, which are incorporated by reference in this proxy statement in their entirety.

Reasons for the Merger; Recommendations of the Special Committee and the EngageSmart Board

•

Special Committee’s Recommendation. The Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on October 23, 2023, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders, (2) recommended that the EngageSmart Board approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Unaffiliated Stockholders adopt the Merger Agreement. In reviewing the Merger, the Special Committee consulted with its independent financial and legal advisors and, where appropriate, with EngageSmart management and EngageSmart’s outside legal advisor and considered other potential value creation opportunities. In addition, the Special Committee believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act. For a description of the reasons considered by the Special Committee, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the EngageSmart Board.”

•

EngageSmart Board’s Recommendation. The EngageSmart Board, acting upon the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and its stockholders, (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and other obligations in the Merger, and the consummation of the Merger Agreement upon the terms and conditions set forth therein, and (3) resolved to recommend that EngageSmart’s stockholder adopt the Merger Agreement. In addition, the EngageSmart Board, on behalf of EngageSmart, believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act. For a description of the reasons considered by the EngageSmart Board, see the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the EngageSmart Board.”

The EngageSmart Board, acting upon the unanimous recommendation of the Special Committee, unanimously recommends that you vote: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal.

Opinion of the Financial Advisor to the Special Committee

•

The Special Committee retained Evercore to act as its financial advisor in connection with the Special Committee’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, to holders of EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates, of the Per Share Price to be paid to such holders in the Merger. At a meeting of the Special Committee held on October 23, 2023, Evercore rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated October 23, 2023, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Per Share Price to be received by holders of

EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates, in the Merger was fair, from a financial point of view, to such holders.

•

The full text of the written opinion of Evercore, dated October 23, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B and is incorporated herein by reference into this proxy statement in its entirety. The summary of the opinion of Evercore in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (solely in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of EngageSmart Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to EngageSmart, nor does it address the underlying business decision of EngageSmart to engage in the transaction.

•

For further information, see the section of this proxy statement captioned “Special Factors—Opinion of the Financial Advisor to the Special Committee” and the full text of the written opinion of Evercore attached as Annex B to this proxy statement.

Position of the Purchaser Filing Parties as to the Fairness of the Merger

•

The Purchaser Filing Parties believe that the Merger is substantively and procedurally fair to EngageSmart’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. However, none of the Purchaser Filing Parties has undertaken any formal evaluation of the fairness of the Merger to EngageSmart’s unaffiliated security holders or engaged a financial advisor for such purpose. Moreover, none of the Purchaser Filing Parties participated in the deliberation of the Special Committee or received advice from the Special Committee’s legal or financial advisors in connection with the Merger. The belief of the Purchaser Filing Parties as to the fairness of the Merger is based on the factors discussed in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendations of the Special Committee and the EngageSmart Board.”

Certain Effects of the Merger

•

If the conditions to the completion of the Merger are either satisfied or waived, at the effective time of the Merger (the “Effective Time”): (1) Merger Sub will merge with and into EngageSmart, (2) the separate existence of Merger Sub will cease, and (3) EngageSmart will continue as the Surviving Corporation in the Merger and as a wholly owned subsidiary of Parent. As a result of the Merger, EngageSmart will cease to be a publicly traded company. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation as a result of the Merger.

•

The time at which the Merger becomes effective will occur upon the filing of the Certificate of Merger with, and its acceptance by, the Secretary of State of the State of Delaware (or at a later time as EngageSmart, Parent and Merger Sub may agree and specify in the Certificate of Merger).

Treatment of Shares and Equity Awards

•	Common Stock. The Merger Agreement provides for the following treatment of shares of EngageSmart Common Stock in connection with the Merger:

•

At the Effective Time, each share of EngageSmart Common Stock outstanding immediately prior to the Effective Time (other than the Owned Shares or Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Per Share Price, without interest thereon. This amount constitutes a premium of approximately 23% to the unaffected closing price of EngageSmart Common Stock on October 4, 2023 of $18.71 per share, the last full trading day before media reports that EngageSmart was exploring a potential transaction. For more information, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger” and “The Merger Agreement—Merger Consideration—EngageSmart Common Stock.”

•

At or prior to the closing of the Merger, Parent will deposit with the Payment Agent (as defined in the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures”) an amount of cash equal to the aggregate consideration to which EngageSmart stockholders will become entitled under the Merger Agreement. Once a stockholder has provided the Payment Agent with any documentation required by the Payment Agent, the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price in exchange for the shares of EngageSmart Common Stock held by that stockholder. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

•

After the Merger is completed, you will have the right to receive the Per Share Price for each share of EngageSmart Common Stock that you own, but you will no longer have any rights as a stockholder (except that EngageSmart’s stockholders who have neither voted in favor of the Merger nor consented thereto in writing, properly demanded appraisal of such shares of EngageSmart Common Stock pursuant to, and in accordance with, Section 262 of the DGCL, and do not validly withdraw or otherwise lose their appraisal rights may have the right to receive a payment for the “fair value” of their shares as determined pursuant to an appraisal proceeding as contemplated by the DGCL, as described in the section of this proxy statement captioned “Appraisal Rights”).

•	Treatment of EngageSmart Option Awards. The Merger Agreement provides for the following treatment of EngageSmart Option Awards at the Effective Time:

•

Vested EngageSmart Option Awards. Each outstanding EngageSmart Option Award (whether vested at the Effective Time or that vests as a result of the consummation of the Merger (each, a “Vested EngageSmart Option”)), will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of EngageSmart Common Stock underlying such Vested EngageSmart Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the date on which the Closing occurs (the “Closing Date”). Any Vested EngageSmart Option that has an exercise price per share of EngageSmart Common Stock that is greater than or equal to the Per Share Price will be canceled at the Effective Time for no consideration.

•

Unvested EngageSmart Option Awards. Each outstanding EngageSmart Option Award that is not a Vested EngageSmart Option (each, an “Unvested EngageSmart Option”) will automatically be canceled and converted into the contingent right to receive (a “Converted Cash Award”) an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of EngageSmart Common Stock underlying such Unvested EngageSmart Option. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart Option immediately prior to the Effective Time. Any Unvested EngageSmart Option that has an exercise price per share of EngageSmart Common Stock that is greater than or equal to the Per Share Price will be canceled at the Effective Time for no consideration. Due to the existing change in control vesting provisions of the EngageSmart Option Awards, it is expected that there will be no Unvested EngageSmart Options at the Effective Time.

•	For more information about the treatment of EngageSmart Option Awards, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger

Agreement—Merger Consideration—Equity Awards; ESPP—Treatment of EngageSmart Option Awards” and “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

•	Treatment of EngageSmart RSU Awards. The Merger Agreement provides for the following treatment of EngageSmart RSU Awards at the Effective Time:

•

Vested EngageSmart RSU Awards. Each EngageSmart RSU Award, that is outstanding and vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of the Merger (each, a “Vested EngageSmart RSU”) will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

•

Unvested EngageSmart RSU Awards. Each outstanding EngageSmart RSU Award that is not a Vested EngageSmart RSU (each, an “Unvested EngageSmart RSU”) will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart RSU immediately prior to the Effective Time.

•

For more information about the treatment of EngageSmart RSU Awards, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Merger Consideration—Equity Awards; ESPP—Treatment of EngageSmart RSU Awards” and “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

•	Treatment of the ESPP. The Merger Agreement provides for the following treatment of the ESPP in connection with the Merger:

•

From and after the date of the Merger Agreement, among other things, (1) no new individuals will be permitted to enroll in the ESPP and (2) no increase in the amount of participants’ payroll deduction elections under the ESPP will be permitted. EngageSmart has determined that the purchase period ending on November 30, 2023 was the final purchase period under the ESPP.

•

No later than one business day prior to the Effective Time, EngageSmart will apply any funds within each ESPP participant’s account to the purchase of whole shares of EngageSmart Common Stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of EngageSmart Common Stock in connection with the consummation of the Merger.

•

For more information about the treatment of the ESPP, see the sections of this proxy statement captioned “Special Factors—Certain Effects of the Merger,” “The Merger Agreement—Merger Consideration—Equity Awards; ESPP—Treatment of the ESPP” and “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

Certain Effects on EngageSmart if the Merger is Not Completed

•

If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, EngageSmart’s stockholders will not receive any payment for their shares of EngageSmart Common Stock in connection with the Merger. Instead, (1) EngageSmart will remain an independent public company, (2) EngageSmart Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and

(3) EngageSmart will continue to file periodic reports with the SEC. For more information, see the section of this proxy statement captioned “Special Factors—Certain Effects on EngageSmart if the Merger is Not Completed.”

Interests of EngageSmart’s Directors and Executive Officers in the Merger

•

In considering the recommendations of the Special Committee and the EngageSmart Board with respect to the Merger, you should be aware that, aside from their interests as holders of EngageSmart Common Stock, EngageSmart’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. In particular:

•	Paul Stamas, Chairman of the EngageSmart Board, is an affiliate of General Atlantic;

•	Diego Rodriguez is entitled to receive a fee in connection with his service on the Special Committee;

•

EngageSmart’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and EngageSmart;

•

each of EngageSmart’s executive officers is party to an employment agreement with EngageSmart that provides for “double-trigger” severance payments and benefits in the event of an involuntary termination (as defined in the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger—Change in Control and Severance Benefits under Existing Agreements”) within a certain period preceding or 12 months following the Merger;

•

pursuant to EngageSmart’s Amended and Restated 2015 Stock Option Plan and the terms of the applicable equity award agreements between EngageSmart and certain individuals, vesting of certain unvested EngageSmart Option Awards held by certain of EngageSmart’s directors and executive officers will accelerate upon the effectiveness of the Merger;

•

EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $250,000 to Cassandra Hudson, EngageSmart’s Chief Financial Officer, with such bonus payable no earlier than the Effective Time, subject to Ms. Hudson’s continued employment with EngageSmart through the Effective Time;

•

EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $100,000 to an executive officer who is not a named executive officer, with such bonus payable 50% on the Closing Date and 50% on the date that is six months following the Closing Date, subject, in each case, to such individual’s continued employment with EngageSmart through the applicable payment date; and

•

Robert Bennett, EngageSmart’s Chief Executive Officer, will be the Chief Executive Officer of the Surviving Corporation as of the consummation of the Merger. As of the date of this proxy statement, none of EngageSmart’s executive officers have reached an understanding on potential employment with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or entered into any definitive agreements or arrangements regarding employment with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger.

•

The Special Committee and the EngageSmart Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For a more detailed description of the interests of EngageSmart’s executive officers and directors in the Merger, see “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

The Support Agreements

•

For purposes of this Proxy Statement, each of “Acquisition Proposal” and “Superior Proposal” is defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

•

On October 23, 2023, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately 53.6% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Rollover Stockholder Support Agreement, pursuant to which the Rollover Stockholders agreed, among other things, to vote all of their shares of EngageSmart Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Rollover Stockholder Support Agreement. In addition, pursuant to the Rollover Stockholder Support Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Financing of the Merger”, among other things, the Rollover Stockholders will contribute a portion of the shares of EngageSmart Common Stock owned by the Rollover Stockholders to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and the Rollover Stockholders will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the Rollover Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Shares.

•

On October 23, 2023, the Summit Stockholders, who beneficially owned, in the aggregate, approximately 14.9% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Summit Support Agreement, pursuant to which Summit agreed to vote all of the Summit Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Summit Support Agreement.

•

Additionally, pursuant to the Support Agreements, among other things, the Rollover Stockholders and Summit, respectively, are prohibited from transferring any of the shares subject to the Support Agreements while the Support Agreements are in effect and are prohibited from (1) engaging in any activities, or assisting or facilitating in the engagement of any activities, that EngageSmart and its affiliates were permitted to engage in during the Go-Shop Period, and (2) soliciting, initiating, proposing or inducing any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (except that the Rollover Stockholders and Summit, respectively, are permitted to participate or engage in discussions or negotiations with persons or groups for the purpose of entering into a voting agreement and, solely in the case of the Rollover Stockholders, a rollover or reinvestment agreement (including the post-Closing governance terms with respect thereto), with such persons or groups in connection with an Acquisition Proposal that the Special Committee has determined in good faith constitutes or is reasonably likely to lead to a Superior Proposal).

•

For more information, see the section of this proxy statement captioned “The Support Agreements” and the full text of the Support Agreements, attached as Annex C and Annex D, which are incorporated by reference in this proxy statement in their entirety.

U.S. Federal Income Tax Consequences of the Merger

•

The receipt of cash by EngageSmart stockholders in exchange for shares of EngageSmart Common Stock in the Merger will be a taxable transaction to U.S. Holders (as defined under the section entitled, “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes. Such receipt of cash by a EngageSmart stockholder that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the shares of EngageSmart Common Stock surrendered in the Merger.

•

EngageSmart stockholders that are Non-U.S. Holders (as defined under the section entitled, “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of EngageSmart Common Stock for cash in the Merger unless they have certain connections with the United States.

•	For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger.”

Restrictions on Solicitation of Other Acquisition Offers

•	For purposes of this Proxy Statement, “Acceptable Confidentiality Agreement” is defined in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

•

During the period beginning on October 23, 2023 and continuing until 11:59 p.m., Eastern time, on November 22, 2023 (the “No-Shop Period Start Date”), EngageSmart, certain of its affiliates (other than the Rollover Stockholders and certain of their affiliates) and its representatives have the right to (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal, (2) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any person (and its representatives and financing sources subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such person) any non-public information relating to EngageSmart and its subsidiaries or afford to any such person (and such representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of EngageSmart and its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to an Acquisition Proposal, provided that EngageSmart must promptly (and in any event within 24 hours) provide Parent with any such non-public information concerning EngageSmart and its subsidiaries that is provided to any such person or its representatives that was not previously provided to Parent or its representatives, and (3) participate or engage in discussions or negotiations with any such person (and such representatives and financing sources) with respect to an Acquisition Proposal.

•

From the No-Shop Period Start Date until the Requisite Stockholder Approval of the Merger Agreement, EngageSmart is subject to customary “no-shop” restrictions on its ability to solicit alternative Acquisition Proposals from third parties and to provide information to, and participate in discussions and engage in negotiations with, third parties regarding any alternative Acquisition Proposals, subject to a customary “fiduciary out” provision that allows EngageSmart, under certain specified circumstances and after entry into an Acceptable Confidentiality Agreement, to provide information to, and participate in discussions and engage in negotiations with, third parties with respect to an Acquisition Proposal if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that such alternative acquisition proposal constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law. For more information, see the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers.”

•

EngageSmart is not entitled to terminate the Merger Agreement to enter into an agreement for a Superior Proposal unless it complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If EngageSmart terminates the Merger Agreement in order to accept a Superior Proposal from a third party, it must pay a termination fee to Parent. For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”

Change in the EngageSmart Board’s Recommendation

•

The EngageSmart Board (or a committee thereof, including the Special Committee) may not amend, modify or withdraw its recommendation that EngageSmart’s stockholders adopt the Merger Agreement or take certain similar actions other than, under certain circumstances, if the EngageSmart Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith, after consultation with its financial advisor and outside legal counsel, that failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law and the EngageSmart Board, acting upon the recommendation of the Special Committee, or the Special Committee complies with the terms of the Merger Agreement.

•

Moreover, neither the EngageSmart Board, acting upon the recommendation of the Special Committee, nor the Special Committee may withdraw the EngageSmart Board’s recommendation that EngageSmart’s stockholders adopt the Merger Agreement or take certain similar actions unless the EngageSmart Board complies with certain procedures in the Merger Agreement, including engaging in good faith negotiations with Parent during a specified period. If EngageSmart or Parent terminates the Merger Agreement under certain circumstances, including because the EngageSmart Board, acting upon the recommendation of the Special Committee, or the Special Committee, amends, modifies or withdraws the EngageSmart Board’s recommendation that EngageSmart’s stockholders adopt the Merger Agreement, then EngageSmart must pay to Parent a termination fee.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Recommendation Changes.”

Limited Guarantee

•

Under the Limited Guarantee, Guarantor agreed to guarantee the payment of all of the liabilities and obligations of Parent and Merger Sub under the Merger Agreement, subject to an aggregate cap equal to $288,740,000, plus amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by EngageSmart and its subsidiaries as specified in the Merger Agreement (the “Parent Liability Limitation”). For more information, please see the section of this proxy statement captioned “Special Factors—Limited Guarantee.”

Financing of the Merger

•

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. In connection with the financing of the Merger, Guarantor and Parent entered into the Equity Commitment Letter, pursuant to which, among other things, Guarantor will provide Parent with an equity commitment of up to $2,574,000,000 in cash which may be reduced in accordance with the terms set forth in the Equity Commitment Letter. The Equity Commitment (as defined in the section of this proxy statement captioned “Special Factors—Financing of the Merger”) will be available to Parent, together with available cash on hand of EngageSmart and any third party financing obtained by Parent or its affiliates as of the closing of the Merger, to fund the aggregate Per Share Price (including payments in respect of EngageSmart’s outstanding equity-based awards payable in connection with the closing of the Merger pursuant to the Merger Agreement) and to pay the fees, expenses and other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the closing of the Merger. EngageSmart has a contractual right to enforce the Equity Commitment Letter against Guarantor and, under the terms of the Merger Agreement, EngageSmart has the right to specifically enforce Parent’s obligation to consummate the Merger, subject to the satisfaction of the conditions to Parent and Merger Subs’ obligations to consummate the Merger set forth in the Merger Agreement.

•	Rollover Equity. Concurrently with the execution and delivery of the Merger Agreement, EngageSmart, the Rollover Stockholders and Parent entered into the Rollover Stockholder Support

Agreement. Pursuant to the Rollover Stockholder Support Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Financing of the Merger”, among other things, the Rollover Stockholders will contribute a portion of the shares of EngageSmart Common Stock owned by the Rollover Stockholders to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and the Rollover Stockholders will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the Rollover Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Shares.

•	For more information, please see the section of this proxy statement captioned “Special Factors—Financing of the Merger.”

Conditions to the Closing of the Merger

•

Obligations of Parent, Merger Sub and EngageSmart. The obligations of Parent, Merger Sub and EngageSmart, as applicable, to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including:

•	the adoption of the Merger Agreement by the Requisite Stockholder Approval;

•	the expiration or termination of the waiting periods applicable to the Merger pursuant to the HSR Act (which waiting period expired at 11:59 p.m., Eastern time, on December 6, 2023); and

•

the absence of any temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any governmental authority of competent jurisdiction preventing the consummation of the Merger, and the absence of any action by any governmental authority of competent jurisdiction, statute, rule, regulation or order that prohibits, makes illegal, or enjoins the consummation of the Merger.

•

Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•	the accuracy of the representations and warranties of EngageSmart in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

•

EngageSmart having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by it at or prior to the closing of the Merger;

•	receipt by Parent and Merger Sub of a customary closing certificate of EngageSmart; and

•

the absence of any Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) having occurred after the date of the Merger Agreement.

•

Obligations of EngageSmart. The obligations of EngageSmart to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions:

•

the accuracy of the representations and warranties of Parent and Merger Sub in the Merger Agreement, subject to applicable materiality or other qualifiers, as of certain dates set forth in the Merger Agreement;

•

Parent and Merger Sub having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the closing of the Merger; and

•	the receipt by EngageSmart of a customary closing certificate of Parent and Merger Sub.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”

Termination of the Merger Agreement

•

The Merger Agreement contains certain termination rights for EngageSmart, on the one hand, and Parent, on the other hand, including but not limited to, Parent and EngageSmart each having the right to terminate the Merger Agreement at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by (1) mutual written agreement or (2) if the Merger is not consummated by 11:59 p.m., Eastern Time, on May 23, 2024. Additional termination rights are further described in the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”

Termination Fees and Remedies

•

Payment of Termination Fee by EngageSmart. Upon termination of the Merger Agreement, and as further described in the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee,” under specified circumstances, including EngageSmart terminating the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal or Parent terminating the Merger Agreement due to a Recommendation Change, in each case, pursuant to and in accordance with the “fiduciary out” provisions of the Merger Agreement, EngageSmart will be required to pay Parent the Company Termination Fee of $144,370,000 (which may be reduced to $72,185,000 in certain circumstances if such termination occurs prior to the No-Shop Period Start Date and if EngageSmart enters into an Alternative Acquisition Agreement at the time of such termination). The Company Termination Fee will also be payable by EngageSmart if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal for an Acquisition Transaction has been made to EngageSmart or has been publicly announced or disclosed and not irrevocably withdrawn and any Acquisition Transaction is consummated or EngageSmart enters into an agreement providing for the consummation of any Acquisition Transaction within one year after the termination.

•

Specific Performance. Parent, Merger Sub and EngageSmart are entitled, in addition to any other remedy to which they are entitled at law or equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement. EngageSmart has the right, subject to the terms and conditions of the Merger Agreement and the Equity Commitment Letter, to an injunction, specific performance or other equitable remedies in connection with enforcing Parent and Merger Subs’ equity financing to be funded to fund the Merger.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee.”

Appraisal Rights

•

If the Merger is consummated, holders of record or beneficial owners of EngageSmart Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of EngageSmart Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

•

This means that these holders of record and beneficial owners may be entitled to have their shares of EngageSmart Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of EngageSmart Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”

•

To exercise appraisal rights, a holder of record or a beneficial owner of EngageSmart Common Stock must (1) submit a written demand for appraisal of such holder’s shares or such beneficial owner’s shares of EngageSmart Common Stock to EngageSmart before the vote is taken on the Merger Proposal, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of EngageSmart Common Stock through the effective date of the Merger, and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of EngageSmart Common Stock and you wish to exercise your appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of EngageSmart Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the

DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Litigation Relating to the Merger

•

As of December 19, 2023, one complaint has been filed by a purported EngageSmart stockholder against EngageSmart, the members of the EngageSmart Board, the Rollover Stockholders, Vista, Guarantor, Parent and Merger Sub, seeking to enjoin the Merger and other relief. The complaint alleges that the proposed Merger breaches the provision in Article 4, Section 4(b) of EngageSmart’s Amended and Restated Certificate of Incorporation (the “Charter”) – which provision states that, “Except as otherwise required by law or expressly provided in this Certification of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters” – by providing for different treatment of the shares of EngageSmart Common Stock owned by public stockholders as compared to the shares of EngageSmart Common Stock owned by the Rollover Stockholders in connection with the proposed Merger. The lawsuit alleges claims for breach of contract against EngageSmart for breach of the Charter, claims against the Rollover Stockholders and Vista for tortious interference with the Charter, claims for breach of fiduciary duty against the members of the EngageSmart Board, claims for breach of fiduciary duty against the Rollover Stockholders, and a claim for aiding and abetting breaches of fiduciary duty against Vista. On December 6, 2023, the plaintiff informed the Court that he was withdrawing his motion for preliminary injunction.

•

At this time, it is not possible to predict the outcome of the proceeding or its impact on EngageSmart or the proposed Merger. For a more detailed description of litigation relating to the Merger, see the section of this proxy statement captioned “Special Factors—Litigation Relating to the Merger.”

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. EngageSmart encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which EngageSmart refers in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Why am I receiving these materials?

A:

On October 23, 2023, EngageSmart entered into the Merger Agreement. Under the Merger Agreement, Parent will acquire EngageSmart for the Per Share Price. In order to complete the Merger, EngageSmart’s stockholders must vote to approve the adoption of the Merger Agreement at the Special Meeting pursuant to the Requisite Stockholder Approval. This approval is a condition to the consummation of the Merger. See the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.” The EngageSmart Board is furnishing this proxy statement and form of proxy card to the holders of shares of EngageSmart Common Stock as of the Record Date in connection with the solicitation of proxies of EngageSmart’s stockholders to be voted at the Special Meeting.

This proxy statement, which you should read carefully, contains important information about the Merger, the Merger Agreement, the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of EngageSmart Common Stock without attending the Special Meeting and to ensure that your shares of EngageSmart Common Stock are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, EngageSmart encourages you to submit a proxy as soon as possible.

Q:	What is the Merger and what effects will it have on EngageSmart?

A:

The Merger is the acquisition of EngageSmart by Parent. If the Merger Proposal is approved by EngageSmart’s stockholders pursuant to the Requisite Stockholder Approval and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into EngageSmart, with EngageSmart continuing as the Surviving Corporation. As a result of the Merger, EngageSmart will become a wholly owned subsidiary of Parent, and EngageSmart Common Stock will no longer be publicly traded and will be delisted from the NYSE. In addition, EngageSmart Common Stock will be deregistered under the Exchange Act, and EngageSmart will no longer file periodic reports with the SEC.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Per Share Price, without interest and less any applicable withholding taxes, for each share of EngageSmart Common Stock that you own, unless you have properly perfected and exercised, and not validly withdrawn or subsequently lost, your appraisal rights under the DGCL, and certain other conditions under the DGCL are satisfied. For example, if you own 100 shares of EngageSmart Common Stock, you will receive $2,300.00 in cash in exchange for your shares of EngageSmart Common Stock, without interest and less any applicable withholding taxes.

Q:	How does the Per Share Price compare to the market price of EngageSmart Common Stock?

A:

This amount constitutes a premium of approximately 23% to the unaffected closing price of EngageSmart Common Stock of $18.71 per share on October 4, 2023, the last full trading day before media reports that EngageSmart was exploring a potential transaction.

Q:	What will happen to EngageSmart Option Awards and EngageSmart RSU Awards?

A:	Generally speaking, EngageSmart Option Awards and EngageSmart RSU Awards will be treated as follows at the Effective Time:

•

Each outstanding Vested EngageSmart Option (whether vested at the Effective Time or that vests in connection with the Merger) will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such Vested EngageSmart Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

•

Each outstanding Unvested EngageSmart Option will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such Unvested EngageSmart Option. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart Option immediately prior to the Effective Time. Due to the existing change in control vesting provisions of the EngageSmart Option Awards, it is expected that there will be no Unvested EngageSmart Options at the Effective Time.

•

Each outstanding Vested EngageSmart RSU will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

•

Each outstanding Unvested EngageSmart RSU will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart RSU immediately prior to the Effective Time.

Q:	What will happen to the ESPP?

A:	Generally speaking, the ESPP will be treated as follows:

•

From and after the date of the Merger Agreement, among other things, (1) no new individuals will be permitted to enroll in the ESPP and (2) no increase in the amount of participants’ payroll deduction elections under the ESPP will be permitted. EngageSmart has determined that the purchase period ending on November 30, 2023 was the final purchase period under the ESPP.

•

No later than one business day prior to the Effective Time, EngageSmart will apply any funds within each ESPP participant’s account to the purchase of whole shares of EngageSmart Common Stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of EngageSmart Common Stock in connection with the consummation of the Merger.

Q:	What am I being asked to vote on at the Special Meeting?

A:	You are being asked to vote on the following proposals:

•

The Merger Proposal: the proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into EngageSmart, with EngageSmart continuing as the Surviving Corporation and becoming a wholly owned subsidiary of Parent;

•

The Compensation Proposal: the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger; and

•

The Adjournment Proposal: the proposal to approve the adjournment of the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

Q:	When and where is the Special Meeting?

A:

The Special Meeting will take place virtually on January 23, 2024 at 10:00 a.m., Eastern time. You may attend the Special Meeting solely via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/ESMT2024SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares).

Q:	Who is entitled to vote at the Special Meeting?

A:

All of EngageSmart’s stockholders as of the close of business on December 21, 2023, which is the Record Date for the Special Meeting, are entitled to vote their shares of EngageSmart Common Stock at the Special Meeting. As of December 7, 2023, there were 168,334,721 shares of EngageSmart Common Stock outstanding and entitled to vote at the Special Meeting. For each share of EngageSmart Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

Q:	What vote is required to approve the Merger Proposal?

A:

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the outstanding shares of EngageSmart Common Stock entitled to vote thereon, and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders and entitled to vote thereon.

Q:	What vote is required to approve each of (1) the Compensation Proposal and (2) the Adjournment Proposal?

A:

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.

Q:	What happens if I fail to vote or abstain from voting on a proposal?

A:

If you (1) are a stockholder of record and fail to submit a signed proxy card, grant a proxy over the internet or by telephone, or vote your shares at the Special Meeting, or if you (2) hold in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal, but will not have any effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” the Merger Proposal. With respect to the Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but abstentions are not considered votes cast affirmatively or negatively and therefore will not have any effect on the outcome of such proposals.

Q:	How will EngageSmart’s directors and executive officers and certain other stockholders vote on the Merger Proposal?

A:

EngageSmart’s directors and executive officers have informed EngageSmart that, as of the date of this proxy statement, they intend to vote all of the shares of EngageSmart Common Stock owned directly by them in favor of the Merger Proposal, the Compensation Proposal and the Adjournment Proposal. As of December 7, 2023, EngageSmart’s directors and executive officers beneficially owned, in the aggregate, approximately 1.9% of the voting power of the shares of EngageSmart Common Stock outstanding as of December 7, 2023. For more information, see the section of this proxy statement captioned “Special Factors—Intent of EngageSmart’s Directors and Executive Officers to Vote in Favor of the Merger.”

Summit Partners, who beneficially owned approximately 14.9% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Summit Support Agreement, pursuant to which Summit agreed to vote all of the Summit Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Summit Support Agreement. In addition, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately 53.6% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Rollover Stockholder Support Agreement pursuant to which they agreed to vote all of their shares of EngageSmart Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Rollover Stockholder Support Agreement. However, approval of the Merger Proposal requires the Unaffiliated Stockholder Vote, which excludes all of the shares of EngageSmart Common Stock held (1) by the Rollover Stockholders and certain of their affiliates, (2) by EngageSmart’s officers (within the meaning of Rule 16a-1(f) of the Exchange Act) and (3) by Vista and certain of its affiliates, but does not exclude the Summit Shares. For more information, see the sections of this proxy statement captioned “Special Factors—Intent of Certain Stockholders to Vote in Favor of the Merger” and “The Support Agreements,” as well as the full text of the Support Agreements, attached as Annex C and Annex D, which are incorporated by reference in this proxy statement in their entirety.

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that EngageSmart refers to in this proxy statement carefully and consider how the Merger affects you. Then, even if you expect to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience), or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.

Q:	What is the Special Committee, and what role did it play in evaluating the Merger?

A:

The EngageSmart Board formed the Special Committee to evaluate and negotiate a possible sale of EngageSmart and other strategic alternatives involving EngageSmart and provide a recommendation to the EngageSmart Board as to whether or not to approve any such transaction. The Special Committee is comprised solely of members of the EngageSmart Board who were determined by the EngageSmart Board to be independent of General Atlantic. As more fully described in the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the EngageSmart Board,” the Special Committee evaluated the Merger Agreement, the Rollover Stockholder Support Agreement, the Summit Support Agreement, the Limited Guarantee, the Equity Commitment Letter and the transactions contemplated by the Merger Agreement, including the Merger, with the assistance of its own independent financial and legal advisors and, where appropriate, EngageSmart management and EngageSmart’s outside legal advisor. At the conclusion of its review, the Special Committee, among other things, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders, (2) recommended that the EngageSmart Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and (3) resolved to recommend that the Unaffiliated Stockholders adopt the Merger Agreement. The Special Committee also recommended that the EngageSmart Board submit the Merger Agreement to the stockholders of EngageSmart for their adoption and approval and recommend that EngageSmart’s stockholders vote in favor of the adoption of the Merger Agreement and the approval of the Merger in accordance with the DGCL. The EngageSmart Board, acting upon the recommendation of the Special Committee, (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of EngageSmart and its stockholders, (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth in the Merger Agreement, and (3) resolved to recommend that the stockholders adopt the Merger Agreement in accordance with the DGCL at any EngageSmart stockholder meeting.

Q:	How does the EngageSmart Board recommend that I vote?

A:	The EngageSmart Board, acting upon the unanimous recommendation of the Special Committee, unanimously recommends that you vote:

•	“FOR” the approval of the Merger Proposal;

•	“FOR” the approval of the Compensation Proposal; and

•	“FOR” the approval of the Adjournment Proposal.

You should read the section of this proxy statement captioned “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the EngageSmart Board” for a discussion of the factors that the Special Committee and the EngageSmart Board considered in deciding to recommend and/or approve, as applicable, the approval of the adoption of the Merger Agreement.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, EngageSmart’s stockholders will not receive any payment for their shares of EngageSmart Common Stock. Instead: (1) EngageSmart will remain an independent public company, (2) EngageSmart Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) EngageSmart will continue to file periodic reports with the SEC.

In specified circumstances in which the Merger Agreement is terminated, EngageSmart has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement captioned “The Merger Agreement—Company Termination Fee.”

Q:	What is the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger?

A:

The compensation that will or may become payable by EngageSmart to EngageSmart’s named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and payable to certain of EngageSmart’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. Compensation not described in the preceding sentence that will or may become payable by Parent or its affiliates (including, following the consummation of the Merger, the Surviving Corporation) to EngageSmart’s named executive officers in connection with or following the Merger is not subject to this advisory vote. For further information, see the section of this proxy statement captioned “Proposal 2: The Compensation Proposal.”

Q:	Why am I being asked to cast a vote to approve the compensation that will or may become payable by EngageSmart to its named executive officers in connection with the Merger?

A:

EngageSmart is required by SEC rules to seek approval, on a non-binding, advisory basis, of compensation that will or may become payable by EngageSmart to its named executive officers that is based on or otherwise relates to the Merger. Approval of these compensation arrangements is not required to consummate the Merger.

Q:	What will happen if EngageSmart’s stockholders do not approve the Compensation Proposal?

A:

Approval of the compensation that will or may become payable by EngageSmart to its named executive officers that is based on or otherwise relates to the Merger is not a condition to consummation of the Merger. The vote is an advisory vote and will not be binding on EngageSmart or Parent. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Accordingly, if the Merger Agreement is adopted by EngageSmart’s stockholders and the Merger is consummated, such compensation will or may be paid to EngageSmart’s named executive officers regardless of the outcome of this advisory vote.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

If your shares are registered directly in your name with EngageSmart’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of EngageSmart. As a stockholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of EngageSmart Common Stock held in “street name.” If you are a beneficial owner of shares of EngageSmart Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

If you do not provide your bank, broker or other nominee with voting instructions, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal but will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Q:	How may I vote?

A:

If you are a stockholder of record (that is, if your shares of EngageSmart Common Stock are registered in your name with Computershare Trust Company, N.A., EngageSmart’s transfer agent), there are four ways to vote:

•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);

•	by visiting the internet address on your proxy card;

•	by calling the toll-free (within the United States or Canada) phone number on your proxy card; or

•	by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

The control number located on your proxy card is designed to verify your identity and allow you to vote your shares of EngageSmart Common Stock and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares of EngageSmart Common Stock by proxy. If you are a stockholder of record or if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares of EngageSmart Common Stock at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	May I attend the Special Meeting and vote at the Special Meeting?

A:

Yes. You may attend the Special Meeting via live interactive webcast on the internet at www.virtualshareholdermeeting.com/ESMT2024SM. You will be able to listen to the Special Meeting live and vote online. The Special Meeting will begin at 10:00 a.m., Eastern time, on January 23, 2024. Online check-in will begin at 9:45 a.m., Eastern time. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting, to ensure that your shares will be represented at the Special Meeting, EngageSmart encourages you to promptly sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

If, as of the Record Date, you are a beneficial owner of shares held in “street name,” you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.

Q:	Why did EngageSmart choose to hold a virtual Special Meeting?

A:

The EngageSmart Board decided to hold the Special Meeting virtually in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world, at no cost. However, you will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. EngageSmart believes this is the right choice for a company with a global footprint. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving EngageSmart and its stockholders time and money. EngageSmart also believes that the online tools that it has selected will increase stockholder communication. EngageSmart remains very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, EngageSmart has designed its virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of EngageSmart Common Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of EngageSmart Common Stock is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the Internet in the same manner as if you had signed, dated and returned a proxy card. Scott Semel and Robert P. Bennett, each with full power of substitution and re-substitution, have been designated as proxy holders for the Special Meeting by the EngageSmart Board.

Q:	May I change my vote after I have mailed my signed and dated proxy card?

A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to EngageSmart prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to EngageSmart’s Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you hold your shares of EngageSmart Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Q:	If a stockholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct.

If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the EngageSmart Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Compensation Proposal, and (3) “FOR” the approval of the Adjournment Proposal, and in the proxyholders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates now?

A:

No. After the Merger is completed, any holders of physical stock certificates will receive a letter of transmittal containing instructions for how to send your stock certificates to the Payment Agent in order to receive the appropriate cash payment for the shares of EngageSmart Common Stock represented by your stock certificates. Unless you are seeking appraisal, you should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled. Please do not send your stock certificates with your proxy card. If you hold your shares of EngageSmart Common Stock in book-entry form, the Payment Agent will pay you the appropriate portion of the aggregate Per Share Price (subject to any applicable withholding taxes) upon receipt of a customary “agent’s message” (or such other evidence of transfer as the Payment Agent may reasonably request) and any other items specified by the Payment Agent.

Q:	What happens if I sell or transfer my shares of EngageSmart Common Stock after the Record Date but before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of EngageSmart Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies EngageSmart in writing of such special arrangements, you will transfer the right to receive the Per Share Price with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of EngageSmart Common Stock after the Record Date, EngageSmart encourages you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?

A:

Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the Special Meeting?

A:

EngageSmart intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that EngageSmart files with the

SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

Q:	Will I be subject to U.S. federal income tax upon the exchange of common stock for cash pursuant to the Merger?

A:

The exchange of EngageSmart Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. Holder (as defined in the section entitled “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger”) who exchanges shares of EngageSmart Common Stock for cash in the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. Holder’s adjusted tax basis in such shares. If you are a Non-U.S. Holder (as defined in the section entitled “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger”), the Merger will generally not result in U.S. federal income tax to you unless you have certain connections with the United States.

For a more complete description of the U.S. federal income tax consequences of the Merger, see the section entitled “Special Factors—Certain U.S. Federal Income Tax Consequences of the Merger.”

Q:	When do you expect the Merger to be completed?

A:

EngageSmart currently expects to complete the Merger in the first quarter of 2024. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of its control.

Q:	What governmental and regulatory approvals are required?

A:

Under the terms of the Merger Agreement, the Merger cannot be completed until the waiting period applicable to the Merger under the HSR Act has expired or been terminated. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on December 6, 2023.

Q:	Am I entitled to appraisal rights under the DGCL?

A:

If the Merger is consummated and certain conditions set forth in Section 262(g) of the DGCL are satisfied, holders of record and beneficial owners of EngageSmart Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of EngageSmart Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements as described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL. This means that such holders of record and beneficial owners will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of EngageSmart Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and

(2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Q:	Do any of EngageSmart’s directors or officers have interests in the Merger that may differ from those of EngageSmart’s stockholders generally?

A:

Yes. In considering the recommendations of the Special Committee and the EngageSmart Board with respect to the Merger, you should be aware that, aside from their interests as holders of EngageSmart Common Stock and equity awards, EngageSmart’s directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the EngageSmart Board were aware of and considered these interests to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares of EngageSmart Common Stock, please contact EngageSmart’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 717-3922 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

SPECIAL FACTORS

Background of the Merger

The following chronology summarizes the key meetings and events that led to and immediately followed the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the members of the EngageSmart Board, the members of the Special Committee, the representatives of EngageSmart or the Special Committee, or other parties, including Vista and General Atlantic.

EngageSmart completed its initial public offering on September 27, 2021. As of the completion of the initial public offering, General Atlantic owned approximately 60% of the outstanding shares of EngageSmart Common Stock and, as of the date of this proxy statement, General Atlantic owns approximately 53.6% of the outstanding shares of EngageSmart Common Stock. EngageSmart is also a party to a Stockholders Agreement (the “Stockholders Agreement”), entered into as of September 22, 2021, with General Atlantic (IC) L.P., Summit and Robert Bennett, the Chief Executive Officer of EngageSmart, under which the parties thereto agreed to board composition and director designation rights and various other governance matters, including that for so long as General Atlantic beneficially owns at least 25% of the outstanding shares of EngageSmart Common Stock, General Atlantic’s consent is required for any acquisition or disposition where aggregate consideration is greater than $150,000,000 or any transaction in which any person or group acquires more than 50% of the then outstanding capital stock of EngageSmart or the power to elect a majority of the members of the EngageSmart Board.

The EngageSmart Board regularly evaluates EngageSmart’s strategic direction and ongoing business plans with a view toward strengthening EngageSmart’s businesses and enhancing stockholder value. As part of this evaluation, the EngageSmart Board has, from time to time, considered a variety of strategic alternatives. These have included, among others, (1) the continuation of, and potential improvements to, current business plans; (2) the investment in, and development of, new products and services, and expansion into new markets; (3) capital raising activities; (4) potential expansion opportunities through acquisitions, partnerships or other commercial relationships; and (5) divestitures of portions of EngageSmart’s businesses. On several occasions since EngageSmart’s initial public offering, third parties have expressed high level interest in acquiring portions of EngageSmart’s businesses, but no proposals have been made to either EngageSmart management or to General Atlantic for an acquisition of the entire company or a controlling stake in EngageSmart or a merger with EngageSmart, except as described below.

Since EngageSmart’s initial public offering, members of EngageSmart senior management have regularly interacted with representatives of General Atlantic in connection with General Atlantic’s evaluation of EngageSmart’s strategic direction and ongoing business plans and potential strategic alternatives, including providing non-public information to General Atlantic as required by the Stockholders Agreement. These interactions have included frequent conversations between Mr. Bennett and Paul Stamas, Chairman of the EngageSmart Board and a managing director of General Atlantic.

On March 31, 2022, Mr. Stamas had an introductory breakfast with a representative of Vista as part of General Atlantic’s ordinary course business practices of having discussions with private equity sponsors and other participants in the industries in which General Atlantic’s portfolio companies operate. During this meeting, the parties discussed EngageSmart and its businesses. No specific terms of a potential transaction were discussed.

Following this breakfast, on April 1, 2022, Mr. Stamas introduced the representative of Vista to Mr. Bennett over email. After this introduction, Mr. Bennett and representatives of Vista scheduled an introductory meeting, which occurred on April 22, 2022. During this meeting, representatives of Vista and Mr. Bennett discussed EngageSmart and the industry in which it operates and Vista’s interest in learning more about EngageSmart and its businesses. No specific terms of a potential transaction were discussed.

On May 3, 2022, the EngageSmart Board held a regularly scheduled meeting, also attended at various times by management of EngageSmart. Among other matters discussed over the course of this meeting, during an executive session attended by representatives of Goldman Sachs & Co., LLC (“Goldman Sachs”), the EngageSmart Board discussed with representatives of Goldman Sachs certain equity capital markets and follow-on offering considerations as well as certain strategic alternatives that might be available to EngageSmart, including remaining a standalone company, separating into two businesses, completing a transformational merger, divesting certain of its businesses, separating into two public companies or pursuing additional business acquisitions. In connection with this meeting, the EngageSmart Board received projected financial information prepared by management in the ordinary course for purposes of internal strategic planning and not during or in preparation for any transaction involving EngageSmart (as summarized under the header “Additional Projected Financial Information—May 2022 Projected Financial Information” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”).

On May 16, 2022, Mr. Stamas had a follow-up call with a representative from Vista. During this call, the parties discussed EngageSmart and its businesses. No specific terms of a potential transaction were discussed.

On May 31, 2022, representatives of Vista held another call with Mr. Bennett as a follow-up to the April 22, 2022 meeting to further discuss EngageSmart and its businesses, and it was discussed that Vista would be interested in receiving more information about EngageSmart. No specific terms of a potential transaction were discussed.

On June 6, 2022, a representative of Vista emailed Mr. Bennett to schedule a call regarding Vista receiving more information about EngageSmart.

On June 9, 2022, Mr. Bennett, Cassandra Hudson, the Chief Financial Officer of EngageSmart, and another senior executive of EngageSmart met with representatives of Vista while attending William Blair & Company’s 42nd Annual Growth Stock Conference in Chicago, Illinois, during which meeting it was discussed that Vista would be interested in future meetings with EngageSmart management and receiving more information about EngageSmart. No specific terms of a potential transaction were discussed.

On June 11, 2022, a representative of Vista had a call with Mr. Bennett, during which the parties discussed a non-disclosure agreement and Vista’s access to information about EngageSmart.

On June 23, 2022, in furtherance of the previous discussions between representatives of Vista and representatives of EngageSmart, representatives of Vista sent representatives of EngageSmart a proposed agenda for a management presentation, scheduled for June 29, 2022, and an initial diligence request list.

In anticipation of the meeting of the EngageSmart Board described in the next paragraph, Scott Semel, the Chief Legal Officer and Secretary of EngageSmart, contacted a representative of Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”) based on Mr. Semel’s experience in working with Skadden on public company mergers and acquisitions unrelated to EngageSmart, given the possibility that Vista might submit a proposal for a potential transaction with EngageSmart (although no proposal had been made at such time and EngageSmart had not made any determination to pursue such a potential transaction) and the possibility that General Atlantic might be interested in joining Vista in a transaction with respect to EngageSmart (although no such decision had yet been made by General Atlantic).

On June 27, 2022, the EngageSmart Board held a meeting, also attended by management of EngageSmart and a representative of Skadden, anticipated counsel to a special committee of the EngageSmart Board proposed to be formed at that meeting in contemplation of the possibility that Vista may submit a proposal for a potential transaction with EngageSmart. The EngageSmart Board discussed the status of discussions with Vista, Vista’s interest in learning about EngageSmart and its businesses and a potential transaction with Vista (although no proposal had been made at such time and EngageSmart had not made any determination to pursue such a potential transaction). Mr. Stamas noted that the discussions with Vista regarding Vista’s interest in EngageSmart were initiated by Vista and that General Atlantic might be interested in joining Vista in a transaction with respect to EngageSmart but that no such decision had yet been made by General Atlantic. The representative of Skadden discussed with the EngageSmart Board its fiduciary duties in connection with the review and evaluation of a potential transaction with Vista that might involve a proposal by General Atlantic. Given that a number of the members of the EngageSmart Board were associated with General Atlantic, the representative of Skadden discussed the formation of a special committee whose members were independent of General Atlantic and disinterested with respect to a potential transaction involving General Atlantic, empowered to hire its own counsel and financial advisors and empowered to negotiate any potential transaction on behalf of EngageSmart. The representative of Skadden then discussed with the EngageSmart Board information relevant to assessing the independence of the proposed members of such a committee, Deborah A. Dunnam, Matthew G. Hamilton, and Diego Rodriguez, including that Mr. Hamilton, a managing director of Summit, had confirmed that Summit would not have interests in a potential transaction that differed materially from those of the public stockholders and that Summit and General Atlantic had invested in the same portfolio companies only in a limited number of cases (and that Mr. Hamilton had participated in one or more of such cases). Following discussion of these considerations and after determining that each of the proposed members of the committee was independent from General Atlantic and disinterested with respect to a potential transaction, the EngageSmart Board voted to form the Special Committee, comprised of Ms. Dunnam, Mr. Hamilton and Mr. Rodriguez, to consider and evaluate all proposals that might be received by EngageSmart in connection with a possible sale or other business transaction involving all or substantially all of EngageSmart’s equity or assets on a consolidated basis and other strategic alternatives to such transaction, to participate in and direct the negotiation of the terms and conditions of any transaction, to authorize, monitor and exercise general oversight on behalf of EngageSmart of all agreements, proceedings and activities of EngageSmart involving, responding to or relating to any transaction, to consider any other strategic alternatives to such a transaction, to terminate any negotiations, discussions or consideration of, or reject, on behalf of EngageSmart, any transaction or other strategic alternative, to recommend to the EngageSmart Board the advisability of entering into definitive documents and agreements with respect to any transaction or other strategic alternative and to provide a recommendation to the EngageSmart Board as to whether or not to approve any such transaction or other strategic alternative. The EngageSmart Board agreed that the Special Committee would, if applicable, determine whether a transaction or other strategic alternative is fair to, and in the best interests of, the unaffiliated security holders of EngageSmart and that the EngageSmart Board would not approve or implement any such transaction or other strategic alternative (or any modification, variation, supplement or waiver of a transaction or other strategic alternative) or submit any such transaction or other strategic alternative for the approval of stockholders of EngageSmart unless the Special Committee has, in its sole discretion, recommended such transaction or other strategic alternative and such recommendation has not been revoked or withdrawn. The EngageSmart Board further voted that the Special Committee would be empowered to retain its own independent financial and legal advisors.

On June 28, 2022, EngageSmart entered into a non-disclosure agreement with Vista, which contained a standstill provision that expired on the earlier of (1) June 28, 2023 and (2) EngageSmart’s public announcement of its entry into a change of control transaction. The non-disclosure agreement was later amended and restated in its entirety by the non-disclosure agreement entered into by EngageSmart and Vista on September 22, 2023, which also contained a standstill provision that is no longer in effect following the entry into the Merger Agreement and the announcement of the transactions contemplated thereby, as described below. The standstill provisions in the June 28, 2022 non-disclosure agreement and the September 22, 2023 amended and restated non-disclosure agreement did not include “don’t ask, don’t waive” provisions.

Also on June 28, 2022, following the execution of the non-disclosure agreement, Mr. Bennett, Ms. Hudson and Mr. Semel had dinner in Boston, Massachusetts with a representative of Vista to discuss EngageSmart and its businesses and Vista’s interest in a potential strategic transaction involving EngageSmart. No specific terms of a potential transaction were discussed.

On June 29, 2022, senior management of EngageSmart held a management presentation based on non-public information with representatives of Vista. This management presentation did not include any prospective financial information of EngageSmart.

On June 30, 2022, EngageSmart granted representatives of Vista access to a virtual data room. Between June 30, 2022 and July 15, 2022, EngageSmart provided limited confidential due diligence information in response to due diligence requests from Vista.

On July 1, 2022, the Special Committee held a meeting, attended by Mr. Semel, Ms. Hudson and representatives of Skadden, to discuss matters related to a potential transaction with Vista that might involve participation by General Atlantic. The Special Committee determined to engage Skadden as its counsel based on Skadden’s experience in advising on public company mergers and acquisitions and after the representative of Skadden confirmed that no work had been done by Skadden for General Atlantic in several years, that, while there were undoubtedly General Atlantic ownership positions in clients represented by Skadden, such representative of Skadden could not find evidence of meaningful work being directed to Skadden by General Atlantic, and that Skadden had not previously been engaged by EngageSmart. The Special Committee also discussed potential financial advisors to be engaged by the Special Committee at an appropriate time. Mr. Semel and Ms. Hudson discussed with the Special Committee the meetings that had occurred to date between EngageSmart management and representatives of Vista concerning a potential transaction that might involve participation by General Atlantic. The Special Committee also discussed any potential role of General Atlantic and Summit in connection with such a transaction. Mr. Hamilton again confirmed that Summit would not have interests in a potential transaction that differed materially from those of the public stockholders.

On July 7, 2022, representatives from General Atlantic had a call with representatives from Vista regarding Vista’s potential interest in a potential transaction involving EngageSmart. The representatives from General Atlantic noted that General Atlantic would only be supportive of a potential transaction if it would be attractive to and supported by the public stockholders and that, depending on the terms of the proposal and subject to review and approval by the Special Committee and the EngageSmart Board, General Atlantic might be willing to retain and roll over a portion of its shares of EngageSmart Common Stock.

On July 19, 2022, senior management of EngageSmart held a follow-up meeting with representatives of Vista to discuss EngageSmart and its businesses.

On July 20, 2022, Mr. Hamilton corresponded with a senior managing director of Summit, requesting suggestions for potential financial advisors to be engaged by the Special Committee at an appropriate time and discussing the possibility of considering Evercore in addition to other financial advisors. However, no financial advisors were contacted by the Special Committee at this time.

On July 27, 2022, representatives of Vista had a call with Mr. Bennett and communicated to Mr. Bennett that Vista was pausing its exploration of a potential transaction involving EngageSmart at the time, citing macroeconomic conditions.

On July 29, 2022, representatives of Vista had a call with representatives from General Atlantic and communicated that Vista was pausing its exploration of a potential transaction involving EngageSmart at the time, citing macroeconomic conditions.

On August 2, 2022, the EngageSmart Board held a regularly scheduled meeting, also attended at various times by senior management of EngageSmart. Among other matters, EngageSmart senior management discussed with the EngageSmart Board the ongoing differences between the SMB Solutions and Enterprise Solutions businesses and articulated ways in which synergies could be generated both within each segment and through the ownership of both segments and whether EngageSmart could realize the full value of each of the segments while they were both owned by EngageSmart.

On October 27, 2022, the EngageSmart Board held a regularly scheduled meeting, also attended at various times by management of EngageSmart. Among other matters, the EngageSmart Board discussed that EngageSmart no longer had any strategic matters in the pipeline requiring the involvement of the Special Committee and considered suspending the Special Committee until any such matters arose. Following discussion, the EngageSmart Board suspended the Special Committee. One of the additional matters also discussed at this regularly scheduled meeting included a business update on EngageSmart’s SMB Segment, which included discussions on projected financial information related to the SMB Segment prepared by management (as summarized under the header “Additional Projected Financial Information—October 2022 Projected Financial Information” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”).

As part of its ordinary course business practices, throughout the first half of 2023 General Atlantic had informal discussions with other sponsors where EngageSmart was occasionally discussed.

In March 2023, pursuant to an underwriting agreement dated February 28, 2023, as described under the header “Follow-On Offering” in the section of this proxy statement captioned “Important Information Regarding EngageSmart—Prior Public Offerings”, certain of EngageSmart’s stockholders, including affiliates of General Atlantic and Summit and certain members of EngageSmart’s management, sold an aggregate of 9,200,000 shares of EngageSmart Common Stock for $19.00 per share. The closing price of EngageSmart Common Stock on February 27, 2023, the last trading day prior to the announcement of this offering, was $21.13 per share.

On March 13, 2023, Mr. Bennett, Ms. Hudson and Mr. Canzano met with management of Party A, a publicly traded software company in the payments sector, at the request of Party A (after the parties entered into a non-disclosure agreement, dated March 10, 2023, which did not contain a standstill provision). (Representatives of Party A had from time to time, in the years prior to this meeting, met with representatives of EngageSmart and expressed interest in learning more about certain of EngageSmart’s businesses, and Party A participated in EngageSmart’s 2023 process for divesting its HealthPay24 business.) At this meeting, representatives of Party A discussed their views that exploring a merger of Party A and EngageSmart would be in the interests of both companies and their respective stockholders, but no proposal was made concerning the economic terms of such a transaction. Given the size of the other company relative to EngageSmart, a significant component of the consideration offered to EngageSmart stockholders in any such merger would have involved stock of Party A (as implied by the merger structure discussed by Party A at this meeting).

On April 26, 2023, a representative from Vista had a meeting with a representative from General Atlantic, during which meeting the representative from Vista inquired about EngageSmart and its business performance. No specific terms of a potential acquisition were discussed.

On May 1, 2023, at the request of representatives of General Atlantic, members of senior management of EngageSmart met with Preston McKenzie and David Mangum, members of the EngageSmart Board associated with General Atlantic, to discuss detailed business and financial information of EngageSmart, which meeting was consistent with regular interactions between EngageSmart’s senior management and representatives of General Atlantic in connection with General Atlantic’s evaluation of EngageSmart’s strategic direction and ongoing business plans. The information discussed included projected financial information prepared by management (as summarized under the header “Additional Projected Financial Information—May 2023 Projected Financial Information” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”).

On May 2, 2023, the EngageSmart Board held a regularly scheduled meeting, also attended at various times by management of EngageSmart. Among other matters, management of EngageSmart discussed with the EngageSmart Board recent interaction with Party A, and it was the view of the EngageSmart Board that pursuing a potential merger with Party A was not in the best interests of EngageSmart and its stockholders at that time, as the strategic rationale for a combination with Party A was limited because Party A had potential revenue synergies with only one of EngageSmart’s businesses, and because those synergies would be difficult to validate.

In the months following the May 2, 2023 EngageSmart Board meeting, Mr. Stamas and Mr. Bennett held a number of conversations to discuss, among other things, the potential benefits of a separation of SMB Solutions and Enterprise Solutions and the strategic alternatives available to EngageSmart to achieve such a separation.

On May 8, 2023, a representative from General Atlantic had a call with a representative from Party B, a financial sponsor. During the call, the representative from Party B expressed interest, in general terms, in exploring an investment in or other strategic transaction involving EngageSmart.

On June 7, 2023, Mr. Stamas had a call with a representative from Party B during which the representative from Party B reiterated its interest in exploring a strategic transaction involving EngageSmart.

Also on June 7, 2023, Mr. Stamas had a meeting, which was unsolicited, with a representative from Party G. During this meeting, the representative from Party G expressed interest, in general terms, in EngageSmart and its businesses.

On June 12, 2023, Mr. Stamas attended the Raymond James FINTACK23 conference, which was also attended by representatives of Vista. At a large group dinner at the conclusion of the conference, Mr. Stamas was introduced to and briefly spoke with a representative of Vista. The following day, as part of the conference, Mr. Stamas and the representative of Vista played a round of golf together.

In July 2023, representatives of General Atlantic began discussing with EngageSmart management their desire that EngageSmart should consider exploring third party interest in a potential strategic transaction involving EngageSmart that would result in General Atlantic retaining its controlling ownership of the outstanding EngageSmart Common Stock while (1) enabling one or more new sponsors to invest in EngageSmart and (2) allowing EngageSmart’s existing stockholders to receive a cash payment for their investment thereby providing immediate value to EngageSmart’s public stockholders. The representatives of General Atlantic indicated that General Atlantic wished to remain a controlling stockholder following the transaction in order to potentially enable future tax efficient spinoff structures for a separation of EngageSmart’s businesses and requested that EngageSmart management provide information to facilitate tax structuring analysis by General Atlantic’s outside counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”).

Between June 22, 2023 and July 17, 2023, representatives of General Atlantic had a series of calls with representatives of Goldman Sachs to discuss a potential strategic transaction involving EngageSmart, with particular focus on how such a transaction could be structured in order to enable future tax efficient spinoff structures for a separation of EngageSmart’s businesses. Following those discussions, it was the assessment of General Atlantic, taking into account the views expressed by representatives of Goldman Sachs, that, while it was generally willing to consider other types of offers, a process focused on soliciting interest in a potential transaction that would continue General Atlantic’s controlling ownership would be more likely to generate attractive offers than an open-ended process without guidance to potential investors regarding General Atlantic’s preferred structure.

On July 12, 2023, a representative from Party C, a financial sponsor, called, without solicitation, Mr. Stamas expressing interest in the EngageSmart businesses and indicating that Party C would like to be considered if EngageSmart ever considered strategic alternatives.

On July 17, 2023, a representative from General Atlantic had a call with a representative from Party B, during which the representative from Party B reiterated Party B’s interest in exploring a potential transaction with EngageSmart. The representative from General Atlantic indicated that EngageSmart was potentially beginning a process of exploring potential transactions.

On July 21, 2023, Ms. Dunnam, Mr. Hamilton and Mr. Rodriguez (the members of the Special Committee, as previously constituted on June 27, 2022 prior to its suspension on October 27, 2022), held a meeting, also attended by Mr. Semel and representatives of Skadden (as counsel to the Special Committee in contemplation of the potential revocation of the Special Committee’s suspension). These directors discussed the desire expressed by General Atlantic that EngageSmart explore third party interest in a potential transaction involving EngageSmart that would continue General Atlantic’s controlling ownership in EngageSmart while (1) enabling one or more new sponsors to invest in EngageSmart and (2) allowing EngageSmart’s existing stockholders to receive a cash payment for their investment. These directors also discussed that the EngageSmart Board would need to revoke the suspension of the Special Committee and reconfirm its mandate and authority in order for the Special Committee to be properly constituted and that the matters discussed at this meeting would be presented to and considered by the Special Committee after the EngageSmart Board revoked its suspension. A representative of Skadden then discussed with these directors the legal considerations for directors under Delaware law in connection with a potential transaction, including the need for each director considering the transaction to be independent from General Atlantic and not otherwise interested with respect to a potential transaction involving EngageSmart, and the relevance of Kahn v. M&F Worldwide Corp. and its progeny (“MFW”) to a potential transaction. Mr. Hamilton confirmed that Summit would not have interests in a potential transaction that differed materially from those of the public stockholders. The representative of Skadden invited each of the three directors to contact Skadden individually after the call to discuss any additional considerations affecting their independence or otherwise their ability to serve on the Special Committee. The representative of Skadden informed these directors that a representative of Paul Weiss had confirmed that General Atlantic intended to deliver a letter to the EngageSmart Board (an “MFW Letter”) confirming that it would engage in a potential transaction only if, in addition to any other vote required, a potential transaction was (1) approved by a special committee of independent directors empowered to freely select its own legal and financial advisors and to consider (including the ability to reject) any proposal by General Atlantic regarding a potential transaction and (2) subject to a non-waivable condition requiring approval of a majority of the shares of EngageSmart Common Stock not owned by General Atlantic, and such approval was in fact obtained before consummation of a potential transaction. Ms. Dunnam, Mr. Hamilton and Mr. Rodriguez then discussed potential next steps anticipated by EngageSmart involving outreach to new sponsors in order for General Atlantic to determine whether or not to make a proposal regarding a potential transaction involving EngageSmart. These directors discussed that General Atlantic had indicated that it did not wish to solicit third party interest in a whole company acquisition, as General Atlantic wished to remain a controlling stockholder following the transaction in order to, among other things, potentially enable future tax efficient spinoff structures for a separation of EngageSmart’s businesses, but that General Atlantic had indicated it might be receptive to exploring alternative acquisition proposals that might materialize following sponsor outreach if General Atlantic viewed the value associated with such a proposal as sufficiently high. These directors also discussed the potential engagement of Goldman Sachs by EngageSmart to conduct initial outreach to determine interest from potential new sponsors, noting that Goldman Sachs would not be an advisor to the Special Committee given its long-standing relationship with EngageSmart and General Atlantic, and that the Special Committee would be able to engage its own independent financial advisor in the near term, once the EngageSmart Board had revoked its suspension. These directors then discussed that it was proposed that EngageSmart would provide confidential due diligence information to General Atlantic and prospective new sponsors under non-disclosure agreements if the proposed outreach process progressed. No decisions were made by Ms. Dunnam, Mr. Hamilton and Mr. Rodriguez at this meeting given that the prior suspension of the Special Committee had not yet been revoked, and these directors planned a meeting of the Special Committee after the upcoming EngageSmart Board meeting, for the purpose of determining whether to authorize EngageSmart to work with Goldman Sachs and General Atlantic in the process of exploring new sponsor interest in a potential take private transaction in which a new sponsor would be a minority investor and General Atlantic would retain a controlling interest in EngageSmart, provided that this process would not include any discussion of substantive economic terms with potential counterparties and that the process would involve periodic updates to the Special Committee.

On July 23, 2023, the EngageSmart Board held a meeting, also attended by management of EngageSmart and representatives of Skadden (as counsel to the Special Committee in contemplation of the potential revocation of the Special Committee’s suspension) and Goldman Sachs. Mr. Stamas explained General Atlantic’s desire that EngageSmart undertake a process to explore third party interest in a potential take private transaction involving EngageSmart that would continue General Atlantic’s controlling ownership of EngageSmart while (1) enabling one or more new sponsors to invest in EngageSmart and (2) allowing EngageSmart’s existing stockholders to receive a cash payment for their investment. Mr. Stamas indicated that given General Atlantic’s ongoing relationships and contacts with other private equity firms, General Atlantic believed that there would be interest in a minority investment of this nature, in particular in a take private transaction. Mr. Stamas then discussed General Atlantic’s view that a potential transaction of this nature could deliver attractive value to EngageSmart’s minority stockholders, in particular noting that General Atlantic remaining a controlling stockholder could potentially enable future tax efficient spinoff structures for a separation of the EngageSmart businesses as a private company, which could increase the attractiveness of a minority transaction involving EngageSmart to a new investor. Mr. Stamas explained that General Atlantic wished to remain a controlling stockholder of EngageSmart given its view of potential value associated with future tax efficient spinoff structures for a separation of EngageSmart’s businesses under private ownership and that it was General Atlantic’s view that such a process would be more likely to generate attractive offers than an open-ended process without guidance to potential investors regarding General Atlantic’s preferred structure, but confirmed that if third parties contacted in the process expressed interest in an alternative acquisition structure, General Atlantic could potentially become open to further exploring such an alternative proposal if General Atlantic viewed the value associated with such a proposal as sufficiently high. Mr. Stamas explained that additional due diligence would be needed to assess the feasibility of a tax efficient spinoff structure. Mr. Stamas then confirmed that General Atlantic intended to deliver an MFW Letter to the EngageSmart Board. A representative of Skadden discussed with the members of the EngageSmart Board the legal considerations for directors under Delaware law in connection with a potential transaction given General Atlantic’s status as a controlling stockholder of EngageSmart, including the relevance of the MFW Letter to a potential transaction. A representative of Skadden reviewed with the EngageSmart Board information relevant to whether Ms. Dunnam, Mr. Hamilton and Mr. Rodriguez were disinterested with respect to General Atlantic and a potential transaction. The representative of Skadden explained to the EngageSmart Board that Ms. Dunnam had been recently introduced to a professional opportunity by General Atlantic and would not serve as a member of the Special Committee. The representative of Skadden also explained that Mr. Hamilton had confirmed that Summit would not have interests in a potential transaction that differed materially from those of the public stockholders. Following discussion and consideration, the EngageSmart Board revoked the prior suspension on October 27, 2022 of the Special Committee of the EngageSmart Board established on June 27, 2022, confirmed that the Special Committee would retain all powers and authority originally conferred when it was established on June 27, 2022, and determined that the proposed members of the Special Committee, Mr. Hamilton and Mr. Rodriguez, were independent from General Atlantic and disinterested with respect to proposals that may be made by General Atlantic. Representatives of Goldman Sachs then joined the meeting and discussed with the EngageSmart Board an illustrative overview of a process to determine third party interest in a potential transaction as well as an illustrative timeline for a potential transaction, in the event the Special Committee agreed with conducting an outreach process and ultimately considering a potential transaction if there was third party interest. Representatives of Skadden confirmed that the Special Committee would meet after the EngageSmart Board meeting, for the purpose of determining whether to authorize EngageSmart to work with Goldman Sachs and General Atlantic in the process of exploring new sponsor interest in a potential take private transaction in which a new sponsor would be a minority investor and General Atlantic would retain a controlling interest in EngageSmart. Representatives of Skadden confirmed that any outreach conducted by Goldman Sachs to potential investors would not include any discussion of substantive economic terms and that the process would involve periodic updates to the Special Committee, including that the Special Committee would review the list (and any changes to the list) of prospective investors to be contacted by Goldman Sachs.

Also on July 23, 2023, after the meeting of the EngageSmart Board, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Skadden. The Special Committee discussed General Atlantic’s request that EngageSmart explore third party interest in a potential transaction involving EngageSmart that would continue General Atlantic’s controlling ownership of EngageSmart while (1) enabling one or more new sponsors to invest in EngageSmart and (2) allowing EngageSmart’s existing stockholders to receive a cash payment for their investment, revisiting the prior discussion of this topic at the meeting on July 21, 2023 prior to the EngageSmart Board’s revocation of the suspension of the Special Committee and prior to Ms. Dunnam’s departure from the Special Committee. The Special Committee discussed the fact that they would need to be fully informed as to the impact of possible future tax efficient spinoff structures for a separation of EngageSmart’s businesses and the valuation implications for existing and prospective investors in EngageSmart.

It was discussed that as long as General Atlantic remained a controlling stockholder of EngageSmart, and assuming satisfaction of the other necessary conditions to be assessed in due diligence, a tax efficient spinoff could be achieved by EngageSmart as a public company (assuming such a transaction were otherwise desirable for stockholders and EngageSmart completed the operational, legal and other steps that would be required to effect such a spinoff) after the end of the requisite holding period required under tax regulations (which holding period was expected to end in the near term) and did not depend on the completion of the transaction proposed by General Atlantic. After discussion, the Special Committee also agreed to instruct EngageSmart’s management to prepare long-term projections to be provided to prospective new investors and to General Atlantic, which projections the Special Committee would first review and approve prior to any such dissemination. The Special Committee also discussed that such projections would be used to inform the Special Committee’s view of valuation in assessing future proposals (if any) for a potential transaction as well as other strategic alternatives. The Special Committee also discussed that EngageSmart proposed to engage Goldman Sachs given its long-standing relationship with EngageSmart, including its role as lead book-running manager for EngageSmart’s initial public offering and its role as joint book-running manager for EngageSmart’s recent secondary offerings, and knowledge of its businesses, but that the Special Committee would benefit from engaging its own independent financial advisor in the near term. The Special Committee further discussed that General Atlantic had indicated that it was only willing at that time to expressly solicit interest for a potential transaction in which General Atlantic remained a controlling stockholder and was not presently willing to solicit interest in an alternative acquisition structure. It was the consensus of the Special Committee that it would not be in the best interests of stockholders unaffiliated with General Atlantic if the Special Committee insisted at that time on soliciting interest in an alternative transaction that General Atlantic was then unwilling to solicit interest for, because General Atlantic was a controlling stockholder and its support would be required in order for any such transaction to be effected. Following discussion, the Special Committee authorized EngageSmart to proceed to work with Goldman Sachs and General Atlantic in the process of exploring new sponsor interest in a potential take private transaction in which a new sponsor would be a minority investor and General Atlantic would retain a controlling interest in EngageSmart, provided that this process would not include any discussion of substantive economic terms and that the process would involve periodic updates to the Special Committee, including as to the initial outreach list of prospective investors to be contacted by Goldman Sachs and changes to this list. The Special Committee further authorized EngageSmart to provide non-public information to General Atlantic and to potential new sponsors under non-disclosure agreements with EngageSmart (which non-disclosure agreements were negotiated by Skadden on behalf of the Special Committee).

Also on July 23, 2023, Goldman Sachs provided a letter to Mr. Bennett, which letter was also shared with the EngageSmart Board, describing the relationships between Goldman Sachs, on the one hand, and each of General Atlantic and Summit, on the other hand, for the EngageSmart Board’s consideration in connection with EngageSmart’s potential engagement of Goldman Sachs.

During the days following the July 23, 2023 Special Committee meeting, members of the Special Committee discussed with a representative of Skadden considerations around engaging an independent financial advisor. It was the consensus of the members of the Special Committee that it would be desirable to seek to engage Evercore as financial advisor to the Special Committee given prior experiences with Evercore on M&A advisory matters in the industry and its reputation for similar engagements on behalf of special committees. The members of the Special Committee also considered that Summit, of which Mr. Hamilton is a managing director, has interacted with Evercore from time to time on unrelated matters in which Evercore was either engaged by Summit to provide financial advisory or other services to Summit, or advised potential transaction counterparties opposite to Summit, and that Mr. Hamilton anticipated that Summit may work with Evercore on other unrelated matters in the future. On July 27, 2023, Evercore provided a letter to Skadden, which Skadden provided to the Special Committee on July 28, 2023, describing Evercore’s relationships with General Atlantic and EngageSmart, which the members of the Special Committee did not view as interfering with Evercore’s role as an advisor to the Special Committee.

On July 31, 2023, General Atlantic delivered an MFW Letter to the EngageSmart Board, confirming that General Atlantic would engage in a potential transaction only if, in addition to any other vote required, a potential transaction was (1) approved by the Special Committee and (2) subject to a non-waivable condition requiring approval of a majority of the shares of EngageSmart Common Stock not owned by General Atlantic, and such approval was in fact obtained before consummation of a potential transaction. The MFW Letter also confirmed that if the Special Committee did not approve the transaction, or the unaffiliated stockholders of EngageSmart did not approve the transaction, such determination would not adversely affect General Atlantic’s future relationship with EngageSmart.

From time to time, prior to August 1, 2023, representatives of Vista and General Atlantic had discussed potential partnerships in investments at a general level and not specific to EngageSmart.

On August 1, 2023, the EngageSmart Board held a regularly scheduled meeting, also attended at various times by management of EngageSmart. Among other matters discussed over the course of this meeting, during an executive session, the EngageSmart Board briefly discussed a potential transaction involving EngageSmart in general terms.

On August 6, 2023, representatives of Evercore, Goldman Sachs and Skadden discussed the strategy for proposed initial outreach to prospective new sponsors potentially interested in a transaction involving EngageSmart. Representatives of Evercore provided initial feedback and noted that the list of potential investors and the script for initial outreach would need to be reviewed with the Special Committee before Goldman Sachs could proceed. Representatives of Goldman Sachs indicated that General Atlantic also intended to review these matters.

On August 8, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Skadden. Representatives of Skadden discussed with the Special Committee the terms for the Special Committee’s proposed engagement of Evercore, noting Evercore’s relationships disclosures reviewed by representatives of Skadden with the members of the Special Committee on July 28, 2023. Representatives of Skadden also discussed EngageSmart’s proposed engagement of Goldman Sachs (which, as previously discussed with the Special Committee, had a long-standing relationship with EngageSmart and knowledge of its businesses), noting that, although this proposed engagement would require Special Committee approval, the EngageSmart Board would, assuming the Special Committee authorized it as a threshold matter, make the decision of whether to engage Goldman Sachs, as Goldman Sachs would be a financial advisor to EngageSmart (and not the Special Committee). The Special Committee approved the Special Committee’s entry into the engagement letter with Evercore as financial advisor to the Special Committee and, subject to the approval of the EngageSmart Board, approved EngageSmart’s entry into the engagement letter with Goldman Sachs as EngageSmart’s financial advisor. Next, representatives of Evercore joined the meeting and discussed with the Special Committee the list of prospective investors and the contents of the proposed outreach script in connection with the proposed exploration of a potential transaction, noting the fact that such materials did not yet reflect feedback from General Atlantic given time constraints but that the Special Committee would be updated as to any changes proposed by General Atlantic and would have an opportunity to provide any further feedback before deciding whether to approve the list of prospective investors and the proposed outreach script. Representatives of Evercore and the Special Committee discussed the potential level of interest in a minority investment alongside General Atlantic as compared to a whole company or other transaction, the risk of leaks and management distraction associated with broad outreach and the possibility that if certain investors were contacted and allowed to engage before others that a later outreach might not generate additional or competitive interest. It was discussed that General Atlantic had indicated that it was not presently willing to solicit interest in a whole company transaction, which meant that no outreach to strategic parties was proposed at such time and that General Atlantic was expected to prioritize outreach to investors that it viewed as likely to be interested in a minority investment with General Atlantic continuing as the controlling stockholder of EngageSmart in order to potentially enable future tax efficient spinoff structures for a separation of EngageSmart’s businesses. The

Special Committee discussed with representatives of Evercore and Skadden that it was unclear whether there would be interest following any initial outreach and how the response would impact next steps. It was discussed that after feedback from initial investor outreach and after review of preliminary valuation scenarios with Evercore based on the long-term projections currently being prepared by management under the instruction of the Special Committee and potential strategic alternatives, the Special Committee would have additional future opportunities to halt EngageSmart’s exploration of a potential transaction or condition further exploration of a potential transaction on outreach to additional parties or concurrent exploration of a whole company or other transaction.

Following the August 8, 2023 Special Committee meeting, the Special Committee and EngageSmart entered into an engagement letter with Evercore (which letter was dated August 6, 2023). Following the August 8, 2023 Special Committee meeting, the EngageSmart Board approved EngageSmart’s entry into an engagement letter with Goldman Sachs, which letter provides that Goldman Sachs became entitled to receive a fee of $10,000,000 upon execution of a definitive agreement for the consummation of a transaction involving EngageSmart and will be entitled to receive an additional fee (currently estimated, in the Merger, to be approximately $26,000,000) upon consummation of such transaction. EngageSmart entered into this engagement letter with Goldman Sachs on August 8, 2023.

Also on August 8, 2023, given Vista’s prior interest in EngageSmart, Mr. Bennett emailed a representative of Vista who had been involved in the discussions in 2022 and asked about Vista’s view of EngageSmart’s performance relative to Vista’s prior expectations. In the email, Mr. Bennett did not make any references to a potential transaction involving EngageSmart.

On August 9, 2023, representatives of General Atlantic provided feedback to EngageSmart and Goldman Sachs on the contents of the outreach script and the list of prospective investors (with prioritization), which feedback reflected that General Atlantic was not presently willing to solicit interest in a whole company transaction and desired to prioritize outreach to investors that it viewed as likely to be interested in a minority investment with General Atlantic continuing as the controlling stockholder of EngageSmart in order to, among other things, potentially enable future tax efficient spinoff structures for a separation of EngageSmart’s businesses.

Later on August 9, 2023, the Special Committee (along with Evercore and Skadden) reviewed the proposed changes from General Atlantic to the outreach script and the list of potential investors (with prioritization) and confirmed that Goldman Sachs could proceed to initiate outreach to confirm whether such investors were interested in learning more about EngageSmart after entering into a non-disclosure agreement with EngageSmart. The outreach script included that Goldman Sachs had been retained alongside Evercore as EngageSmart considered various value creating alternatives, that EngageSmart and General Atlantic believed a potential path to unlock value involved the separation of SMB Solutions and Enterprise Solutions and that interest was being solicited for a take private transaction where General Atlantic retained control (potentially preserving the ability for a tax efficient separation of SMB Solutions and Enterprise Solutions). The list of prospective investors (reviewed by the Special Committee (along with Evercore and Skadden) after proposed changes from General Atlantic) contemplated initial outreach to eight prospective financial sponsors, consisting of Party B, Party C, Party D, Party E, Party F, Party G, Party H and Party I (the “Initially Contacted Parties”), which list reflected General Atlantic’s desire at that time to solicit interest only for a take private transaction where General Atlantic retained control, as these sponsors were expected to be more receptive to a minority investment. In addition, there was a separate list of additional sponsors for future consideration for additional outreach, also reviewed by the Special Committee (along with Evercore and Skadden). Vista and Party J, Party K and Party L (each financial sponsors) were not included in the Initially Contacted Parties, but were identified on this separate list for future consideration for additional outreach. These sponsors were not among the Initially Contacted Parties because, among other reasons, at the time General Atlantic and Goldman Sachs expected these sponsors to be potentially less receptive to a minority investment.

Between August 14, 2023 and August 23, 2023, each of the Initially Contacted Parties entered into non-disclosure agreements with EngageSmart, all of which contained standstill provisions that no longer remain in effect following the entry into the Merger Agreement and the announcement of the transactions contemplated thereby. The standstill provisions in each of these non-disclosure agreements did not include “don’t ask, don’t waive” provisions.

On August 15, 2023, a representative from Vista emailed representatives from General Atlantic to schedule a call, which occurred on August 21, 2023. On the call, Vista expressed that they had continued to follow EngageSmart since the disengagement in 2022 and remained interested if there was ever mutual interest in pursuing a potential transaction. The representatives of General Atlantic did not make any references to EngageSmart having initiated a transaction process.

On August 18, 2023, representatives of a nationally recognized investment bank separately contacted Mr. Bennett and a representative from General Atlantic and indicated they had heard EngageSmart was conducting a strategic process.

Between August 22, 2023 and September 14, 2023, senior management of EngageSmart held management presentations based on non-public information with representatives of the Initially Contacted Parties, also attended by representatives of Evercore and Goldman Sachs. The management presentations occurring prior to September 5, 2023 did not include any prospective financial information of EngageSmart.

On August 26, 2023, a representative of a sponsor Party M (a financial sponsor not included on the list of potential counterparties to be contacted by EngageSmart) contacted, without solicitation, a representative of Goldman Sachs and indicated they had heard EngageSmart was conducting a strategic process and that Party M may be interested in participating in such a process.

On August 30, 2023, a representative of a sponsor Party N (a financial sponsor not included on the list of potential counterparties to be contacted by EngageSmart) contacted, without solicitation, a representative of Goldman Sachs and indicated they had heard EngageSmart was conducting a strategic process.

On August 31, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden and, for the beginning of the meeting, management of EngageSmart and representatives of Goldman Sachs. Management of EngageSmart discussed with the Special Committee the management projections for the purposes of sharing with prospective investors interested in exploring a potential transaction involving EngageSmart, including the key assumptions underlying the management projections and the risks and opportunities affecting EngageSmart’s businesses (such management projections included the Projections as summarized under the header “Projections” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”). After this discussion, management of EngageSmart (other than Mr. Semel) and representatives of Goldman Sachs left the meeting. Representatives of Evercore then updated the Special Committee on the process for determining investor interest in a potential transaction involving EngageSmart and reviewed proposed next steps. Representatives of Evercore and the Special Committee also discussed the risk of a leak related to the process and the impact on participants in the process and on EngageSmart’s employees and operations, including a discussion of the inbound calls in the past week. Representatives of Evercore then discussed with the Special Committee their perspectives on the management projections, including the key assumptions and the risks and opportunities affecting EngageSmart’s businesses as well as benchmarking against analyst projections and operating metrics of select other industry participants. Following discussion, the Special Committee authorized EngageSmart to share the management projections with General Atlantic (which was a necessary step because no transaction would be able to proceed without the support of General Atlantic) and with prospective investors interested in a potential transaction. It was discussed that, in the event General Atlantic proposed changes to the management projections, these changes would need to be reviewed by the Special Committee. Representatives of Evercore also discussed with the Special Committee the additional information that would be required from management of EngageSmart to develop extrapolations to the management projections for purposes of a discounted cash flow analysis to be included in Evercore’s review of potential strategic alternatives and valuation perspectives with the Special Committee, and following discussion, the Special Committee instructed Evercore to work with management of EngageSmart in order to obtain this information.

Following the August 31, 2023 Special Committee meeting, a representative of Skadden provided the EngageSmart Board with the management projections previously reviewed by the Special Committee and authorized for use with prospective investors interested in a potential transaction.

On September 5, 2023, Mr. Bennett and the representative of Vista whom Mr. Bennett emailed on August 8, 2023 met in San Francisco, California. In advance of this meeting, Mr. Bennett informed Mr. Stamas and a representative of Goldman Sachs of the meeting and it was agreed that Mr. Bennett would not discuss any matters with the Vista representative related to the strategic process. At this meeting, the representative of Vista provided positive views on EngageSmart’s performance compared to Vista’s internal expectations, noting a heightened interest in EngageSmart’s SMB Solutions business segment as compared to its Enterprise Solutions business segment. Mr. Bennett did not discuss any matters with the Vista representative related to the strategic process.

Also on September 5, 2023, a representative of General Atlantic contacted a representative of Goldman Sachs indicating it had no comments with respect to the management projections previously reviewed by the Special Committee and provided to the EngageSmart Board.

Commencing on September 5, 2023, representatives of Goldman Sachs shared the management projections with all eight of the Initially Contacted Parties. In the case of the Initially Contacted Parties who had already received management presentations without prospective financial information before September 5, 2023, these Initially Contacted Parties were offered (and each, other than Party I accepted) an additional financial presentation by EngageSmart management, which financial presentations were attended by representatives of Evercore and Goldman Sachs. In connection with and following these additional financial presentations, and based on input from Evercore and Goldman Sachs regarding the timing and staging of providing diligence information to the Initially Contacted Parties, EngageSmart provided limited confidential due diligence materials, where requested, to the Initially Contacted Parties who remained engaged in evaluation of a potential transaction. As a courtesy, Mr. Stamas called representatives of Party H and Party I to inform them of the process for a potential transaction involving EngageSmart, although Mr. Stamas did not discuss any substantive economic terms with representatives of Party H and Party I.

On September 9, 2023, Party I indicated it was no longer interested in participating in the process for a potential transaction involving EngageSmart, citing its belief that EngageSmart was currently fully valued and concerns about transaction size. A representative of Party I called Mr. Stamas to inform him of the foregoing.

On September 15, 2023, Party H indicated it was no longer interested in participating in the process for a potential transaction involving EngageSmart, citing its belief that EngageSmart was already fully valued but that it was interested in assessing a transaction involving the separation of EngageSmart’s SMB Solutions business if there was an opportunity to discuss such a transaction in the future.

On September 18, 2023, representatives of Goldman Sachs conveyed to representatives of Evercore that General Atlantic had proposed (and Goldman Sachs agreed) that Vista should be considered for inclusion in EngageSmart’s strategic process as well. Representatives of Evercore agreed to convey that proposal to the Special Committee, and they indicated that Evercore would also solicit the Special Committee’s views on whether to also invite any other parties, beyond the Initially Contacted Parties, to participate in the strategic process at that time.

Also on September 19, 2023, following discussions with the Special Committee and having received its input, representatives of Evercore again contacted representatives of Goldman Sachs, indicating that the Special Committee had approved inviting Vista to participate in the strategic process, and raising whether Party J (included on the separate list of additional sponsors for future consideration for additional outreach), Party M and Party N should be invited to participate as well, given the status of feedback from the Initially Contacted Parties. After further discussions between Evercore and Goldman Sachs (reflecting feedback from General Atlantic), and following Evercore’s further consultation with the Special Committee, it was agreed that Vista and Party J would be included in the process, but that, based on the lack of meaningful detail or engagement in connection with their inquiries, Party M and Party N would not be included at that time, but that further consideration could be given to including Party M and Party N at another time if circumstances changed.

On September 19, 2023 through September 21, 2023, at the direction of the Special Committee, representatives of Goldman Sachs contacted Vista and representatives of Evercore and Goldman Sachs contacted Party J, in each case using the outreach script previously approved by the Special Committee for use with the Initially Contacted Parties and, following this outreach, sent draft non-disclosure agreements to Vista and Party J.

Also on September 19, 2023, a representative of Vista spoke with Mr. Stamas about the fact that EngageSmart was conducting a strategic process.

On September 20, 2023, a representative of Vista had a call with a representative of Goldman Sachs, during which the parties discussed entering into an amended and restated non-disclosure agreement.

On September 22, 2023, EngageSmart entered into an amended and restated non-disclosure agreement with Vista, (which amended and restated the non-disclosure agreement between the parties dated June 28, 2022), in connection with the potential transaction involving EngageSmart, which contained a standstill provision that is no longer in effect following the entry into the Merger Agreement and the announcement of the transactions contemplated thereby. The standstill provision in this amended and restated non-disclosure agreement did not include “don’t ask, don’t waive” provisions. Also on September 22, 2023, following the execution of the amended and restated non-disclosure agreement, representatives of Goldman Sachs shared with Vista the management projections which contained updates to the cash flow walk to account for the passage of time and refinements to historical modeling of capital expenditures and assumptions related to net working capital (which updates were substantially concurrently provided to the Initially Contacted Parties then participating in the process).

Between September 22, 2023 and October 9, 2023, EngageSmart provided limited confidential due diligence materials, where requested, to Vista.

On September 25, 2023, a representative of a nationally recognized investment bank contacted Mr. Bennett and indicated they had heard EngageSmart was conducting a strategic process.

On September 26, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden and, for the beginning of the meeting, management of EngageSmart and representatives of Goldman Sachs. Management of EngageSmart discussed with the members of the Special Committee the extrapolated projections for years 2028 through 2037 developed by EngageSmart management at the request of the Special Committee for use by Evercore in its valuation analysis, including key assumptions underlying the extrapolated projections, the risks and opportunities affecting EngageSmart’s businesses, and the uncertainty inherent in creating long-range projections for EngageSmart’s businesses and the factors that could potentially result in the extrapolated projections being too low or too high relative to actual future performance (such extrapolated projections included the Extrapolations as summarized under the header “Extrapolations” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”). After EngageSmart management (other than Mr. Semel) and representatives of Goldman Sachs departed the meeting, representatives of Evercore discussed with the members of the Special Committee potential strategic alternatives for

EngageSmart and its businesses, including remaining a standalone public company, separating the SMB Solutions and Enterprise Solutions businesses through a tax efficient or taxable transaction, selling EngageSmart in a change of control transaction or, consistent with the structure for a potential transaction that General Atlantic desired to explore investor interest for, selling a minority stake without a change of control, and preliminary valuation analyses. The Special Committee discussed the risks and opportunities associated with each of the potential strategic alternatives. Following this discussion, representatives of Evercore and Skadden then discussed with the members of the Special Committee the proposed content and timing for a bid process letter to be shared with potential investors who expressed continued interest after EngageSmart management presentations. It was discussed that representatives of General Atlantic had communicated that General Atlantic desired at the current time to explore investor interest only in connection with selling a minority ownership stake in EngageSmart without a change of control, and that it was not willing at the current time to expand the scope of a potential transaction to be solicited in a bid process letter. Following discussion, the Special Committee determined that it would be in the best interests of EngageSmart’s stockholders unaffiliated with General Atlantic to continue to explore investor interest in a potential transaction involving selling a minority stake in EngageSmart without a change of control, including by sending the bid process letter to interested parties, and to continue to review other strategic alternatives. During this meeting, representatives of Evercore and Skadden provided an update on interactions with Vista and Party J, noting that Vista appeared highly engaged and had already asked to work with consulting and accounting advisors it had previously engaged in 2022 and that Party J appeared to be moving more slowly.

On September 26, 2023, in accordance with the process outlined to the Special Committee by Evercore, Evercore and Goldman Sachs sent a bid process letter to Vista and the six Initially Contacted Parties still engaged in the process for a potential transaction involving EngageSmart, which consisted of Party B, Party C, Party D, Party E, Party F and Party G. The bid process letter specified that each of the Initially Contacted Parties should submit its preliminary indication of interest by October 5, 2023.

On September 27, 2023, management of EngageSmart held a management presentation based on non-public diligence information with representatives of Vista, also attended by representatives of Evercore and Goldman Sachs.

On September 28, 2023, EngageSmart entered into a non-disclosure agreement with Party J in connection with the potential transaction involving EngageSmart, which contained a standstill provision that no longer remains in effect following the entry into the Merger Agreement and the announcement of the transactions contemplated thereby. The standstill provision in this amended and restated non-disclosure agreement did not include “don’t ask, don’t waive” provisions. Also on September 28, 2023, following the execution of the non-disclosure agreement, representatives of Goldman Sachs shared with Party J the management projections which contained updates to the cash flow walk previously provided to Vista on September 22, 2023 (which updates had also been substantially concurrently provided on or around September 22, 2023 to the Initially Contacted Parties then participating in the process). On September 28, 2023, Mr. Stamas also generally discussed EngageSmart—primarily General Atlantic’s outlook for EngageSmart and its support for the ongoing sale process—with a representative of Party D.

Between September 28, 2023 and October 9, 2023, EngageSmart provided limited confidential due diligence materials, where requested, to Party J.

On September 28, 2023, Evercore and Goldman Sachs sent a bid process letter to Party J. This bid process letter specified that Party J should submit its preliminary indication of interest by October 5, 2023.

On September 29, 2023, management of EngageSmart met with representatives of Vista to discuss the management projections. This meeting was attended by representatives of Evercore and Goldman Sachs.

On September 30, 2023, representatives of Vista had a call with a representative of General Atlantic regarding a potential transaction involving EngageSmart.

In early October 2023, EngageSmart management updated assumptions related to taxes and net working capital that affected the calculation of EngageSmart’s projected unlevered free cash flow (such updated assumptions are reflected in the October Unlevered Free Cash Flow as summarized under the header “Unlevered Free Cash Flow” in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”). On October 2, 2023 and October 3, 2023, at the direction of EngageSmart management, representatives of Goldman Sachs made available these updated management projections via email to Party B, Party C, Party D, Party E, Party J and Vista. On October 4, 2023, representatives of Evercore updated the Special Committee on these changes over email for their review, also sharing updated preliminary financial analyses.

On October 2, 2023, Kirkland & Ellis LLP, legal counsel to Vista (“Kirkland”), had a call with Paul Weiss regarding a potential transaction involving EngageSmart. During that call, Paul Weiss indicated that General Atlantic was committed to complying with the MFW procedural safeguards in connection with any potential transaction and that General Atlantic had previously sent a letter to EngageSmart to that effect, and the parties also discussed general process considerations, deal structure (including the potential for future tax efficient spinoff structures for a separation of EngageSmart’s businesses) and potential post-closing governance frameworks.

Representatives of General Atlantic generally discussed EngageSmart—primarily General Atlantic’s outlook for EngageSmart and its support for the ongoing sale process—with a representative of Party G on October 2, 2023, with a representative of Party F on October 3, 2023 and with a representative of Party E on October 3 and 5, 2023.

On October 3, 2023, management of EngageSmart held a management presentation based on non-public diligence information with representatives of Party J, also attended by representatives of Evercore and Goldman Sachs.

On October 4, 2023, Party G indicated it was no longer interested in participating in the process for a potential transaction involving EngageSmart, citing concerns related to valuation.

Also on October 4, 2023, Party F indicated it was no longer interested in participating in the process for a potential transaction involving EngageSmart, citing potential growth deceleration as EngageSmart’s SMB Solutions business grows larger, uncertainty as to potential partners down the line and its belief that EngageSmart was already fully valued.

Also on October 4, 2023, management of EngageSmart met with representatives of Party J to discuss the management projections. This meeting was attended by representatives of Evercore and Goldman Sachs.

Also on October 4, 2023, management of EngageSmart met with representatives of Vista to further discuss the management projections. This meeting was attended by representatives of Evercore and Goldman Sachs.

On October 5, 2023, Reuters published an article reporting that General Atlantic was exploring a sale of EngageSmart, that several private equity firms were participating in the process, that the first-round of bidding was underway and that initial offers were due later that day (the “Reuters Article”). Following the publication of the Reuters Article, between October 5, 2023 and October 8, 2023, representatives of Goldman Sachs and Evercore received unsolicited inbound communications with respect to interest in a potential transaction involving EngageSmart from eight parties not included on the list of potential counterparties to be contacted in the initial outreach, including Party K and Party M. The closing price of EngageSmart Common Stock on October 4, 2023, the last trading day prior to the Reuters Article, was $18.71 per share.

Also on October 5, 2023, Paul Weiss had a call with counsel to Party E. During that call, Paul Weiss indicated that General Atlantic was committed to complying with the MFW procedural safeguards in connection with any potential transaction and that General Atlantic had previously sent a letter to EngageSmart to that effect, and the parties also discussed general process considerations, deal structure (including the potential for future tax efficient spinoff structures for a separation of EngageSmart’s businesses) and potential post-closing governance frameworks.

Also on October 5, 2023, management of EngageSmart met with representatives of Party J to further discuss the management projections. This meeting was attended by representatives of Evercore and Goldman Sachs.

Also on October 5, 2023 and October 6, 2023, the four remaining Initially Contacted Parties, Party B, Party C, Party D and Party E, each submitted written preliminary indications of interest to Evercore and Goldman Sachs with respect to a potential transaction involving the acquisition of up to 49% of the outstanding shares of EngageSmart Common Stock in a going private transaction, with General Atlantic continuing as the controlling stockholder of EngageSmart following the transaction (the “October 5 and 6 Proposals”). The letter submitted by Party C contemplated the acquisition of 49% of EngageSmart Common Stock for between $20.50 and $21.00 per share in cash, financed using equity capital and debt. The letter submitted by Party E contemplated the acquisition of up to 49% of EngageSmart Common Stock for $20.59 per share in cash, financed using equity capital and debt. The letter submitted by Party B contemplated an investment of a total of between $200 and $300 million based on cash consideration of between $20.00 and $22.00 per share (which represented, at most, 9% of EngageSmart’s outstanding equity), financed entirely through equity capital. The letter submitted by Party D contemplated the acquisition of 49% of EngageSmart Common Stock for between $17.00 and $20.00 per share of EngageSmart Common Stock in cash, financed using equity capital and debt. Each of the October 5 and 6 Proposals remained subject to completion of further due diligence.

In the days following submission of the October 5 and 6 Proposals, representatives of Evercore and Goldman Sachs jointly spoke with each of the four remaining Initially Contacted Parties to better understand their respective proposals. During the conversation with Party B, Party B confirmed that, although its letter indicated it was open to discussing a greater investment amount should that be desired by General Atlantic or other new sources of capital, it would not be in a position to undertake a significantly larger transaction. During the conversation with Party C, representatives of Party C expressed that its typical transaction would have involved a change of control and implied it could not find additional value above the highest per share price in its proposed valuation range. During the conversation with Party D, Party D offered feedback that implied that it would not be in a position to improve its proposed valuation range. During the conversation with Party E, Party E indicated that it would need to do additional work on the thesis for separating the SMB Solutions and Enterprise Solutions businesses and better understand the underlying growth in EngageSmart and its businesses. On or after October 5, 2023, representatives of Evercore and Goldman Sachs were informed by representatives of Vista and Party J that each of Vista and Party J continued to evaluate submission of a proposal following the October 5, 2023 deadline included in EngageSmart’s bid process letter as they required additional time for their internal processes.

On October 7, 2023, a representative of Vista called a representative of Goldman Sachs by telephone. During this call, in response to questions from the representative of Vista, the representative of Goldman Sachs suggested that any bid in this round of the process be above $22.00, but that the process was competitive and that a higher bid would likely be required in subsequent rounds.

On October 9, 2023, a representative of Vista called a representative of Goldman Sachs by telephone. The representative of Vista confirmed that Vista intended to submit a proposal for a transaction with EngageSmart for between $22.00 and $23.00 per share in cash and indicated that Vista’s proposal letter would reflect its desire to move quickly and conclude remaining due diligence over the next week.

Later on October 9, 2023, Vista submitted a written preliminary indication of interest to Evercore and Goldman Sachs contemplating the acquisition of 49% of EngageSmart Common Stock for between $22.00 and $23.00 per share in cash, with an assumption that General Atlantic would retain and roll over 51% of the existing shares of EngageSmart Common Stock (the “October 9 Vista Proposal”). The October 9 Vista Proposal indicated that Vista would obtain financing commitments to finance the transaction and requested permission for Vista to engage with a list of proposed debt financing sources, but noted that the transaction would not be subject to any financing conditions. The October 9 Vista Proposal expressed interest in partnering with existing management but stated that the proposal was not contingent on any individual signing an employment agreement prior to closing (for clarity, the October 9 Vista Proposal did not otherwise discuss the retention of EngageSmart management in the surviving company or management’s participation in the equity of the surviving company following the completion of the proposed transaction). The October 9 Vista Proposal also indicated that Vista could complete due diligence within seven days after receiving requested data and access and execute a definitive agreement within eight to ten business days of receiving requested due diligence information and access to management. In addition, the October 9 Vista Proposal specified that Vista expected the transaction to be expressly conditioned on the procedures described in MFW.

Following submission of the October 9 Vista Proposal, representatives of Evercore and Goldman Sachs jointly spoke with representatives of Vista, who expressed Vista’s desire to move quickly on the timeline indicated in its letter and said that Vista did not intend to continue working past that timeline if EngageSmart was not then prepared to enter into and announce a transaction.

Also on October 9, 2023, representatives of Party J contacted representatives of Goldman Sachs to deliver oral feedback that it was not submitting a proposal, noting its view of potential growth deceleration of EngageSmart’s businesses, but that if Party J had submitted a proposal, it would have submitted a proposal to acquire up to 49% of EngageSmart Common Stock for $19.00 per share in cash.

On October 10, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore updated the Special Committee on interactions with prospective investors interested in exploring a potential transaction involving EngageSmart, including the four October 5 and 6 Proposals, the October 9 Vista Proposal and oral feedback from Party J on October 9, 2023. Representatives of Evercore discussed with the Special Committee the additional information from investors during calls after receipt of their letters. Representatives of Evercore also discussed with the Special Committee the feedback from potential investors contacted in the process that had disengaged after receiving management presentations as well as inbound contacts from various parties received both before and after the Reuters Article. Following discussion, the Special Committee determined that, given the level of outreach already conducted by EngageSmart, the feedback received, the fact that General Atlantic was not currently willing to solicit interest in a transaction other than selling a minority stake without a change of control and the risk of disruption to the current transaction process (which could put the existing bids at risk by introducing delay and additional leak potential) and distraction to management involved with outreach to additional parties, that EngageSmart should not invite the parties who had expressed inbound interest into the process or contact additional parties at such time (except that representatives of Evercore were asked to explore additional outreach to Party K, Party O and Party P (each financial sponsors) after discussion with representatives of Goldman Sachs and the collective view of Evercore and Goldman Sachs that such parties were the most likely parties who had expressed inbound interest to potentially transact). Following discussion, the Special Committee determined that Party C, Party E and Vista should be informed they were being invited to a final round of bidding, that Party D should be informed it would not progress due to its lower proposed valuation range and that Party B should be allowed to continue its due diligence in the event another investor was interested in working with Party B as an equity source. Representatives of Evercore then discussed with the Special Committee the proposed messaging to each of Party C, Party E and Vista, taking into consideration that Vista’s bid range was then the highest and Vista’s messaging around desired timing. Following discussion, the Special Committee determined that all three bidders should be informed that EngageSmart anticipated setting a final bid date of roughly four weeks away and that Vista should be informed that, if it wished to complete its due diligence more quickly than the final bid date timeline, EngageSmart would be willing to support Vista’s efforts, taking into account the constraints on EngageSmart’s time in concurrently working with other bidders. Representatives of Evercore then discussed with the members of the Special Committee the access to debt financing sources requested by Vista in the October 9 Vista Proposal and General Atlantic’s proposal that General Atlantic would lead the process for seeking debt financing given that it proposed that it would remain a controlling investor of EngageSmart post-closing, including the potential benefits of having General Atlantic lead the debt financing workstream. Following discussion, the Special Committee determined that having General Atlantic initiate discussions with lenders was beneficial for EngageSmart’s process. The Special Committee then discussed with representatives of Skadden and Evercore the potential treatment of outstanding unvested management equity awards in the transaction, noting that none of the bid letters specified a proposal in this regard, as well as the equity capitalization assumptions that had been provided to investors and which did not assume the full acceleration and cash-out of unvested equity awards.

Also on October 10, 2023, representatives of Vista had a call with representatives of Goldman Sachs and Evercore, during which Vista was given permission (following Vista’s request) to engage certain advisors regarding a potential transaction involving EngageSmart and to conduct third-party due diligence calls on a no-names basis with select customers of EngageSmart.

During the period from when Party C and Party E were invited to participate the next round of the bidding process for a potential transaction involving EngageSmart through the date of announcement of the Merger Agreement, EngageSmart permitted Party C and Party E to engage third party advisors to the extent requested by Party C and Party E in accordance with their respective non-disclosure agreements.

On October 11, 2023, a representative of Goldman Sachs spoke with representatives of Vista to discuss logistics related to the second round of the bid process for a potential transaction involving EngageSmart. Evercore was aware of this meeting. Following this meeting, representatives of Vista sent representatives of Evercore and Goldman Sachs an agenda listing proposed diligence meetings, indicating that Vista was prepared to move quickly to conclude remaining due diligence over the next week.

On October 11, 2023, representatives of General Atlantic had a call with representatives of Vista, during which the parties discussed debt financing for a potential transaction involving EngageSmart.

Between October 12, 2023 and October 13, 2023, following confirmation by representatives of Goldman Sachs that General Atlantic agreed with the additional outreach, representatives of Evercore and Goldman Sachs contacted Party K, Party O and Party P to explore their interest in participating in the process. None of these parties expressed an interest in participating at that time.

Between October 12, 2023 and October 23, 2023, EngageSmart provided confidential due diligence materials and offered access to management to Party B, Party C, Party E and Vista to assist with their evaluation and submission of revised proposals for a potential transaction involving EngageSmart.

On October 13, 2023, EngageSmart granted representatives of Party B, Party C, Party E and Vista access to a virtual data room hosted by EngageSmart containing confidential due diligence materials.

Also on October 13, 2023, Vista submitted to representatives of Goldman Sachs a request to have dinner with Mr. Bennett and Ms. Hudson.

On October 15, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore discussed with members of the Special Committee interactions with prospective investors interested in exploring a potential transaction involving EngageSmart, the next steps in due diligence for each of these parties, and the status of additional interest from other parties potentially interested in a transaction at that time. Representatives of Evercore also discussed with the members of the Special Committee the request from Vista for a dinner meeting with Mr. Bennett and Ms. Hudson and the fact that Vista had committed that the dinner meeting would not involve any discussion of transaction terms or post-closing management compensation or roles. In addition, Mr. Semel and representatives of Skadden also discussed with the Special Committee that Mr. Bennett had expressed his desire to pursue other personal objectives instead of remaining Chief Executive Officer of EngageSmart following a transaction (although he was willing, if requested by a new investor, to consider remaining with EngageSmart on a transitional basis), provided that Mr. Bennett would not forego any of his existing contractual entitlements (including entitlements to severance and equity vesting acceleration) in connection with a separation from EngageSmart without cause or for good reason, and representatives of Skadden and Evercore confirmed to the Special Committee that Mr. Bennett’s personal objectives were already understood by Vista. Following discussion, the Special Committee determined that this dinner meeting should be allowed to proceed so long as a representative of Evercore was present.

On October 16, 2023, a representative of Party C contacted representatives of Goldman Sachs to request a diligence session and dinner meeting with Mr. Bennett, Ms. Hudson and members of senior management of SMB Solutions for the week of October 23, 2023. Party E never requested a dinner meeting.

On October 17, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore updated the Special Committee on interactions with prospective investors interested in a potential transaction involving EngageSmart, including that Vista continued to progress its due diligence at the accelerated pace proposed in the October 9 Vista Proposal, that Party C had requested a dinner meeting with senior management for the week of October 23, 2023 (to be attended by a representative of Evercore) but was moving significantly more slowly than Vista, and that Party E appeared to be less engaged than Party C. Additionally, representatives of Evercore discussed with members of the Special Committee the considerations around setting a final bid deadline in the range of November 9, 2023 to November 14, 2023, including the risks that if an earlier deadline were set, Party C or Party E might not have sufficient time to complete their review and would disengage. Representatives of Skadden discussed with the members of the Special Committee key aspects of a draft merger agreement under discussion between Skadden and Paul Weiss, including that a structure with a pre-closing dividend would have adverse consequences for certain stockholders unaffiliated with General Atlantic, the fact that General Atlantic had not yet determined whether it desired to retain its current approximately 54% ownership of the post-closing company or reduce its ownership to 51% and the existence of provisions related to the Special Committee’s ability to solicit other proposals, to change its recommendation or to terminate the merger agreement in respect of a superior proposal upon payment of a termination fee. Representatives of Skadden also discussed with the Special Committee the potential treatment of outstanding management equity awards under the merger agreement. Following discussion of the potential benefits to the unaffiliated stockholders of encouraging employee retention through the closing of a transaction, the Special Committee determined that the draft merger agreement to be presented to investors should provide for full acceleration and cash-out of unvested equity awards. (The draft merger agreement discussed with the Special Committee at this meeting was never finalized and was not shown to any of the potential new sponsors because, as described below, Vista submitted its own proposed form of merger agreement along with its revised bid on October 20, 2023, which contemplated an acquisition of control of EngageSmart.)

Also on October 17, 2023, Mr. Stamas had lunch with a representative of Party E, which lunch had been scheduled prior to reinitiating the process of exploring a potential strategic transaction involving EngageSmart, in which they briefly discussed EngageSmart.

On October 18, 2023, representatives of Vista met with Mr. Bennett, Ms. Hudson, Mr. Canzano and representatives of Evercore and Goldman Sachs for dinner in Boston, Massachusetts. There was no discussion of transaction terms or post-closing management compensation or roles.

On October 19, 2023, a representative of Goldman Sachs had a call with a representative of Vista, during which the parties discussed Vista’s diligence process, including the Boston dinner the previous evening.

Also on October 19, 2023, at the request of Vista, representatives of Vista held two calls with representatives of General Atlantic to discuss debt financing for a potential transaction involving EngageSmart. During one of these calls, representatives of Evercore and Goldman Sachs were also in attendance, and the parties also discussed potential post-closing governance terms between Vista and General Atlantic as well as various operational topics.

On October 20, 2023, Vista submitted a written revised non-binding proposal to acquire 100% of the outstanding shares of EngageSmart Common Stock for $22.75 per share in cash, contingent on General Atlantic rolling over a portion of its existing shares of EngageSmart Common Stock representing 40% of the post-closing equity capitalization of EngageSmart (the “October 20 Proposal”). Vista proposed fully committed equity financing for the cash merger consideration. Vista also indicated it had completed all due diligence and was ready to finalize definitive agreements on a very expedited timeline. Vista indicated that if EngageSmart was not willing to proceed on Vista’s expedited timeline, it would reevaluate its participation in the process. The October 20 Proposal did not discuss the retention of EngageSmart management in the surviving company or management’s participation in the equity of the surviving company following the completion of the proposed transaction. In addition, the October 20 Proposal specified that Vista expected the transaction to be expressly conditioned on the procedures described in MFW. As part of the October 20 Proposal, Kirkland & Ellis LLP, legal counsel to Vista (“Kirkland”), submitted proposed draft transaction documentation, including a draft merger agreement, a draft equity commitment letter, a draft limited guarantee and a draft post-closing governance term sheet. The draft merger agreement submitted by Kirkland contemplated that the transaction would be conditioned on the adoption of the Merger Agreement by the affirmative vote of (1) the holders of a majority of all of the outstanding shares of EngageSmart Common Stock and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders. In addition, the draft merger agreement submitted by Kirkland, among other things, (a) did not contemplate a go-shop period during which EngageSmart would be permitted to solicit alternative acquisition proposals, (b) contemplated that EngageSmart would reimburse Parent for certain expenses incurred by Parent in connection with the transaction if the merger agreement was terminated as a result of the failure to obtain stockholder approvals required for the transaction and (c) contemplated that vested EngageSmart equity awards would be cashed out in connection with closing of the transaction and unvested EngageSmart equity awards would be converted into cash awards subject to vesting and payment following closing of the transaction. (Kirkland also later provided through Skadden a draft support agreement to be entered into between General Atlantic, Parent and EngageSmart and a draft support agreement to be entered into between Summit, Parent and EngageSmart.)

Concurrent with the delivery of the October 20 Proposal, representatives of Vista held a call with representatives of General Atlantic, Evercore and Goldman Sachs to provide additional context for the October 20 Proposal. In this call, representatives of Vista communicated that Vista was unwilling to further discuss acquiring a minority stake without a change of control and that Vista desired to sign and announce a transaction by Monday, October 23, 2023.

On October 20, 2023 at 3:50 P.M. Eastern Time, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore updated the members of the Special Committee on the terms of the October 20 Proposal and additional communications from Vista about the October 20 Proposal. Representatives of Evercore updated the Special Committee that General Atlantic had provided initial feedback on the October 20 Proposal through representatives of Goldman Sachs that General Atlantic was potentially willing to pursue a transaction involving a sale of control as proposed by Vista, subject to satisfactory terms as to price and governance, given, among other things, the price per share offered by Vista as compared to the other potential counterparties and the unaffected trading price of EngageSmart Common Stock on October 4, 2023, the last trading day prior to the Reuters Article, of $18.71 per share, the level of interest expressed by parties in acquiring a minority stake without a change of control, the speed with which Vista was willing to enter into a definitive agreement, the uncertainty of achieving such a transaction on favorable terms or at all and the uncertainty over risks and opportunities affecting EngageSmart’s businesses. Representatives of Skadden discussed fiduciary duty considerations for the Special Committee in connection with its review and evaluation of the October 20 Proposal and potential next steps. The Special Committee discussed the process conducted to solicit interest in a transaction involving selling a minority stake without a change of control, the feedback from various parties who had participated or declined to participate in the process and the inbound contacts from various parties received both before and after the Reuters Article (which had reported that General Atlantic was exploring a sale of EngageSmart rather than referencing a minority stake sale without a change of control), including the risk that Vista would disengage if EngageSmart delayed engaging with Vista in order to solicit additional interest in a control transaction as well as the risk of disruption to the process with Party C and Party E if those parties were asked to consider a control transaction on an expedited timeframe. It was discussed that Party C and Party E each had significant due diligence remaining at that time (which due diligence remained extensive regardless of whether an investor considered an acquisition or a minority stake or a controlling stake), that the highest valuation implied by their October 5 and 6 Proposals was lower than either the October 9 Vista Proposal (which assumed an acquisition of a minority stake) or Vista’s October 20 Proposal (which assumed an acquisition of a controlling stake), that neither Party C nor Party E had committed financing and that each of Party C and Party E might disengage if asked to consider a control transaction on an expedited timeframe (as Party C and Party E could be disinclined to continue work if they believed another party was moving quickly), which would be disruptive to the ability to pursue any form of transaction if a transaction with Vista was not ultimately entered into on terms the Special Committee viewed as in the best interests of the unaffiliated shareholders. The Special Committee discussed whether Vista would be willing to pursue an acquisition of EngageSmart without equity rollover by General Atlantic, and representatives of Evercore indicated that this had not been proposed by Vista and that, even if Vista and General Atlantic were amenable to such a transaction, it was unclear whether Vista would pay more per share to acquire 100% of EngageSmart for cash and that it was unclear whether Vista would be able to provide fully committed equity financing to fund a transaction of that size. The Special Committee discussed potential strategies for seeking to maximize the per share price that Vista would pay to stockholders unaffiliated with General Atlantic and other transaction terms important to the unaffiliated stockholders, while limiting the risk that General Atlantic would request changes to governance or other terms proposed by Vista that would impact the per share price and other transaction terms important to the unaffiliated stockholders. Representatives of Skadden then discussed key legal issues for the Special Committee to consider negotiating in connection with Vista’s proposed transaction documentation for the October 20 Proposal, including the addition of a go-shop period during which EngageSmart would be permitted to solicit alternative acquisition proposals, the elimination of expense reimbursement triggered by the failure to obtain stockholder approvals required for the transaction and the treatment of unvested equity awards. Representatives of Skadden and Evercore discussed with the members of the Special Committee different potential structures for a go-shop provision. The Special Committee discussed with representatives of Evercore and Skadden potential next steps, in light of the fact that any counterproposal to the October 20 Proposal made by the Special Committee would require support from General Atlantic since no transaction with Vista could occur without the support of General Atlantic. Following discussion, the Special Committee directed Evercore to continue to develop its views of potential strategies for seeking to maximize the per share price that Vista would pay to stockholders unaffiliated with General Atlantic, in order for the Special Committee to develop a counterproposal to the October 20 Proposal, and to continue to obtain feedback from General Atlantic as to its views of the October 20 Proposal and a counterproposal.

On October 20, 2023 at 6:00 P.M. Eastern Time, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore discussed with the members of the Special Committee preliminary financial analyses with respect to the October 20 Proposal based on the Projections, the Extrapolations and the October Unlevered Free Cash Flow. The Special Committee then continued discussion on the topics previously discussed at the meeting occurring earlier that afternoon. Representatives of Evercore updated the Special Committee that General Atlantic had communicated through representatives of Goldman Sachs that General Atlantic was continuing to evaluate its view of the price per share and the governance structure in the October 20 Proposal. Following further discussion, the Special Committee directed Evercore to make a counterproposal to Vista (the “October 20 Counterproposal”) consisting of $24.00 per share in cash and changes to Vista’s proposed merger agreement to (1) include a go-shop provision with a 45-day go-shop period, structured so that any party making a proposal during that period viewed by the Special Committee as reasonably likely to lead to a superior proposal would benefit from a 50% reduced termination fee if the deal were terminated to accept a superior proposal from that party at any time before the stockholder vote, (2) eliminate expense reimbursement for Vista triggered by the failure to obtain stockholder approvals required for the transaction and (3) include full acceleration and cash-out of unvested equity awards at closing. The Special Committee directed Evercore to share the October 20 Counterproposal with General Atlantic before communicating the October 20 Counterproposal to Vista, given that no transaction with Vista was possible absent support of General Atlantic.

Following this meeting, in accordance with the directions of the Special Committee, representatives of Evercore communicated the October 20 Counterproposal to Goldman Sachs, and representatives of Goldman Sachs shared this with General Atlantic. General Atlantic responded through representatives of Goldman Sachs that it was supportive of the October 20 Counterproposal, as long as it was communicated concurrently with General Atlantic’s view of governance changes to the October 20 Proposal.

On October 20, 2023 at 9:30 P.M. Eastern Time, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore updated the members of the Special Committee that General Atlantic was supportive of the October 20 Counterproposal, as long as it was communicated concurrently with General Atlantic’s view of changes to the October 20 Proposal in regards to the post-closing governance framework. Representatives of Evercore and Skadden then discussed with the members of the Special Committee their understanding of the governance changes General Atlantic wished to propose, based on communications from representatives of Goldman Sachs and Paul Weiss, including as to the number of board seats to be appointed by General Atlantic, veto rights over certain matters, transfer rights and liquidity rights (the “General Atlantic Governance Counterproposal”). The members of the Special Committee discussed the General Atlantic Governance Counterproposal with representatives of Evercore and Skadden, including the potential impact on Vista’s view of the October 20 Counterproposal and the fact that no transaction with Vista was possible absent support of General Atlantic and agreement between Vista and General Atlantic on the post-closing governance framework. Following discussion of the potential sequencing for communicating the October 20 Counterproposal and the General Atlantic Governance Counterproposal to Vista, the Special Committee directed Evercore to communicate the October 20 Counterproposal to Vista on a call that evening and for discussion of the General Atlantic Governance Counterproposal to occur in a subsequent call, attended by Evercore.

Following this meeting, in accordance with the directions of the Special Committee, representatives of Evercore and Goldman Sachs had a call with representatives of Vista to communicate the October 20 Counterproposal. Subsequently, representatives of General Atlantic had a call with representatives of Vista, also attended by representatives of Evercore and Goldman Sachs, to discuss the General Atlantic Governance Counterproposal with representatives of Vista. Representatives of Vista indicated to representatives of Evercore and Goldman Sachs that it would not be in a position to respond that evening.

On October 20, 2023, Evercore provided a letter to Skadden, which Skadden provided to the Special Committee on October 22, 2023, describing Evercore’s relationships with Vista, General Atlantic and EngageSmart (there had been no change to the relationships disclosed with respect to General Atlantic and EngageSmart in Evercore’s letter dated July 27, 2023), which the members of the Special Committee did not view as interfering with Evercore’s role as an advisor to the Special Committee.

On the morning of October 21, 2023, Vista responded to the October 20 Counterproposal by conveying to representatives of Evercore and Goldman Sachs an oral revised non-binding proposal consisting of increased consideration of $23.00 per share in cash, rejecting the proposed go-shop provision, accepting the elimination of expense reimbursement for Vista triggered by the failure to obtain stockholder approvals required for the transaction and rejecting the proposed full acceleration and cash-out of unvested equity awards at closing (the “October 21 Proposal”). At this time, Vista had not yet responded to the General Atlantic Governance Counterproposal. In addition, the October 21 Proposal did not address the retention of EngageSmart management in the surviving company or management’s participation in the equity of the surviving company following the completion of the proposed transaction.

Later on the morning of October 21, 2023, Mr. Bennett contacted Mr. Stamas to discuss his perspectives on the October 21 Proposal and express his concerns as to Vista’s proposed treatment of equity awards. In this conversation, Mr. Bennett recommended to Mr. Stamas that in addition to price improvements for stockholders, EngageSmart should ask Vista for at least one year of additional vesting credit for all unvested equity awards, in order to appropriately balance the expectations of employees (which related to the potential benefits to stockholders of encouraging employee retention through the closing of a transaction) and Vista’s focus on post-closing retention. Mr. Stamas communicated to Mr. Bennett that he did not believe the October 21 Proposal to be unfair with respect to the proposed treatment of equity awards, but was supportive of EngageSmart proposing one year of additional vesting credit for all unvested equity awards for all the reasons expressed by Mr. Bennett.

Also on the morning of October 21, 2023, representatives of Goldman Sachs communicated to representatives of Evercore that General Atlantic desired to respond to the October 21 Proposal in a manner that would maximize the chances of getting Vista to pay $23.50 per share of EngageSmart Common Stock.

On October 21, 2023 at 1:30 P.M. Eastern Time, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden, to discuss the October 21 Proposal. Representatives of Evercore also updated the Special Committee on the views expressed by General Atlantic as to the October 21 Proposal. A representative of Skadden updated the Special Committee on the conversation between Mr. Bennett and Mr. Stamas earlier that day, including Mr. Bennett’s suggestion that the Special Committee continue to push for additional consideration. The Special Committee discussed with representatives of Skadden and Mr. Semel the aggregate value of one year of additional vesting credit for all unvested equity awards, in order to appropriately balance the expectations of employees (which related to the potential benefits to the unaffiliated stockholders of encouraging employee retention through the closing of a transaction) and Vista’s focus on post-closing retention, and the impact on the weighted average remaining vesting period of outstanding equity awards. The Special Committee discussed with representatives of Evercore and Skadden the potential benefits of proposing a go-shop provision that might be acceptable to Vista, focusing on a 30-day go-shop period structured so that a 50% lower termination fee would be payable by EngageSmart solely if EngageSmart terminated the merger agreement to enter into a definitive agreement for a superior proposal within such 30-day period. Following further discussion of potential strategies for negotiating improvements to the October 21 Proposal, the Special Committee directed representatives of Evercore to convey a counterproposal consisting of $23.50 per share, one year of additional vesting credit for all equity awards and a 30-day go-shop provision with a 50% lower termination fee payable by EngageSmart that would apply solely if EngageSmart terminated the merger agreement to enter into a definitive agreement for a superior proposal within such 30-day period (the “October 21 Counterproposal”). The Special Committee directed Skadden to provide revised transaction documents to Kirkland immediately after Evercore’s delivery of the October 21 Counterproposal. It was discussed that Paul Weiss was expected to immediately thereafter share revised transaction documents reflecting the General Atlantic Governance Counterproposal.

Following this meeting, in accordance with the directions of the Special Committee, representatives of Evercore and Goldman Sachs informed representatives of Vista of the October 21 Counterproposal and thereafter Skadden provided revised transaction documents to Kirkland. Following delivery of the transaction documents to Kirkland, Paul Weiss shared revised transaction documents reflecting the General Atlantic Governance Proposal with Kirkland. During the period leading up to the announcement of the Transaction, representatives of Skadden, Paul Weiss and Kirkland negotiated the resolution of additional matters in the transaction documents, including the scope of the conditions to closing, the regulatory efforts obligations of the parties, General Atlantic’s ability to engage potential topping bidders if the Special Committee determines that they have made an acquisition proposal that is, or is reasonably likely to lead to, a superior proposal, the termination date and the size of the termination fee payable by EngageSmart and the limitations on liability of the parties following termination, as well as the terms of the support agreement to be entered into by Parent, General Atlantic and EngageSmart. In addition, during this period, representatives of Paul Weiss and Kirkland furthered negotiations regarding the resolution of post-closing governance matters.

On October 22, 2023, Vista responded to the October 21 Counterproposal by conveying to representatives of Evercore and Goldman Sachs a revised oral non-binding proposal consisting of $23.00 per share in cash, accepting the proposed 30-day go-shop provision and rejecting the proposed one year of additional vesting credit for all awards (the “October 22 Proposal”). Vista also communicated to representatives of Evercore and Goldman Sachs that the request for acceleration of unvested equity awards was not acceptable to Vista and that a deal at $23.00 per share was the highest price per share that Vista was willing to pay. In addition, the October 22 Proposal did not address the retention of EngageSmart management in the surviving company or management’s participation in the equity of the surviving company following the completion of the proposed transaction.

Following receipt of the October 22 Proposal, representatives of Goldman Sachs communicated to representatives of Evercore that General Atlantic would be willing to proceed to finalize a transaction on the basis of the October 22 Proposal if Mr. Bennett was supportive of the October 22 Proposal and proposed that a representative of Evercore speak with Mr. Bennett. A representative of Evercore then called Mr. Bennett to discuss his views on the October 22 Proposal. During this conversation, Mr. Bennett expressed concerns to the representative of Evercore as to Vista’s proposed treatment of unvested equity awards and in particular its impact on non-executive employees, but following additional discussion including as to market practices regarding treatment of equity awards in take private transactions, Mr. Bennett confirmed he was supportive of EngageSmart seeking to finalize a transaction on the basis of the October 22 Proposal. Mr. Bennett also suggested that the Special Committee continue to push for additional consideration but deferred to the Special Committee on how to best proceed with the negotiations.

Also on October 22, 2023, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore discussed with the Special Committee the October 22 Proposal and Vista’s additional feedback on the price per share and acceleration of unvested equity awards. Representatives of Evercore also updated the Special Committee on the views expressed by General Atlantic and by Mr. Bennett. Representatives of Skadden discussed with the members of the Special Committee fiduciary duty considerations in responding to the October 22 Proposal. The Special Committee discussed the risk that Vista would disengage if the Special Committee continued to pursue a higher price or a different treatment of equity awards, the process conducted to solicit interest in a transaction involving selling a minority stake without a change of control, the feedback from various parties who had participated or declined to participate in the process and the inbound contacts from various parties received both before and after the Reuters Article. The Special Committee considered the ability of parties to continue or commence due diligence on EngageSmart and present a superior proposal for a control transaction during the Go-Shop Period or otherwise prior to the stockholder meeting to vote on a transaction with Vista. The Special Committee then met in executive session without representatives of Evercore or Skadden and without Mr. Semel. Following the executive session of the Special Committee, it was discussed that certain older equity award grants in fact provided for single trigger vesting in connection with a change of control and that this information was already known to Vista. It was also discussed that General Atlantic was considering proposing to Vista that General Atlantic would only have a 35% equity rollover obligation, instead of 40% as proposed by Vista, which representatives of Evercore did not expect to meaningfully affect Vista’s view of the transaction given the limited difference from a governance perspective. After further discussion, the Special Committee instructed representatives of Evercore and Skadden to seek to finalize documentation for a transaction on the basis of the October 22 Proposal and to communicate this to Vista and to General Atlantic. Given that economic terms had been finalized, the Special Committee then authorized representatives of Skadden to propose to Vista, as part of finalizing documentation for a transaction, two employee bonus matters recommended by Mr. Bennett (and which Mr. Bennett had discussed with General Atlantic earlier that day), which are described in the section of this proxy statement captioned “—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

Following this meeting, in accordance with the directions of the Special Committee, representatives of Goldman Sachs, Evercore and Skadden communicated to representatives of General Atlantic and representatives of Vista the Special Committee’s support for finalizing documentation for a transaction on the basis of the October 22 Proposal. Skadden, Paul Weiss and Kirkland continued the resolution of open points in all transaction documents. This process included finalizing the Summit Support Agreement through its outside counsel.

Also on October 22, 2023, a representative of General Atlantic emailed a representative of Vista to schedule a call to resolve outstanding items as to post-closing governance terms between Vista and General Atlantic. As a result, representatives of General Atlantic and Vista had several short calls to resolve such terms.

On October 23, 2023, Goldman Sachs provided a letter, dated October 22, 2023, to Skadden, describing the relationship between Goldman Sachs and Vista.

Also on October 23, 2023 at 1:00 A.M. Eastern Time, the Special Committee held a meeting, also attended by Mr. Semel and representatives of Evercore and Skadden. Representatives of Evercore then reviewed their financial analyses with the Special Committee, including the various limitations, qualifications, assumptions and other matters in connection with these analyses, using the Projections, the Extrapolations and the October Unlevered Free Cash Flow, which the Special Committee confirmed it had instructed Evercore to use for purposes of its analyses, as further described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information.” The Special Committee asked questions and received answers from representatives of Evercore concerning its analysis. A representative of Evercore then delivered to the Special Committee Evercore’s oral opinion, which was subsequently confirmed by delivery of a written opinion dated October 23, 2023, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the $23.00 in cash per share to be received by the holders of shares of EngageSmart Common Stock (other than General Atlantic and its affiliates) in the proposed merger is fair, from a financial point of view, to such holders. For a detailed discussion of Evercore’s opinion, please see the section of this proxy statement captioned “—Opinion of the Financial Advisor to the Special Committee.” A representative of Skadden then summarized the material terms of the transaction documents, including the Merger Agreement, Rollover Stockholder Support Agreement, the Summit Support Agreement, the Equity Commitment Letter, the Limited Guarantee and agreed post-closing governance terms between Vista and General Atlantic. The Special Committee asked questions and received answers from a representative of Skadden concerning the transaction documents. After further discussion, including a discussion regarding the various factors described in the section of this proxy statement captioned “—Reasons for the Merger; Recommendations of the Special Committee and the EngageSmart Board,” the Special Committee unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger in accordance with the DGCL, are advisable and fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders, (2) recommended to the EngageSmart Board that it approve and adopt the Merger Agreement and the Transactions and (3) agreed to recommend that the Unaffiliated Stockholders adopt the Merger Agreement at the Special Meeting. A representative of Skadden explained that the resolutions to be reviewed by the Special Committee related to the approval of EngageSmart’s entry into the Rollover Stockholder Support Agreement and the Summit Support Agreement, after the approval by the EngageSmart Board so that the Support Agreements are not subject to any restriction of ARTICLE NINE, Section 2 of the Charter.

Following the Special Committee meeting, on October 23, 2023, the EngageSmart Board held a meeting, also attended by management of EngageSmart and representatives of Skadden, and for a portion of the meeting, representatives of Goldman Sachs and Evercore. A representative of Skadden reminded the members of the EngageSmart Board of its delegation of authority to the Special Committee and noted that the Special Committee had approved the proposed transaction and was prepared to recommend the proposed transaction to the EngageSmart Board. Representatives of Evercore then discussed with the members of the EngageSmart Board the process conducted to solicit interest in a transaction (which process had solicited interest in acquiring a minority stake without a change of control), the feedback from various parties who had participated or declined to participate in the process and the inbound contacts from various parties received both before and after the Reuters Article. Representatives of Evercore discussed with the members of the EngageSmart Board the status of due diligence being conducted by Party C and Party E and discussed the negotiation process with Vista. Representatives of Evercore then confirmed that Evercore had earlier delivered to the Special Committee its oral opinion, to be subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, that the $23.00 in cash per share to be received by the holders of shares of EngageSmart

Common Stock (other than General Atlantic and its affiliates) in the proposed merger is fair, from a financial point of view, to such holders. A representative of Skadden then summarized the material terms of the transaction documents, including the Merger Agreement, Rollover Stockholder Support Agreement, the Summit Support Agreement, the Equity Commitment Letter, the Limited Guarantee and the agreed post-closing governance terms between Vista and General Atlantic. A representative of Skadden also described to the members of the EngageSmart Board the employee bonus matters agreed between EngageSmart and Vista. Directors asked questions and received answers from a representative of Skadden concerning the transaction documents. On behalf of the Special Committee, Mr. Hamilton confirmed that the Special Committee had approved the proposed transaction and was recommending to the EngageSmart Board that the EngageSmart Board approve the proposed transaction. Following discussion, including a discussion regarding the various factors described under the caption “—Recommendation of the Special Committee, EngageSmart Board and Reasons for the Merger,” the Board of Directors, acting on the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger in accordance with the DGCL, are advisable, fair, and in the best interests of EngageSmart and its stockholders, (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and obligations in the Merger and the consummation of the Merger Agreement upon the terms and conditions set forth in the Merger Agreement and (3) agreed to recommend that the EngageSmart stockholders adopt the Merger Agreement at the Special Meeting. The EngageSmart Board also approved that the Support Agreements would not be subject to the restrictions on business combinations contained in ARTICLE NINE, Section 2 of the Charter, which approval was required of the EngageSmart Board rather than a committee of the EngageSmart Board. Following such determinations, the members of the Special Committee and representatives of Goldman Sachs and Evercore departed the meeting. A representative of Skadden then discussed with the EngageSmart Board that the EngageSmart Board had previously approved a $1,500 per meeting fee for each member of the Special Committee with the expectation that the EngageSmart Board would revisit whether this compensation was commensurate with the efforts of the Special Committee ultimately required after it was more clear whether there would be third party interest in a transaction. The representative of Skadden discussed factors for consideration in structuring and determining compensation for the Special Committee, summarized a range of potential structures used in other similar transactions, including transactions involving Vista, and noted that Mr. Hamilton was not in a position to receive compensation for his service on the Special Committee given the policies of Summit. Following further discussion where directors asked questions and received answers from a representative of Skadden, it was unanimously determined by the directors in attendance that each member of the Special Committee will be reimbursed for their out of pocket expenses in connection with their service on the Special Committee and will be paid, as compensation for their services (except that Mr. Hamilton would decline such compensation), a monthly fee of $20,000 for each month of service on the Special Committee beginning July 2023 until the earlier to occur of the (i) consummation of the Merger or (ii) suspension by the EngageSmart Board of the Special Committee. Assuming that the transaction is consummated in accordance with the Merger Agreement in January 2024 following the Special Meeting to be held on January 23, 2024 at 10:00 a.m., Eastern time, Mr. Rodriguez would receive aggregate compensation of $140,000.

Following the EngageSmart Board meeting, on October 23, 2023, the Special Committee held a meeting, also attended by a representative of Skadden. The representative of Skadden explained to the members of the Special Committee that the purpose of the meeting was to review the resolutions related to EngageSmart’s entry into the Rollover Stockholder Support Agreement and the Summit Support Agreement, after the approval by the EngageSmart Board that the Support Agreements are not subject to any restriction of ARTICLE NINE, Section 2 of the Charter. The Special Committee unanimously approved the execution and delivery by EngageSmart of (1) the Rollover Stockholder Support Agreement and (2) the Summit Support Agreement.

Following these meetings, also on October 23, 2023, the parties executed the transaction documents, including the Merger Agreement, Rollover Stockholder Support Agreement, the Summit Support Agreement, the Equity Commitment Letter, the Limited Guarantee and the letter between Vista and General Atlantic memorializing their agreed post-closing governance terms. On the same day, before the opening of trading on the NYSE,

EngageSmart issued a press release announcing the execution of the Merger Agreement and related documentation.

Also on October 23, 2023, following the announcement of the Transactions, representatives of Evercore contacted representatives of Party C and Party E to determine each party’s interest in continued participation in a potential transaction involving EngageSmart during the Go-Shop Period. Both Party C and Party E declined to participate.

On October 24, 2023, in accordance with the directions of the Special Committee, representatives of Evercore began further outreach to prospective investors potentially interested in exploring a transaction involving EngageSmart during the Go-Shop Period, contacting 32 potential parties (in addition to Party C and Party E, which already declined to participate), comprised of 21 financial sponsors, including Party K and Party L, and 11 strategic parties, including Party A. Representatives of Evercore contacted all of the parties that were previously involved in the process for a potential transaction except for Party H and Party I, given that they had disengaged from the process during the first bidding round. In the weeks following this outreach, Party G, Party J, Party M, Party N and Party O each declined to participate. Party P responded that it was internally evaluating the opportunity but never requested a non-disclosure agreement and did not provide any further feedback on its interest during the Go-Shop Period. Party A, Party B, Party D and Party F never responded to the outreach by representatives of Evercore.

On October 24, 2023 and October 25, 2023, representatives of Party K and Party L each requested that representatives of Evercore provide them with non-disclosure agreements.

On October 25, 2023, representatives of Evercore sent a form of non-disclosure agreement to Party K and Party L.

On October 30, 2023, EngageSmart and Party K entered into a non-disclosure agreement, dated as of October 28, 2023, which did not include a standstill provision. Following execution of the non-disclosure agreement, also on October 30, 2023, representatives of Evercore provided Party K with EngageSmart’s management presentation and updated management projections as previously shared with Vista in the virtual data room.

On November 11, 2023, EngageSmart and Party L entered into a non-disclosure agreement, dated as of November 11, 2023, which did not include a standstill provision. Following execution of the non-disclosure agreement, on November 11, 2023, representatives of Evercore provided Party L with EngageSmart’s management presentation and updated management projections as previously shared with Vista in the virtual data room.

The Go-Shop Period expired at 11:59 p.m., Eastern time, on November 22, 2023. All 34 parties that representatives of Evercore contacted as part of the go-shop process (other than Party K and Party L) either declined to participate in the process or did not respond to the outreach. As of the date of this proxy statement, no party made an Acquisition Proposal following the execution of the Merger Agreement.

As of the date of this proxy statement, the Special Committee has not been disbanded.

Reasons for the Merger; Recommendation of the Special Committee and the EngageSmart Board

Recommendation of the Special Committee

In evaluating the Merger Agreement, the Support Agreements, the Limited Guarantee, and the transactions contemplated thereby, including the Merger, the Special Committee consulted with its independent financial advisor, Evercore, and its independent legal advisor, Skadden, and, where appropriate, with members of EngageSmart management. At the conclusion of its review, the Special Committee unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders; (2) recommended that the EngageSmart Board approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger; and (3) resolved to recommend that the Unaffiliated Stockholders adopt the Merger Agreement. In addition, the Special Committee believes that the Merger is fair to EngageSmart’s “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act (the “unaffiliated security holders”).

In the course of reaching its determination and making its recommendations, the Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the EngageSmart Board:

•

Solicitation Process Prior to Merger Agreement. The Special Committee’s process, together with its and EngageSmart’s advisors, for soliciting and responding to offers from potential counterparties in an effort to obtain the best value reasonably available to the unaffiliated security holders, including the fact that ten parties were contacted in such process to solicit interest in a potential minority investment transaction in EngageSmart with General Atlantic continuing as the controlling stockholder of EngageSmart, all of which entered into non-disclosure agreements with EngageSmart and were provided with an opportunity to conduct due diligence, including reviewing the estimated projections of EngageSmart’s financial prospects and conducting management diligence sessions based on non-public diligence information with members of EngageSmart’s management (as described in the section of this proxy statement captioned “—Background of the Merger”). The Special Committee also considered that, because EngageSmart’s two different operating segments were unlikely to be attractive to a single strategic acquirer, outreach to strategic acquirers was unlikely to result in a transaction. The Special Committee also considered the fact that, on October 5, 2023, Reuters published an article reporting that General Atlantic was exploring a sale of EngageSmart, and the limited level of interest expressed to EngageSmart by additional parties after this report (as described in the section of this proxy statement captioned “—Background of the Merger”). In addition, during the Go-Shop Period, 34 parties were contacted, including both strategic counterparties and financial sponsors, and no Acquisition Proposal has been received to date (as described in the section of this proxy statement captioned “—Background of the Merger”).

•

Potential Strategic Alternatives. The assessment of the Special Committee that none of the possible alternatives to the Merger (including continuing to operate EngageSmart as an independent company or pursuing a different transaction, and the desirability and perceived risks of those alternatives, as well as the potential benefits and risks to the unaffiliated security holders of those alternatives and the timing and likelihood of effecting such alternatives) was reasonably likely to present superior opportunities for EngageSmart to create greater value for the unaffiliated security holders, taking into account execution risks as well as business, financial, industry, competitive and regulatory risks. The Special Committee also considered the fact that, on October 20, 2023, Vista indicated it was not willing to pursue a potential minority investment transaction in EngageSmart with General Atlantic continuing as the controlling stockholder of EngageSmart, and proposed instead a transaction involving a change of control. In consultation with Evercore and Skadden, the Special Committee assessed the potential benefits of soliciting the parties previously involved in the process or additional parties, to determine interest in a transaction for control of EngageSmart and determined that the benefits of doing so were outweighed by the risks, including the risks that Vista would no longer engage in the process and that, based in part on feedback received from parties previously involved in the process, the other parties either could not offer as much value as Vista, did not have committed financing for their bids or believed that EngageSmart was already fully valued. The Special Committee also considered the fact that since October 4, 2023, the date of media reports that EngageSmart was exploring a potential transaction, any prospective investor that was interested in exploring a transaction with EngageSmart, including a take private transaction to acquire control of EngageSmart, had the opportunity to submit a proposal for such a transaction, and the Merger Agreement contains a go-shop provision, which allowed the Special Committee to solicit the parties previously involved in the process and additional parties to determine interest in a transaction for control of EngageSmart during the Go-Shop Period (as described in the section of this proxy statement captioned “The Merger Agreement—Solicitation of Other Offers”).

•

Certainty of Value. The consideration to be received by the unaffiliated security holders in the Merger consists entirely of cash, which provides the unaffiliated security holders certainty of value and immediate liquidity at an attractive price measured against the ongoing business and financial execution risks of EngageSmart’s business plan and its continued operations as an independent company and allows the unaffiliated security holders to realize that value immediately upon the consummation of the Merger. In that regard, the Special Committee noted that the amount of cash to be received for each outstanding share of EngageSmart Common Stock is fixed and will not be reduced if the share price of EngageSmart Common Stock declines prior to the effective time of the Merger.

•

Best Value Reasonably Obtainable. The belief of the Special Committee that the Per Share Price represented Vista’s best and final offer and the best value that EngageSmart could reasonably obtain from Vista for the shares of EngageSmart Common Stock, taking into account (1) Vista’s statements and reputation as a bidder; (2) the Special Committee’s assessment, which included advice from its financial advisor, Evercore, that other parties did not have the interest in, or capability to, acquire EngageSmart at a higher price, including based on the regulatory, financing and other execution risks applicable to each party; and (3) the Special Committee’s familiarity with the business, operations, prospects, business strategy, assets, liabilities and general financial condition of EngageSmart on a historical and prospective basis and its assessment of associated risks, including execution risks with respect to EngageSmart’s business plan. The Special Committee believed that, after negotiations at the direction of the Special Committee and with the assistance of experienced independent legal and financial advisors, the Special Committee obtained the best terms and highest price that Vista was willing to pay for EngageSmart, pursuant to a thorough process and that further negotiations would have created a risk of causing Vista to abandon the Merger altogether or materially delay the entry into definitive transaction agreements with respect to the Merger. In addition, the Special Committee believed that, measured against the longer-term execution risks described above, the Per Share Price reflects a fair and favorable price for the shares of EngageSmart Common Stock. The Special Committee also considered that the Per Share Price constitutes (1) a premium of approximately 23 percent to the closing price of EngageSmart Common Stock on October 4, 2023 of $18.71 per share, the last full trading day before media reports that EngageSmart was exploring a potential transaction; and (2) a premium of approximately 30 percent to the volume weighted average price of EngageSmart’s Common Stock for the 30 days ending October 4, 2023.

•

Loss of Opportunity. The possibility that, if the Special Committee declined to recommend that the EngageSmart Board approve the Merger Agreement, there may not be another opportunity for EngageSmart’s stockholders (including the unaffiliated security holders) to receive a comparably priced offer with a comparable level of closing certainty. The Special Committee also considered Vista’s position that Vista would no longer be interested in pursuing a transaction with the Company if the parties did not finalize a definitive agreement on the timeline proposed in the October 9 Vista Proposal (as described in the section of this proxy statement captioned “—Background of the Merger”), and that Vista had been the most engaged potential counterparty to a transaction to date.

•

Financial Condition, Results of Operations and Prospects of EngageSmart; Risks of Execution. The current, historical and projected financial condition, results of operations and business of EngageSmart, as well as EngageSmart’s prospects and risks if it were to remain an independent company. In particular, the Special Committee considered EngageSmart’s then-current business plan, including management’s then-current estimated projections of EngageSmart’s financial prospects, as reflected in the Unaudited Prospective Financial Information. As part of this, the Special Committee considered EngageSmart’s current business plan and the potential opportunities and risks that it presented against, among other things, various execution, operational and other risks to achieving the business plan and related uncertainties, including: (1) the impact of market, customer and competitive trends on EngageSmart; (2) the likelihood that the business plan could be achieved in the face of operational and execution risks, including loss of share, customer dissatisfaction or employee attrition; and (3) general risks related to market conditions that could negatively impact our valuation or reduce the price of EngageSmart Common Stock. In particular, the Special Committee considered the likelihood and timing of, and risks to, achieving the operational improvements, objectives and share improvement assumptions underlying the business plan, as well as the estimated projections of EngageSmart’s financial prospects, all as reflected in the Unaudited Prospective Financial Information.

•

Among the potential risks identified by the Special Committee were consideration of (1) EngageSmart’s ability to sustain its rapid growth and to manage infrastructure to support such growth; (2) EngageSmart’s ability to attract new customers or convert trial customers into paying customers; (3) EngageSmart’s ability to introduce new features or services successfully and to make enhancements to its solutions; (4) risks related to any decline in customer renewals or failure to convince EngageSmart’s customers to broaden their use of the solutions and related services; and (5) EngageSmart’s ability to navigate the competitive industry landscape and to maintain or improve share within its industry.

•

The Special Committee was also aware that the price of EngageSmart Common Stock could be negatively impacted if EngageSmart failed to meet investor expectations, including if EngageSmart failed to meet its growth and profitability objectives.

•

Opinion of Evercore. The oral opinion of Evercore rendered to the Special Committee on October 23, 2023, which was subsequently confirmed in Evercore’s written opinion dated October 23, 2023, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Per Share Price to be received by holders of EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates, in the Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement captioned “—Opinion of the Financial Advisor to the Special Committee” and the full text of the written opinion of Evercore attached as Annex B to this proxy statement.

•	Negotiations with Parent and Terms of the Merger Agreement. The terms and conditions of the Merger Agreement, which was the product of arm’s-length negotiations, including:

•

The requirement that approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders.

•	EngageSmart’s ability during the Go-Shop Period to solicit alternative acquisition proposals from, and participate in discussions and negotiations with, third parties.

•	EngageSmart’s ability, under certain circumstances, to furnish information to, and conduct negotiations with, third parties submitting unsolicited alternative acquisition proposals.

•	The Special Committee’s belief that the terms of the Merger Agreement would be unlikely to deter third parties from making a superior proposal.

•

The ability of the EngageSmart Board, acting upon the recommendation of the Special Committee, and the Special Committee’s ability, in each case under certain circumstances, to change, withdraw or modify the recommendation that our stockholders (including the unaffiliated security holders) vote in favor of the adoption of the Merger Agreement.

•

The EngageSmart Board’s ability, acting upon the recommendation of the Special Committee, under certain circumstances, to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal. In that regard, the Special Committee believed that the termination fee payable by EngageSmart in such instance in accordance with the terms of the Merger Agreement was reasonable, consistent with or below similar fees payable in comparable transactions, and not preclusive of other offers.

•

The remedies available to EngageSmart under the Merger Agreement in the event the Merger is not consummated, including monetary damages and the fact that the Merger Agreement provides that Vista could be liable for breaches under the Merger Agreement, Limited Guarantee or the Equity Commitment Letter up to, in the aggregate for all such breaches, the Parent Liability Limitation.

•

The terms of the Merger Agreement provide EngageSmart with sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement.

•	Reasonable Likelihood of Consummation. The belief of the Special Committee that an acquisition by Parent has a reasonable likelihood of closing, based on, among other matters:

•	the limited conditions to Parent’s obligation to consummate the Merger as provided by the Merger Agreement, including the absence of a financing condition;

•	no anticipated substantive issues expected in connection with the required regulatory approvals and the meaningful obligation of Parent to obtain such regulatory approval;

•

the fact that the Summit Stockholders, who hold approximately 15% of the voting power of EngageSmart’s outstanding share capital, have duly executed and entered into the Summit Support Agreement and have agreed to vote their respective shares in favor of the Merger Agreement, subject to, and in accordance with, the terms and conditions of the Summit Support Agreement;

•

EngageSmart’s ability to specifically enforce Parent’s obligations under the Merger Agreement in accordance with its terms and the terms of the Equity Commitment Letter (including EngageSmart’s third-party beneficiary rights to enforce the Guarantor’s equity commitment under the Equity Commitment Letter in accordance with its terms and the terms of the Merger Agreement) which commits the Guarantor to cause the equity financing to be funded if the conditions to closing in the Merger Agreement are satisfied;

•	Vista’s business reputation and financial resources, which provided the Special Committee comfort that the equity financing would be available.

•

Appraisal Rights. EngageSmart’s stockholders have the right to exercise their statutory appraisal rights under Section 262 of the DGCL and receive payment of the fair value of their shares of the EngageSmart common stock in lieu of the Per Share Price, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such EngageSmart stockholder fails to perfect or effectively withdraws or loses such holder’s rights to appraisal and payment under the DGCL.

•

Current and Historical Market Prices. The current and historical market prices of EngageSmart’s Common Stock, including as set forth in the table under “Important Information Regarding EngageSmart—Market Price of EngageSmart’s Common Stock” and “Special Factors—Opinion of the Financial Advisor to the Special Committee” taking into account the market performance of EngageSmart’s Common Stock relative to the capital stock of other participants in the industries in which EngageSmart operates and general market indices.

The Special Committee also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders and the unaffiliated security holders of EngageSmart. In light of such procedural safeguards, the Special Committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of the Unaffiliated Stockholders and the unaffiliated security holders of EngageSmart for purposes of negotiating the terms of the Merger Agreement or preparing a report concerning the fairness of the Merger Agreement and the Merger. The Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the Merger to the Unaffiliated Stockholders and the unaffiliated security holders of EngageSmart:

•	Independence. The Special Committee, since the revocation of its suspension on July 23, 2023, has consisted solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of EngageSmart (including the Rollover Stockholders) and were otherwise disinterested and independent with respect to a potential acquisition of EngageSmart (including a potential acquisition of EngageSmart that has a transaction or series of transactions in which one or more significant stockholders of EngageSmart have an interest that is in addition to, and/or different from, the interests of EngageSmart’s stockholders as a whole), other than as discussed in the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger”;

•

Negotiating Authority and Procedural Safeguards. The fact that General Atlantic conditioned its engagement in a potential transaction on (1) the Special Committee being empowered to freely select its own independent legal and financial advisors and to consider (including the ability to reject) any proposal by General Atlantic regarding a potential transaction; and (2) the transaction being subject to a non-waivable condition requiring approval of a majority of the shares of common stock of EngageSmart not owned by General Atlantic and such approval actually being obtained before consummation of the Merger.

•

Prior Special Committee Action. The EngageSmart Board was not permitted to approve any potential acquisition of EngageSmart (including a potential acquisition of EngageSmart that also included a transaction or series of transactions in which one or more significant stockholders of EngageSmart had an interest that was in addition to, and/or different from, the interests of EngageSmart’s stockholders as a whole) or recommend for approval any such transactions by EngageSmart’s stockholders without a prior favorable recommendation of the transaction by the Special Committee.

•

Active Involvement and Oversight. The numerous meetings held by the Special Committee over a three-month period (with its legal and financial advisors present) to discuss and evaluate, among other things, the process for exploring a potential strategic transaction and the proposals from Vista and other bidders, and the Special Committee’s active oversight of the negotiation process. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to EngageSmart management and its advisors in connection with the evaluation process.

•

Independent Advice. The Special Committee selected and engaged its own independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of a potential acquisition of EngageSmart, which independent financial advisor delivered a fairness opinion to the Special Committee.

•

Full Knowledge. The Special Committee made its evaluation of a potential acquisition of EngageSmart by Vista based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Rollover Stockholders.

•

No Obligation to Recommend. The recognition by the Special Committee that it had no obligation to recommend to the EngageSmart Board the approval of the Merger or any other transaction and had the authority to reject any proposals made.

•

Majority of the Minority Approval. The consummation of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders to adopt the Merger Agreement.

In the course of reaching its determinations and making its recommendations, the Special Committee also considered the following non-exhaustive list of countervailing factors concerning the Merger Agreement and the Merger, which are not presented in any relative order of importance:

•

No Stockholder Participation in Future Growth or Earnings. The nature of the Merger as a cash transaction means that our stockholders (including the unaffiliated security holders) (other than the Rollover Stockholders) will not participate in EngageSmart’s future earnings or growth and will not benefit from any appreciation in value of the Surviving Corporation. The Special Committee considered the other potential alternative strategies available to EngageSmart as an independent company, which, despite significant uncertainty, had the potential to result in a more successful and valuable company.

•

No-Shop Restrictions after the Go-Shop Period. The restrictions in the Merger Agreement on EngageSmart’s ability to solicit competing transactions following the Go-Shop Period (subject to certain exceptions to allow the EngageSmart Board, acting upon the recommendation of the Special Committee, or the Special Committee, to exercise their respective fiduciary duties and, in the case of EngageSmart Board, acting upon the recommendation of the Special Committee, to accept a superior proposal, and then only upon the payment of a termination fee by EngageSmart to Parent). The Special Committee was also aware that the interests of the Rollover Stockholders in the Merger would likely be considered by third parties evaluating whether to make superior proposals.

•

Risk Associated with Failure to Consummate the Merger. The possibility that the Merger might not be consummated, and if it is not consummated, that: (1) EngageSmart’s directors, management team and other employees will have expended extensive time and effort and will have experienced significant distractions from their work on behalf of EngageSmart during the pendency of the Merger; (2) EngageSmart will have incurred significant transaction and other costs; (3) EngageSmart’s continuing business relationships with customers, business partners and employees may be adversely affected, which could include the loss of key personnel; (4) the trading price of EngageSmart Common Stock could be adversely affected; (5) the contractual and legal remedies available to EngageSmart in the event of the breach or termination of the Merger Agreement may be insufficient, costly to pursue, or both; and (6) the failure of the Merger to be consummated could result in an adverse perception among our customers, potential customers, employees and investors about EngageSmart’s prospects.

•

Regulatory Risks. The possibility that regulatory agencies may delay, object to, challenge or seek to enjoin the Merger, or may seek to impose terms and conditions on their approvals that are not acceptable to Parent, notwithstanding its obligations under the Merger Agreement.

•

Impact of Interim Restrictions on EngageSmart’s Business Pending the Completion of the Merger. The restrictions on the conduct of EngageSmart’s business prior to the consummation of the Merger, which may delay or prevent us from undertaking strategic initiatives before the completion of the Merger that, absent the Merger Agreement, we might have pursued, or from taking certain actions aimed at incentivizing and retaining our employees.

•

Effects of the Merger Announcement. The effects of the public announcement of the Merger, including the: (1) effects on our employees, customers, operating results and stock price; (2) impact on our ability to attract and retain key management, sales and marketing, and technical personnel; and (3) potential for litigation in connection with the Merger.

•

Termination Fee Payable by EngageSmart. The requirement that EngageSmart pay Parent a termination fee of $144,370,000 under certain circumstances following termination of the Merger Agreement, including if EngageSmart terminates the Merger Agreement to accept a superior proposal or if Parent terminates the Merger Agreement because the Special Committee and/or the EngageSmart Board changes its respective recommendation (as further described under “The Merger Agreement—Termination Fees and Expenses”). The Special Committee considered the potentially discouraging impact that this termination fee could have on a third party’s interest in making a competing proposal to acquire EngageSmart; noting, however, that the Merger Agreement was negotiated to ameliorate such potential deterrence by reducing the amount of the termination fee to $72,185,000 if an Alternative Acquisition Agreement was entered into during the Go-Shop Period.

•

Cap on Vista Liability. That the Merger Agreement provides that the maximum aggregate liability of Vista for breaches under the Merger Agreement, Limited Guarantee or the Equity Commitment Letter will not exceed, in the aggregate for all such breaches, the Parent Liability Limitation.

•

Taxable Consideration. The receipt of cash in exchange for shares of EngageSmart common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes for many of the unaffiliated security holders.

•

Interests of EngageSmart’s Directors and Executive Officers. The interests that EngageSmart’s directors and executive officers may have in the Merger, which may be different from, or in addition to, those of the other unaffiliated security holders.

•

Interests of Certain Significant Stockholders in the Merger. The Rollover Stockholders will participate in the transaction through an equity rollover of a portion of their EngageSmart Common Stock in Vista’s potential acquisition of EngageSmart. As noted in this section, the Rollover Stockholders will be able to participate in the future growth or earnings of the post-closing company with respect to that portion of their equity that they are rolling over in the post-closing entity.

•

Voting Obligations of Certain Significant Stockholders. Certain significant stockholders of EngageSmart are parties to the Rollover Stockholder Support Agreement and the Summit Support Agreement with EngageSmart and Parent, which, under certain circumstances, obligate such holders to vote in favor of the adoption of the Merger Agreement and that those obligations do not automatically terminate in the event that the Special Committee, or the EngageSmart Board, acting upon the recommendation of the Special Committee, modifies, changes or withdraws EngageSmart’s recommendation with respect to the transaction.

•	Transaction Costs. EngageSmart has incurred and will incur substantial costs in connection with the transactions contemplated by the Merger Agreement, even if the transactions are not consummated.

The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.

Recommendation of the EngageSmart Board

Based on the unanimous recommendation of the Special Committee and on the basis of the other factors described above, the EngageSmart Board unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and its stockholders; (2) approved the execution and delivery of the Merger Agreement by EngageSmart, the performance by EngageSmart of its covenants and other obligations in the Merger, and the consummation of the Merger Agreement upon the terms and conditions set forth therein; and (3) resolved to recommend that EngageSmart’s stockholders adopt the Merger Agreement.

In addition, the EngageSmart Board, on behalf of EngageSmart, believes, based on the factors described below, that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

The EngageSmart Board did not assess whether the “rollover” provisions of the Rollover Stockholder Support Agreements with the Rollover Stockholders are advisable, fair to and in the best interests of the Rollover Stockholders. In the course of reaching its determination and making its recommendations, the EngageSmart Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:

•

Determinations of the Special Committee. The Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the EngageSmart Board adopted, that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of EngageSmart and the Unaffiliated Stockholders. The EngageSmart Board also considered the Special Committee’s unanimous recommendation that the EngageSmart Board approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

•

Procedural Protections. The procedural fairness of the Merger, including that (1) it was negotiated by the Special Committee consisting solely of independent (for purposes of serving on the Special Committee) and disinterested directors that are not affiliated with, and are independent of, any of the potential counterparties to a potential acquisition of EngageSmart (including the Rollover Stockholders) and were otherwise disinterested and independent with respect to a potential acquisition of EngageSmart (including a potential acquisition of EngageSmart that has a transaction or series of transactions in which one or more significant stockholders of EngageSmart have an interest that is in addition to, and/or different from, the interests of EngageSmart’s stockholders as a whole), other than as discussed in the section titled “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger”; and (2) the Special Committee had the authority to select and engage, and was advised by, its own independent legal and financial advisors;

•

Unaffiliated Stockholder Vote. Although consummation of the Merger does not specifically require that the Merger Agreement be adopted by EngageSmart’s unaffiliated security holders, the Merger Agreement provides that consummation of the Merger is conditioned upon EngageSmart obtaining the Unaffiliated Stockholder Vote. Mr. Bennett is not deemed to be an Unaffiliated Stockholder because he is an “officer” of EngageSmart within the meaning of Rule 16a-1(f) of the Exchange Act; accordingly, the shares he beneficially owns will be excluded from the Unaffiliated Stockholder Vote. The directors that hold shares of EngageSmart Common Stock, other than Mr. Bennett (the “Stockholder Directors”), are deemed to be Unaffiliated Stockholders; accordingly, the shares they beneficially own will be counted toward the Unaffiliated Stockholder Vote. While the Stockholder Directors are deemed to be “affiliates” of EngageSmart under Rule 13e-3 and thus are not deemed to be “unaffiliated security holders,” for purposes of Rule 13e-3 under the Exchange Act, the EngageSmart Board and the Special Committee viewed the Unaffiliated Stockholder Vote as a procedural safeguard of the interests of the unaffiliated security holders because they considered the interests of the Stockholder Directors to be entirely aligned with those of the unaffiliated security holders. Specifically, following the Merger, the Stockholder Directors, will not retain any equity interest in EngageSmart, they will receive the same Per Share Price as the unaffiliated security holders upon consummation of the Merger, and the Stockholder Directors have not received any consideration beyond the Per Share Price from any Purchaser Filing Party in connection with the Merger. Accordingly, the EngageSmart Board and the Special Committee considered the Unaffiliated Stockholder Vote as a factor in support of their belief that the Merger is fair to EngageSmart’s unaffiliated security holders.

•	Other Factors Considered by the Special Committee. The other material factors and countervailing factors considered by the Special Committee and listed above.

The EngageSmart Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Merger were outweighed by the potential benefits of the Merger Agreement and the Merger.

The foregoing discussion of the information and factors considered by the Special Committee and by the EngageSmart Board is not intended to be exhaustive and includes only the material factors considered. In light of the variety of factors considered by the Special Committee and by the EngageSmart Board and the complexity of these factors, neither the Special Committee nor the EngageSmart Board found it practicable to, and did not, quantify or otherwise assign relative weights, ranks or values to the foregoing factors in reaching their respective determinations and recommendations. Moreover, each member of the Special Committee and of the EngageSmart Board applied his or her own personal business judgment to the process and may have assigned different relative weights, ranks or values to the different factors, and the recommendations, determinations and approvals, where applicable, by the Special Committee and the EngageSmart Board were based upon the totality of the information presented to, and considered by, the Special Committee and the EngageSmart Board, respectively.

In the course of evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above (as applicable), the

EngageSmart Board and the Special Committee did not consider the liquidation value of EngageSmart because (1) they considered EngageSmart to be a viable, going concern; (2) they believed that liquidation sales generally result in proceeds substantially less than sales of a going concern; and (3) they considered determining a liquidation value to be impracticable given the significant execution risk involved in any breakup of EngageSmart. For the foregoing reasons, the EngageSmart Board and the Special Committee did not consider liquidation value to be a relevant factor. Further, the EngageSmart Board and the Special Committee did not consider EngageSmart’s net book value, which is an accounting concept, as a factor because they believed (1) that net book value is not a material indicator of the value of EngageSmart as a going concern but rather is indicative of historical costs and (2) net book value does not take into account the prospects of EngageSmart, market conditions, trends in the industry in which EngageSmart operates or the business risks inherent in the industry. In addition, the EngageSmart Board and the Special Committee did not view the purchase prices paid in the transactions described in the section of this proxy statement captioned “Important Information Regarding EngageSmart—Transactions in EngageSmart Common Stock” (all of which were below the Per Share Price) to be relevant except to the extent that those prices indicated the trading price of the EngageSmart Common Stock during the applicable periods. The EngageSmart Board and the Special Committee believe that the trading price of the shares of EngageSmart common stock at any given time represents the best available indicator of EngageSmart’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction. In addition, the EngageSmart Board and the Special Committee implicitly considered the value of EngageSmart as a going concern by taking into account the value of EngageSmart’s current and anticipated business, financial condition, results of operations, prospects, and other forward-looking matters.

Other than as described in this proxy statement, the EngageSmart Board is not aware of any firm offer by any other person during the prior two years for (1) a merger or consolidation of EngageSmart with another company; (2) the sale or transfer of all or substantially all of EngageSmart’s assets; or (3)  a purchase of EngageSmart’s securities that would enable such person to exercise control of EngageSmart.

Opinion of the Financial Advisor to the Special Committee

The Special Committee retained Evercore to act as its financial advisor in connection with the Special Committee’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, to holders of EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates, of the Per Share Price to be paid to such holders in the Merger. At a meeting of the Special Committee held on October 23, 2023, Evercore rendered to the Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated October 23, 2023, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Per Share Price to be received by holders of EngageSmart Common Stock, other than Rollover Stockholders and their affiliates, in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated October 23, 2023, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety. The summary of the opinion of Evercore in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (solely in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of EngageSmart Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to EngageSmart, nor does it address the underlying business decision of EngageSmart to engage in the Merger.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to EngageSmart that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

•

reviewed certain internal projected financial data relating to EngageSmart prepared and furnished to Evercore by the management of EngageSmart, as approved for Evercore’s use by the Special Committee (which are referred to as the “Forecasts,” as more fully described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”);

•	discussed with management of EngageSmart their assessment of the past and current operations of EngageSmart, the current financial condition and prospects of EngageSmart, and the Forecasts;

•	reviewed the reported prices and the historical trading activity of EngageSmart Common Stock;

•	compared the financial performance of EngageSmart and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•

compared the financial performance of EngageSmart and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft, dated October 22, 2023, of the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and Evercore did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of EngageSmart that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with the consent of the Special Committee that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of EngageSmart as to the future financial performance of EngageSmart. Evercore expressed no view as to the Forecasts, or the assumptions on which they were based.

For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to its analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to its analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on EngageSmart or the consummation of the Merger or reduce the contemplated benefits to the holders of EngageSmart Common Stock of the Merger.

Evercore did not conduct a physical inspection of the properties or facilities of EngageSmart and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of EngageSmart, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of EngageSmart under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of October 23, 2023 and financial, economic, market and other conditions as they existed and as could be evaluated as of that date. Subsequent developments might affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of EngageSmart Common Stock (other than the Rollover Stockholders and their affiliates), from a financial point of view, of the Per Share Price. Evercore did not express any view on, and its opinion did not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of EngageSmart, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of EngageSmart, or any class of such persons, whether relative to the Per Share Price or otherwise. Evercore was not asked to, nor did it express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, the Support Agreements and any consideration to be received or exchanged in connection thereto, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement or the Merger. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might be available to EngageSmart, nor did it address the underlying business decision of EngageSmart to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of EngageSmart Common Stock should vote or act in respect of the Merger. Evercore did not express any opinion to the prices at which shares of EngageSmart Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on EngageSmart or the Merger or as to the impact of the Merger on the solvency or viability of EngageSmart or the ability of EngageSmart to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and assumed the accuracy and completeness of assessments by EngageSmart and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Special Committee on October 23, 2023 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before October 19, 2023, and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of EngageSmart. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analyses

Evercore performed a discounted cash flow analysis of EngageSmart to calculate ranges of implied present values of the per share equity value of EngageSmart utilizing, with the Special Committee’s approval, estimates of the standalone unlevered, after-tax free cash flows that EngageSmart was forecasted to generate over the period from September 30, 2023 through December 31, 2033 based on the Forecasts. Evercore calculated terminal values for EngageSmart using two methods: (i) a perpetuity growth method—under which Evercore calculated terminal values for EngageSmart by applying a range of perpetuity growth rates of 5.0% to 7.0%, which range was selected based on Evercore’s professional judgment and experience, taking into account the Forecasts, to an estimate of the unlevered, after-tax free cash flows that EngageSmart was forecasted to generate in the terminal year of approximately $321 million based on the Forecasts and (ii) a terminal multiple method—under which Evercore calculated terminal values for EngageSmart by applying a range of enterprise values to next twelve months (which is referred to as “NTM”) earnings before interest, taxes, depreciation and amortization (which is referred to as “EBITDA”) multiples of 9.0x to 13.0x, which range was selected based on Evercore’s professional judgment and experience, taking into account the nature of EngageSmart’s business and its industry and the Forecasts, to an estimate of EngageSmart’s terminal year adjusted EBITDA of approximately $622 million based on the Forecasts.

The cash flows and terminal values in each case were then discounted to present value as of September 30, 2023 using discount rates ranging from 12.5% to 13.5%, representing an estimate of EngageSmart’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience and based on the application of the capital asset pricing model, which requires certain company-specific inputs, including debt to equity ratio, debt to total capitalization ratio, pre-tax cost of debt and levered and unlevered betas, as well as certain financial metrics for the U.S. financial markets generally, to derive implied enterprise value reference ranges for EngageSmart. Based on these ranges of implied enterprise values, EngageSmart’s estimated net cash of approximately $366 million as of September 30, 2023, and the number of fully diluted outstanding shares of EngageSmart Common Stock using the treasury stock method of approximately 174.3 million as of October 20, 2023, in each case as provided by EngageSmart’s management, this analysis indicated ranges of implied equity values per share of EngageSmart Common Stock as set forth in the table below, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023 (the last trading day before media reports that EngageSmart was exploring a potential transaction, which is referred to as the “Unaffected Date”) and the Per Share Price of $23.00:

Methodology	Implied Equity Values Per Share
Perpetuity Growth Rate Method	$13.71 – $18.72
Terminal Multiple Method	$15.87 – $21.24

Selected Publicly Traded Companies Analysis

Evercore reviewed and compared certain financial information of EngageSmart to corresponding financial multiples and ratios for the following selected publicly traded companies in the software and financial technology industries, serving enterprise and small and midsize business clients (“Enterprise” and “SMB”, respectively).

For each of the selected companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of estimated calendar year 2024 adjusted EBITDA (which is referred to as “TEV / 2024E EBITDA”).

This analysis indicated the following:

Enterprise:

TEV / 2024E EBITDA
ACI Worldwide, Inc.	7.8x
Flywire Corporation	NM	(1)
Payoneer Global Inc.	9.8x
Paymentus Holdings, Inc.	31.2x
AvidXchange Holdings, Inc.	41.4x
Mean	22.5x
Median	20.5x

(1)	NM indicates a multiple that is negative or greater than 45x.

SMB:

TEV / 2024E EBITDA
Bill Holdings, Inc.	NM	(1)
Paylocity Holding Corporation	20.8x
Paycor HCM, Inc.	22.9x
Doximity, Inc.	17.4x
EverCommerce Inc.	14.2x
Definitive Healthcare Corp.	13.8x
Phreesia, Inc.	NM
Weave Communications, Inc.	NM
Mean	17.8x
Median	17.4x

(1)	NM indicates a multiple that is negative or greater than 45x.

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied a TEV / 2024E EBITDA multiple reference range of 25.0x to 33.0x to an estimate of EngageSmart’s calendar year 2024 adjusted EBITDA, as reflected in the Forecasts, to derive an implied enterprise value reference range for EngageSmart. Based on this range of implied enterprise values, EngageSmart’s estimated net cash of approximately $366 million as of September 30, 2023 and the number of fully diluted outstanding shares of EngageSmart common stock of approximately 174.3 million as of October 20, 2023, in each case as provided by EngageSmart’s management, this analysis indicated a range of implied equity values per share of EngageSmart Common Stock of $17.27 to $22.12, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Although none of these companies is directly comparable to EngageSmart, Evercore selected these companies because they are publicly traded companies in the software and financial technology industries with business characteristics that Evercore, in its professional judgment and experience, considered generally relevant to EngageSmart for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Precedent Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the software and financial technology industries, serving Enterprise clients and SMB clients announced since 2007. For each selected transaction, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of NTM EBITDA for the target company at the time of the announcement of the applicable transaction (which is referred to as “TEV / NTM EBITDA”). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

The selected transactions reviewed by Evercore, the date each was announced and the TEV / NTM EBITDA for each of the transactions were as follows:

Enterprise:

Date Announced	Acquirer	Target	TEV / NTM EBITDA
01/09/23	Nuvei Corporation	Paya Holdings Inc.	15.5x
12/12/22	Thoma Bravo, L.P.	Coupa Software Incorporated	36.4x
09/28/22	EQT Holdings AB	BTRS Holdings Inc.	NM	(1)
08/01/22	Global Payments, Inc.	EVO Payments Inc.	19.6x
12/17/21	Thoma Bravo, L.P.	Bottomline Technologies, Inc.	23.2x
05/28/19	Global Payments Inc.	Total System Services, Inc.	16.5x
03/18/19	Fidelity National Information Services, Inc.	Worldpay, Inc.	19.5x
01/16/19	Fiserv, Inc.	First Data Corporation	11.4x
07/04/17	Vantiv, Inc.	Worldpay Group PLC	22.0x
02/14/17	PayPal Holdings, Inc.	TIO Networks Corp.	14.4x
08/02/07	Fiserv, Inc.	CheckFree Corporation	12.1x
		Mean	19.0x
		Median	18.0x

(1)	NM indicates a multiple that is negative or greater than 45x.

SMB:

Date Announced	Acquirer	Target	TEV / NTM EBITDA
07/31/23	Francisco Partners Management LLC, TPG	New Relic, Inc.	29.6x
03/14/23	Blackstone Inc.	Cvent Holding Corp.	31.3x
03/06/23	Canada Pension Plan Investment Board, Silver Lake Partners	Qualtrics International Inc.	47.4x
01/09/23	Vista Equity Partners	Duck Creek Technologies, Inc.	NM(1)
08/08/22	Vista Equity Partners	Avalara, Inc.	NM
05/04/22	Intercontinental Exchange, Inc.	Black Knight, Inc.	19.6x
04/07/22	Brookfield Business Partners L.P.	CDK Global, Inc.	11.8x
08/19/21	Nordic Capital Limited	Inovalon Holdings, Inc.	24.6x
02/10/21	Tyler Technologies, Inc.	NIC Inc.	20.1x
12/21/20	Thoma Bravo, L.P.	RealPage, Inc.	28.1x

Date Announced	Acquirer	Target	TEV / NTM EBITDA
02/12/19	Thoma Bravo, LLC	Ellie Mae, Inc.	23.2x
02/04/19	Canada Pension Plan Investment Board, GIC Pte Ltd., Hellman & Friedman LLC, JMI Equity, The Blackstone Group L.P.	The Ultimate Software Group, Inc.	32.5x
12/24/18	Vista Equity Partners	MINDBODY, Inc.	NM
		Mean	26.2x
		Median	24.6x

(1)	NM indicates a multiple that is negative or greater than 45x.

Based on the multiples it derived from the selected transactions and its professional judgment and experience, Evercore applied a TEV / NTM EBITDA multiple reference range of 25.0x to 40.0x to an estimate of EngageSmart’s NTM EBITDA, as reflected in the Forecasts, to derive an implied enterprise value reference range for EngageSmart. Based on this range of implied enterprise values, EngageSmart’s estimated net cash of approximately $366 million as of September 30, 2023 and the number of fully diluted outstanding shares of EngageSmart Common Stock of approximately 174.3 million as of October 20, 2023, in each case as provided by EngageSmart’s management, this analysis indicated a range of implied equity values per share of EngageSmart common stock of $15.58 to $23.67, compared to the unaffected 30-day volume-weighted average price of EngageSmart common stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to EngageSmart and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses with respect to EngageSmart and the Merger. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Present Value of Future Share Price Analyses

Evercore performed an illustrative analysis of the implied average present value of the future price per share of EngageSmart Common Stock, which is designed to provide an indication of the present value of a theoretical future value of EngageSmart, as a function of EngageSmart’s estimated NTM adjusted EBITDA and its assumed multiple of total enterprise value to NTM adjusted EBITDA.

In calculating the implied present value of the future price per share of EngageSmart Common Stock, Evercore first calculated ranges of implied total enterprise values of EngageSmart by multiplying EngageSmart’s estimated NTM adjusted EBITDA as of the end of each of calendar years 2023 through 2026 based on the

Forecasts by illustrative enterprise value to NTM adjusted EBITDA multiple ranges of 30.0x to 26.0x, 30.0x to 24.0x and 30x to 22.0x, which ranges were selected based on Evercore’s professional judgment and experience, taking into account the nature of EngageSmart’s business and its industry and the Forecasts, to derive implied future enterprise value reference ranges for EngageSmart. Based on these ranges of implied future enterprise values, EngageSmart’s estimated net cash of $420 million, $525 million, $677 million and $891 million as of the end of each of calendar years 2023 through 2026, respectively, and the number of fully diluted outstanding shares of EngageSmart Common Stock of approximately 174.3 million as of the end of each of calendar years 2023 through 2026, in each case as provided by EngageSmart’s management, Evercore calculated reference ranges of implied future equity values per share of EngageSmart Common Stock. Evercore then discounted the implied future equity values per share to present value as of September 30, 2023 using a discount rate of 14.0%, representing an estimate of EngageSmart’s cost of equity, as estimated by Evercore based on its professional judgment and experience based on the application of the capital asset pricing model, which requires certain company-specific inputs, including levered and unlevered betas, as well as certain financial metrics for the U.S. financial markets generally. This analysis indicated an average range of implied equity values per share of EngageSmart Common Stock of $23.23 to $25.09, compared to the unaffected 30-day volume-weighted average price of EngageSmart common stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Sum-of-the-Parts Selected Publicly Traded Companies Analysis

Evercore performed a sum-of-the-parts selected publicly traded companies analysis, to derive a range of implied equity values per share of EngageSmart Common Stock based on a sum-of-the-parts approach aggregating the implied enterprise values of EngageSmart’s Enterprise segment and SMB segment. Based on its review of the financial information and ratios related to the selected companies as described above under the caption “Selected Publicly Traded Companies Analysis” and its professional judgement and experience, Evercore applied a multiple reference range of 30.0x to 35.0x to an estimate of EngageSmart’s calendar year 2024 adjusted EBITDA attributable, as directed by EngageSmart management, to its enterprise segment and a multiple reference range of 28.0x to 36.0x to an estimate of EngageSmart’s calendar year 2024 adjusted EBITDA attributable, as directed by EngageSmart management, to its SMB segment, each as reflected in the Forecasts, to derive implied enterprise value reference ranges for each segment and, by aggregating such ranges, for EngageSmart. In its analysis, and upon advice of EngageSmart’s management, Evercore assumed no tax leakage costs or synergies and dis-synergies costs, other than approximately $5.0 million of cost savings in calendar year 2024, in the separation of EngageSmart into its two segments. Based on the sum of the implied enterprise value reference ranges for each segment, after adjusting for the estimated net cash as of September 30, 2023 allocated, as directed by EngageSmart’s management, to each segment and to EngageSmart’s corporate cash, and the number of fully diluted outstanding shares of EngageSmart Common Stock as of October 20, 2023, in each case as provided by EngageSmart’s management, this analysis indicated a range of implied equity values per share of EngageSmart Common Stock of $20.05 to $24.90, compared to the unaffected 30-day volume-weighted average price of EngageSmart common stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Sum-of-the-Parts Selected Precedent Transactions Analysis

Evercore performed a sum-of-the-parts selected transactions analysis, to derive a range of implied equity values per share of EngageSmart Common Stock based on a sum-of-the-parts approach aggregating the implied enterprise values of EngageSmart’s Enterprise segment and SMB segment. Based on its review of the financial information and ratios related to the selected transactions as described above under the caption “Selected Precedent Transactions Analysis” and its professional judgement and experience, Evercore applied a multiple reference range of 4.0x to 5.0x to an estimate of EngageSmart’s NTM revenue, as of September 30, 2023, attributable, as directed by EngageSmart management, to its enterprise segment and a multiple reference range of 30.0x to 40.0x to an estimate of EngageSmart’s NTM adjusted EBITDA, as of September 30, 2023, attributable, as directed by EngageSmart management, to its SMB segment, each as reflected in the Forecasts, to derive implied enterprise value reference ranges for each segment and, by aggregating such ranges, for EngageSmart. In its analysis, and upon advice of EngageSmart’s management, Evercore assumed no tax leakage costs or synergies and dis-synergies costs, other than approximately $5.0 million of cost savings in calendar year 2024, in the separation of EngageSmart into its two segments. Based on the sum of the implied enterprise value reference ranges for each segment, after adjusting for the estimated net debt or net cash as of September 30, 2023 allocated, as directed by EngageSmart’s management, to each segment (of $(74) million to EngageSmart’s Enterprise segment and of $(10) million to EngageSmart’s SMB segment) and to EngageSmart’s corporate cash (of $(282) million), in each case, as reflected in the Forecasts, and the number of fully diluted outstanding shares of EngageSmart Common Stock of approximately 174.3 million as of October 20, 2023, as provided by EngageSmart’s management, this analysis indicated a range of implied equity values per share of EngageSmart Common Stock of $21.84 to $28.07, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price $23.00.

Leveraged Buyout Analysis

Evercore performed a leveraged buyout analysis of EngageSmart to estimate the price per share that a potential financial buyer might be willing to pay for EngageSmart. For purposes of this analysis, Evercore assumed, based on its experience and professional judgment, (1) that the financial buyer would complete the transaction on September 30, 2023 and exit the investment on December 31, 2028, (2) a required internal rate of return (IRR) ranging from 17.5% to 22.5%, (3) a range of exit multiples of 22.0x to 26.0x based on its review of the financial information and ratios related to the selected companies as described above under the caption “Selected Publicly Traded Companies Analysis,” (4) gross leverage equal to 6.5x, (5) $70 million minimum cash balance, as provided by EngageSmart management, (6) $50 million of transaction fees, (7) management fees at a rate of four percent, and (8) annual public company cost savings of $9 million to $12 million as provided by EngageSmart management. This analysis indicated a range of implied equity values per share of EngageSmart Common Stock of $19.24 to $26.18, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Equity Research Analysts’ Price Targets

Evercore reviewed selected publicly available share price targets of 11 research analysts’ estimates known to Evercore as of October 4, 2023, the Unaffected Date, noting that the 25th percentile and 75th Percentile of share price targets for EngageSmart Common Stock ranged from $21.00 to $24.50, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of EngageSmart Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of EngageSmart and future general industry and market conditions.

52-Week Trading Range Analysis

Evercore reviewed historical trading prices of shares of EngageSmart Common Stock during the 52-week period ended October 4, 2023, the Unaffected Date, noting that low and high prices (based on closing values) during such period ranged from $15.44 to $22.27 per share of EngageSmart Common Stock, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed 98 selected take private transactions involving publicly traded companies in North America with total enterprise values greater than $1 billion announced over the three-year period prior to the date of Evercore’s opinion. Using publicly available information, Evercore calculated the premium paid in each transaction as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the unaffected 30-day volume-weighted average prices per share of the target companies prior to announcement of each transaction. Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 25.0% to 40.0% to the unaffected 30-day volume-weighted average price of the shares of EngageSmart Common Stock of $17.74 as of October 4, 2023. This analysis indicated a range of implied equity values per share of EngageSmart common stock of $22.18 to $24.84, compared to the unaffected 30-day volume-weighted average price of EngageSmart Common Stock of $17.74 on October 4, 2023, the Unaffected Date, and the Per Share Price of $23.00.

Other Presentations by Evercore

In addition to the presentation made to the Special Committee on October 23, 2023, the date on which Evercore rendered its opinion, as described above, Evercore made other written and oral presentations to the Special Committee on August 29, 2023, August 31, 2023, September 5, 2023, September 26, 2023, October 4, 2023, October 20, 2023 and October 22, 2023, which are referred to in this section as the preliminary Evercore presentations. Copies of the preliminary Evercore presentations provided to the Special Committee by Evercore have been attached as exhibits to the Transaction Statement on Schedule 13E-3 with respect to the Merger. These written presentations and the written opinion will be available for any interested holder of EngageSmart Common Stock to inspect and copy at EngageSmart’s principal executive offices during regular business hours.

None of the preliminary Evercore presentations, alone or together, constitutes an opinion of Evercore with respect to the Per Share Price. The August 29, 2023, and the August 31, 2023 discussion materials included a process update and review of and observations regarding preliminary versions of the Forecasts (as described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information) and operational benchmarking. The September 5, 2023 discussion materials included operational benchmarking analyses. The September 26, 2023 discussion materials (delivered on September 24, 2023) included an evaluation of strategic alternatives and preliminary financial analysis of EngageSmart based on preliminary versions of the Forecasts. The October 4, 2023 discussion materials included a preliminary financial analysis of EngageSmart based on the Forecasts. The October 20, 2023 discussion materials included a summary of the bids received, a preliminary analysis of EngageSmart Common Stock at various share prices, and a preliminary financial analysis based on the Forecasts and compared to Parent’s non-binding second bid offer of $22.75. The October 22, 2023 discussion materials included a preliminary analysis of EngageSmart Common Stock at various share prices and a preliminary financial analysis based on the Forecasts and compared to the Per Share Price.

Each of the analyses performed in these preliminary Evercore presentations was subject to further updating and subject to the final analyses presented to the Special Committee on October 23, 2023 by Evercore, which is summarized above under “—Summary of Evercore’s Financial Analyses” and which superseded all analyses performed in the preliminary Evercore presentations. Each of these analyses was necessarily based on financial, economic, monetary, market, regulatory and other conditions and circumstances as they existed and as could be evaluated by Evercore as of the dates on which Evercore performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the financial analyses included in the October 23, 2023 presentation.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Special Committee. In connection with the review of the Merger by the Special Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of EngageSmart Common Stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of EngageSmart or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Special Committee as to the fairness, from a financial point of view, of the Per Share Price to be received by holders of EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Except as described above, the Special Committee imposed no other instruction or limitation on Evercore with respect to the investigations made or the procedures followed by Evercore in rendering its opinion. Evercore did not recommend any specific amount of consideration to the Special Committee or EngageSmart’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of EngageSmart Common Stock.

Pursuant to the terms of Evercore’s engagement letter with the Special Committee, EngageSmart has agreed to pay Evercore a fee for its services in the aggregate amount of approximately $24.1 million, of which (1) $2 million was paid upon delivery of Evercore’s opinion and is fully creditable against any fee payable upon the execution of the Merger Agreement, (2) $6.7 million was paid promptly following the execution of the Merger Agreement and is fully creditable against any fee payable upon the consummation of the Merger and (3) approximately $15.4 million will be payable contingent upon the consummation of the Merger. EngageSmart has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to EngageSmart and Evercore has not received any compensation from EngageSmart during such period. In addition, during the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory or other services to Vista and certain of its affiliates and portfolio companies and to General Atlantic and certain of its affiliates and portfolio companies, and received fees for the rendering of these services. During the period between January 1, 2020 and October 19,

2023, the aggregate fees for financial advisory or other services recognized by Evercore from Vista and certain of its affiliates and portfolio companies were approximately $22 million. During the period between January 1, 2020 and October 19, 2023, the aggregate fees for financial advisory or other services recognized by Evercore from General Atlantic and certain of its affiliates and portfolio companies were approximately $42 million. Evercore may provide financial advisory or other services to EngageSmart, Vista and General Atlantic in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to EngageSmart, Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of EngageSmart or Parent.

The Special Committee engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Position of the Purchaser Filing Parties as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, each General Atlantic Filing Party may be deemed to be an affiliate of EngageSmart, and under a possible interpretation of such SEC rules, each Vista Filing Party and Parent Entity may be deemed to be an affiliate of EngageSmart, and, therefore, required to express its belief as to the fairness of the proposed Merger to EngageSmart’s “unaffiliated security holders,” as defined under Rule 13e-3 of the Exchange Act. The Merger is a Rule 13e-3 transaction for which a Schedule 13e-3 Transaction Statement has been filed with the SEC. The Purchaser Filing Parties are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Purchaser Filing Parties as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any EngageSmart stockholder as to how that stockholder should vote on the Merger Proposal. The Purchaser Filing Parties have interests in the Merger that are different from, and/or in addition to, the unaffiliated security holders of EngageSmart.

The Purchaser Filing Parties believe that, as a private company, EngageSmart will be able to improve its ability to execute initiatives that over time will create additional enterprise value for EngageSmart. The Purchaser Filing Parties believe that this, along with EngageSmart’s existing business and potential future opportunities, will allow the Purchaser Filing Parties’ investment in EngageSmart to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Purchaser Filing Parties believe that EngageSmart’s management and employees will be able to execute more effectively on future strategic plans.

The Purchaser Filing Parties believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. The Purchaser Filing Parties did not participate in the deliberation of the Special Committee regarding, nor received advice from the respective legal or other advisors of the Special Committee as to, the fairness of the Merger. In addition, the Vista Filing Parties and the Parent Entities did not participate in the deliberations of the EngageSmart Board regarding, nor received advice from the advisors of the EngageSmart Board as to, the fairness of the Merger. The Purchaser Filing Parties have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the unaffiliated security holders of EngageSmart. Based on, among other things, their knowledge and analysis of available information regarding EngageSmart, as well as discussions with EngageSmart’s senior management regarding EngageSmart and its business and the factors considered by, and the analysis and resulting conclusions of, the EngageSmart Board and the Special Committee discussed in the section of this proxy statement entitled “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the EngageSmart Board” (which analysis and resulting conclusions the Purchaser Filing Parties adopt), the Purchaser Filings Parties believe that the Merger is substantively fair to the unaffiliated security holders of EngageSmart. In particular, the Purchaser Filing Parties considered the following:

•

the current and historical market prices of EngageSmart Common Stock, including the market performance of EngageSmart Common Stock relative to those of other participants in EngageSmart’s industry and general market indices, and the fact that the Per Share Price represents a premium of approximately 30% to the volume-weighted average stock price of EngageSmart Common Stock for the 30 days ended October 4, 2023, the last full trading day before media reports that EngageSmart was exploring a potential transaction; EngageSmart Common Stock traded as low as $15.01 per share during the 52-week period prior to the announcement of the Merger;

•

the fact that the Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, EngageSmart and the Unaffiliated Stockholders and, accordingly, EngageSmart’s unaffiliated security holders, as defined in Rule 13e-3 under the Exchange Act;

•

the fact that the EngageSmart Board, acting upon the recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, EngageSmart and its stockholders;

•

the members of the Special Committee are not officers or employees of EngageSmart, are not affiliated with any Purchaser Filing Party and do not have any interests in the Merger different from, or in addition to, those of the unaffiliated security holders, other than the members’ receipt of EngageSmart Board compensation and Special Committee compensation (which are not contingent upon the completion of the Merger or the Special Committee’s or the EngageSmart Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreement entered into with EngageSmart and in connection with the Merger Agreement;

•

the fact that the Per Share Price will be paid to the unaffiliated security holders in all cash, thus allowing the unaffiliated security holders of EngageSmart to immediately realize a certain and fair value for their shares, which value represents a significant premium to the closing price of EngageSmart Common Stock on October 4, 2023, the last full trading day before media reports that EngageSmart was exploring a potential transaction;

•

the fact that the Merger will provide liquidity for the unaffiliated security holders of EngageSmart without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•

the fact that the Merger is not conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the unaffiliated security holders of EngageSmart in the Merger will be received;

•	the potential risks to EngageSmart of continuing to have publicly traded common stock, including the risks of market volatility and global uncertainty;

•

the fact that EngageSmart has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement; and

•

the fact that, notwithstanding that the Purchaser Filing Parties are not entitled to, and did not rely on the opinion provided by Evercore to the Special Committee on October 23, 2023, the Special Committee

received an opinion from Evercore stating that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Per Share Price to be received by holders of EngageSmart Common Stock, other than the Rollover Stockholders and their affiliates, in the Merger was fair, from a financial point of view, to such holders.

The Purchaser Filing Parties did not consider the liquidation value of EngageSmart in determining their view as to fairness of the Merger to the unaffiliated security holders because the Purchaser Filing Parties consider EngageSmart to be a viable going concern and view the trading history of EngageSmart Common Stock as an indication of EngageSmart’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.

The Purchaser Filing Parties did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of EngageSmart as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. The Purchaser Filing Parties note, however, that the Per Share Price of $23.00 is substantially higher than the net book value per share of EngageSmart Common Stock as of September 30, 2023 of $5.02 (based on 167,864,066 issued and outstanding shares as of that date). See the section of this proxy statement captioned “Where You Can Find Additional Information” for a description of how to obtain copies of EngageSmart’s periodic reports.

The Purchaser Filing Parties did not establish, and did not consider, a going concern value for EngageSmart as a public company to determine the fairness of the Merger consideration to unaffiliated security holders because, following the Merger, EngageSmart will have a significantly different capital structure.

Other than to the extent known to the Purchaser Filing Parties as disclosed in the section of this proxy statement captioned “—Background of the Merger”, the Purchaser Filing Parties were not aware of, and thus did not consider, any other firm offers made by any unaffiliated person during the past two years for (i) a merger or consolidation of EngageSmart with another company, (ii) the sale or transfer of all or substantially all of EngageSmart’s assets or (iii) the purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over EngageSmart.

The Purchaser Filing Parties did not receive any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger or the Merger consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to unaffiliated security holders.

The Purchaser Filing Parties further believe that the Merger is procedurally and substantively fair to the unaffiliated security holders of EngageSmart based upon, among other things, the following factors, which are not listed in any relative order of importance:

•

the fact that the Special Committee and the EngageSmart Board were fully informed about the extent to which the interests of the Purchaser Filing Parties in the Merger differed from those of the unaffiliated security holders of EngageSmart;

•

the fact that consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee, which consists solely of independent directors, each of whom is an outside, non-employee director not affiliated with any of the Purchaser Filing Parties, and the prior suspension of the Special Committee was revoked at the outset of the strategic process that resulted in execution of the Merger Agreement;

•

the fact that, since the outset of the strategic process that resulted in execution of the Merger Agreement, General Atlantic has conditioned the potential transaction upon, and Vista’s proposals for the potential transaction were conditioned upon, (i) the approval of the Special Committee and (ii) a non-waivable condition requiring the Merger to be approved by a majority of the shares of EngageSmart Common Stock not owned by General Atlantic, and such approval in fact being obtained prior to consummation of the Merger;

•

the fact that, in considering the transaction with the Purchaser Filing Parties, the Special Committee acted solely to represent the interests of the unaffiliated security holders, and the Special Committee had independent control of the extensive negotiations with the members of the Purchaser Filing Parties and their respective advisors on behalf of the unaffiliated security holders;

•

the fact that all of the members of the Special Committee, were and are independent directors and not affiliated with any Purchaser Filing Party; in addition, none of such Special Committee members is or ever was an employee of EngageSmart or any of its subsidiaries or affiliates and none of such directors has any financial interest in the Merger that is different from that of the unaffiliated security holders other than the members’ receipt of EngageSmart Board compensation and Special Committee compensation

(which are not contingent upon the completion of the Merger or the Special Committee’s or the EngageSmart Board’s recommendation and/or authorization and approval of the Merger) and their indemnification and liability insurance rights under their respective indemnification agreements entered into with EngageSmart and under the Merger Agreement;

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

•	the fact that the Merger consideration, and the terms and conditions of the Merger were the result of the Special Committee’s extensive arm’s length negotiations with Parent;

•

the fact that the Special Committee had the full power and authority to negotiate the terms and conditions of any strategic transaction involving EngageSmart (including the Merger), including to reject any proposals made by Parent or any other person;

•

the fact that the closing of the Merger is conditioned on EngageSmart’s receipt of the requisite EngageSmart stockholder approvals, including the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders to adopt the Merger Agreement;

•

EngageSmart’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding any alternative acquisition proposal that constitutes, or is reasonably likely to lead to, a Superior Proposal;

•

EngageSmart’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a termination fee of $144,370,000 in cash (which may be reduced to $72,185,000 in certain circumstances if such termination occurs prior to the No-Shop Period Start Date and if EngageSmart enters into an Alternative Acquisition Agreement at the time of such termination), subject to and in accordance with the terms and conditions of the Merger Agreement;

•

EngageSmart’s ability to, for a period of 30 days after entering into the Merger Agreement, solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to an Acquisition Proposal;

•

the recognition by the Special Committee that it had no obligation to recommend to the EngageSmart Board that it approve the Merger Agreement, and the recognition by the EngageSmart Board that it had no obligation to approve the Merger Agreement;

•

the availability of appraisal rights to EngageSmart’s stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares; and

•

the fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the EngageSmart Board are able to change, withhold, withdraw, qualify or modify their recommendation that EngageSmart stockholders vote in favor of the proposal to adopt the Merger Agreement.

The Purchaser Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

(1) the fact that the unaffiliated security holders of EngageSmart will not participate in any future earnings, appreciation in value or growth of EngageSmart’s business and will not benefit from any potential sale of EngageSmart or its assets to a third party in the future, (2) the risk that the Merger might not be completed in a timely manner or at all, and (3) the fact that Parent and Merger Sub are newly formed corporations with essentially no assets other than the funding commitments of the Guarantor and the rollover commitments of the Rollover Stockholders;

•

the restrictions on the conduct of EngageSmart’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent EngageSmart from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of EngageSmart pending completion of the Merger;

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on EngageSmart’s business and relationships with its employees, vendors and customers;

•

subject to the terms and conditions of the Merger Agreement, beginning on the No-Shop Period Start Date, EngageSmart and its subsidiaries are restricted from soliciting, proposing, initiating or knowingly encouraging the submission of acquisition proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

the possibility that the amounts that may be payable by EngageSmart upon the termination of the Merger Agreement, including payment to Parent of a termination fee of $144,370,000 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire EngageSmart; and

•	the fact that the receipt of cash by a U.S. Holder in exchange for shares of EngageSmart Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Purchaser Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Purchaser Filing Parties did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Purchaser Filing Parties reached their position as to the fairness of the Merger after considering all of the foregoing as a whole.

The Purchaser Filing Parties believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders of EngageSmart. This position however, is not intended to be and should not be construed as a recommendation to any EngageSmart stockholder to approve the Merger Agreement. The Purchaser Filing Parties make no recommendation as to how stockholders of EngageSmart should vote their shares relating to the Merger. The Vista Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders of EngageSmart, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the unaffiliated security holders of EngageSmart.

Plans for EngageSmart After the Merger

Following completion of the Merger, Merger Sub will have been merged with and into EngageSmart, with EngageSmart surviving the Merger as a wholly owned subsidiary of Parent. The shares of EngageSmart Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the shares of EngageSmart Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, EngageSmart Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will become the initial directors of the Surviving Corporation, and the officers of EngageSmart immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case until their successor is duly elected and qualified or until the earlier of his or her death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. At the Effective Time, the certificate of incorporation of EngageSmart as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation and such bylaws.

The Purchaser Filing Parties currently anticipate that EngageSmart’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that EngageSmart will cease to be a public company and will instead be a wholly owned subsidiary of Parent). The Purchaser Filing Parties are currently conducting a review of EngageSmart and its business and operations with a view towards determining how to redirect EngageSmart’s operations to improve EngageSmart’s long-term earnings potential as a private company (including by reducing EngageSmart’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Purchaser Filing Parties will continue to assess EngageSmart’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of EngageSmart. In addition, Parent may seek to buy or combine EngageSmart with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understandings with respect thereto currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Purchaser Filing Parties and certain of their affiliates may seek, from and after the Effective Time, to acquire target companies or assets that operate in EngageSmart’s industry.

Certain Effects of the Merger

If the Requisite Stockholder Approval is obtained and all other conditions to closing of the Merger are satisfied or waived, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, (1) Merger Sub will merge with and into EngageSmart, (2) the separate existence of Merger Sub will cease, and (3) EngageSmart will continue as the Surviving Corporation in the Merger and a wholly owned subsidiary of Parent. As a result of the Merger, EngageSmart will cease to be a publicly traded company, EngageSmart Common Stock will be delisted from the NYSE and deregistered under the Exchange Act and EngageSmart will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of capital stock of the Surviving Corporation.

The Effective Time will occur upon the filing of a Certificate of Merger with, and acceptance of that certificate by, the Secretary of State of the State of Delaware (or at a later time as EngageSmart, Parent and Merger Sub may agree and specify in such Certificate of Merger).

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time:

•

each certificate formerly representing any shares of EngageSmart Common Stock or any book-entry shares that represented shares of EngageSmart Common Stock immediately prior to the Effective Time (except for Owned Shares) will automatically be canceled and extinguished and will automatically convert into the right to receive cash in an amount equal to the Per Share Price, without interest and subject to any applicable withholding taxes;

•

the Owned Shares (which include the Rollover Shares, which will have been contributed to Parent (or a direct or indirect parent company thereof) immediately prior to the Effective Time pursuant to the Rollover Stockholder Support Agreement) will be cancelled for no consideration;

•

each outstanding Vested EngageSmart Option (whether vested at the Effective Time or that vests in connection with the Merger) will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such Vested EngageSmart Option;

•

each outstanding Unvested EngageSmart Option will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of such Unvested EngageSmart Option. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart Option immediately prior to the Effective Time; however, due to the existing change in control vesting provisions of the EngageSmart Option Awards, it is expected that there will be no Unvested EngageSmart Options at the Effective Time;

•

each outstanding Vested EngageSmart RSU will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price; and

•

each outstanding Unvested EngageSmart RSU will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart RSU immediately prior to the Effective Time.

At or prior to the closing of the Merger, a sufficient amount of cash will be deposited with a designated Payment Agent to pay the aggregate Per Share Price. Once a stockholder has provided the Payment Agent with his, her or its stock certificates (or an affidavit of loss in lieu of a stock certificate) or customary agent’s message (or such other evidence of transfer as the Payment Agent may reasonably request) with respect to book-entry shares, appropriate letter of transmittal and other items specified by the Payment Agent, then the Payment Agent will pay the stockholder the appropriate portion of the aggregate Per Share Price. For more information, see the section of this proxy statement captioned “The Merger Agreement—Exchange and Payment Procedures.”

Following the Merger, all of the equity interests in the Surviving Corporation will be owned by Parent. If the Merger is completed, Parent (and the Rollover Stockholders indirectly through their indirect equity interests in Parent) will be the sole beneficiaries of EngageSmart’s future earnings and growth, if any, and will be entitled to vote on corporate matters affecting EngageSmart following the Merger. Similarly, Parent (and the Rollover Stockholders indirectly) will also bear the risks of ongoing operations, including the risks of any decrease in EngageSmart’s value after the merger.

In connection with the Merger, certain members of EngageSmart’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of EngageSmart’s stockholders generally, as described in more detail under “—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

Benefits of the Merger for the Unaffiliated Security Holders

The primary benefit of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, will be their right to receive the Per Share Price for each share of EngageSmart Common Stock held by such stockholders as described above. This amount constitutes a premium of approximately 23% to the unaffected closing price of EngageSmart Common Stock of $18.71 per share on October 4, 2023, the last full trading day before media reports that EngageSmart was exploring a potential transaction. Additionally, such stockholders will avoid the risk after the Merger of any possible decrease in EngageSmart’s future earnings, growth or value.

Detriments of the Merger to the Unaffiliated Security Holders

The primary detriment of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act, is the lack of an interest of such stockholders in the potential future earnings, growth, or value realized by EngageSmart after the Merger, including as a result of any sale of EngageSmart or its assets to a third party in the future. Additionally, the receipt of cash in exchange for EngageSmart Common Stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to U.S. Holders (as defined in the section entitled “—Certain U.S. Federal Income Tax Consequences of the Merger”) who surrender their EngageSmart Common Stock in the Merger to the extent that such stockholders have any gain on their shares of EngageSmart Common Stock.

Certain Effects of the Merger for the Purchaser Filing Parties

If the Merger is completed, all of the equity interests in EngageSmart will be beneficially owned, indirectly through Parent, by the Purchaser Filing Parties and their affiliates.

The benefits of the Merger to the Purchaser Filing Parties include the fact that, following the completion of the Merger, Parent will directly own 100% of the outstanding equity interests of the surviving company and will therefore have a corresponding 100% interest in the surviving company’s net book value and net earnings. The table below sets forth the beneficial ownership of EngageSmart Common Stock and resulting interests in EngageSmart’s net book value and net earnings of the Purchaser Filing Parties prior to and immediately after the Merger, based on EngageSmart’s net book value at September 30, 2023 and net earnings for the nine months ended September 30, 2023, as if the Merger were completed on such date.

	Beneficial Ownership of EngageSmart Prior to the Merger(1)			Beneficial Ownership of EngageSmart After the Merger(2)
($ in thousands)	% Ownership	Net Book Value at September 30, 2023(3)	Net Income for the Nine Months Ended September 30, 2023(4)	% Ownership	Net Book Value at September 30, 2023(3)	Net Income for the Nine Months Ended September 30, 2023(4)
Parent	—	$—	$—	100%	$842,233	$19,992
Vista	—	$—	$—	65.0%	$547,451	$12,995
General Atlantic	53.8%	$453,121	$10,756	35.0%	$294,782	$6,997

(1)	Based on 167,864,066 shares of EngageSmart Common Stock outstanding as of September 30, 2023.
(2)

The actual interests of the Purchaser Filing Parties following completion of the Merger will be based on the Rollover Stockholders’ ownership of EngageSmart Common Stock as of the date of completion. In addition, the post-closing interest of Vista will be reduced to the extent Vista assigns a portion of the equity financing commitment to other parties in accordance with the Equity Commitment Letter.

(3)	Based on total stockholders’ equity of $842.2 million as of September 30, 2023.
(4)	Based on net income of $20.0 million for the nine months ended September 30, 2023.

In addition, the Purchaser Filing Parties will benefit from the savings associated with EngageSmart no longer being required to file reports under or otherwise having to comply with provisions of the Exchange Act. Detriments of the Merger to the Purchaser Filing Parties include the lack of liquidity for EngageSmart Common Stock following the Merger and the risk that EngageSmart will decrease in value following the Merger.

Certain Effects on EngageSmart if the Merger is Not Completed

If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, EngageSmart’s stockholders will not receive any payment for their shares of EngageSmart Common Stock in connection with the Merger. Instead, (1) EngageSmart will remain an independent public company, (2) EngageSmart Common Stock will continue to be listed and traded on the NYSE and registered under the Exchange Act, and (3) EngageSmart will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, EngageSmart expects that: (x) our management will continue to operate the business as it is currently being operated, and (y) EngageSmart’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which EngageSmart operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that cause the Merger not to be completed, the price of EngageSmart Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of EngageSmart Common Stock would return to the price at which EngageSmart Common Stock trades as of the date of this proxy statement. Accordingly, there can be no assurance as to the effect of the Merger not being completed on the future value of your shares of EngageSmart Common Stock. If the Merger is not completed, the EngageSmart Board will continue to evaluate and review, among other things, EngageSmart’s business, operations, strategic direction and capitalization, and will make whatever changes it deems appropriate. If the Merger Agreement is not adopted as a result of the failure to obtain the Requisite Stockholder Approval, or if the Merger is not completed for any other reason, EngageSmart’s business, prospects or results of operation may be adversely impacted.

In addition, in specified circumstances in which the Merger Agreement is terminated, EngageSmart has agreed to pay Parent a termination fee of $144,370,000, as more fully described in “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Company Termination Fee.”

Unaudited Prospective Financial Information

Other than in connection with our regular earnings press releases and related investor materials, we do not, as a matter of course, make public projections as to our long-term future financial performance, due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, EngageSmart management regularly prepares projections as to our future financial performance for internal use.

Projections

In August and September 2023, in connection with the Special Committee’s review of strategic alternatives, EngageSmart management prepared unaudited non-public prospective financial information of EngageSmart, on a standalone basis without giving effect to the Merger, for fiscal year 2023 through fiscal year 2027 (the “Projections”), which was reviewed by the Special Committee. The Projections were provided to the Special Committee in connection with its evaluation of strategic alternatives and to Evercore, the Special Committee’s financial advisor, in connection with its preliminary financial analyses. Information containing the Projections as summarized below was made available to potential counterparties to a strategic transaction, including Vista, in connection with their due diligence review of a potential transaction.

Although the information in the Projections is presented with numerical specificity, it reflects numerous estimates and assumptions made by EngageSmart management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to EngageSmart’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond EngageSmart’s control. The Projections include the following assumptions and estimates:

•	consolidated revenue growth rates ranging from 28% in 2023 to 22% in 2027 reflecting EngageSmart management’s assumptions and estimates for future growth;

•

in the SMB segment, revenue growth rates ranging from 31% in 2023 to 22% in 2027 with the key growth drivers including continued growth in new customer acquisition, average revenue per user expansion, and increasing traction with revenue cycle management;

•

in the Enterprise segment, revenue growth rates ranging from 23% in 2023 to 22% in 2027 with the key growth drivers including new customers going live with our solutions and continued improvements in digital payment adoption with existing customers, consistent with historical trends;

•	cost of goods sold as a percentage of revenue ranging from 20% in 2023 to 18% in 2027;

•	gross profit margins ranging from 80% in 2023 to 82% in 2027;

•	sales and marketing expenses as a percentage of revenue ranging from 32% in 2023 to 27% in 2027;

•	research and development expenses as a percentage of revenue ranging from 17% in 2023 to 16% of 2027;

•	general and administrative expenses as a percentage of revenue ranging from 13% in 2023 to 10% in 2027;

•	operating income margins ranging from 18% in 2023 to 29% in 2027;

•

adjusted EBITDA margins ranging from 19% in 2023 to 31% in 2027 reflecting EngageSmart management’s expectations for margin expansion based on (1) sales and marketing efficiencies in the Enterprise segment as a result of economies of scale and enhanced sales productivity, (2) corporate general and administrative support functions driving efficiencies at scale and, to a lesser extent, (3) gross margin expansion due to efficiencies assumed in customer support; and

•	no anticipated material acquisitions or divestures by EngageSmart.

These values and amounts were determined by EngageSmart management based on their experience and judgment and their expectations of EngageSmart’s operation as a standalone company.

The following table summarizes the Projections:

(Amounts in millions)

	2023E	2024E	2025E	2026E	2027E
SMB Revenue	$217	$277	$350	$432	$527
Enterprise Revenue	$157 (1)	$192	$239	$294	$359
Total Revenue	$374	$469	$588	$726	$886
Cost of Goods Sold	$(76)	$(94)	$(115)	$(137)	$(162)
Gross Profit	$299	$375	$474	$589	$724
Sales and Marketing Expenses(2)	$(119)	$(141)	$(172)	$(204)	$(238)
Research and Development Expenses	$(62)	$(77)	$(95)	$(117)	$(140)
General and Administrative Expenses	$(50)	$(58)	$(67)	$(75)	$(86)
Total Operating Income(3)	$68	$99	$140	$193	$260
Adjusted EBITDA(4)	$72	$106	$149	$205	$276

(1)	2023E figures are presented on a pro forma basis to account for EngageSmart’s sale of IMAGEVISION.NET, LLC, the entity that operates the HealthPay24 platform, in August 2023.
(2)	Sales and marketing expenses include residuals payable to referral partners in the Enterprise segment.

(3)	Total Operating Income represents Total Revenue minus cost of goods sold, sales and marketing expenses, research and development expenses and general and administrative expenses.
(4)	Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization.

Extrapolations

In September 2023, at the direction of the Special Committee, EngageSmart management developed extrapolations to the Projections for fiscal years 2028 through 2033 for purposes of a discounted cash flow analysis to be utilized in Evercore’s financial analysis (the “Extrapolations”). The Extrapolations were reviewed with the Special Committee on September 26, 2023.

Although the information in the Extrapolations is presented with numerical specificity, it reflects numerous estimates and assumptions made by EngageSmart management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to EngageSmart’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond EngageSmart’s control. The Extrapolations include the following assumptions and estimates:

•	consolidated revenue growth rates ranging from 17% in 2028 to 7% in 2033 reflecting EngageSmart management’s expectations for growth as the business scales and market share increases;

•	in the SMB segment, revenue growth rates ranging from 17% in 2028 to 6% in 2033;

•	in the Enterprise segment, revenue growth rates ranging from 17% in 2028 to 7% in 2033;

•	cost of goods sold as 18% of revenue from 2028 to 2033;

•	gross profit margins of 82% from 2028 to 2033;

•	sales and marketing expenses as a percentage of revenue ranging from 27% in 2028 to 25% in 2033;

•	research and development expenses as a percentage of revenue ranging from 16% in 2028 to 15% in 2033;

•	general and administrative expenses as a percentage of revenue ranging from 9% in 2028 to 8% in 2033;

•	operating income margins ranging from 31% in 2028 to 34% in 2033; and

•	adjusted EBITDA margins ranging from 32% in 2028 to 35% in 2033 reflecting efficiency in sales and marketing as the business matures.

The following table summarizes the Extrapolations:

(Amounts in millions)

	2028E	2029E	2030E	2031E	2032E	2033E
SMB Revenue	$618	$698	$771	$840	$903	$958
Enterprise Revenue	$422	$477	$534	$585	$635	$682
Total Revenue	$1,040	$1,175	$1,305	$1,425	$1,538	$1,640
Cost of Goods Sold	$(190)	$(215)	$(238)	$(259)	$(279)	$(297)
Gross Profit	$850	$961	$1,067	$1,166	$1,259	$1,343
Sales and Marketing Expenses(1)	$(277)	$(310)	$(341)	$(368)	$(393)	$(415)
Research and Development Expenses	$(164)	$(184)	$(203)	$(221)	$(238)	$(253)
General and Administrative Expenses	$(92)	$(97)	$(103)	$(109)	$(116)	$(123)
Total Operating Income(2)	$317	$369	$419	$467	$511	$552
Adjusted EBITDA(3)	$336	$390	$443	$492	$539	$581

(1)	Sales and marketing expenses include residuals payable to referral partners in the Enterprise segment.

(2)	Total Operating Income represents Total Revenue minus cost of goods sold, sales and marketing expenses, research and development expenses and general and administrative expenses.
(3)

Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization. EngageSmart management forecasted 2034E Adjusted EBITDA of $622 million, which was used by Evercore as a terminal year projection for purposes of its discounted cash flow analysis.

Unlevered Free Cash Flow

In September 2023, at the direction of the Special Committee, EngageSmart management used the Projections and the Extrapolations to calculate unlevered free cash flow for the fiscal years 2023 through 2033 (the “September Unlevered Free Cash Flow”). The September Unlevered Free Cash Flow was calculated as adjusted EBITDA minus stock based compensation, taxes, capital expenditures and changes in net working capital and also accounting for the tax shield from depreciation and amortization expense. In October 2023, EngageSmart management updated its assumptions and estimates related to taxes and net working capital. The unlevered free cash flow calculated using the updated assumptions (which was otherwise calculated in the same manner as the September Unlevered Free Cash Flow) is referred to as the “October Unlevered Free Cash Flow.” As described in the section of this proxy statement captioned “—Background of the Merger,” the information containing the Projections provided to bidders, including Vista, was updated in a manner consistent with the changes between the September Unlevered Free Cash Flow and the October Unlevered Free Cash Flow as summarized below.

Although the information in the September Unlevered Free Cash Flow and the October Unlevered Free Cash Flow is presented with numerical specificity, it reflects numerous estimates and assumptions made by EngageSmart management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to EngageSmart’s business, in each case as of the date it was prepared, all of which are difficult or impossible to predict accurately and many of which are beyond EngageSmart’s control. The October Unlevered Free Cash Flow includes the following assumptions and estimates:

•	adjusted EBITDA margins ranging from 19% in 2023 to 35% in 2033, consistent with EngageSmart management’s assumptions and estimates underlying the Projections and the Extrapolations;

•	stock based compensation expenses ranging from 6% of total revenue in 2023 to 7% of total revenue in 2033;

•	tax rates ranging from 38.3% in 2023 to 26.0% in 2028 through 2033;

•

capital expenditures ranging from $10 million in 2023 to $33 million in 2033 which primarily consists of capitalized software development costs and is consistent with historical trends of the business; and

•	change in net working capital increasing from a $2 million source of cash in 2023 to a $12 million source of cash in 2033 consistent with EngageSmart management’s growth expectations for the business.

The following table summarizes the September Unlevered Free Cash Flow:

(Amounts in millions)

	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Adjusted EBITDA(1)	$72	$106	$149	$205	$276	$336	$390	$443	$492	$539	$581
Less: Stock Based Compensation	($23)	($34)	($47)	($63)	($80)	($83)	($94)	($91)	($100)	($108)	($115)
Less: Taxes (2)	($10)	($17)	($24)	($34)	($46)	($59)	($71)	($85)	($95)	($105)	($114)
Less: Capital Expenditures	($10)	($12)	($13)	($15)	($18)	($21)	($24)	($26)	($29)	($31)	($33)
Less: (Increases) in Net Working Capital	($16)	($9)	($14)	($14)	($16)	($16)	($18)	($20)	($21)	($23)	($25)
Unlevered Free Cash Flow	$14	$33	$51	$78	$117	$158	$184	$220	$247	$272	$295

(1)	Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization.
(2)	Taxes were calculated as a percentage of earnings before interest and taxes, burdened by stock-based compensation.

The following table summarizes the October Unlevered Free Cash Flow:

(Amounts in millions)

	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E
Adjusted EBITDA(1)	$72	$106	$149	$205	$276	$336	$390	$443	$492	$539	$581
Less: Stock Based Compensation	($23)	($34)	($47)	($63)	($80)	($83)	($94)	($91)	($100)	($108)	($115)
Less: Taxes(2)	($12)	($17)	($24)	($34)	($46)	($59)	($71)	($85)	($95)	($105)	($114)
Less: Capital Expenditures	($10)	($12)	($13)	($15)	($18)	($21)	($24)	($26)	($29)	($31)	($33)
Less: (Increases) in Net Working Capital	$2	$4	$5	$6	$6	$7	$8	$9	$10	$11	$12
Unlevered Free Cash Flow	$31	$47	$69	$98	$139	$181	$210	$249	$279	$306	$332

(1)	Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization.
(2)	Taxes were calculated as a percentage of earnings before interest and taxes, burdened by stock-based compensation.

Additionally, as described in the section of this proxy statement captioned “—Background of the Merger,” certain information containing projected unlevered free cash flows for years 2023 through 2027 was provided to bidders, including Vista, in September and October 2023 in connection with their due diligence review of EngageSmart. Such unlevered free cash flows were calculated by EngageSmart’s management as adjusted EBITDA minus taxes, capital expenditures and changes in net working capital. The unlevered free cash flows provided to bidders were consistent with the September Unlevered Free Cash Flows and the October Unlevered Free Cash Flows, except that, in the versions provided to bidders, taxes were calculated as a percentage of adjusted EBITDA, unburdened by stock-based compensation.

The following table summarizes the unlevered free cash flows provided to Vista and other bidders on or about September 22, 2023 and October 2, 2023, as described in the section of this proxy statement captioned “—Background of the Merger”:

(Amounts in millions)

	2023E		2024E	2025E	2026E	2027E
September 22, 2023 uFCF	$25		$51	$80	$121	$173
October 2, 2023 uFCF	$40	(1)	$65	$98	$141	$195

(1)	Excludes transaction costs from historical M&A.

The Projections, the Extrapolations, the October Unlevered Free Cash Flow (collectively, the “Forecasts”) and the September Unlevered Free Cash Flow were prepared for internal use only and not for public disclosure and were provided to the Special Committee in connection with its evaluation of the proposed Merger. The Forecasts were provided to Evercore, as approved by the Special Committee, for its use and reliance in connection with its financial analyses and fairness opinion provided to the Special Committee on October 23, 2023, as described in the section of this proxy statement captioned “—Opinion of the Financial Advisor to the Special Committee” (and were the only financial projections that were approved by the Special Committee for such purpose). Additionally, information containing the Projections as summarized above was made available to potential counterparties to a strategic transaction, including Vista, in connection with their due diligence review of a potential transaction.

Additional Projected Financial Information

During periods prior to the strategic process commenced by EngageSmart at the end of July 2023, EngageSmart management created additional unaudited prospective financial information of EngageSmart or its business segments for purposes of internal strategic planning by EngageSmart management, for use by the EngageSmart Board in strategic discussions and to respond to information requests from General Atlantic (collectively, the “Additional Projected Financial Information”).

May 2022 Projected Financial Information

Below is a summary of the Additional Projected Financial Information provided by EngageSmart management for purposes of the meeting of the EngageSmart Board held on May 3, 2022.

(Amounts in millions)

	2023E	2024E	2025E
Total Revenue	$391.6	$514.7	$672.9
Total Operating Income(1)	$50.6	$80.9	$125.8
Adjusted EBITDA(2)	$55.3	$88	$136.5

(1)	Total Operating Income represents Total Revenue minus cost of goods sold, sales and marketing expenses, research and development expenses and general and administrative expenses.
(2)	Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization.

October 2022 Projected Financial Information

Below is a summary of the Additional Projected Financial Information related to SMB provided by EngageSmart management for purposes of the meeting of the EngageSmart Board held on October 27, 2022.

(Amounts in millions)

	2023E	2024E	2025E
Total Revenue (SMB Only)	$216.8	$288.9	$379.4

May 2023 Projected Financial Information

Below is a summary of the Additional Projected Financial Information provided by EngageSmart management to two members of the EngageSmart Board, both associated with General Atlantic, Preston McKenzie and David Mangum, on May 1, 2023.

(Amounts in millions)

	2023E	2024E	2025E
SMB Revenue	$218.0	$282.2	$364.1
Enterprise Revenue	$168.5	$205.9	$255.4
Total Revenue	$386.5	$488.1	$619.5
Total Operating Income(1)	$68.2	$100.5	$144.5
Adjusted EBITDA(2)	$72.2	$105.8	$152.7

(1)	Total Operating Income represents Total Revenue minus cost of goods sold, sales and marketing expenses, research and development expenses and general and administrative expenses.
(2)	Adjusted EBITDA represents EngageSmart earnings before interest, taxes, depreciation and amortization.

The May 2023 Projected Financial Information differs from the Projections primarily because (1) with respect to SMB revenue, EngageSmart management refined assumptions for revenue associated with new products, net new customer additions and pricing, and (2) with respect to Enterprise revenue, EngageSmart management excluded the estimated results of IMAGEVISION.NET, LLC, the entity that operates the HealthPay24 platform, from the Projections due to completion of that sale transaction in August 2023, and, to a lesser extent, refined assumptions associated with revenue from EngageSmart’s IVR Technology and Donor Drive solutions.

The Forecasts, the September Unlevered Free Cash Flow and the Additional Projected Financial Information (collectively, the “Unaudited Prospective Financial Information”) were developed by EngageSmart management as then-current estimates of our future financial performance as an independent company, without giving effect to the Merger, or any changes to EngageSmart’s operations or strategy that may be implemented in connection with the pendency of, or following the consummation of, the Merger. The Unaudited Prospective Financial Information also does not consider the effect of any failure of the Merger to be completed, and it should not be viewed as accurate or continuing in that context.

The Unaudited Prospective Financial Information was not prepared with a view toward public disclosure or complying with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The Unaudited Prospective Financial Information included in this document has been prepared by, and is the responsibility of, EngageSmart’s management. Neither EngageSmart’s independent auditor nor any other independent accountants have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Unaudited Prospective Financial Information, nor have they expressed an opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

Although the Unaudited Prospective Financial Information is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events, including those detailed above, made by EngageSmart management that EngageSmart management believed in good faith were reasonable. EngageSmart’s ability to achieve the financial results contemplated by the Unaudited Prospective Financial Information will be affected by our ability to achieve our strategic goals, objectives and targets over the applicable periods, and will be subject to operational and execution risks associated therewith. The Unaudited Prospective Financial Information reflects assumptions as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Unaudited Prospective Financial Information not to be achieved include, among others, (1) general economic conditions; (2) our ability to achieve operating objectives with respect to expenses and operating margins, as well the risks to our ability to grow revenues resulting from the execution of those objectives; (3) our ability to achieve the various monetization, market share and other assumptions and estimates underlying the Unaudited Prospective Financial Information; (4) changes in laws, regulations and taxes relevant to EngageSmart’s business; (5) competitive pressures in the customer engagement software and integrated payments industries, including new products and market entrants and changes in the competitive environment; (6) customer demand for our products and services; (7) our ability to attract, integrate and retain qualified personnel; and (8) uncertainty in the timing of relevant transactions and resulting cash inflows and outflows. Additional factors that may impact us or our business can be found in the various risk factors included in our periodic filings with the SEC. All of these factors are difficult to predict, and many of them are outside of our control. As a result, there can be no assurance that the Unaudited Prospective Financial Information will be realized, and actual results may be materially better or worse than those contained in the Unaudited Prospective Financial Information. The Unaudited Prospective Financial Information may differ from publicized analyst estimates and forecasts. You should evaluate the Unaudited Prospective Financial Information, if at all, in conjunction with our historical financial statements and other information regarding EngageSmart contained in our public filings with the SEC. The Unaudited Prospective Financial Information may not be consistent with EngageSmart’s historical operating data as a result of the assumptions and estimates detailed above. Except to the extent required by applicable federal securities laws, we do not intend to update or otherwise revise the Unaudited Prospective Financial Information to reflect circumstances existing after the date that such information was prepared or to reflect the occurrence of future events.

Because the Unaudited Prospective Financial Information reflects estimates and judgments, it is susceptible to sensitivities and assumptions, as well as to multiple interpretations based on actual experience and business developments. The Unaudited Prospective Financial Information also covers multiple years, and such information by its nature becomes less predictive with each succeeding year. The Unaudited Prospective Financial Information is not, and should not be considered to be, a guarantee of future operating results. The Unaudited Prospective Financial Information should not be regarded as an indication that EngageSmart management, the Special Committee or any of their respective advisors, or any other person, considered or now considers the Unaudited Prospective Financial Information to be necessarily predictive of actual future results. Further, the Unaudited Prospective Financial Information is not fact and should not be relied upon as being necessarily indicative of our future results or for purposes of making any investment decision.

Certain of the financial measures included in the Unaudited Prospective Financial Information are not calculated in accordance with GAAP. Financial measures such as adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Unaudited Prospective Financial Information, are excluded from the definition of “non-GAAP financial measures” under applicable SEC rules and regulations. As a result, the Unaudited Prospective Financial Information is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the Special Committee, Evercore or Vista. Accordingly, no reconciliation of the financial measures included in the Unaudited Prospective Financial Information is provided in this proxy statement.

The Unaudited Prospective Financial Information constitutes forward-looking statements. By including the Unaudited Prospective Financial Information in this proxy statement, none of EngageSmart, Evercore or any of our or Evercore’s representatives has made or makes any representation to any person regarding our ultimate performance as compared to the information contained in the Unaudited Prospective Financial Information. The inclusion of the Unaudited Prospective Financial Information should not be regarded as an indication that the Special Committee, EngageSmart, Evercore or any other recipient of the Unaudited Prospective Financial

Information considered, or now considers, the Unaudited Prospective Financial Information to be predictive of EngageSmart’s performance or actual future results. For information on factors that may cause our future results to materially vary, see the section of this proxy statement captioned “Forward-Looking Statements.” Further, the inclusion of the Unaudited Prospective Financial Information in this proxy statement does not constitute an admission or representation by EngageSmart that the information presented is material. The Unaudited Prospective Financial Information is included in this proxy statement solely to give our stockholders access to the information that was made available to the Special Committee, Evercore and Vista. The Unaudited Prospective Financial Information is not included in this proxy statement in order to influence any EngageSmart stockholder as to how to vote at the special meeting with respect to the Merger, or whether to seek appraisal rights with respect to their shares.

In light of the foregoing factors and the uncertainties inherent in the Forecasts, EngageSmart stockholders are cautioned not to place undue reliance on the Unaudited Prospective Financial Information.

Interests of EngageSmart’s Directors and Executive Officers in the Merger

In considering the recommendations of the Special Committee and the EngageSmart Board with respect to the Merger, you should be aware that, aside from their interests as holders of EngageSmart Common Stock, our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a stockholder. The Special Committee and the EngageSmart Board were aware of and considered these interests to the extent that they existed at the time, among other matters. In particular:

•	Paul Stamas, Chairman of the EngageSmart Board, is an affiliate of General Atlantic;

•	Diego Rodriguez is entitled to receive a fee in connection with his service on the Special Committee;

•

EngageSmart’s directors and officers are entitled to continued indemnification and insurance coverage under the Merger Agreement and indemnification agreements between such individuals and EngageSmart;

•

each of EngageSmart’s executive officers is party to an employment agreement with EngageSmart that provides for “double-trigger” severance payments and benefits in the event of an involuntary termination (as defined in the section of this proxy statement captioned “—Change in Control and Severance Benefits under Existing Agreements”) within a certain period preceding or 12 months following the Merger;

•

pursuant to EngageSmart’s Amended and Restated 2015 Stock Option Plan and the terms of the applicable equity award agreements between EngageSmart and certain individuals, vesting of certain unvested EngageSmart Option Awards held by certain of EngageSmart’s executive officers will accelerate upon the effectiveness of the Merger;

•

EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $250,000 to Cassandra Hudson, EngageSmart’s Chief Financial Officer, with such bonus payable no earlier than the Effective Time, subject to Ms. Hudson’s continued employment with EngageSmart through the Effective Time;

•

EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $100,000 to an executive officer who is not a named executive officer, with such bonus payable 50% on the Closing Date and 50% on the date that is six months following the Closing Date, subject, in each case, to such individual’s continued employment with EngageSmart through the applicable payment date; and

•

Robert Bennett, EngageSmart’s Chief Executive Officer, will be the Chief Executive Officer of the Surviving Corporation as of the consummation of the Merger. As of the date of this proxy statement, none of EngageSmart’s executive officers have reached an understanding on potential employment with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or entered into any definitive agreements or arrangements regarding employment with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger.

Special Committee Fees

EngageSmart will pay to Diego Rodriguez, as an independent member of the Special Committee, a monthly fee equal to $20,000 for each full or partial month from and including July 2023 through the month in which the Closing occurs. Such fees are in addition to the regular compensation received as a member of the EngageSmart Board. The aggregate fees paid to Mr. Rodriguez are expected to total between $140,000 and $220,000 (assuming seven and 11 months of service, respectively).

Insurance and Indemnification of Directors and Executive Officers

Pursuant to the terms of the Merger Agreement, directors and officers of EngageSmart will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement captioned “The Merger Agreement—Indemnification and Insurance.”

Treatment of EngageSmart Equity Awards

Treatment of EngageSmart Option Awards

As of December 7, 2023, there were outstanding EngageSmart Option Awards to acquire an aggregate of 3,155,099 shares of EngageSmart Common Stock, 225,000 of which were held by our current non-employee directors and 1,447,219 of which were held by our current executive officers. The Merger Agreement provides for the following treatment of EngageSmart Option Awards at the Effective Time:

•

Vested EngageSmart Option Awards. Each outstanding Vested EngageSmart Option (whether vested at the Effective Time or that vests in connection with the Merger) will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of EngageSmart Common Stock underlying such Vested EngageSmart Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date. Any Vested EngageSmart Option that has an exercise price per share of EngageSmart Common Stock that is greater than or equal to the Per Share Price will be canceled at the Effective Time for no consideration.

•

Unvested EngageSmart Option Awards. Each outstanding Unvested EngageSmart Option will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of EngageSmart Common Stock underlying such Unvested EngageSmart Option. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart Option immediately prior to the Effective Time, except that if EngageSmart sells a business unit to a third party before the payment in full of all converted awards held by employees who transfer with such business unit, continued service with the divested business unit will count for purposes of continued vesting such awards. Any Unvested EngageSmart Option that has an exercise price per share of EngageSmart Common Stock that is greater than or equal to the Per Share Price will be canceled at the Effective Time for no consideration. Due to the existing change in control vesting provisions of the EngageSmart Option Awards, it is expected that there will be no Unvested EngageSmart Options at the Effective Time.

Treatment of EngageSmart RSU Awards

As of December 7, 2023, there were outstanding EngageSmart RSU Awards (or portions thereof) covering an aggregate of 3,670,923 shares of EngageSmart Common Stock, 50,301 of which were held by our current non-employee directors and 707,667 of which were held by our current executive officers. The Merger Agreement provides for the following treatment of EngageSmart RSU Awards at the Effective Time:

•

Vested EngageSmart RSU Awards. Each outstanding Vested EngageSmart RSU Award will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

•

Unvested EngageSmart RSU Awards. Each outstanding Unvested EngageSmart RSU will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart RSU immediately prior to the Effective Time, except that if EngageSmart sells a business unit to a third party before the payment in full of all converted awards held by employees who transfer with such business unit, continued service with the divested business unit will count for purposes of continued vesting such awards.

Treatment of the ESPP

Prior to the Effective Time, EngageSmart will take all actions necessary to (1) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of the Merger Agreement, (2) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the offering period that is in effect on the date of the Merger Agreement, (3) provide that no further offering period will commence and the current offering period will not be extended pursuant to the ESPP, in each case, after the date of the Merger Agreement, and (4) cause the exercise (as of no later than one business day before the Effective Time) of each outstanding purchase right, but otherwise not issue any EngageSmart Common Stock under the ESPP. If purchase rights are exercised, on such exercise date, EngageSmart will apply the funds credited as of such date under the ESPP within each participant’s account to the purchase of whole shares of EngageSmart Common Stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of EngageSmart Common Stock in connection with the consummation of the Merger. EngageSmart has determined that the purchase period ending on November 30, 2023 was the final purchase period under the ESPP. Immediately prior to and effective as of the Effective Time, EngageSmart will terminate the ESPP.

Equity Interests of EngageSmart’s Directors and Executive Officers

The following table sets forth for each of EngageSmart’s executive officers and directors (1) the number of shares of EngageSmart Common Stock beneficially owned, (2) the number of shares of EngageSmart Common Stock subject to his or her EngageSmart RSU Awards, and (3) the number of shares of EngageSmart Common Stock subject to EngageSmart Option Awards with a per share exercise price less than the Per Share Price, in each case expected to be held on the Closing Date, assuming the following and such additional assumptions set forth in the footnotes to the table:

•	December 7, 2023 as the date of the closing of the Merger (which is the assumed date solely for purposes of this proxy statement); and

•

the number of outstanding shares of EngageSmart Common Stock and equity awards for each executive officer and director on the Closing Date is equal to the number of shares of EngageSmart Common Stock and equity awards that were outstanding as of December 7, 2023, and do not forecast any vesting, deferrals or forfeitures of equity-based awards following such date.

	Shares Held Directly(1)		EngageSmart RSU Awards(2)		In-the-Money EngageSmart Option Awards(3)
Name	Number of Shares (#)	Value of Shares ($)	Number of Shares (#)	Value ($)	Number of Shares Subject to Option Awards (#)	Value of Shares Subject to Option Awards ($)	Total ($)
Paul G. Stamas	—	—	—	—	—	—	—
Robert P. Bennett	2,986,577	68,691,271	271,133	6,236,059	427,911	7,415,698	82,343,028
Deborah A. Dunnam	21,191	487,393	16,089	370,047	—	—	857,440
Matthew G. Hamilton	—	—	—	—	—	—	—
David Mangum	8,500	195,500	9,550	219,650	225,000	4,495,500	4,910,650
Preston McKenzie	—	—	—	—	—	—	—
Raph Osnoss	—	—	—	—	—	—	—
Diego Rodriguez	3,853	88,619	24,662	567,226	—	—	655,845
Cassandra Hudson	68,777	1,581,871	120,447	2,770,281	635,000	12,407,900	16,760,052
Scott Semel	34,881	802,263	112,854	2,595,642	—	—	3,397,905
Jonathan Seltzer	1,671	38,433	37,095	853,185	356,308	6,719,969	7,611,587
Kevin O’Brien	23,713	545,399	122,581	2,819,363	—	—	3,364,762
Patrick Donovan	4,130	94,990	43,557	1,001,811	28,000	485,240	1,582,041

(1)

Represents shares of EngageSmart Common Stock held as of December 7, 2023 (without regard to any change in control-related accelerated vesting). The values shown with respect to the shares held directly are determined as the product of the Per Share Price multiplied by the total number of shares of EngageSmart Common Stock held by such individual.

(2)

Represents shares of EngageSmart Common Stock subject to EngageSmart RSU Awards outstanding as of December 7, 2023 (without regard to any change in control-related accelerated vesting). The values shown with respect to EngageSmart RSU Awards are determined as the product of the Per Share Price multiplied by the total number of shares of EngageSmart Common Stock subject to EngageSmart RSU Awards. As described further in the section of this proxy statement captioned “—Employment Agreements with Current Executive Officers,” each of the EngageSmart executive officers is eligible for vesting acceleration of his or her EngageSmart RSU Awards in connection with certain qualifying terminations of employment under their respective employment agreements. For additional information regarding the EngageSmart RSU Awards for our named executive officers, see the section of this proxy statement captioned “—Golden Parachute Compensation.”

(3)

Represents shares subject to EngageSmart Option Awards with an exercise price below the Per Share Price that were outstanding as of December 7, 2023 (without regard to any change in control-related accelerated vesting). The values shown with respect to EngageSmart Option Awards are determined as the product of the Per Share Price, minus any applicable exercise price, multiplied by the total number of shares of EngageSmart Common Stock subject to the EngageSmart Option Awards. As described further in the section of this proxy statement captioned “—Golden Parachute Compensation,” each EngageSmart Option Award is eligible for “single-trigger” vesting acceleration.

Change in Control and Severance Benefits Under Existing Agreements

Employment Agreements with Current Executive Officers

In September 2021, February 2022, March 2022, September 2021, October 2021 and October 2023, EngageSmart entered into agreements with each of Robert Bennett (EngageSmart’s Chief Executive Officer), Kevin O’Brien (EngageSmart’s President of Enterprise Solutions), Scott Semel (EngageSmart’s Chief Legal Officer and Secretary), Cassandra Hudson (EngageSmart’s Chief Financial Officer), Jonathan Seltzer (EngageSmart’s President of SMB Solutions) and Patrick Donovan (EngageSmart’s Chief Accounting Officer) which provide that if the applicable executive officer is terminated by EngageSmart without “cause” or by the applicable executive officer for “good reason” (an “involuntary termination”), in each case, within a certain number of months (three months for Mr. Bennett, two months for Mr. O’Brien, Mr. Seltzer, Ms. Hudson and Mr. Donovan, and one month for Mr. Semel) prior to or within the 12-month period following a change in control, the applicable executive officer will be entitled to the following severance benefits, payable in cash, less applicable withholdings:

•

A lump sum amount equal to a certain number of months (18 months for Mr. Bennett, 12 months for Mr. O’Brien, Mr. Seltzer and Ms. Hudson, nine months for Mr. Semel and six months for Mr. Donovan) of base salary (as in effect at the time of termination of employment);

•

A certain number of months (18 months for Mr. Bennett, 12 months for Mr. O’Brien, Mr. Seltzer and Ms. Hudson, nine months for Mr. Semel and six months for Mr. Donovan) of continued coverage under EngageSmart’s group health plans;

•	the applicable executive officer’s pro-rata target bonus, payable in a lump sum on the date on which annual bonuses are paid to EngageSmart’s senior executives generally for such year; and

•	100% acceleration of all time-based equity awards.

The severance benefits are conditioned on the applicable executive officer executing and not revoking a general release of claims in favor of EngageSmart. If any of the payments or benefits provided for under an agreement with the applicable executive officer or otherwise payable to the applicable executive officer would constitute “excess parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the applicable executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the applicable executive officer. EngageSmart is not required to provide any tax gross-up payments to any executive officer.

For an estimate of the value of the payments and benefits described above that would be payable to EngageSmart’s named executive officers upon an involuntary termination in connection with the Merger, see “—Golden Parachute Compensation” below. The estimated aggregate amount that would be payable to EngageSmart’s executive officers who are not named executive officers if the Merger were to be completed and they were to experience an involuntary termination on December 7, 2023 is $4,086,004.

Equity Award Agreements with Directors and Executive Officers

EngageSmart has granted certain EngageSmart Option Awards under our Amended and Restated 2015 Stock Option Plan. The vesting of each such award is subject to the executive’s continuous service with us through the applicable vesting dates. Such awards provide that, upon a change in control (including the Merger), 100% of the unvested portion of the EngageSmart Option Award will accelerate and vest.

For an estimate of the value of the payments and benefits described above that would be payable to EngageSmart’s named executive officers upon consummation of the Merger, see “—Golden Parachute Compensation” below. The estimated aggregate value of the EngageSmart Option Awards held by EngageSmart’s executive officers who are not named executive officers that will accelerate and become Vested EngageSmart Options if the Merger were to be completed on December 7, 2023 is $1,137,437. All EngageSmart Options held by EngageSmart’s non-employee directors as of December 7, 2023 are Vested EngageSmart Options.

CVR Unit Awards Held by Mr. Bennett

EngageSmart has granted CVR Unit Awards (“CVR Units”) to Mr. Bennett under the Amended and Restated EngageSmart, Inc. CVR Bonus Award Plan (the “CVR Plan”). CVR Units entitle the holder, subject generally to the holder’s continued employment through the date of payment, to a pro-rata portion of a bonus pool (based on a participant’s share of CVR Units held). The amount of this bonus pool is based on certain cash distributions (including any cash distributions held back and later released) that General Atlantic would otherwise be entitled to receive if General Atlantic receives a pre-established performance threshold. The maximum amount of this bonus pool is capped at approximately $9.5 million, of which approximately $6.0 million remained potentially payable as of December 7, 2023. No amounts in respect of CVR Units are expected to become payable in connection with the Merger. Following the Effective Time, the CVR Units are expected to remain outstanding, subject to the terms of the CVR Plan.

Retention Bonuses

EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $250,000 to Ms. Hudson, with such bonus payable no earlier than the Effective Time, subject to Ms. Hudson’s continued employment with EngageSmart through the Effective Time.

In addition, EngageSmart and the Buyer Parties agreed that EngageSmart may grant a retention bonus in an amount equal to $100,000 to an executive officer who is not a named executive officer, with such bonus payable 50% on the Closing Date and 50% on the date that is six months following the Closing Date, subject, in each case, to such individual’s continued employment with EngageSmart through the applicable payment date.

Golden Parachute Compensation

The information set forth in the tables below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of EngageSmart’s named executive officers (“NEOs”) that is based on or otherwise relates to the Merger and assumes, among other things, that the Merger is consummated and that the NEOs will incur a severance-qualifying termination of employment immediately following consummation of the Merger. The NEOs for EngageSmart’s fiscal year ended December 31, 2022 consisted of Robert Bennett, Kevin O’Brien and Scott Semel. As EngageSmart would have ceased to be an emerging growth company effective December 31, 2023, EngageSmart has also provided disclosure about compensation for EngageSmart’s principal financial officer, Cassandra Hudson.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described below, and do not reflect certain compensation actions that may occur before the consummation of the merger. For purposes of calculating such amounts, on a pre-tax basis, EngageSmart has assumed:

•	December 7, 2023, which is the latest practicable date prior to this filing, as the date of the closing of the Merger;

•

each NEO experiences an involuntary termination on December 7, 2023, based on the terms of his or her respective agreement(s) (as described above in “—Change in Control and Severance Benefits under Existing Agreements”);

•	each NEO’s base salary rate and annual target bonus remain unchanged from those in effect as of December 7, 2023; and

•	Equity awards are valued based upon the Per Share Price, and do not forecast any vesting, deferrals or forfeitures of equity-based awards following December 7, 2023.

If payments or benefits to an NEO under his or her respective agreement(s) (as described above in “—Change in Control and Severance Benefits under Existing Agreements”) would be subject to excise taxes under Section 280G and 4999 of the Code, such payments will be reduced if and to the extent such reduction would result in a better result to the NEO taking into account applicable taxes.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Robert Bennett	1,264,356	9,485,434	48,000	10,797,790
Kevin O’Brien	714,489	2,819,363	30,000	3,563,852
Scott Semel	451,553	2,595,642	22,500	3,069,695
Cassandra Hudson	933,086	6,434,109	30,000	7,397,195

(1)

The estimated amount for each NEO represents (a) the “double-trigger” cash severance payments to which the NEO may become entitled under his or her existing employment agreement and (b) for Ms. Hudson, a “single-trigger” retention bonus, payable no earlier than the Effective Time, subject to Ms. Hudson’s continued employment with EngageSmart through the Effective Time. As discussed above, under their existing employment agreements, upon an involuntary termination within a certain number of months prior to or within 12 months following a change in control, the NEOs will be entitled to (i) a lump sum amount equal to a certain number of months (18 months for Mr. Bennett, 12 months for Mr. O’Brien and Ms. Hudson, and nine months for Mr. Semel) of base salary; and (ii) a lump sum payment equal to his or her pro-rata target bonus. All components of the cash severance amount in (a) are contingent upon an involuntary termination and are subject to the NEO’s execution and non-revocation of a release of claims.

Name	Base Salary Severance ($)	Bonus Severance ($)	Retention Bonus ($)	Total ($)
Robert Bennett	900,000	364,356	—	1,264,356
Kevin O’Brien	487,000	227,489	—	714,489
Scott Semel	278,250	173,303	—	451,553
Cassandra Hudson	425,000	258,086	250,000	933,086

(2)

As noted above, each of Mr. Bennett, Mr. O’Brien, Mr. Semel and Ms. Hudson is eligible for “double-trigger” acceleration in full of his or her EngageSmart RSU Awards in the event he or she experiences an involuntary termination within a certain number of months prior to or within 12 months following a change in control. In addition, pursuant to the terms of EngageSmart’s Amended and Restated 2015 Stock Option Plan, Mr. Bennett and Ms. Hudson’s EngageSmart Option Awards will “single-trigger” vest in full in connection with the Merger. Set forth below are the values of each unvested EngageSmart RSU Award held by the NEOs that would become vested upon an involuntary termination immediately following the consummation of a change-in-control and each EngageSmart Option Award held by Mr. Bennett and Ms. Hudson that will vest in connection with the Merger.

Name	EngageSmart RSU Awards ($)(i)	EngageSmart Option Awards ($)(ii)
Robert Bennett	6,236,059	3,249,375
Kevin O’Brien	2,819,363	—
Scott Semel	2,595,642	—
Cassandra Hudson	2,770,281	3,663,828

(i)	Reflects the value of “double-trigger” accelerated vesting of all outstanding EngageSmart RSU Awards.
(ii)	Reflects the value of “single-trigger” accelerated vesting of all outstanding EngageSmart Option Awards.

(3)

The estimated amount for each NEO represents “double-trigger” benefits to which the NEO may become entitled under his or her existing employment agreement. As discussed above, under their existing employment agreements, upon an involuntary termination within a certain number of months prior to or within 12 months following a change in control, the NEOs will be entitled to a certain number of months (18 months for Mr. Bennett, 12 months for Mr. O’Brien and Ms. Hudson, and nine months for Mr. Semel) of continued coverage under EngageSmart’s group health plans. These amounts are contingent upon an involuntary termination and are subject to the NEO’s execution and non-revocation of a release of claims.

Employment Arrangements Following the Merger

As of the date of this proxy statement, other than the retention bonuses described above, none of EngageSmart’s executive officers (including Mr. Bennett) have (1) reached an understanding on potential employment or other retention terms or equity participation with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates), or (2) entered into any definitive agreements or arrangements regarding employment or other retention terms or equity participation with the Surviving Corporation or with Parent or Merger Sub (or any of their respective affiliates) to be effective following the consummation of the Merger. However, prior to the Effective Time, Parent or Merger Sub (or their respective affiliates) may have discussions with certain of EngageSmart’s employees (including certain of its executive officers) regarding employment or other retention terms and may enter into definitive agreements regarding employment, retention, or the right to purchase or participate in the equity of the Surviving Corporation or one or more of its affiliates in connection with the Merger. Any such agreements will not increase or decrease the Per Share Price paid to EngageSmart’s stockholders in the Merger.

Intent of EngageSmart’s Directors and Executive Officers to Vote in Favor of the Merger

EngageSmart’s directors and executive officers have informed EngageSmart that, as of the date of this proxy statement, they intend to vote all of the shares of EngageSmart Common Stock owned directly by them in favor of the Merger Proposal and each of the other proposals listed in this proxy statement. As of December 7, 2023, EngageSmart’s directors and executive officers beneficially owned, in the aggregate, 1.9% of the voting power of the shares of EngageSmart Common Stock outstanding as of December 7, 2023.

For purposes of clarity, the shares of EngageSmart Common Stock that the directors and executive officers are entitled to vote shall be included in determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock entitled to vote thereon, but the shares held by EngageSmart’s officers will be excluded from determining whether the Merger Proposal has been approved by the affirmative vote of the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders and entitled to vote thereon.

Intent of Certain Stockholders to Vote in Favor of the Merger

On October 23, 2023, the Rollover Stockholders, who beneficially owned, in the aggregate, approximately 53.6% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Rollover Stockholder Support Agreement, pursuant to which the Rollover Stockholders agreed to vote all of their shares of EngageSmart Common Stock in favor of the Merger Proposal, subject to the terms and conditions contained in the Rollover Stockholder Support Agreement. In addition, pursuant to the Rollover Stockholder Support Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “—Financing of the Merger”, among other things, the Rollover Stockholders will contribute a portion of the shares of EngageSmart Common Stock owned by the Rollover Stockholders to in a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and the Rollover Stockholders will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the Rollover Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Shares.

On October 23, 2023, the Summit Stockholders, who beneficially owned, in the aggregate, approximately 14.9% of the voting power of the outstanding shares of EngageSmart Common Stock as of December 7, 2023, entered into the Summit Support Agreement, pursuant to which Summit agreed to vote all of the Summit Shares in favor of the Merger Proposal, subject to the terms and conditions contained in the Summit Support Agreement.

For more information, see the section of this proxy statement captioned “The Support Agreements” and the full text of the Support Agreements, attached as Annex C and Annex D, which are incorporated by reference in this proxy statement in their entirety.

Closing and Effective Time of the Merger

The closing of the Merger will take place (1) on a date that is no later than the third business day after the satisfaction or waiver (to the extent permitted under the Merger Agreement) of the last to be satisfied or waived of the closing conditions of the Merger Agreement (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of each of such conditions, provided that if any of the closing conditions of the Merger Agreement are not satisfied or waived on such third business day, then the closing of the Merger shall take place on the first business day thereafter on which all such conditions have been satisfied or waived, or (2) at such other time agreed to in writing by EngageSmart, Parent and Merger Sub. On the closing date of the Merger, the parties will file a Certificate of Merger with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance of such Certificate of Merger, or at a later time agreed to in writing by the parties and specified in such Certificate of Merger in accordance with the DGCL.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Certain U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of certain U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of EngageSmart Common Stock are converted into the right to receive cash pursuant to the Merger. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or to differing interpretations at any time, possibly with retroactive effect.

This discussion is limited to EngageSmart stockholders who hold their shares of EngageSmart Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes) and does not address any tax consequences applicable to holders of EngageSmart RSU Awards, holders of EngageSmart Option Awards, or participants of the ESPP. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or foreign jurisdiction and does not consider any aspects of the alternative minimum tax, the Medicare tax on net investment income, or other U.S. federal non-income tax law (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger. For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information purposes only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, nor does it address any consequences to holders subject to special rules under U.S. federal income tax law, including, for example:

•	banks or other financial institutions;

•	mutual funds;

•	insurance companies;

•	tax-exempt organizations (including private foundations), governmental agencies, instrumentalities or other governmental organizations;

•	retirement or other tax deferred accounts;

•

S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or investors in such entities or arrangements);

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulates earnings to avoid U.S. federal income tax;

•	dealers or brokers in securities, currencies or commodities;

•	traders in securities that elect to use the mark-to-market method of accounting for their securities;

•	regulated investment companies or real estate investment trusts, or entities subject to the U.S. anti-inversion rules;

•	U.S. expatriates or certain former citizens or long-term residents of the United States;

•	holders that own or have owned (directly, indirectly or constructively) five percent or more of EngageSmart Common Stock (by vote or value);

•	holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;

•	holders that received their shares of EngageSmart Common Stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	holders that hold their common stock as “qualified small business stock” for purposes of Sections 1045 and 1202 of the Code;

•	holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;

•	U.S. Holders whose “functional currency” is not the U.S. dollar; or

•	holders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of EngageSmart Common Stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of EngageSmart Common Stock and partners therein should consult their tax advisors regarding the consequences of the Merger.

No ruling has been or will be sought from the IRS regarding the U.S. federal income tax consequences of the Merger described herein. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. OR OTHER TAX LAWS.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of EngageSmart Common Stock who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person as defined in section 7701(a)(30) of the Code.

The receipt of cash by a U.S. Holder in exchange for shares of EngageSmart Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Such U.S. Holder’s gain or loss generally will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one (1) year at the time of the completion of the Merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of common stock at different times or different prices, such U.S. Holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of common stock.

Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of EngageSmart Common Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

Subject to the discussion under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act” below, any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax, net of certain deductions, at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower rate under an applicable income tax treaty);

•

such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain generally will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder; or

•

EngageSmart is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of EngageSmart Common Stock (the “Relevant Period”) and, if shares of EngageSmart Common Stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than five percent of EngageSmart Common Stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences to them of the Merger.

Information Reporting and Backup Withholding

Information reporting will and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such Non U.S. Holder’s foreign status on an applicable IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) imposes a 30% U.S. federal withholding tax on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including shares of EngageSmart Common Stock) paid to (i) “foreign financial institutions” (as specifically defined in FATCA), whether such foreign financial institution is the beneficial owner or an intermediary, unless such foreign financial institution agrees to verify, report and disclose its United States “account” holders (as specifically defined in FATCA) and meets certain other specified requirements and (ii) non-financial foreign entities, whether such non-financial foreign entity is the beneficial owner or an intermediary, unless such entity provides a certification that the beneficial owner of the payment does not have any substantial United States owners or provides the name, address and taxpayer identification number of each such substantial United States owner and certain other specified requirements are met. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. If the country in which a Non-U.S. Holder is resident has entered into an “intergovernmental agreement” with the United States regarding FATCA, the Non-U.S. Holder may be permitted to report to that country instead of the United States, and the intergovernmental agreement may otherwise modify the requirements described in this paragraph. While withholding under FATCA generally would apply to payments of gross proceeds from the sale or other disposition of securities, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA and whether it applies to their disposition of shares of EngageSmart Common Stock in the Merger.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECEIPT OF CASH FOR THEIR SHARES OF COMMON STOCK PURSUANT TO THE MERGER UNDER ANY U.S. FEDERAL, STATE, FOREIGN, LOCAL OR OTHER TAX LAWS, OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Regulatory Approvals Required for the Merger

General Efforts

Under the Merger Agreement, Parent, Merger Sub and EngageSmart agreed to use reasonable best efforts to take, or cause to be taken, all actions, do, or cause to be done, all things and assist and cooperate with the other parties in doing, or causing to be done, all things necessary, proper or advisable under applicable law to consummate the Merger, including: (1) obtaining all consents, waivers, approvals, orders and authorizations from governmental authorities, and (2) making all registrations, declarations and filings with governmental authorities, in each case that are necessary or advisable to consummate the Merger.

HSR Act; Competition Laws

Under the HSR Act, the Merger cannot be completed until Parent and EngageSmart file a Notification and Report Form with the FTC and the DOJ and the applicable waiting period has expired or been terminated. The parties filed a notification and report form with the FTC and DOJ on November 6, 2023. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The waiting period under the HSR Act expired at 11:59 p.m., Eastern time, on December 6, 2023.

EngageSmart and Parent have each agreed to (1) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC, the DOJ or the governmental authorities of any other applicable jurisdiction in which any such filing is made, and (2) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, (a) cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act and any other antitrust laws applicable to the Merger and (b) obtain any required consents pursuant to any antitrust laws applicable to the Merger.

At any time before or after consummation of the Merger, notwithstanding the termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under its antitrust laws as it deems necessary or desirable. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of EngageSmart or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Subject to the terms of the Merger Agreement, each of Parent and Merger Sub agreed to, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act and any other antitrust laws applicable to the Merger, (1) offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (a) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of EngageSmart and its subsidiaries, and (b) any other restrictions on the activities of EngageSmart and its subsidiaries; unless such action would have a material adverse effect on the business of EngageSmart and its subsidiaries, taken as a whole.

Limited Guarantee

Pursuant to the Limited Guarantee, which was entered into by Guarantor in favor of EngageSmart on October 23, 2023, Guarantor agreed to guarantee the due and punctual payment by Parent to EngageSmart of all of the liabilities and obligations of Parent and Merger Sub arising under the Merger Agreement, including the payment of (1) any monetary damages as a result of any breach by Parent or Merger Sub of any representation, warranty or covenant set forth in the Merger Agreement to the extent permitted thereunder and (2) any reimbursement and indemnification obligations of Parent and Merger Sub required to be paid pursuant to and in accordance with the Merger Agreement, up to a collective aggregate limit of $288,740,000, plus amounts in respect of certain reimbursement and indemnification obligations of Parent and Merger Sub for certain costs, expenses or losses incurred or sustained by EngageSmart and its subsidiaries and required to be paid by Parent or Merger Sub under the Merger Agreement (the “Parent Liability Limitation”).

Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest of:

•	immediately following the later of (1) the Effective Time, and (2) the deposit of the exchange fund with the Payment Agent, pursuant to the Merger Agreement;

•	the termination of the Merger Agreement by mutual written consent of EngageSmart, Parent and Merger Sub;

•

the termination of the Merger Agreement by EngageSmart due to (1) a legal or regulatory restraint or prohibition preventing the consummation of the Merger, (2) the Merger not being consummated by May 23, 2024, (3) the failure to obtain the Requisite Stockholder Approval to the Merger, (4) Parent or Merger Sub’s uncurable breach or failure to perform its respective representations, warranties or covenants under the Merger Agreement, (5) EngageSmart entering into an alternative acquisition agreement for a superior proposal and paying a termination fee to Parent, or (6) Parent’s and Merger Sub’s failure to timely consummate the Merger once all closing conditions under the Merger Agreement have been satisfied or waived;

•	the indefeasible payment of the Parent Liability Limitation;

•

the date that is 90 days following the valid termination of the Merger Agreement (other than a termination pursuant to the second and third bullets above) unless, prior to the expiration of such 90 day period, EngageSmart has (1) delivered a written notice with respect to the guaranteed obligations alleging that Guarantor, Parent or Merger Sub is liable for any such guaranteed obligations, and (2) commenced a legal proceeding against Guarantor, Parent or Merger Sub alleging that Parent or Merger Sub is liable for any other payment obligations under the Merger Agreement or against Guarantor that amounts are due and owing from Guarantor; and

•

EngageSmart or any of its controlled affiliates acting on its behalf seeks to impose liability upon Guarantor in excess of the Parent Liability Limitation or otherwise challenges any limit on the liability of Guarantor or makes another form of impermissible claim under the transaction documents.

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. In connection with the financing of the Merger, Guarantor and Parent entered into the Equity Commitment Letter, pursuant to which, among other things, Guarantor will provide Parent with an equity commitment of up to $2,574,000,000 in cash which may be reduced in accordance with the terms set forth in the Equity Commitment Letter (the “Equity Commitment”). The Equity Commitment will be available to Parent, together with available cash on hand of EngageSmart and any third party financing obtained by Parent or its affiliates as of the closing of the Merger, to fund the aggregate Per Share Price (including payments in respect of EngageSmart’s outstanding equity-based awards payable in connection with the closing of the Merger pursuant to the Merger Agreement) and to pay the fees, expenses and other amounts specified in the Merger Agreement to be paid by Parent and Merger Sub in connection with the closing of the Merger. EngageSmart has a contractual right to enforce the Equity Commitment Letter against Guarantor and, under the terms of the Merger Agreement, EngageSmart has the right to specifically enforce Parent’s obligation to consummate the Merger, subject to the satisfaction of the conditions to Parent and Merger Subs’ obligations to consummate the Merger set forth in the Merger Agreement. While the Equity Commitment is sufficient to pay the aggregate Per Share Price and certain other amounts required pursuant to the Merger Agreement, Parent expects that it will fund a portion of the aggregate Per Share Price and such other amounts with available cash on hand of EngageSmart and debt financing.

Rollover Equity

Concurrently with the execution and delivery of the Merger Agreement, EngageSmart, the Rollover Stockholders and Parent entered into the Rollover Stockholder Support Agreement. Pursuant to the Rollover Stockholder Support Agreement, among other things, the Rollover Stockholders will contribute a portion of the shares of EngageSmart Common Stock owned by the Rollover Stockholders to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and the Rollover Stockholders will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the Rollover Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Shares.

The consummation of the exchange of EngageSmart Common Stock contemplated by the Rollover Stockholder Support Agreement is subject to (1) the satisfaction, or written waiver (to the extent permitted) by Parent of all conditions to the obligation of the Buyer Parties to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the closing of the Merger, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (2) the contemporaneous funding of the equity financing (as reduced by the amount of any Cash on Hand (as defined in the Merger Agreement) of EngageSmart and its subsidiaries to the extent used to fund amounts required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement) and the debt financing (if any) to be obtained by the Buyer Parties or their respective affiliates in connection with the Merger, at the closing of the Merger and (3) the contemporaneous consummation of the Merger at the Effective Time. The Rollover Stockholder Support Agreement will terminate automatically upon the earliest to occur of (1) the valid termination of the Merger Agreement in accordance with its terms, (2) the Effective Time, and (3) any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Rollover Stockholders’ prior written consent and that (x) reduces the Per Share Price or changes the form of consideration being offered to EngageSmart stockholders under the Merger Agreement, imposes any non-immaterial conditions, requirements or restrictions on any Rollover Stockholder’s right to receive the cash consideration payable to such Rollover Stockholder with respect to shares of EngageSmart Common Stock owned by such Rollover Stockholder (other than the Rollover Shares) pursuant to the Merger Agreement or that materially delays the timing of any such payment, or (y) otherwise adversely affects the Rollover Shares (or the Rollover Stockholders solely in their capacity as the holders of Rollover Shares) in any material respect. A copy of the Rollover Stockholder Support Agreement is attached as Annex C to this Proxy Statement and is incorporated herein by reference.

Delisting and Deregistration of EngageSmart Common Stock

If the Merger is completed, EngageSmart Common Stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. EngageSmart will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of EngageSmart Common Stock.

Fees and Expenses

Except as described under “The Merger Agreement—Company Termination Fee,” if the Merger is not completed, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be paid by EngageSmart. If the Merger is completed, all costs and expenses incurred by Parent or Merger Sub in connection with the transaction will be paid by the Surviving Corporation. Total fees and expenses incurred or to be incurred by EngageSmart (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial advisory fees and expenses	60,100,000
Legal and other professional fees and expenses	13,783,000
SEC filing fees	598,941.5
Printing, proxy solicitation, EDGAR filing and mailing expenses	356,289
Miscellaneous	147,745

Total	74,985,975.5

It is also expected that Merger Sub and/or Parent will incur approximately $55 million of financing costs, legal fees, exchange agent fees, and other advisory fees.

The amounts listed above incurred by EngageSmart (including the Special Committee) include those financial advisory fees payable and expected to be payable to each of Evercore (as disclosed in the section of this proxy statement captioned “Opinion of the Financial Advisor to the Special Committee”) and Goldman Sachs (as disclosed in the section of this proxy statement captioned “Background of the Merger”). In connection with such financial advisory fees, please note that disclosures regarding certain fees recognized by Evercore in connection with prior financial advisory or other services provided by Evercore to EngageSmart, General Atlantic, and/or Vista appear in the section of this proxy statement captioned “Opinion of the Financial Advisor to the Special Committee.” In addition, it is noted that Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of EngageSmart, Vista, General Atlantic and their respective affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement. During the two-year period ended October 22, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to EngageSmart and/or its affiliates of approximately $2 million. In addition, during the same two-year period, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Vista and/or its affiliates and portfolio companies, and to General Atlantic and/or its affiliates and portfolio companies of approximately $87.4 million and approximately $45 million, respectively. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to EngageSmart, Vista, General Atlantic and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Vista, General Atlantic and their respective affiliates from time to time and may have invested in limited partnership units of affiliates of Vista and General Atlantic from time to time and may do so in the future.

Pursuant to the Rollover Stockholder Support Agreement, in the event the Merger is completed, Parent or the Surviving Corporation will bear all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of (1) Guarantor or Parent and (2) the Rollover Stockholders, subject, with respect to the Rollover Stockholders, to a cap of $4 million which cap will not include any such amounts indemnifiable or reimbursable by EngageSmart or its subsidiaries under Section 8 of the Stockholders Agreement, including if incurred in connection with any action related to the transaction contemplated by the Rollover Stockholder Support Agreement and the Merger Agreement, in each case incurred in connection with the transactions contemplated by the Rollover Stockholder Support Agreement and the Merger Agreement.

Litigation Relating to the Merger

On October 27, 2023, a purported class action complaint was filed in the Court of Chancery of the State of Delaware, captioned Franchi v. EngageSmart, et al., No. 2023-1093-JTL (the “Complaint”). The Complaint names as defendants EngageSmart, the EngageSmart Board, the Rollover Stockholders, Vista, the Guarantor, Parent and Merger Sub.

The Complaint alleges that the proposed Merger breaches the provision in Article 4, Section 4(b) of the Charter – which provision states that, “Except as otherwise required by law or expressly provided in this Certification of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters” – by providing for different treatment of the shares of EngageSmart Common Stock owned by public stockholders as compared to the shares of

EngageSmart Common Stock owned by the Rollover Stockholders in connection with the proposed Merger. The Complaint alleges claims for breach of contract against EngageSmart for breach of the Charter, claims against the Rollover Stockholders, Vista, Guarantor, Parent and Merger Sub for tortious interference with the Charter, claims for breach of fiduciary duty against the members of the EngageSmart Board, claims for breach of fiduciary duty against the Rollover Stockholders and a claim for aiding and abetting breaches of fiduciary duty against Vista, the Guarantor, Parent and Merger Sub. The Complaint seeks an injunction against the closing of the proposed Merger unless and until the merger complies with the Charter, monetary damages, attorneys’ fees, and expenses. A copy of the Complaint and the plaintiff’s Motion to Expedite are attached to this proxy statement as Annex E. On December 6, 2023, the plaintiff informed the Court that he was withdrawing his motion for preliminary injunction.

At this time, it is not possible to predict the outcome of the proceeding or its impact on EngageSmart or the proposed Merger.

On December 4, 2023, EngageSmart received a demand from a purported EngageSmart stockholder seeking to inspect EngageSmart’s books and records pursuant to 8 Del. C. § 220. The demand claims, among other things, that the process leading up to the proposed Merger was unfair and that the price of the proposed Merger is unfair.

FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which EngageSmart refers you in this proxy statement and information included in oral statements or other written statements made or to be made by EngageSmart or on EngageSmart’s behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “intend,” “target,” “possible,” “contemplate,” “predict,” “continue” and other words of similar import, or the negative versions of such words. EngageSmart’s stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in EngageSmart’s filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

•	uncertainties related to the consummation of the Merger;

•

our ability to complete the Merger, if at all, on the anticipated terms and timing, including obtaining the Requisite Stockholder Approval and regulatory approvals, and the satisfaction of other conditions to the completion of the Merger;

•	our obligation to pay a termination fee under certain circumstances if the Merger is terminated;

•	uncertainties about the pendency of the Merger and the effect of the Merger on employees, customers and other third parties who deal with EngageSmart;

•	the impact of certain interim covenants that we are subject to under the Merger Agreement;

•

provisions in the Merger Agreement that limit our ability to pursue alternatives to the Merger, which might discourage a third party that has an interest in acquiring all or a significant part of EngageSmart from considering or proposing that acquisition;

•	the fact that we and our directors and officers may be subject to lawsuits relating to the Merger;

•	the substantial transaction-related costs we will continue to incur in connection with the Merger;

•	our efforts to complete the Merger could disrupt our relationships with third parties and employees, divert management’s attention, or result in negative publicity or legal proceedings;

•	the inability of stockholders to participate in any further upside of EngageSmart’s business if the Merger is consummate;

•	our ability to retain and hire key personnel;

•	competitive responses to the Merger;

•	continued availability of capital and financing and rating agency actions;

•	legislative, regulatory and economic developments affecting our business;

•	general economic and market developments and conditions;

•

unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, pandemics, outbreaks of war or hostilities, as well as our response to any of the aforementioned factors;

•	the fact that receipt of the all-cash Per Share Price will be taxable to EngageSmart’s stockholders that are treated as U.S. Holders for U.S. federal income tax purposes; and

•	the risk that EngageSmart’s stock price may fluctuate during the pendency of the Merger and may decline significantly if the Merger is not completed.

Consequently, all of the forward-looking statements that EngageSmart makes in this proxy statement are qualified by the information contained or incorporated by reference in this proxy statement, including: (1) the information contained under this caption, and (2) information in EngageSmart’s most recent filings on Form 10-K and Form 10-Q, including the information contained under the caption “Risk Factors,” and information in its consolidated financial statements and notes thereto. While the list of factors presented here is considered representative, no such list should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material impact on our financial condition, results of operations, credit rating or liquidity.

The forward-looking statements in this proxy statement are based upon information available to us as of the date of this proxy statement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this proxy statement and the documents that we reference and have filed as exhibits to this proxy statement with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this proxy statement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this proxy statement, whether as a result of any new information, future events or otherwise. EngageSmart’s stockholders are advised to consult any future disclosures that EngageSmart makes on related subjects as may be detailed in its other filings made from time to time with the SEC.

THE PARTIES TO THE MERGER

EngageSmart

EngageSmart was formed as a limited liability company in Delaware in December 2018 under the name Hancock Parent, LLC and subsequently changed its name to EngageSmart, LLC. EngageSmart then converted into a Delaware corporation under the name EngageSmart, Inc. in September 2021. EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. EngageSmart’s mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service vertical solutions, including SimplePractice, InvoiceCloud and DonorDrive, that are designed to simplify customers’ engagement with their clients by driving digital adoption and self-service. See the section of this proxy statement captioned “Where You Can Find Additional Information.”

EngageSmart Common Stock is listed on the NYSE under the symbol “ESMT”. EngageSmart’s corporate offices are located at 30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184.

Parent Entities

Parent

Icefall Parent, LLC was formed on October 20, 2023 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement and has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement and arranging of the equity financing and the debt financing in connection with the Merger.

Parent’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500.

Merger Sub

Icefall Merger Sub, Inc. is a wholly owned subsidiary of Parent and was formed on October 20, 2023 solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than as incidental to its formation and in connection with the transactions contemplated by the Merger Agreement.

Merger Sub’s address is c/o Vista Equity Partners Management, LLC, Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500.

Parent and Merger Sub are each affiliated with Guarantor. In connection with the transactions contemplated by the Merger Agreement, Guarantor has committed to provide Parent, at or prior to the closing of the Merger, with an aggregate cash amount of up to $2,574,000,000 in cash, which will be available, together with available cash on hand of EngageSmart and any third party financing obtained by Parent or its affiliates as of the closing of the Merger, to fund the aggregate Per Share Price (including payments in respect of EngageSmart’s outstanding equity-based awards payable in connection with the closing of the Merger pursuant to the Merger Agreement) and to pay the fees, expenses and other amounts required to be paid in connection with the closing of the Merger by EngageSmart, Parent and Merger Sub, as described further in this proxy statement under the caption “Special Factors—Financing of the Merger”.

THE SPECIAL MEETING

Date, Time and Place

EngageSmart will hold the Special Meeting on January 23, 2024, at 10:00 a.m., Eastern time. You may attend the Special Meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/ESMT2024SM. You will be able to listen to the Special Meeting live and vote online. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). EngageSmart believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders.

If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Purpose of the Special Meeting

At the Special Meeting, EngageSmart will ask stockholders to vote on the Merger Proposal, the Compensation Proposal and the Adjournment Proposal.

EngageSmart’s stockholders must approve the Merger Proposal in order for the Merger to be consummated. Approval of the Compensation Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. EngageSmart encourages you to read the Merger Agreement carefully in its entirety.

Attending the Special Meeting

The Special Meeting will begin at 10:00 a.m., Eastern time. Online check-in will begin at 9:45 a.m., Eastern time. EngageSmart encourages you to access the meeting prior to the start time.

As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/ESMT2024SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.

Once online access to the Special Meeting is open, shareholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

Record Date; Shares Entitled to Vote; Quorum

Only EngageSmart’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. A list of stockholders of record entitled to vote at the Special Meeting will be available at EngageSmart’s corporate offices located at 30 Braintree Hill Office Park, Suite 101, Braintree, Massachusetts 02184, during regular business hours for a period of no less than 10 days before the Special Meeting and on the virtual meeting website during the Special Meeting.

As of December 7, 2023, there were 168,334,721 shares of EngageSmart Common Stock outstanding and entitled to vote at the Special Meeting. For each share of EngageSmart Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

The holders of a majority in voting power of the outstanding EngageSmart Common Stock entitled to vote at the Special Meeting, present by means of remote communication or represented by proxy, will constitute a quorum at the Special Meeting.

Votes Required

Approval of the Merger Proposal requires the affirmative vote of (1) the holders of a majority of the outstanding shares of EngageSmart Common Stock entitled to vote thereon, and (2) the holders of a majority of the outstanding shares of EngageSmart Common Stock held by the Unaffiliated Stockholders and entitled to vote thereon.

Approval of the Compensation Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon. This vote will be on a non-binding, advisory basis.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon.

Abstentions

Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. However, abstentions are not considered votes cast for or against a proposal. As a result, abstentions will have no effect on the outcome of the vote on the Compensation Proposal or the Adjournment Proposal.

Broker Non-Votes

Each “broker non-vote” will also count as a vote “AGAINST” the Merger Proposal but will have no effect on the Compensation Proposal or the Adjournment Proposal. Broker non-votes are shares of EngageSmart Common Stock held by brokers on behalf of the beneficial owners of such shares of EngageSmart Common Stock that are present by means of remote communication or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the applicable beneficial owner of such shares of EngageSmart Common Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of EngageSmart Common Stock held in “street name” does not give voting instructions to the broker, then those shares of EngageSmart Common Stock will not be present by means of remote communication or by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. For shares of EngageSmart Common Stock held in “street name,” only shares of EngageSmart Common Stock affirmatively voted “FOR” the Merger Proposal will be counted towards the quorum of the Special Meeting and as a vote in favor of such proposal. Approval of the Compensation Proposal or the Adjournment Proposal requires the affirmative vote of the holders of a majority in voting power of EngageSmart Common Stock present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon, therefore, broker non-votes will have no effect on the approval of the Compensation Proposal or the Adjournment Proposal.

Shares Held by EngageSmart’s Directors and Executive Officers

As of December 7, 2023, EngageSmart’s directors and executive officers beneficially owned, in the aggregate, 3,153,293 shares of EngageSmart Common Stock, collectively representing approximately 1.9% of the voting power of the shares of EngageSmart Common Stock outstanding as of December 7, 2023. EngageSmart’s directors and executive officers have informed EngageSmart that they intend to vote all of their shares of EngageSmart

Common Stock: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal. For more information, please see the section of this proxy statement captioned “The Support Agreements.”

Voting of Proxies

If you are a stockholder of record (that is, your shares are registered in your name with EngageSmart’s transfer agent, Computershare Trust Company, N.A.), you may vote your shares by returning a signed and dated proxy card (a proxy card and a prepaid reply envelope is provided for your convenience), or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.

If you attend the Special Meeting and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares held in “street name” must also provide a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.

All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (1) return your bank’s, broker’s or other nominee’s voting instruction form, (2) vote over the internet or by telephone through your bank, broker or other nominee, or (3) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not, however, have any effect on the Compensation Proposal or the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting.

Revocability of Proxies

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•	signing another proxy card with a later date and returning it to EngageSmart prior to the Special Meeting;

•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy;

•	delivering a written notice of revocation to EngageSmart’s Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.

If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

If you hold your shares of EngageSmart Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.

Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow EngageSmart’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Adjournment

In addition to the Merger Proposal and the Compensation Proposal, EngageSmart’s stockholders are also being asked to approve the Adjournment Proposal. If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, EngageSmart’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the Special Meeting.

Solicitation of Proxies

EngageSmart, on behalf of the EngageSmart Board, is soliciting proxies from EngageSmart’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of the EngageSmart Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.

The expense of soliciting proxies will be borne by EngageSmart. EngageSmart has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of up to $30,000, plus a success fee of $15,000 and expenses. EngageSmart will indemnify this firm against losses arising out of its provisions of these services on its behalf. In addition, EngageSmart may reimburse banks, brokers and other nominees representing beneficial owners of shares of EngageSmart Common Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by EngageSmart’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

EngageSmart currently expects to complete the Merger in the first quarter of 2024. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of EngageSmart’s control.

Appraisal Rights

If the Merger is consummated, holders of record or beneficial owners of EngageSmart Common Stock who (1) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of EngageSmart Common Stock through the effective date of the Merger, (3) properly demand appraisal of their applicable shares, (4) meet certain statutory requirements described in this proxy statement, and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Merger under Section 262 of the DGCL if certain conditions set forth in Section 262(g) of the DGCL are satisfied. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Holders of record and beneficial owners of EngageSmart Common Stock who are entitled to have their shares appraised by the Delaware Court of Chancery may receive payment in cash of the “fair value” of their shares of EngageSmart Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. For more information, see the section of this proxy statement captioned “Appraisal Rights—Determination of Fair Value.”

To exercise appraisal rights, a holder of record or a beneficial owner of EngageSmart Common Stock must (1) submit a written demand for appraisal of such holder’s shares or such beneficial owner’s shares of EngageSmart Common Stock to EngageSmart before the vote is taken on the Merger Proposal, (2) not vote, in person or by proxy, in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) the subject shares of EngageSmart Common Stock through the effective date of the Merger, and (4) strictly comply with all other procedures for exercising appraisal rights under the DGCL. If you are a beneficial owner of shares of EngageSmart Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand for appraisal must also (1) reasonably identify the holder of record of the shares of EngageSmart Common Stock for which the demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation hereunder and to be set forth on the verified list required by Section 262(f) of DGCL. The failure to follow exactly the procedures specified under the DGCL may result in the loss of appraisal rights. The requirements under Section 262 of the DGCL for perfecting and exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” which description is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights, a copy of which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Other Matters

At this time, EngageSmart knows of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting and you deliver a proxy to EngageSmart, your shares of EngageSmart Common Stock will be voted in accordance with the discretion of the appointed proxy holders, with full power of substitution and re-substitution.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on January 23, 2024

This proxy statement is available on the “Investor Relations” section of EngageSmart’s website located at https://investors.engagesmart.com.

Householding of Special Meeting Materials

EngageSmart has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of this proxy statement unless one or more of these stockholders notifies EngageSmart that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of EngageSmart’s disclosure documents at this time, please contact Broadridge Financial Solutions, Inc. at 1 (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Questions and Additional Information

If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of EngageSmart Common Stock, please contact EngageSmart’s proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 717-3922 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

THE MERGER AGREEMENT

The discussion of the terms of the Merger Agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference. This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Annex A hereto. The Merger Agreement has been included to provide EngageSmart stockholders with information regarding its terms. It is not intended to provide any other factual information about EngageSmart, Parent, Merger Sub, Vista or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to EngageSmart’s stockholders. EngageSmart’s stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in EngageSmart’s public disclosures. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding EngageSmart and its business. Please see the section of this proxy statement captioned “Where You Can Find More Information.”

Effect of the Merger

The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and the applicable provisions of the DGCL, at the Effective Time, Merger Sub will be merged with and into EngageSmart, whereupon the separate corporate existence of Merger Sub will thereupon cease, and EngageSmart will continue as the Surviving Corporation of the Merger. As a result of the Merger, the Surviving Corporation will become a wholly owned subsidiary of Parent, and EngageSmart Common Stock will no longer be publicly traded. In addition, EngageSmart Common Stock will be delisted from NYSE and deregistered under the Exchange Act, in each case, in accordance with applicable laws, rules and regulations, and EngageSmart will no longer file periodic reports with the SEC on account of EngageSmart Common Stock. If the Merger is consummated, you will not own any shares of capital stock of the Surviving Corporation. The Effective Time will occur upon the filing of a certificate of merger with, and the acceptance for record of such filing by, the Secretary of State of the State of Delaware (or at such later time as EngageSmart, Parent and Merger Sub may agree and specify in the certificate of merger).

Closing and Effective Time

The Closing will take place no later than the third business day following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted in the Merger Agreement) of such conditions) or such other time agreed to in writing by Parent and EngageSmart. On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The Merger will become effective upon the filing and acceptance for record of the certificate of merger, or such later time as may be agreed by the parties and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

From and after the Effective Time, EngageSmart, as the Surviving Corporation in the Merger, will possess all properties, rights, privileges, powers and franchises of EngageSmart and Merger Sub, and all of the debts, liabilities and duties of EngageSmart and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

At the Effective Time, the board of directors of the Surviving Corporation will consist of the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified, and the officers of EngageSmart as of immediately prior to the Effective Time will be the officers of the Surviving Corporation, until their successors are duly appointed. At the Effective Time, the certificate of incorporation of EngageSmart as the Surviving Corporation will be amended and restated in its entirety to read as set forth in Exhibit A to the Merger Agreement, and the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation, until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation of the Surviving Corporation and such bylaws.

Merger Consideration

EngageSmart Common Stock

At the Effective Time, each share of EngageSmart Common Stock outstanding as of immediately prior to the Effective Time (other than the Owned Shares or the Dissenting Shares, as applicable) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00, without interest thereon (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the Merger Agreement).

At the Effective Time, each Owned Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor. The Rollover Shares are not entitled to receive the Per Share Price and will, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent company thereof) pursuant to the terms of the applicable Support Agreement and will be treated as Owned Shares.

After the Merger is completed, EngageSmart stockholders will have the right to receive the Per Share Price, but EngageSmart stockholders will no longer have any rights as a stockholder of EngageSmart (except that EngageSmart stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “Appraisal Rights.”

Equity Awards; ESPP

Treatment of EngageSmart Option Awards

The Merger Agreement provides for the following treatment of EngageSmart Option Awards at the Effective Time:

Each outstanding Vested EngageSmart Option (whether vested at the Effective Time or that vests in connection with the Merger) will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share underlying such Vested EngageSmart Option. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date. Any Vested EngageSmart Option that has an exercise price per share of EngageSmart Common Stock that is greater than or equal to the Per Share Price will be canceled at the Effective Time for no consideration.

Each outstanding Unvested EngageSmart Option will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share underlying such Unvested EngageSmart Option. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart Option immediately prior to the Effective Time. Any Unvested EngageSmart Option that has an exercise price per share that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration. Due to the existing change in control vesting provisions of the EngageSmart Option Awards, it is expected that there will be no Unvested EngageSmart Options at the Effective Time.

Treatment of EngageSmart RSU Awards

The Merger Agreement provides for the following treatment of EngageSmart RSU Awards at the Effective Time:

Each outstanding Vested EngageSmart RSU will automatically be canceled and converted into the right to receive an amount (without interest) in cash equal in value to (1) the total number of shares of EngageSmart Common Stock subject to such Vested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. This amount (less any required withholding and other taxes) will be paid to the applicable holder no later than the second regularly scheduled payroll date following the Closing Date.

Each outstanding Unvested EngageSmart RSU will automatically be canceled and converted into a Converted Cash Award with respect to an aggregate amount (without interest) in cash equal to (1) the total number of shares of EngageSmart Common Stock subject to such Unvested EngageSmart RSU immediately prior to the Effective Time multiplied by (2) the Per Share Price. Each such Converted Cash Award will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested EngageSmart RSU immediately prior to the Effective Time.

Treatment of the ESPP

Prior to the Effective Time, EngageSmart will take all actions necessary to (1) provide that no new individuals will be permitted to enroll in the ESPP on or following the date of the Merger Agreement, (2) not allow any increase in the amount of participants’ payroll deduction elections under the ESPP during the offering period that is in effect on the date of the Merger Agreement, (3) provide that no further offering period will commence and the current offering period will not be extended pursuant to the ESPP, in each case, after the date of the Merger Agreement, and (4) cause the exercise (as of no later than one business day before the Effective Time) of each outstanding purchase right, but otherwise not issue any EngageSmart Common Stock under the ESPP. If purchase rights are exercised, on such exercise date, EngageSmart will apply the funds credited as of such date under the ESPP within each participant’s account to the purchase of whole shares of EngageSmart Common Stock in accordance with the terms of the ESPP. These shares will be deposited into the applicable participant’s account and will be treated in the same manner as any other outstanding share of EngageSmart Common Stock in connection with the consummation of the Merger. EngageSmart has determined that the purchase period ending on November 30, 2023 was the final purchase period under the ESPP. Immediately prior to and effective as of the Effective Time, EngageSmart will terminate the ESPP.

Exchange and Payment Procedures

Prior to the Closing, Parent will designate a bank or trust company reasonably acceptable to EngageSmart to act as the paying agent for the Merger (the “Payment Agent”) and to make payments of the Per Share Price to EngageSmart stockholders. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent an amount of cash sufficient to pay the aggregate Per Share Price, provided that EngageSmart will, at the written request of Parent, in exchange for a promissory note issued by Parent to EngageSmart, the amount and terms of which will be reasonably determined by Parent, deposit with the Payment Agent at the Closing such portion of such aggregate Per Share Price from EngageSmart’s Cash on Hand (as defined in the Merger Agreement) as specified in such request.

Promptly following the Closing (and in any event within three business days), the Payment Agent will send to each holder of record of shares of EngageSmart Common Stock as of immediately prior to the Effective Time (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the certificates representing such shares (the “Certificates”) will pass, only upon delivery of the Certificates to the Payment Agent) and (B) instructions for use in effecting the surrender of the shares of EngageSmart Common Stock represented by the Certificates and book-entry shares, as applicable, in exchange for the Per Share Price.

If any cash deposited with the Payment Agent is not claimed within one year following the Closing Date, such cash will be returned to Parent, upon demand, and any holders of EngageSmart Common Stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to Parent as general creditor for payment of the Per Share Price (subject to applicable law). Any cash deposited with the Payment Agent that remains unclaimed two years following the Closing Date will, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any person previously entitled thereto.

Representations and Warranties

The Merger Agreement contains representations and warranties of EngageSmart and Parent and Merger Sub.

Some of the representations and warranties in the Merger Agreement made by EngageSmart are qualified as to materiality or Company Material Adverse Effect. For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to EngageSmart, any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of EngageSmart and its subsidiaries, taken as a whole or (b) would render EngageSmart unable to consummate the Merger prior to 11:59 p.m., Eastern Time, on May 23, 2024 (the “Termination Date”); provided, however, that solely with respect to the foregoing clause (a), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

•	changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

•

changes in general conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country, (2) changes in exchange rates generally for the currencies of any country, or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

•	changes in general conditions in the industries in which EngageSmart and its subsidiaries generally conduct business;

•	changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;

•

any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

•

earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events in the United States or any other country or region in the world;

•

any Effect resulting from the announcement of the Merger Agreement or the pendency of the Merger and the transactions contemplated thereby, including the impact thereof on the relationships, contractual or otherwise, of EngageSmart and its subsidiaries with suppliers, customers, partners, vendors or any other third person (other than for purposes of certain representations or warranties contained in the Merger Agreement that relate to consequences of the Merger);

•

the compliance by any Party with the terms of the Merger Agreement (other than certain covenants related to the conduct of EngageSmart between signing of the Merger Agreement and the Effective Time), including any action taken or refrained from being taken as expressly required by the Merger Agreement;

•	changes after the date of the Merger Agreement in GAAP or other applicable accounting standards or in any applicable laws or regulations (or the binding interpretation of any of the foregoing);

•

changes after the date of the Merger Agreement in the price or trading volume of EngageSmart Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

•

any failure, in and of itself, by EngageSmart and its subsidiaries to meet (1) any public analyst estimates or expectations of EngageSmart’s revenue, earnings or other financial performance or results of operations for any period, or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); and

•

any transaction litigation or other legal proceeding threatened, made or brought by any of the current or former stockholders of EngageSmart (on their own behalf or on behalf of EngageSmart) against EngageSmart, any of its executive officers or other employees or any member of the EngageSmart Board arising out of the Merger or any other transaction contemplated by the Merger Agreement;

except, with respect to preceding bullets 1, 2, 3, 4, 5, 6, and 9, to the extent that such Effect has had a disproportionate adverse effect on EngageSmart relative to other companies operating in the industries in which EngageSmart and its subsidiaries conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

In the Merger Agreement, EngageSmart made customary representations and warranties to Parent and Merger Sub (the “Buyer Parties”) that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to EngageSmart;

•	EngageSmart’s corporate power and authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the necessary approval of the EngageSmart Board and the Special Committee;

•	the rendering of Evercore’s fairness opinion to the Special Committee;

•	the inapplicability of anti-takeover statutes to the Merger Agreement, the Rollover Stockholder Support Agreement, the Summit Support Agreement, the Merger and the transactions contemplated thereby;

•	the necessary vote of EngageSmart stockholders and Unaffiliated Stockholders in connection with the Merger Agreement;

•

the absence of any conflict or violation of any organizational documents of EngageSmart, certain existing contracts of EngageSmart and its subsidiaries, applicable laws to EngageSmart or its subsidiaries or the resulting creation of any lien upon the properties or assets of EngageSmart or its subsidiaries due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the capital structure of EngageSmart as well as the ownership and capital structure of its subsidiaries;

•

the absence of any contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any of EngageSmart’s securities;

•

the absence of any undisclosed exchangeable security, option, warrant or other right convertible into shares of capital stock, or other equity or voting interest in EngageSmart or any of EngageSmart’s subsidiaries;

•	the accuracy and completeness of EngageSmart’s SEC filings and financial statements;

•	EngageSmart’s disclosure controls and procedures;

•	EngageSmart’s internal accounting controls and procedures;

•	EngageSmart’s and its subsidiaries’ indebtedness and Cash on Hand;

•	the absence of specified undisclosed liabilities;

•

the conduct of the business of EngageSmart and its subsidiaries in the ordinary course consistent with past practices and the absence of any Company Material Adverse Effect, in each case, since January 1, 2023;

•

the existence and enforceability of specified categories of EngageSmart’s and its subsidiaries’ material contracts, and any notices with respect to termination or intent not to renew those material contracts therefrom;

•	real property leased or subleased by EngageSmart and its subsidiaries;

•	environmental matters;

•	trademarks, patents, copyrights and other intellectual property matters;

•	data security and privacy matters;

•	tax matters;

•	employee benefit plans;

•	labor matters;

•	EngageSmart’s and its subsidiaries’ compliance with laws and possession of necessary permits;

•	litigation matters;

•	insurance matters;

•	absence of any contract, transactions, arrangements or understandings between EngageSmart or any of its subsidiaries and any affiliate or related person;

•	payment of fees to brokers in connection with the Merger Agreement;

•	export controls matters and compliance with the Foreign Corrupt Practices Act of 1977;

•	healthcare regulatory matters; and

•	government contracts.

In the Merger Agreement, the Buyer Parties made customary representations and warranties to EngageSmart that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to the Buyer Parties and availability of the organizational documents of the Buyer Parties;

•	the Buyer Parties’ authority to enter into and perform the Merger Agreement;

•

the absence of any conflict or violation of the Buyer Parties’ organizational documents, existing contracts, applicable laws or the resulting creation of any lien upon the Buyer Parties’ properties or assets due to the execution and delivery of the Merger Agreement and performance thereof;

•	required consents and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the absence of litigation and orders;

•	ownership of capital stock of EngageSmart;

•	payment of fees to brokers in connection with the Merger Agreement;

•	operations of the Buyer Parties;

•	the absence of any required consent of holders of voting interests in the Buyer Parties;

•	delivery and enforceability of the Limited Guarantee;

•	matters with respect to Parent’s financing and sufficiency of funds;

•	the absence of agreements between Parent and its affiliates, and members of the EngageSmart Board or EngageSmart and its subsidiaries’ management;

•	the absence of any stockholder or management arrangements related to the Merger;

•	the solvency of the Surviving Corporation following the consummation of the Merger and the transactions contemplated by the Merger Agreement; and

•	the exclusivity and terms of the representations and warranties made by EngageSmart.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that, except (1) as expressly contemplated by the Merger Agreement or required by applicable law or order, (2) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), or (3) as disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, EngageSmart will, and will cause each of its subsidiaries to:

•	use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law;

•

subject to the restrictions and exceptions set forth in the Merger Agreement, conduct its business and operations in the ordinary course of business consistent with past practices in all material respects; and

•

use its respective reasonable best efforts to (A) preserve intact its material assets, properties, contracts or other material legally binding understandings, licenses and business organizations, (B) keep available the services of its current officers and key employees, and (C) preserve the current relationships with material customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other persons with which EngageSmart and its subsidiaries have material business relations.

In addition, EngageSmart has also agreed that, except as (1) expressly contemplated by the Merger Agreement or required by applicable law or order, (2) approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), or (3) disclosed in the confidential disclosure letter to the Merger Agreement, during the period of time between the date of the signing of the Merger Agreement and the Effective Time, EngageSmart will not, and will cause each of its subsidiaries not to, among other things:

•	amend the organizational documents;

•	liquidate, dissolve, merge, consolidate, restructure, recapitalize or reorganize;

•

issue, sell, deliver or grant any shares of capital stock or any options, warrants, commitments, subscriptions or rights to purchase any similar capital stock or securities of EngageSmart or any of its subsidiaries, except for the issuance or sale of shares of EngageSmart Common Stock in connection with the exercise or settlement of the Company Equity Awards (as defined in the Merger Agreement) outstanding as of October 23, 2023, in accordance with their terms as in effect on such date;

•

directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings or cancellations of securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of October 23, 2023, in accordance with their terms as in effect on such date, or (B) transactions between EngageSmart and any of its subsidiaries;

•	adjust, split, combine, pledge, encumber or modify the terms of capital stock of EngageSmart or any of its subsidiaries;

•	declare, set aside or pay any dividend or other distribution;

•

incur or assume any indebtedness or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business, consistent with past practices, (2) obligations incurred pursuant to business credit cards in the ordinary course of business, consistent with past practices, (3) indebtedness under EngageSmart’s existing revolving credit agreement, and (4) intercompany loans or advances between or among EngageSmart and its subsidiaries;

•	assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other person, except with respect to obligations of any subsidiaries of EngageSmart;

•	mortgage, pledge or incur any lien upon any assets other than in connection with financing transactions permitted by the Merger Agreement or consented to by Parent;

•

make any loans, advances or capital contributions to, or investments in, any other person except for (1) extensions of credit to customers in the ordinary course of business, consistent with past practices,

(2) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business, consistent with past practices, and in compliance in all material respects with EngageSmart and its subsidiaries’ policies related thereto, and (3) loans, advances or other extensions of credit or capital contributions to, or investments in EngageSmart or any of its subsidiaries;

•

acquire, lease, license, sell, abandon, transfer, assign, guarantee or exchange any (A) products or services embodying the intellectual property of EngageSmart and its subsidiaries or (B) assets in excess of $500,000, and other than (1) the sale, lease or licensing of products or services of EngageSmart and its subsidiaries in the ordinary course of business, consistent with past practices, (2) the acquisition, lease or license of products or services of EngageSmart and its subsidiaries in the ordinary course of business, consistent with past practices, (3) the acquisition, assignment or abandonment of immaterial intellectual property of EngageSmart and its subsidiaries in connection with the exercise of the reasonable business judgment of EngageSmart and its subsidiaries in the ordinary course of business, consistent with past practices, and (4) any capital expenditures permitted by (or consented to by Parent under) the confidential disclosure letter to the Merger Agreement;

•

(A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan (as defined in the Merger Agreement) or other plan, program, agreement or arrangement that would constitute an Employee Plan if in effect on October 23, 2023 (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees of EngageSmart and its subsidiaries in the ordinary course of business consistent with past practices and whose annual salary is less than $175,000), (B) increase or decrease the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of EngageSmart and its subsidiaries, pay any special bonus or special remuneration to any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of EngageSmart and its subsidiaries, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of October 23, 2023, except in the case of each of clauses (A) and (B), as may be required by applicable law or the terms of the applicable Employee Plan in effect as of October 23, 2023, (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of EngageSmart and its subsidiaries, or (D) hire, terminate (other than for “cause”), furlough or temporarily lay off any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of EngageSmart and its subsidiaries, in each case with an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $175,000 or more;

•

Settle, release, waive or compromise any material litigation involving EngageSmart and its subsidiaries, except for the settlement of any legal proceeding or other claim that is (A) reflected or reserved against in the consolidated balance sheet of EngageSmart and its subsidiaries as of December 31, 2022, (B) for solely monetary payments of, net of insurance recovery, no more than $250,000 individually and $1,000,000 in the aggregate, and that does not involve any admission of wrongdoing; or (C) settled in compliance with the terms of the Merger Agreement;

•	revalue in any material respect any assets or change accounting practices;

•	make or change material tax elections or settle any tax claims, except in the ordinary course of business and consistent with past practices;

•

make any capital expenditures other than to the extent that such capital expenditures are otherwise reflected in EngageSmart’s capital expenditure budget, as previously disclosed to the Buyer Parties in the confidential disclosure letter to the Merger Agreement;

•	enter into, modify, amend or terminate any Material Contracts (as defined in the Merger Agreement);

•	fail to maintain insurance at current levels;

•

engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of EngageSmart or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

•	effect certain employee layoffs without complying with applicable laws;

•

grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business and consistent with past practices;

•

make any acquisitions by merger, consolidation or acquisition of stock or assets or enter into any joint ventures or similar arrangements, but not including reseller agreements and similar commercial relationships that do not include the formation of any entity with any third person;

•	enter into, negotiate, modify or terminate any collective bargaining agreement or recognize any labor union, works council or other labor organization;

•

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

•	enter into, authorize any of or agree or commit to enter into a contract to do any of the foregoing.

Solicitation of Other Offers

For purposes of this proxy statement and the Merger Agreement:

“Acceptable Confidentiality Agreement” means an agreement with EngageSmart containing provisions that require the counterparty thereto (and any of its affiliates and representatives) that receives material non-public information of or with respect to EngageSmart and its subsidiaries to keep such information confidential; provided that the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its affiliates and representatives named therein) than the terms of the confidentiality agreement entered into between EngageSmart and Vista (except that such agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Acquisition Proposal).

“Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.

“Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

•

any direct or indirect purchase or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties, their affiliates or any group that includes the Buyer Parties or their affiliates), whether from EngageSmart or any other person(s), of securities representing more than 15% of the total outstanding equity securities of EngageSmart (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any person or “group” of persons that, if consummated in accordance with its terms, would result in such person or “group” of persons beneficially owning more than 15% of the total outstanding equity securities of EngageSmart (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

•

any direct or indirect purchase, license or other acquisition by any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of EngageSmart and its subsidiaries taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

•

any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving EngageSmart pursuant to which (A) any person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of persons (in each case, other than the Buyer Parties or their affiliates or any group that includes the Buyer Parties or their affiliates) would hold securities representing more than 15% of the total outstanding equity securities of EngageSmart (by vote or economic interests) after giving effect to the consummation of such transaction or (B) EngageSmart stockholders immediately preceding such transaction hold less than 85% of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement.

“Superior Proposal” means any bona fide unsolicited written Acquisition Proposal for an Acquisition Transaction on terms that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the person making the proposal and other aspects of the Acquisition Proposal that the Special Committee deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Unaffiliated Stockholders (in their capacity as such) than the Merger (taking into account any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

Go-Shop Period

Under the Merger Agreement, during the Go-Shop Period until the No-Shop Period Start Date, EngageSmart and its affiliates (other than the Rollover Stockholders and their affiliates (which affiliates did not include EngageSmart or any of its subsidiaries)) and their respective representatives and affiliates had the right to:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal;

•

subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any person (and its affiliates, representatives and financing sources subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such person) any non-public information relating to EngageSmart or its subsidiaries or afford to any such person (and such affiliates, representatives and financing sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of EngageSmart or its subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to an Acquisition Proposal, provided that EngageSmart must promptly (and in any event within 24 hours) provide to Parent, or provide Parent access to, any such non-public information concerning EngageSmart or its subsidiaries that is provided to any such person or its affiliates or representatives that was not previously provided to Parent or its affiliates or representatives; and

•	participate or engage in discussions or negotiations with any such person (and such affiliates, representatives and financing sources) with respect to an Acquisition Proposal.

No-Shop Period

From the No-Shop Period Start Date until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, EngageSmart will cease and cause to be terminated any discussions or negotiations with any person and its affiliates and representatives, request the prompt return or destruction of all non-public information concerning EngageSmart or its subsidiaries furnished to any such person with whom a confidentiality agreement was entered into since March 1, 2022 in connection with its consideration of an Acquisition Transaction or Acquisition Proposal, cease providing any further information with respect to EngageSmart or any Acquisition Proposal to any such person or its affiliates or representatives and terminate all access granted to any such person and its affiliates or representatives to any physical or electronic data room.

In addition, from the No-Shop Period Start Date until the earlier to occur of the valid termination of the Merger Agreement and the Effective Time, EngageSmart and its subsidiaries will not, and will not instruct, authorize or knowingly permit any of their affiliates or representatives to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist any proposal or inquiry that constitutes or is reasonably expected to lead to an Acquisition Proposal;

•

furnish to any person (other than to Parent or any designees of Parent) any non-public information relating to EngageSmart or its subsidiaries or afford to any person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of EngageSmart or its subsidiaries (other than to Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to an Acquisition Proposal;

•	participate or engage in discussions or negotiations with any person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•	approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

•	enter into any Alternative Acquisition Agreement; or

•	authorize or commit to do any of the foregoing.

Notwithstanding these restrictions, at any time from the No-Shop Period Start Date until the time the Requisite Stockholder Approval is obtained, EngageSmart and the Special Committee may, among other things, directly or indirectly, participate or engage in discussions or negotiations with, furnish any non-public information relating to EngageSmart and its subsidiaries to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of EngageSmart and its subsidiaries pursuant to an Acceptable Confidentiality Agreement to any person or its affiliates or representatives that has made or delivered to EngageSmart an Acquisition Proposal after October 23, 2023, and otherwise facilitate such Acquisition Proposal or assist such person (and its affiliates, representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such person), provided that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by the above would be inconsistent with its fiduciary duties pursuant to applicable law. EngageSmart must promptly (and in any event within 24 hours) make available to Parent any non-public information concerning EngageSmart and its subsidiaries that is provided to any such person or its affiliates or representatives that was not previously made available to Parent.

A breach of these “no-solicitation” provisions of the Merger Agreement by any director, officer or other representative of EngageSmart (other than a consultant or an employee of EngageSmart who is not an officer of EngageSmart and is not acting at the direction of EngageSmart in connection with any action that constitutes a breach of the “no-solicitation” provisions) will be deemed to be a breach of such provisions by EngageSmart.

EngageSmart is not entitled to terminate the Merger Agreement for the purpose of entering into an Alternative Acquisition Agreement, unless it complies with certain procedures in the Merger Agreement and pays a termination fee to Parent, as described in the subsection below captioned “—Company Termination Fee.”

Recommendation Changes

As described above, and subject to the provisions described below, the EngageSmart Board and Special Committee have made the recommendation that EngageSmart stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement prohibits the EngageSmart Board (or a committee thereof, including the Special Committee) from effecting a Recommendation Change (as defined below) except as described below.

Prior to obtaining the Requisite Stockholder Approval, the EngageSmart Board (or a committee thereof, including the Special Committee) may not take any of the following actions (any such action, a “Recommendation Change”):

•

withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee’s recommendation or the EngageSmart Board’s recommendation in a manner adverse to Parent in any material respect;

•	adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal;

•

fail to publicly reaffirm the Special Committee’s recommendation or the EngageSmart Board’s recommendation within 10 business days after Parent so requests in writing, except that EngageSmart will have no obligation to make such reaffirmation on more than three separate occasions;

•

take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 business days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the EngageSmart Board (or a committee thereof, including the Special Committee) to EngageSmart stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or

•	fail to include the Special Committee’s recommendation or the EngageSmart Board’s recommendation in this proxy statement.

Notwithstanding the restrictions described above, prior to obtaining the Requisite Stockholder Approval, other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee may effect a Recommendation Change if (1) there has been an Intervening Event (as defined below) or (2) the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and only if:

•

EngageSmart has provided prior written notice to Parent at least four business days in advance to the effect that the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee has (1) so determined, and (2) resolved to effect a Recommendation Change pursuant to the Merger Agreement, which notice must specify the applicable Intervening Event in reasonable detail; and

•

prior to effecting such Recommendation Change, EngageSmart and its affiliates and representatives, during such four business day period, must have negotiated with Parent and its affiliates and representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement and the other documents contemplated thereby, and after taking into account any revisions to the terms of the Merger Agreement and the other documents contemplated thereby, the Special Committee determines that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law.

In addition, prior to obtaining the Requisite Stockholder Approval, if EngageSmart has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee, may effect a Recommendation Change with respect to such Acquisition Proposal or authorize EngageSmart to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, but only if:

•

the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

•

EngageSmart and its subsidiaries and their affiliates and representatives have complied in all material respects with their obligations pursuant to the Merger Agreement with respect to such Acquisition Proposal;

•

EngageSmart has provided prior written notice to Parent at least four business days in advance to the effect that the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee has (1) received a bona fide Acquisition Proposal that has not been withdrawn, (2) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal, and (3) resolved to effect a Recommendation Change or to terminate the Merger Agreement absent any revision to the terms and conditions of the Merger Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the person or “group” of persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including, among others, all financing commitments) relating to such Acquisition Proposal;

•

prior to effecting such Recommendation Change or termination, EngageSmart and its affiliates and representatives at least four business days in advance, have (1) permitted Parent and its affiliates and representatives to make a presentation to the Special Committee regarding the Merger Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such presentation), (2) negotiated with Parent and its affiliates and representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of the Merger Agreement and the other documents contemplated thereby so that such Acquisition Proposal would cease to constitute a Superior Proposal and (3) after four business days, the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee concludes in good faith (after taking into account any such revisions proposed by Parent) that such Acquisition Proposal remains a Superior Proposal (provided that in the event of any material revisions, updates or supplements to such Acquisition Proposal, EngageSmart must deliver a new written notice to Parent and to comply with the foregoing requirements with respect to such new written notice, except EngageSmart and its affiliates and representatives will give new written notice at least three business days in advance); and

•	solely in the event of any termination of the Merger Agreement in order to cause or permit EngageSmart and its subsidiaries to enter into an Alternative Acquisition Agreement, EngageSmart has validly terminated the Merger Agreement in accordance with the terms of the Merger Agreement, including paying to Parent the Company Termination Fee (as defined in the Merger Agreement and described below).

If the EngageSmart Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change, then EngageSmart must promptly (and in any event within two business days) pay or cause to be paid to Parent (as directed by Parent) a Company Termination Fee of $144,370,000. If EngageSmart terminates the Merger Agreement prior to the adoption of the Merger Agreement by EngageSmart stockholders to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal, EngageSmart must pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee of $144,370,000, provided that if (1) such termination occurs prior to the No-Shop Period Start Date and (2) EngageSmart has entered into a definitive Alternative Acquisition Agreement to consummate an Acquisition Transaction at the time of such termination, then the Company Termination Fee will be reduced to $72,185,000.

For purposes of this proxy statement and the Merger Agreement, an “Intervening Event” means any positive material event or development or material change in circumstances with respect to EngageSmart (other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal) that (1) was not actually known to, or reasonably foreseeable to, the Special Committee or the EngageSmart Board as of the date of the Merger Agreement, and (2) does not relate to (a) any Acquisition Proposal, or (b) the mere fact, in and of itself, that EngageSmart meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of EngageSmart Common Stock or EngageSmart’s credit rating, except that the underlying cause of any of the foregoing in clause (b) may be considered and taken into account.

Employee Benefits

As of the Closing, the Surviving Corporation or one of its subsidiaries will continue to employ the employees of EngageSmart and its subsidiaries as of the Effective Time. During the 12-month period following the Effective Time (or, if earlier, the applicable termination date of the employee), (1) the Surviving Corporation and its subsidiaries will provide each employee employed by EngageSmart or its subsidiaries immediately prior to the Effective Time who continues to be so employed as of immediately following the Effective Time (each, a “Continuing Employee”) with employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control, retention or equity-based benefits (“Excluded Arrangements”)) that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time under the Employee Plans, (2) base compensation and target annual cash incentive compensation opportunity (other than equity or equity-based incentive arrangements) will not be decreased for any Continuing Employee, and (3) the Surviving Corporation will provide severance benefits to eligible employees in accordance with EngageSmart’s severance plans, guidelines and practices as in effect on the date of the Merger Agreement.

Continuing Employees generally will be granted service credit for all service with EngageSmart and its subsidiaries prior to the Effective Time and with Parent, the Surviving Corporation and any of their subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and, for purposes of future vacation accrual and determining severance amounts, except that such service need not be credited if it would result in duplication of benefits and service need not be credited under any plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-employment or retiree welfare benefits. Parent and the Surviving Corporation will use reasonable best efforts to (1) permit Continuing Employees to participate immediately in any and all group welfare benefit plans that replace Employee Plans to the same extent as they were eligible under the replaced Employee Plans, (2) cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements to be waived for a

Continuing Employee and his or her covered dependents under any new plan providing medical, dental, pharmaceutical or vision benefits, and (3) cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under an Employee Plan to be given full credit with respect to any new benefit arrangement providing medical, dental, pharmaceutical or vision benefits that replaces the applicable Employee Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements for the applicable plan year.

Pursuant to the confidential disclosure letter to the Merger Agreement, EngageSmart and the Buyer Parties have agreed that EngageSmart may establish a retention pool in the aggregate amount equal to $900,000, which may be allocated by EngageSmart, in consultation with Parent, to EngageSmart employees below the level of executive officer, with awards granted under the retention pool to be payable with respect to 50% of each award on the Closing Date and with respect to 50% of the award on the date that is six months following the Closing Date, subject, in each case, to the employee’s continued employment with EngageSmart through the applicable payment date. In the event a recipient’s employment is terminated without cause during such six-month period following the Closing Date, such recipient will be entitled to payment of the remaining 50% of the retention grant upon such termination.

Conditions to the Closing of the Merger

The respective obligations of the Buyer Parties and EngageSmart to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law, except with respect to the Requisite Stockholder Approval, which is not waivable) of each of the following conditions:

•	the receipt of the Requisite Stockholder Approval;

•	the expiration or termination of the applicable waiting period under the HSR Act (which waiting period expired at 11:59 p.m., Eastern time, on December 6, 2023); and

•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental authority of competent jurisdiction.

In addition, the obligations of the Buyer Parties to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:

•

the representations and warranties of EngageSmart (other than the representations and warranties in the next two bullets) set forth in the Merger Agreement being true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of October 23, 2023, and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;

•

the representations and warranties of EngageSmart relating to certain aspects of EngageSmart’s organization and good standing, corporate power, enforceability, anti-takeover laws, certain aspects of EngageSmart’s capitalization, the absence of any Company Material Adverse Effect since January 1, 2023 and the absence of brokers other than Evercore and Goldman Sachs that (1) are not qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all material respects as of October 23, 2023, and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date), and (2) are qualified by Company Material Adverse Effect or other materiality qualifications being true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of October 23, 2023, and as of the Closing Date

as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•

the representations and warranties of EngageSmart relating to certain other aspects of EngageSmart’s capitalization being true and correct in all respects as of October 23, 2023, and as of the Closing Date as if made at and as of the Closing Date (in each case (1) without giving effect to any Company Material Adverse Effect or other materiality qualifications and (2) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount;

•

EngageSmart having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed or complied with by EngageSmart at or prior to the Closing;

•

the receipt by the Buyer Parties of a certificate of EngageSmart, validly executed for and on behalf of EngageSmart and in its name by a duly authorized executive officer thereof, certifying that the foregoing conditions to the obligations of the Buyer Parties to consummate the Merger have been satisfied; and

•	the absence of any Company Material Adverse Effect after October 23, 2023.

In addition, the obligation of EngageSmart to consummate the Merger is subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by EngageSmart:

•

the representations and warranties of the Buyer Parties set forth in the Merger Agreement being true and correct as of October 23, 2023, and as of the Closing Date as if made at and as of the Closing Date with the same force and effect as if made on and as of such date, except for (1) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement, and (2) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•

the Buyer Parties having performed and complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing; and

•

the receipt by EngageSmart of a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in their respective names by a duly authorized officer thereof, certifying that the foregoing conditions to the obligations of EngageSmart to effect the Merger have been satisfied.

Indemnification and Insurance

The Merger Agreement provides that the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) honor and fulfill, in all respects, the obligations of EngageSmart and its subsidiaries pursuant to any indemnification agreements between EngageSmart or any of its subsidiaries and current or former directors or officers (and any person who becomes a director or officer of EngageSmart or any of its subsidiaries prior to the Effective Time) or employees, for any acts or omissions by such indemnified persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its subsidiaries will (and Parent will cause the Surviving Corporation and its subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the certificate of incorporation, bylaws and other similar organizational documents of EngageSmart and its subsidiaries, as applicable, as of the date of the Merger Agreement. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

In addition, the Merger Agreement provides that, during the six-year period commencing at the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless each current or former director or officer of EngageSmart and its subsidiaries (and any person who becomes a director or officer of EngageSmart or any of its subsidiaries prior to the Effective Time), to the fullest extent permitted by law or pursuant to any indemnification agreements with EngageSmart and its subsidiaries in effect on the date of the Merger Agreement, from and against all costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any legal proceeding arising, directly or indirectly, out of or pertaining, directly or indirectly, to (1) any action or omission, or alleged action or omission, in such indemnified person’s capacity as an affiliate, director, officer, employee or agent of EngageSmart, its subsidiaries or their affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time, and (2) the Merger, as well as any actions taken by EngageSmart or its subsidiaries or the Buyer Parties with respect thereto. The Merger Agreement also provides that EngageSmart and its subsidiaries will advance all fees and expenses (including fees and expenses of any counsel) as incurred by any such indemnified person in the defense of such legal proceeding.

In addition, the Merger Agreement requires the Surviving Corporation to, and Parent to cause the Surviving Corporation to, maintain, on terms that are equivalent to those of EngageSmart’s directors’ and officers’ liability insurance in effect on October 23, 2023, for a period of at least six years commencing at the Effective Time. The Surviving Corporation will not be required to pay annual premiums for such policy in excess of 300% of the aggregate annual premiums currently paid by EngageSmart for its last full fiscal year, and if the premium for such insurance coverage would exceed such amount, the Surviving Corporation is obligated to obtain the greatest coverage available for a cost not exceeding such amount from an insurance carrier with the same or better credit rating as EngageSmart’s directors’ and officers’ liability insurance carrier on October 23, 2023.

The Merger Agreement permits EngageSmart to purchase a prepaid six-year “tail” policy from an insurance carrier with the same or better credit rating as EngageSmart’s directors’ and officers’ liability insurance carrier on October 23, 2023 on terms that are no less favorable than those of EngageSmart’s directors’ and officers’ liability insurance policies as in effect on October 23, 2023, so long as the aggregate cost for such “tail” policy does not exceed 300% of the amount paid by EngageSmart for coverage for its last full fiscal year.

For more information, please refer to the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

Other Covenants

Stockholders’ Meeting

EngageSmart has agreed to take all necessary action (in accordance with applicable law, NYSE rules and EngageSmart’s organizational documents) to establish a record date for, duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable following the mailing of this proxy statement for the purpose of voting upon the adoption of the Merger Agreement and the approval of the Merger.

Transaction Litigation

Prior to the Effective Time, EngageSmart will: (1) provide Parent with prompt notice of all stockholder litigation relating to the Merger Agreement or the Merger, (2) keep Parent reasonably informed with respect to status thereof, (3) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of EngageSmart prior to such filing or submission, and EngageSmart shall consider such comments in good faith, (4) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of EngageSmart in connection with any discovery or document production with respect to such litigation, (5) give Parent the opportunity to participate in the defense, settlement or prosecution of any such litigation, and (6) consult with Parent with respect to the defense, settlement or prosecution of such litigation. EngageSmart may not settle any such litigation without Parent’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned).

Regulatory Efforts

EngageSmart and the Buyer Parties have agreed to use their respective reasonable best efforts to consummate and make effective the Merger in the most expeditious manner practicable. If necessary to receive clearance of the Merger pursuant to the HSR Act, the Buyer Parties will offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (1) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets, rights, products or businesses of EngageSmart and its subsidiaries, and (2) any other restrictions on the activities of EngageSmart and its subsidiaries, except that the Buyer Parties will not have an obligation to offer, negotiate, commit to or effect any of the foregoing actions if such action would have a material adverse effect on the business of EngageSmart and its subsidiaries, taken as a whole.

Equity Financing

Subject to the terms and conditions of the Merger Agreement, Parent will:

•

not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (1) reduce the aggregate amount of the cash amounts set forth in the Equity Commitment Letter for the purpose of consummating the Merger (such cash amounts, the “Equity Financing”), (2) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect, or (3) adversely impact the ability of Parent or EngageSmart, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter; and

•

use its reasonable best efforts to do everything necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (1) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof, (2) satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter, (3) consummate the Equity Financing at or prior to the Closing, (4) comply with its obligations pursuant to the Equity Commitment Letter, and (5) enforce its rights pursuant to the Equity Commitment Letter.

In no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (1) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (except that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if EngageSmart seeks and is granted a decree of specific performance of the obligation to consummate the Merger) or (2) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

Debt Financing

Prior to the Effective Time, subject to the limitations set forth in the Merger Agreement, EngageSmart will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its subsidiaries and its and their respective affiliates and representatives to provide Parent with such reasonable and customary cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the debt financing (if any) to be obtained by the Buyer Parties or their respective affiliates in connection with the Merger (the “Debt Financing”). EngageSmart’s obligations include, but are not limited to, reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing, providing reasonable assistance with the timely preparation of documents required in connection with or proper for the Debt Financing, providing reasonable cooperation in granting of and perfecting security interests in collateral, and delivering notices of prepayment within the time periods required by the relevant agreements governing indebtedness and obtaining Payoff Letters (as defined in the Merger Agreement) and other instruments of discharge, subject to the limitations set forth in the Merger Agreement.

The Merger Agreement does not require EngageSmart or any of its subsidiaries to (1) waive or amend any terms of the Merger Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent, (2) enter into, approve, modify or perform any definitive agreement or commitment or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date, (3) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time and only to the extent previously agreed in writing by EngageSmart, (4) take any action that, in the good faith determination of EngageSmart, would unreasonably interfere with the conduct of the business of EngageSmart or any of its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of EngageSmart or any of its subsidiaries, (5) provide any authorization letters, presentations, memoranda or other materials or documents used in the connection with the Debt Financing with respect to which EngageSmart and its subsidiaries or their respective affiliates and representatives provided cooperation pursuant to their obligation under the Merger Agreement or any of such documents or materials containing information based on financial information or data derived from EngageSmart and its subsidiaries’ historical books and records, in all cases, (A) which does not include language that exculpates EngageSmart and its subsidiaries and their respective representatives and affiliates from any liability in connection with the unauthorized use or misuse by the recipients thereof of all such presentations, memoranda and other materials and documents and information set forth therein, and (B) which EngageSmart and its affiliates and representatives have not been given reasonable opportunity to review and comment on, (6) prepare separate financial statements for any of EngageSmart and its subsidiaries to the extent not customarily prepared by EngageSmart and its subsidiaries and to the extent such preparation would be unduly burdensome or change any fiscal period, (7) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing, (8) provide any legal opinion prior to the Closing, or (9) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of EngageSmart and its subsidiaries is a party.

Obtaining the Debt Financing is not a condition to the Closing. If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, to consummate the Merger.

Repaid Indebtedness

At the Closing, the Buyer Parties must, on behalf of EngageSmart and its subsidiaries, pay all amounts specified in the Payoff Letters to fully discharge the then-outstanding balance of the Repaid Indebtedness (as defined in the Merger Agreement). The Payoff Letters will include as attachments customary lien release documents evidencing release and termination of all security interests in respect thereof and indicating that the holders of such Repaid

Indebtedness (or an agent on behalf of all holders) will make arrangements to return all possessory and original collateral (if any), in each case and to the extent reasonably practicable, on the Closing Date. EngageSmart will use reasonable best efforts to deliver the Payoff Letters to the Buyer Parties at least two business days prior to the Closing, and the Buyer Parties will reasonably cooperate with EngageSmart in such efforts.

Promissory Note

Immediately prior to the Effective Time, to the extent requested by Parent, Parent will issue a promissory note to EngageSmart, in exchange for a portion of EngageSmart’s Cash on Hand, the amount and terms of which will be reasonably determined by Parent.

Marketable Securities

To the extent requested by Parent, EngageSmart must use reasonable best efforts to sell or dispose of any marketable securities, any similar securities and any investments in money market funds owned by EngageSmart and its subsidiaries reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by the Merger Agreement, including the payment of expenses in connection with the transactions contemplated by the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated:

•	at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of EngageSmart and Parent;

•	by either EngageSmart or Parent at any time prior to the Effective Time:

•

whether prior to or after the receipt of the Requisite Stockholder Approval, if (1) any permanent injunction or other judgment or order issued by a governmental authority of competent jurisdiction or other legal or regulatory restraint or prohibition imposed by a governmental authority preventing the consummation of the Merger is in effect, or any action has been taken by any governmental authority of competent jurisdiction that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable, or (2) any statute, rule, regulation or order is enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger (except that this right to terminate the Merger Agreement will not be available to any party whose failure to comply with its obligations under the Merger Agreement resulted in the failure to resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order);

•

whether prior to or after the receipt of the Requisite Stockholder Approval, if the Merger has not been consummated by the Termination Date, except that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the primary cause of or primarily resulted in the failure of the Closing to have occurred prior to the Termination Date; or

•

if EngageSmart fails to obtain the Requisite Stockholder Approval at the Special Meeting (or any adjournment or postponement thereof), except that this right to terminate the Merger Agreement will not be available to any party whose action or failure to act (which action or failure to act constitutes a breach by such party of the Merger Agreement) has been the primary cause of, or primarily resulted in the failure to obtain the Requisite Stockholder Approval;

•	by EngageSmart:

•

whether prior to or after the receipt of the Requisite Stockholder Approval, if the Buyer Parties have breached or failed to perform or there is any inaccuracy of any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform or inaccuracy (1) would result in the failure of any conditions to the obligations of EngageSmart to effect the Merger, and (2) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following EngageSmart’s delivery of written notice of such breach or failure to perform, and EngageSmart is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto; or

•

prior to receipt of the Requisite Stockholder Approval if (1) EngageSmart has received a Superior Proposal, (2) the EngageSmart Board, upon the recommendation of the Special Committee, or the Special Committee has authorized EngageSmart to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal, (3) EngageSmart has complied in all material respects with the terms of the Merger Agreement with respect to such Superior Proposal, and (4) concurrently with such termination EngageSmart pays the Company Termination Fee due to Parent pursuant to the Merger Agreement; and

•	by Parent:

•

whether prior to or after the receipt of the Requisite Stockholder Approval, if EngageSmart has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform or inaccuracy (1) would result in the failure of any conditions to the obligations of the Buyer Parties to effect the Merger, and (2) is not capable of being cured, or is not cured before the earlier of the Termination Date or the date that is 45 days following Parent’s delivery of written notice of such breach and Parent is not then in breach of any provision of the Merger Agreement and has not failed to perform or comply with, or if there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in the Merger Agreement that would give rise to the failure of any conditions relating thereto; or

•	if, prior to the receipt of the Requisite Stockholder Approval, the EngageSmart Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change.

Company Termination Fee

If the Merger Agreement is validly terminated in specified circumstances, EngageSmart may be required to pay the Company Termination Fee.

EngageSmart must pay the Company Termination Fee if:

•

the Merger Agreement is validly terminated (1) by either Parent or EngageSmart because the Closing has not occurred by the Termination Date, and in the case of such termination, the closing conditions relating to the expiration of the waiting period under HSR Act and the absence of any law or order retraining, enjoining or otherwise prohibiting the Merger (to the extent relating to any antitrust law) have been satisfied, or (2) by either Parent or EngageSmart because EngageSmart fails to obtain the Requisite Stockholder Approval or by Parent because EngageSmart has breached or failed to perform its representations, warranties, covenants or other agreements contained in the Merger Agreement, and, in the case of this clause (2), EngageSmart is not then permitted to terminate the Merger Agreement in connection with the existence of a law or order retraining, enjoining or otherwise prohibiting the Merger, and, in each case of clauses (1) and (2), the closing conditions relating to the Buyer Parties’

representations and warranties and covenants would be satisfied if the date of such termination was the Closing Date;

•

since the date of the Merger Agreement and prior to its termination under one of the circumstances described in clauses (1) and (2) of the preceding bullet, an Acquisition Proposal for an Acquisition Transaction has been made to EngageSmart or the EngageSmart Board (or a committee thereof, including the Special Committee) or publicly announced or publicly disclosed and not irrevocably withdrawn at least five business days prior to the Special Meeting (in the case of any such termination in connection with failure to obtain the Requisite Stockholder Approval) or the date of termination (in the case of the other terminations described in the preceding bullet); and

•

within one year following the termination of the Merger Agreement under the circumstances described above, either an Acquisition Transaction is consummated or EngageSmart enters into a definitive agreement providing for the consummation of an Acquisition Transaction.

EngageSmart will pay the Company Termination Fee in such instance concurrently with the earlier of the consummation of such Acquisition Transaction and the entry into a definitive agreement with respect to such Acquisition Transaction. For purposes of determining whether a Company Termination Fee is payable in this instance, all references to “15%” in the definition of “Acquisition Transaction” are deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” are deemed to be references to “50%.”

Additionally, if the Merger Agreement is validly terminated by Parent, at any time prior to obtaining the Requisite Stockholder Approval, because the EngageSmart Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change, EngageSmart must promptly (and in any event within two business days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee.

If the Merger Agreement is validly terminated by EngageSmart, at any time prior to obtaining the Requisite Stockholder Approval in order to enter into Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated a Superior Proposal, then concurrently with such termination EngageSmart must pay or cause to be paid to Parent (as directed to Parent) the Company Termination Fee, except that if (1) such termination occurs prior to the No-Shop Period Start Date, and (2) EngageSmart has entered into an Alternative Acquisition Agreement to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $72,185,000.

Specific Performance

The Buyer Parties and EngageSmart are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement, in addition to any other remedy to which they are entitled at law or in equity.

Limitations of Liability

The maximum aggregate liability of the Buyer Parties or any of their affiliates for breaches under the Merger Agreement, the Limited Guarantee or the Equity Commitment Letter will not exceed the Parent Liability Limitation. The maximum aggregate liability of EngageSmart for breaches under the Merger Agreement (taking into account the payment of the Company Termination Fee, if applicable) will not exceed approximately $288,740,000 in the aggregate for all such breaches and any indemnification. Notwithstanding such limitations of liability, the Buyer Parties and EngageSmart will be entitled to an injunction, specific performance or other equitable relief as provided in the Merger Agreement.

Fees and Expenses

Except in specified circumstances, whether or not the Merger is completed, EngageSmart, on the one hand, and the Buyer Parties, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Amendment

The Merger Agreement may be amended in writing signed on behalf of each of the Buyer Parties and EngageSmart (pursuant to authorized action by the Special Committee) at any time before or after the adoption of the Merger Agreement by EngageSmart stockholders. However, after the adoption of the Merger Agreement by EngageSmart stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Governing Law

The Merger Agreement is governed by Delaware law.

THE SUPPORT AGREEMENTS

Concurrently with the execution and delivery of the Merger Agreement on October 23, 2023, and as a condition and inducement to Parent’s and EngageSmart’s willingness to enter into the Merger Agreement, the Rollover Stockholders entered into the Rollover Stockholder Support Agreement with Parent and EngageSmart and Summit entered into the Summit Support Agreement with Parent and EngageSmart. As of December 7, 2023, the Rollover Stockholders beneficially owned 90,271,540 shares of EngageSmart Common Stock, in the aggregate, and approximately 53.6% of the outstanding voting power of EngageSmart’s capital stock as of such date, and Summit beneficially owned 25,004,973 shares of EngageSmart Common Stock, in the aggregate, and approximately 14.9% of the outstanding voting power of EngageSmart’s capital stock as of such date.

Pursuant to the Support Agreements, each of the Rollover Stockholders and Summit agreed, respectively, among other things, (1) to vote, no later than ten business days following the date on which the definitive version of this proxy statement is filed, all shares of EngageSmart’s capital stock owned by them in favor of the adoption of the Merger Agreement and the approval of the Merger and various related matters as well as in favor of any amendment that increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to EngageSmart’s stockholders and against any Acquisition Proposal (other than the Merger Agreement) or any proposal made in opposition to or in competition with, or which is inconsistent with, the Merger Agreement and the Merger as well as against any recapitalization, reorganization, dissolution, liquidation, wind-up or similar transaction except as contemplated by the Merger Agreement and any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger, and not to withdraw or modify such vote or consent, (2) not to take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by the Rollover Stockholder Support Agreement or the Merger Agreement, (3) not to transfer their shares of EngageSmart Common Stock prior to the termination of the Rollover Stockholder Support Agreement, (4) to waive, and not to assert, any rights of appraisal or rights to dissent in connection with the Merger Agreement and the Merger, (5) to waive the right to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL (including by taking all actions necessary to opt out of any class in any class action claim) relating to the negotiation, delivery or execution of the Merger Agreement and the Rollover Stockholder Support Agreement or the consummation of the Merger, including for alleged breaches of any fiduciary duty of the EngageSmart Board or the Special Committee in connection with the Merger Agreement and the Merger, and (6) to terminate the Stockholders Agreement effective as of the Effective Time.

Additionally, pursuant to the Support Agreements, among other things, the Rollover Stockholders and Summit, respectively, are prohibited from transferring any of the Rollover Shares and Summit Shares, respectively, while the Support Agreements are in effect and are prohibited from (1) engaging in any activities, or assisting or facilitating in the engagement of any activities, that EngageSmart and its affiliates were permitted to engage in during the Go-Shop Period, and (2) soliciting, initiating, proposing or inducing any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (except that the Rollover Stockholders and Summit, respectively, are permitted to participate or engage in discussions or negotiations with persons or groups for the purpose of entering into a voting agreement and, solely in the case of the Rollover Stockholders, a rollover or reinvestment agreement (including the post-Closing governance terms with respect thereto), with such persons or groups in connection with an Acquisition Proposal that the Special Committee has determined in good faith constitutes or is reasonably likely to lead to a Superior Proposal).

Specifically pursuant to the Rollover Stockholder Support Agreement, the Rollover Stockholders also agreed to provide various other forms of support, including cooperating and providing information in connection with regulatory and securities filings. In addition, pursuant to the Rollover Stockholder Support Agreement and subject to the terms and conditions described in the section of this proxy statement captioned “Special Factors—Financing of the Merger”, among other things, the Rollover Stockholders will contribute a portion of the shares of EngageSmart Common Stock owned by the Rollover Stockholders to a direct or indirect parent company of Parent in exchange for equity interests in such direct or indirect parent company of Parent, which contribution and exchange will happen immediately prior to the Closing and the Rollover Stockholders will indirectly own approximately 35% of Parent or such direct or indirect parent company thereof. As a result of the Merger, the shares of EngageSmart Common Stock contributed to such direct or indirect parent company of Parent by the Rollover Stockholders will be cancelled and extinguished without any conversion thereof or consideration paid therefor along with the other Owned Shares. The Summit Support Agreement does not provide for a “roll over” of the Summit Shares or the purchase of equity in Parent.

The Support Agreements will terminate at the earliest of (1) the valid termination of the Merger Agreement in accordance with its terms, (2) the Effective Time, or (3) any modification, waiver or amendment to the Merger Agreement effected without EngageSmart stockholder consent that (a) reduces the Per Share Price or changes the form of consideration, imposes any non-immaterial conditions, requirements or restrictions on any EngageSmart stockholder’s right to receive the cash consideration payable or materially delays the timing of payment or (b) solely in the case of the Rollover Stockholders, otherwise adversely affects the Rollover Shares (or the Rollover Stockholders solely in their capacity as holders of the Rollover Shares) in any material respect.

Pursuant to the Support Agreements, each party to the Support Agreements, respectively, will be entitled to an injunction, specific performance of the terms of the Support Agreements, respectively, and other equitable relief in the event of a breach of the Support Agreements, respectively, by any other party to such Support Agreement. The Support Agreements are governed by Delaware law. The venue for disputes relating to the Support Agreements is the Chosen Courts (as defined in the Merger Agreement).

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS

No provision has been made (1) to grant EngageSmart’s unaffiliated security holders access to the corporate files of EngageSmart, any other party to the Merger or any of their respective affiliates, or (2) to obtain counsel or appraisal services at the expense of EngageSmart or any other such party or affiliate.

IMPORTANT INFORMATION REGARDING ENGAGESMART

Company Background

EngageSmart was formed as a limited liability company in Delaware in December 2018 under the name Hancock Parent, LLC and subsequently changed its name to EngageSmart, LLC. EngageSmart then converted into a Delaware corporation under the name EngageSmart, Inc. in September 2021. EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. EngageSmart’s mission is to simplify customer and client engagement to allow our customers to focus resources on initiatives that improve their businesses and better serve their communities. EngageSmart offers single instance, multi-tenant, true Software-as-a-Service vertical solutions, including SimplePractice, InvoiceCloud and DonorDrive, that are designed to simplify customers’ engagement with their clients by driving digital adoption and self-service. EngageSmart Common Stock is listed on the NYSE under the symbol “ESMT”. EngageSmart’s corporate offices are located at 30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184. EngageSmart’s telephone number is (781) 428-4224 and its corporate website is www.engagesmart.com. The information contained in, or that can be accessed through, EngageSmart’s website is not part of this proxy statement.

Directors and Executive Officers

The EngageSmart Board currently consists of eight members. The persons listed below are EngageSmart’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation immediately following the Merger. The Merger Agreement provides that the officers of EngageSmart immediately prior to the Effective Time will be the initial officers of the Surviving Corporation immediately following the Merger. Following the Merger, each executive officer will serve until a successor is elected or appointed and qualified or until the earlier of his or her death, resignation or removal, as the case may be.

There are no family relationships among any of EngageSmart’s directors or executive officers. During the past five years, neither EngageSmart nor any of EngageSmart’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither EngageSmart nor any of EngageSmart’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of November 15, 2023. Each of the individuals listed below is a citizen of the United States and can be reached at c/o EngageSmart, Inc., 30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184.

Name	Age	Current Position and Office
Paul G. Stamas	42	Chairman
Robert P. Bennett	67	Chief Executive Officer & Director
Deborah A. Dunnam	65	Director
Matthew G. Hamilton	40	Director
David Mangum	57	Director
Preston McKenzie	56	Director
Raph Osnoss	37	Director
Diego Rodriguez	53	Director
Cassandra Hudson	41	Chief Financial Officer
Scott Semel	67	Chief Legal Officer & Secretary
Jonathan Seltzer	42	President, SMB Solutions
Kevin O’Brien	47	President, Enterprise Solutions
Patrick Donovan	35	Chief Accounting Officer

Executive Officers

Below is information about EngageSmart’s executive officers:

Robert P. Bennett has served as Founder, Chief Executive Officer and as a member of the EngageSmart Board since 2019. Prior to serving in these roles, Mr. Bennett served as Chief Executive Officer of Invoice Cloud, Inc., the predecessor of EngageSmart and a current subsidiary of EngageSmart, since 2009. He was President of Sage Payments from 2006-2008, and prior to that he was President of Verus Card Services, the predecessor company to Sage Payments. Prior to that, Mr. Bennett served in senior leadership roles at Network1, Verus Financial Management and MIC, Inc, as well as formed his first business, MicroFridge, Inc. Mr. Bennett also previously served on the board of directors of Walpole Cooperative Bank from 2011 to November 2022. Mr. Bennett holds a Bachelor of Arts in Applied Math and Computer Science from the University of Maine and a Master of Science in Engineering Management from Northeastern University.

Cassandra Hudson has served as Chief Financial Officer since November 2020. Prior to joining EngageSmart, Ms. Hudson was the Vice President of Finance and Chief Accounting Officer for Carbonite, Inc., a provider of data protection products for businesses, from November 2014 to March 2020. Ms. Hudson held various positions at Carbonite, Inc., including Corporate Controller from October 2012 to November 2014, Director of Finance from March 2011 to October 2012, Accounting Manager from March 2009 to March 2011 and a Senior Accountant from March 2008 to March 2009. Ms. Hudson holds a Bachelor of Arts in Corporate Finance and Accounting and a Master of Business Administration in Accounting, each from Bentley University and is a Certified Public Accountant in the Commonwealth of Massachusetts.

Scott Semel has served as Chief Legal Officer and Secretary since March 2022. Prior to joining EngageSmart, Mr. Semel served as Interim General Counsel of Carbonite, Inc., a provider of data protection products for businesses, from September 2019 to December 2019. Mr. Semel also served as the Acting General Counsel and Senior Vice

President of People for Information Builders, Inc., a software company, from February 2019 to September 2019. Prior to this, Mr. Semel served as Executive Vice President, General Counsel of Legal, Security and Compliance of Intralinks Holdings, Inc., a collaboration software company, from January 2012 to January 2017. Mr. Semel holds a J.D. from New England Law and a Bachelor of Arts in Political Science from Boston University.

Jonathan Seltzer has served as President of SMB Solutions since June 2021. Mr. Seltzer previously served as Chief Operating Officer of SMB Solutions from January 2021 to June 2021 and Executive Vice President of Business and Corporate Development of SMB Solutions from September 2019 to January 2021. Prior to joining EngageSmart, Mr. Seltzer served as Chief Financial Officer and Head of Corporate Development at CLEAResult Consulting Inc., a company focused on energy efficiency, where he held various other roles from March 2014 to January 2019. Mr. Seltzer holds a Bachelor of Arts in Political Science from the University of Wisconsin-Madison.

Kevin O’Brien has served as President of Enterprise Solutions since February 2022. Prior to joining EngageSmart, Mr. O’Brien was the Divisional Vice President and General Manager of the Product Lifecycle Management segment at PTC Inc., a computer software and services company, where he held various other roles from April 2016 to January 2022. Mr. O’Brien also held various positions at Oracle Corporation from August 2005 to April 2016, including Director of Worldwide Alliances & Channels Strategy and Senior Director, Worldwide ISV Business Development. Mr. O’Brien holds a Bachelor of Arts in Government from Colby College and a Master of Business Administration in General Management from Harvard Business School.

Patrick Donovan has served as Chief Accounting Officer since April 2023. Mr. Donovan previously served as EngageSmart’s Vice President of Accounting from April 2021 to March 2023 and as EngageSmart’s Director of Finance from January 2021 to April 2021. Prior to joining EngageSmart, Mr. Donovan held various roles in the assurance and transaction services practices sector at Ernst & Young LLP, including Senior Manager, Strategy and Transactions from October 2018 to December 2020, Manager, Transaction Advisory Services from December 2016 to September 2018, Assurance Manager from October 2014 to December 2016, and Senior Audit Associate from September 2010 to September 2014. Mr. Donovan holds a B.S. Corporate Finance and Accounting and M.S. in Accounting from Bentley University and is a Certified Public Accountant in Massachusetts.

Non-Employee Directors

Below is information about EngageSmart’s non-employee directors:

Paul G. Stamas has served as chairman of the EngageSmart Board since 2019. Since August 2010, Mr. Stamas has served as Managing Director and as the Global Head of Financial Services since 2022, at General Atlantic, a global growth investment firm. Prior to joining General Atlantic, Mr. Stamas was an Associate at Welsh, Carson, Anderson & Stowe from September 2006 to June 2008, concentrating on investments in the healthcare services and information & business services sectors. Prior to that, he was an analyst in the Consumer Retail Group in the Investment Banking division at Goldman Sachs from July 2004 to July 2006. Mr. Stamas holds a Bachelor of Science and Engineering in Operations Research & Financial Engineering from Princeton University and a Master of Business Administration from Harvard Business School.

Deborah A. Dunnam has served as a member of the board of directors since 2021. Previously, Ms. Dunnam served as Chief Commercial Officer at Dropbox, Inc., a provider of cloud-based file hosting services, from August 2020 to May 2023, Chief Operating Officer of ServiceSource, a provider of outsourced inside sales and retention solutions, from September 2018 to August 2020, and Corporate Vice President of Inside Sales at Microsoft from January 2016 to June 2018. Prior to that, she also held various senior roles at Cisco Systems, including serving as Senior Vice President of Worldwide Services Sales and Global Customer Success. Ms. Dunnam holds a Bachelor of Business Administration in Marketing and Social Science from Northwood University.

Matthew G. Hamilton has served as a member of the EngageSmart Board since 2019. Previously, Mr. Hamilton served on the board of InvoiceCloud, LLC, the predecessor of EngageSmart and a current subsidiary of EngageSmart, since April 2015. Mr. Hamilton is also a Managing Director at Summit, a private equity firm, where he has served in various roles since 2005. Mr. Hamilton has also served on the board of directors of a.k.a. Brands since July 2018, and Solo Brands, Inc. since October 2020. Mr. Hamilton holds a Bachelor of Arts in Economics from Colby College.

David Mangum has served as a member of the EngageSmart Board since 2019. Mr. Mangum has also served as a Senior Advisor at General Atlantic, a global growth investment firm, since June 2019. Prior to joining General Atlantic, Mr. Mangum was President and Chief Operating Officer of Global Payments Inc., a financial technology company, where he served in various roles from 2008 until August 2018. From 2007 to 2008, he served as Executive Vice President at Fiserv Corp., a financial services technology provider which acquired CheckFree Corporation, provider of financial electronic commerce solutions in 2007. Mr. Mangum also served as Executive Vice President, Chief Financial Officer and in various other roles at CheckFree Corporation, an online billing company, from 1999 to 2007. Mr. Mangum served on the board of directors of Thunder Bridge Acquisition II, LTD., a blank check company, from 2019 to 2021. Since 2021, Mr. Mangum has served on the board of directors of Thunder Bridge Capital Partners III Inc., a blank check company and Thunder Bridge Capital Partners IV, Inc., a blank check preferred company. Mr. Mangum holds a Bachelor of Arts in Political Science from Carleton College.

Preston McKenzie has served as a member of the EngageSmart Board since 2019. Mr. McKenzie has served as Operating Partner at General Atlantic, a global growth investment firm, since 2019, after serving as a Special Advisor from 2017 to 2018. Prior to joining General Atlantic, Mr. McKenzie served as Chief Executive Officer of NEWSCYCLE Solutions, a portfolio company of affiliates of Vista at such time, from November 2013 to May 2017, and Chief Executive Officer of MicroEdge, a portfolio company of affiliates of Vista at such time, from June 2010 to November 2013. Prior to that, he also held various senior roles at Thomson Reuters, including serving as Vice President and General Manager of their Business Development division. Mr. McKenzie holds a Bachelor of Arts in Journalism from the University of North Carolina and a Master of Business Administration from the University of Minnesota.

Raph Osnoss has served as a member of the EngageSmart Board since 2019. Mr. Osnoss currently serves as a Managing Director at General Atlantic, a global growth investment firm, and focuses on the firm’s investments in the financial services sector. Prior to joining General Atlantic, Mr. Osnoss was an Associate at Berkshire Partners, a private equity firm, from 2010 to 2012. Previously, he was also an analyst in the Investment Banking Division of Goldman Sachs from 2008 to 2010. He currently serves on the board of directors of Alkami Technology, Inc., a cloud-based digital banking platform. Mr. Osnoss holds a Bachelor of Science in economics from the Wharton School at the University of Pennsylvania and a Master of Business Administration from Harvard Business School.

Diego Rodriguez has served as a member of the EngageSmart Board since January 2022. Mr. Rodriguez served as the Executive Vice President, Chief Product and Design Officer at Intuit Inc., a financial software company, from November 2017 to January 2021. Prior to Intuit Inc., Mr. Rodriguez served as a Senior Partner, Global Managing Director, and in other various roles at IDEO from December 2004 to November 2017. Mr. Rodriguez has served on the board of directors of LendingTree, Inc. since April 2022. Mr. Rodriguez previously served on the Harvard University Board of Overseers from May 2018 to May 2020, and as an Entrepreneur-in-Residence at Harvard Business School from August 2011 to July 2015. Mr. Rodriguez is also a founding faculty member of the Hasso Plattner Institute of Design at Stanford (aka “the d.school”) from November 2004 to June 2015. Mr. Rodriguez is currently a Global Advisor to Harvard Business School and a Professor of the Practice at Boise State University. Mr. Rodriguez holds a Bachelor of Arts in Values, Technology Science & Society and a Bachelor of Science in Mechanical Engineering from Stanford University, and a Master of Business Administration from Harvard Business School.

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to EngageSmart. The historical unaudited selected financial data as of and for the nine month period ended September 30, 2023, and the audited selected financial data as of and for the fiscal years ended December 31, 2022 and December 31, 2021, have been taken from EngageSmart’s consolidated financial information and statements.

This information is only a summary. The selected historical consolidated financial data as of December 31, 2022 and December 31, 2021 should be read in conjunction with EngageSmart’s annual report on Form 10-K for the fiscal year ended December 31, 2022, and the selected historical consolidated financial data as of and for the nine month period ended September 30, 2023 should be read in conjunction with EngageSmart’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by EngageSmart with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

Summary Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022	2021
	(in thousands)	(in thousands)
Cash and cash equivalents	$366,034	$311,780	$254,294
Total current assets	$396,498	$341,844	$275,618
Total assets	$929,710	$886,497	$803,994
Total current liabilities	$59,117	$52,521	$36,911
Total liabilities	$87,477	$81,525	$46,895
Stockholders’ equity	$842,233	$804,972	$757,099

Summary Consolidated Statements of Operations and Comprehensive Income (Loss)

	Nine Months Ended September 30,		Year Ended December 31,
	2023	2022	2022	2021
		(in thousands, except per share information)
Revenue	$280,573	$220,020	$303,920	$216,280
Gross profit	$216,216	$167,333	$232,070	$161,158
Income (loss) from operations	$28,975	$11,703	$16,458	$(1,235)
Net income (loss) and comprehensive income (loss)	$19,992	$15,708	$20,593	$(8,965)
Net income (loss) per share
Basic	$0.12	$0.10	$0.13	$(0.06)
Diluted	$0.12	$0.09	$0.12	$(0.06)

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of EngageSmart Common Stock as of December 7, 2023 by:

•	each person known by EngageSmart to be the beneficial owner of more than five percent of EngageSmart Common Stock;

•	each of EngageSmart’s named executive officers;

•	each of EngageSmart’s directors; and

•	all of EngageSmart’s executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. Applicable percentage ownership is based on 168,334,721 shares of EngageSmart Common Stock outstanding as of December 7, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of EngageSmart Common Stock subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of December 7, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed below is 30 Braintree Hill Office Park, Suite 101, Braintree, Massachusetts 02184. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Entities affiliated with General Atlantic(1)	90,271,540	53.6%
Entities affiliated with Summit Partners(2)	25,004,973	14.9%
Named Executive Officers and Directors:
Robert P. Bennett(3)	3,286,269	2.0%
Kevin O’Brien(4)	36,394	*
Scott Semel(5)	45,110	*
Cassandra Hudson(6)	573,801	*
Paul G. Stamas	—	*
Matthew G. Hamilton	—	*
David Mangum(7)	233,500	*
Preston McKenzie	—	*
Raph Osnoss	—	*
Deborah A. Dunnam(8)	21,191	*
Diego Rodriguez(9)	11,409	*
All current executive officers and directors as a group (13 persons)(10)	4,550,411	2.7%

*	Represents less than one percent.
(1)

Represents 72,271,540 shares of EngageSmart Common Stock held by General Atlantic (IC), L.P. and 18,000,000 shares of EngageSmart Common Stock held by General Atlantic (IC) SPV, L.P. The GA Funds share beneficial ownership of the shares of EngageSmart Common Stock held by the Rollover Stockholders. The general partner of each of the Rollover Stockholders is General Atlantic (SPV) GP, LLC. The general partner of General Atlantic Partners 100, L.P. is General Atlantic GenPar, L.P. The general partner of General Atlantic Partners (Bermuda) EU, L.P. is General Atlantic GenPar (Bermuda), L.P. General Atlantic, L.P., which is controlled by the GA Management Committee, is the managing member of GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAP Coinvestments V, LLC, the general partner of GAP Coinvestments CDA, L.P. and General Atlantic GenPar, L.P., and the sole member of General Atlantic (SPV) GP, LLC. The general partner of General Atlantic GenPar (Bermuda), L.P. is GAP (Bermuda) L.P., which is also controlled by the GA Management Committee. There are 11 members of the GA Management Committee. Each of the members of the GA Management Committee disclaims ownership of the shares reported herein except to the extent that he has a pecuniary interest therein. The address of the Rollover Stockholders, the GA Funds (other than GAP Bermuda EU), GAPCO CDA, GA GenPar, GA SPV, and GA LP is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GAP Bermuda EU, GenPar Bermuda and GAP Bermuda is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda

(2)

Based on information reported on a Schedule 13G filed on February 4, 2022 as modified by a Form 4 jointly filed on March 7, 2023 by Summit Partners L.P., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., Scott Collins and Peter Y. Chung. Consists of (i) 17,948,333 shares of EngageSmart Common Stock held by Summit Partners Growth Equity Fund VIII-A, L.P., (ii) 6,556,911 shares of EngageSmart Common Stock held by Summit Partners Growth Equity Fund VIII-B, L.P., (iii) 119,071 shares of EngageSmart Common Stock held by Summit Partners Entrepreneur Advisors Fund I, L.P., (iv) 343,615 shares of EngageSmart Common Stock held by Summit Investors I, LLC and (v) 37,043 shares of EngageSmart Common Stock held by Summit Investors I (UK), L.P. Summit Partners, L.P. is the managing member of Summit Partners GE VIII, LLC, which is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P. and Summit Partners Growth Equity Fund VIII-B, L.P. Summit Master Company, LLC is the (A) sole managing member of Summit Partners Entrepreneur Advisors GP, LLC, which is the general partner of Summit Partners Entrepreneur Advisors Fund I, L.P., and (B) the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC and the general partner of Summit Investors I (UK), L.P. Summit Master Company, LLC, as the sole managing member of Summit Partners Entrepreneur Advisors GP, LLC and the managing member of Summit Investors Management, LLC, has delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. Investment decisions for Summit Partners, L.P. are made by its two-person Investment Committee, which is currently composed of Scott Collins and Peter Y. Chung. Summit Partners L.P., Scott Collins and Peter Y. Chung each have shared voting and dispositive power over the shares held by each of these entities and therefore beneficially owns such shares. Each of the entities affiliated with Summit Partners, L.P. that are mentioned herein and each of Mr. Collins and Mr. Chung disclaims beneficial ownership of the shares of EngageSmart Common Stock, in each case, except to the extent of it or his pecuniary interest therein. The address for each of the foregoing entities and individuals is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.

(3)

Consists of (i) 844,700 shares of EngageSmart Common Stock held by Mr. Bennett, (ii) 277,911 shares of EngageSmart Common Stock underlying EngageSmart Option Awards held by Mr. Bennett that are currently exercisable or will be exercisable within 60 days of December 7, 2023, (iii) 21,781 shares issuable upon vesting of EngageSmart RSU Awards within 60 days of December 7, 2023, (iv) 809,877 shares of EngageSmart Common Stock held by The Robert P. Bennett 2020 Grantor Retained Annuity Trust, of which Mr. Bennett serves as the sole trustee, and (v) 1,332,000 shares of EngageSmart Common Stock held by The Bennett Family 2020 Trust, of which John Burgess and Martha Bennett, Mr. Bennett’s spouse, serve as trustees. Martha Bennett may be deemed to share voting and dispositive power with respect to the shares held by The Bennett Family 2020 Trust.

(4)

Consists of (i) 23,713 shares of EngageSmart Common Stock, and (ii) 12,681 shares of EngageSmart Common Stock issuable upon vesting of EngageSmart RSU Awards held by Mr. O’Brien within 60 days of December 7, 2023.

(5)

Consists of (i) 34,811 shares of EngageSmart Common Stock, and (ii) 10,229 shares of EngageSmart Common Stock issuable upon vesting of EngageSmart RSU Awards held by Mr. Semel within 60 days of December 7, 2023.

(6)

Consists of (i) 68,777 shares of EngageSmart Common Stock, (ii) 10,651 shares of EngageSmart Common Stock issuable upon vesting of EngageSmart RSU Awards held by Ms. Hudson within 60 days of December 7, 2023, and (iii) 494,373 shares of EngageSmart Common Stock underlying EngageSmart Option Awards held by Ms. Hudson that are currently exercisable or would be exercisable within 60 days of December 7, 2023.

(7)

Consists of (i) 8,500 shares of EngageSmart Common Stock and (ii) 225,000 shares of EngageSmart Common Stock underlying EngageSmart Option Awards held by Mr. Mangum that are currently exercisable or would be exercisable within 60 days of December 7, 2023.

(8)	Consists of 21,191 shares of EngageSmart Common Stock.

(9)

Consists of (i) 3,853 shares of EngageSmart Common Stock and (ii) 7,556 shares of EngageSmart Common Stock issuable upon vesting of EngageSmart RSU Awards held by Mr. Rodriguez within 60 days of December 7, 2023.

(10)

Consists of (i) 3,153,293 shares of EngageSmart Common Stock directly or indirectly held by all of our current directors and executive officers as a group, (ii) 1,329,086 shares of EngageSmart Common Stock underlying EngageSmart Option Awards held by all of our current directors and executive officers as a group that, within 60 days of December 7, 2023, are currently exercisable or will be exercisable and (iii) 68,032 shares of EngageSmart Common Stock underlying EngageSmart RSU Awards held by all of our current directors and executive officers as a group that vest within 60 days of December 7, 2023.

Prior Public Offerings

During the past three years, none of EngageSmart, Parent, Merger Sub or any of their respective affiliates have made any underwritten public offering of shares of EngageSmart Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated thereunder, except as described below.

Initial Public Offering

On September 27, 2021, EngageSmart completed its initial public offering (the “IPO”), in which EngageSmart issued and sold 13,620,054 shares of EngageSmart Common Stock at a public offering price of $26.00 per share, including 620,054 shares issued upon the exercise of the underwriters’ option to purchase additional shares. EngageSmart raised net proceeds of $326.4 million, after deducting the underwriting discount of $22.1 million and offering expenses of $5.6 million. Additionally, certain existing shareholders sold an aggregate of 3,112,446 shares in the IPO at the same price, resulting in net proceeds to the selling stockholders of $75.9 million.

Follow-On Offering

On February 28, 2023, EngageSmart entered into an underwriting agreement with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, and certain of EngageSmart’s stockholders, including affiliates of General Atlantic and Summit and certain members of EngageSmart’s management, relating to an underwritten public offering of 8,000,000 shares of EngageSmart Common Stock at a price to the public of $19.00 per share, with an option exercisable by the underwriters for 30 days to purchase up to an additional 1,200,000 shares of EngageSmart Common Stock from certain of the selling stockholders at the public offering price, less underwriting discounts and commissions.

In March 2023, pursuant to the underwriting agreement, the selling stockholders sold an aggregate of 9,200,000 shares of EngageSmart Common Stock in the secondary offering. EngageSmart did not receive any of the proceeds from the sale of EngageSmart Common Stock, with all proceeds going to the selling stockholders.

In connection with the secondary offering, EngageSmart incurred costs of $1.6 million during the three months ended March 31, 2023, which are included within general and administrative expenses on the condensed consolidated statement of operations and comprehensive income.

The table below sets forth the shares sold, and net proceeds received by the Purchaser Filing Parties in the secondary offering:

Selling Stockholder	Shares of Common Stock Sold	Total Proceeds
General Atlantic	6,937,896	$126,217,673

Transactions in EngageSmart Common Stock

Except as set forth below and in “—Prior Public Offerings” above, and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Support Agreements”), and certain activity related to EngageSmart’s equity compensation awards discussed elsewhere in this proxy statement, (1) each of EngageSmart, its directors and executive officers, the Purchaser Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of EngageSmart Common Stock during the past 60 days, and (2) none of EngageSmart or the Purchaser Filing Parties or their respective affiliates have purchased shares of EngageSmart Common Stock during the past two years.

Transactions by EngageSmart’s Directors and Executive Officers During the Last 60 Days

The following transactions by EngageSmart’s directors and executive officers within the last 60 days were reported on Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC:

Jonathan Seltzer

Date	Acquisition		Disposition		Price Per Share
November 1, 2023	3,500	(1)	—		$3.02	(1)
November 1, 2023	—		3,500	(2)	$22.64	(2)
December 1, 2023	3,500	(1)	—		$3.02	(1)
December 1, 2023	—		3,500	(2)	$22.83	(2)

(1)	Represents the number of shares of EngageSmart Common Stock acquired and the applicable exercise price in connection with the exercise of EngageSmart Option Awards.
(2)	Represents the number of shares of EngageSmart Common Stock sold in multiple transactions pursuant to a Rule 10b5-1 trading plan and the weighted average price per share in such transactions.

Kevin O’Brien

Date	Acquisition		Disposition		Price Per Share
November 1, 2023	10,567	(1)	—		$—
November 1, 2023	—		4,687	(2)	$22.64	(2)
November 1, 2023	—		3,000	(3)	$22.66	(3)
December 1, 2023	—		3,000	(3)	$22.82	(3)

(1)	Represents the number of shares of EngageSmart Common Stock acquired in connection with the vesting of EngageSmart RSU Awards.
(2)	Represents the number and price of shares of EngageSmart Common Stock withheld to satisfy the tax withholding obligation in connection with the vesting of EngageSmart RSU Awards.
(3)	Represents the number of shares of EngageSmart Common Stock sold in multiple transactions pursuant to a Rule 10b5-1 trading plan and the weighted average price per share in such transactions.

Patrick Donovan

Date	Acquisition		Disposition		Price Per Share
November 27, 2023	10,310	(1)	—		$5.67	(1)
November 27, 2023	21,690	(1)	—		$5.67	(1)
November 27, 2023	—		32,000	(2)	$22.85	(2)

(1)	Represents the number of shares of EngageSmart Common Stock acquired and the applicable exercise price in connection with the exercise of EngageSmart Option Awards.
(2)	Represents the number of shares of EngageSmart Common Stock sold in multiple transactions and the weighted average price per share in such transactions.

Other Transactions in EngageSmart Common Stock by EngageSmart and the Purchaser Filing Parties in the Last Two Years

September 2021 Stock Split

On September 10, 2021, EngageSmart effected a 1-for-3 forward stock split of shares of EngageSmart Common Stock. In connection with the forward stock split, each issued and outstanding share of EngageSmart Common Stock, automatically and without action on the part of the holders, became three shares of EngageSmart Common Stock. All share and per share amounts presented in this proxy statement have, as applicable, been adjusted to reflect the forward stock split and reclassification.

September 2021 Reclassification of Pre-IPO Capital Stock

Immediately prior to effectiveness of EngageSmart’s IPO registration statement on Form S-1, EngageSmart, LLC, a Delaware limited liability company, converted into a Delaware corporation pursuant to a statutory conversion, which changed EngageSmart’s name to EngageSmart, Inc. As part of the corporate conversion, each Class A-1 share, Class A-2 share, and Class A-3 share, in each case, of EngageSmart, LLC was converted on a 1:1 basis into Class A-1 common stock, Class A-2 common stock and Class A-3 common stock, in each case, of EngageSmart, respectively, with the same rights and obligations that existed under the limited liability company agreement of EngageSmart, LLC (the “LLC Agreement”).

Under the LLC Agreement, Class A-2 holders, were entitled to certain cash distributions that General Atlantic would have otherwise been entitled to receive if General Atlantic had received a pre-established dollar threshold in connection with and/or following certain exit events (“CVR Obligation”). Following the corporate conversion, each share of (i) Class A-1 common stock was reclassified into 0.9398 shares of common stock, (ii) Class A-2 common stock was reclassified into 1.1102 shares of common stock, and (iii) Class A-3 common stock was reclassified into one share of common stock (collectively, the “Common Stock Reclassifications”). The conversion ratio for each Common Stock Reclassification reflected the difference in value of the shares as a result of the CVR Obligation. Pursuant to EngageSmart’s amended and restated certificate of incorporation, no fractional shares resulting from the conversion of Class A-2 common stock to common stock were to be issued and, in lieu of the fractional shares, each holder of Class A-2 common stock who would otherwise be entitled to fractional shares were entitled to an amount in cash (the “Fractional Share Payout”).

Following the Common Stock Reclassifications, General Atlantic, the sole former holder of Class A-1 common stock (which were formerly Class A-1 shares of EngageSmart, LLC) subscribed for 1,662,917 additional shares of common stock in EngageSmart, with the value of each share based on the public offering price of the shares of common stock sold by EngageSmart in the IPO. As consideration for the additional shares of common stock, General Atlantic contributed capital to EngageSmart in an amount equal to $43.2 million in order for EngageSmart to satisfy its obligation in full for the Fractional Share Payout. The Fractional Share Payout settled the former CVR Obligation of EngageSmart under the LLC Agreement.

Additionally, certain of EngageSmart’s executive officers and other employees, among others, currently hold CVR Units under the CVR Plan. The CVR Plan was amended to reflect the corporate conversion and the CVR Units otherwise remain subject to substantially the same terms and conditions applicable to the CVR Units immediately prior to EngageSmart’s IPO. Following the Common Stock Reclassifications, General Atlantic subscribed for 288,344 additional shares of common stock in EngageSmart, with the value of each share based on the public offering price of the shares of common stock sold by EngageSmart in the IPO. As consideration for the additional shares of common stock, General Atlantic entered into a promissory note with EngageSmart which requires General Atlantic to make a capital contribution to EngageSmart equal to the amount of any payments made by EngageSmart to holders of CVR Units pursuant to the CVR Plan, which such payments would be triggered by the events specified under the amended CVR Plan.

Past Contracts, Transactions, Negotiations and Agreements

Except as described above in “—Public Offerings” and “—Transactions in EngageSmart Common Stock,” and other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreements (as discussed in the sections of this proxy statement captioned “The Merger Agreement” and “The Support Agreements”), and certain activity related to EngageSmart’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between EngageSmart and its affiliates, on the one hand, and any of the Purchaser Filing Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of EngageSmart’s securities, election of EngageSmart’s directors or sale or other transfer of a material amount of assets of EngageSmart, (2) EngageSmart and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of EngageSmart’s consolidated revenues with any Purchaser Filing Party, and (3) none of EngageSmart’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Purchaser Filing Parties.

Book Value Per Share

The net book value per share of EngageSmart Common Stock as of September 30, 2023, was approximately $5.02 (calculated based on 167,864,066 shares of EngageSmart Common Stock issued and outstanding as of September 30, 2023).

Market Price of EngageSmart Common Stock

Beginning on September 24, 2021, EngageSmart Common Stock has traded on the NYSE under the symbol “ESMT”. The following table sets forth, for the periods indicated, the high and low sales prices per share of EngageSmart Common Stock:

	Market Price
	High	Low
2021
Fourth Quarter	$35.94	$19.96
2022
First Quarter	$24.68	$16.76
Second Quarter	$22.58	$15.64
Third Quarter	$22.65	$15.70
Fourth Quarter	$22.56	$15.01
2023
First Quarter	$21.84	$16.63
Second Quarter	$19.68	$15.45
Third Quarter	$19.70	$16.18
Fourth Quarter (through December 18, 2023)	$23.10	$17.96

On December 18, 2023, the most recent practicable date before this proxy statement was distributed to EngageSmart’s stockholders, the closing price of EngageSmart Common Stock on the NYSE was $22.93. You are encouraged to obtain current market quotations in connection with voting your shares.

Dividends

In the past two years, EngageSmart has not declared or paid any cash dividends on EngageSmart Common Stock.

The Stockholders Agreement

On September 22, 2021, EngageSmart entered into the Stockholders Agreement with General Atlantic (IC), L.P., the Summit Stockholders and Robert Bennett. Under the Stockholders Agreement, General Atlantic (IC), L.P. and the Summit Stockholders have the right to nominate a specified number of EngageSmart’s directors determined based on the voting power held by General Atlantic (IC), L.P. and the Summit Stockholders.

The Stockholders Agreement provides that, for so long as General Atlantic (IC), L.P. beneficially owns shares of EngageSmart Common Stock representing over 50% of EngageSmart Common Stock then outstanding, General Atlantic (IC), L.P. is entitled to nominate five directors to serve on the EngageSmart Board, at least two of which such directors must be “independent directors” under applicable law and stock exchange listing standards. For so long as General Atlantic (IC), L.P. beneficially owns shares of EngageSmart Common Stock representing at least 30% but less than or equal to 50% of EngageSmart Common Stock then outstanding, General Atlantic (IC), L.P. is entitled to nominate three directors to serve on the EngageSmart Board. For so long as General Atlantic (IC), L.P. beneficially owns shares of EngageSmart Common Stock representing at least 20% but less than or equal to 30% of EngageSmart Common Stock then outstanding, General Atlantic (IC), L.P. is entitled to nominate two directors to serve on the EngageSmart Board. For so long as General Atlantic (IC), L.P. beneficially owns shares of EngageSmart Common Stock representing at least 10% of EngageSmart Common Stock then outstanding, General Atlantic (IC), L.P. is entitled to nominate one director to serve on the EngageSmart Board. For so long as the Summit Stockholders beneficially own at least 10% of EngageSmart Common Stock then outstanding, the Summit Stockholders are entitled to nominate one director to serve on the EngageSmart Board. So long as EngageSmart is a “controlled company” under applicable stock exchange rules, Mr. Bennett has the right to be nominated to the EngageSmart Board.

Additionally, the Stockholders Agreement provides that, so long as General Atlantic (IC), L.P. beneficially owns at least 25% of EngageSmart Common Stock then outstanding, the prior written consent of General Atlantic (IC), L.P. is required prior to taking the following actions:

•	any acquisition or disposition where aggregate consideration is greater than $150,000,000 in a single transaction or series of related transactions;

•	any transaction in which any person or group acquires more than 50% of EngageSmart’s then outstanding capital stock or the power to elect a majority of the members of the EngageSmart Board;

•

any incurrence or refinancing of EngageSmart’s indebtedness or that of its subsidiaries to the extent such incurrence or refinancing would result in EngageSmart or its subsidiaries having indebtedness in excess of $250,000,000 in the aggregate;

•	hiring or termination of EngageSmart’s chief executive officer;

•	for so long as General Atlantic (IC), L.P. beneficially owns at least 10% of EngageSmart Common Stock then outstanding, any increase or decrease in the size of the EngageSmart Board;

•	any reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up;

•	any redemption, repurchase or other acquisition by EngageSmart of its equity securities or any declaration thereof, subject to customary exceptions;

•

any payment or declaration of any dividend or distribution on any equity securities of EngageSmart or its non-wholly owned subsidiaries or entering into a recapitalization transaction the primary purpose of which is to pay a dividend or distribution;

•	any amendment, alteration or repeal of any provision of the governing documents of EngageSmart in a manner that adversely affects the powers, preferences or rights of General Atlantic (IC), L.P.; or

•	any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by EngageSmart or its subsidiaries.

IMPORTANT INFORMATION REGARDING THE PURCHASER FILING PARTIES

This section sets forth certain information about the Purchaser Filing Parties. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Parent Entities

Merger Sub

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Merger Sub. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. Merger Sub is a Delaware corporation, and its principal business is to engage in the transactions contemplated by the Merger Agreement. The sole stockholder of Merger Sub is Parent.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Michael E. Fosnaugh, President	U.S.	Senior Managing Director of Vista; employed by Vista since July 2005.
Jeffrey Wilson, Director & Vice President	U.S.	Managing Director of Vista; employed by Vista since November 2015.
Jack Dillon, Director, Treasurer & Secretary	U.S.	Senior Vice President of Vista; employed by Vista since July 2010.

Parent

The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of Parent. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. Parent is a Delaware corporation, and its principal business is to hold the capital stock of Merger Sub. Following the consummation of the Merger, Parent will own all of the outstanding capital stock of EngageSmart. The sole member of Parent is Icefall Holdco, LLC.

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Michael E. Fosnaugh, President	U.S.	Senior Managing Director of Vista; employed by Vista since July 2005.
Jeffrey Wilson, Director & Vice President	U.S.	Managing Director of Vista; employed by Vista since November 2015.
Jack Dillon, Director, Treasurer & Secretary	U.S.	Senior Vice President of Vista; employed by Vista since July 2010.

Vista Filing Parties

Each of the Vista Filing Parties is a Delaware limited partnership, except for Vista Equity Partners Fund VIII-B, SCSp, a Luxembourg special limited partnership. The principal business of the Vista Filing Parties is making equity and other types of investments. Each of the Vista Filing Parties is controlled by its general partner, Vista Equity Partners Fund VIII GP, L.P. (the “General Partner”). The General Partner is controlled by its general partner, VEPF VIII GP, LLC (“GP Management”). The following table sets forth the name, present principal occupation or employment and material occupations, positions, offices or employments for the past five years of each officer and director of GP Management. Unless otherwise indicated, the current business address of each person is c/o Four Embarcadero Center, 20th Floor, San Francisco, CA 94111, and its telephone number is (415) 765-6500. Robert F. Smith has voting and dispositive power with respect to the securities beneficially held by GP Management (including, following the consummation of the Merger, all of the Vista Filing Parties’ equity interests in Parent).

Name	Citizenship	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)
Robert F. Smith, Director	U.S.	Founder and Chief Executive Officer of Vista since 2000.

General Atlantic Filing Parties

Each of the Rollover Stockholders is a Delaware limited partnership. The GA Funds share beneficial ownership of the shares of EngageSmart Common Stock held by the Rollover Stockholders. The general partner of each of the Rollover Stockholders is General Atlantic (SPV) GP, LLC. The general partner of General Atlantic Partners 100, L.P. is General Atlantic GenPar, L.P. The general partner of General Atlantic Partners (Bermuda) EU, L.P. is General Atlantic GenPar (Bermuda), L.P. General Atlantic, L.P., which is controlled by the GA Management Committee, is the managing member of GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC and GAP Coinvestments V, LLC, the general partner of GAP Coinvestments CDA, L.P. and General Atlantic GenPar, L.P., and the sole member of General Atlantic (SPV) GP, LLC. The general partner of General Atlantic GenPar (Bermuda), L.P. is GAP (Bermuda) L.P., which is also controlled by the GA Management Committee. There are eleven members of the GA Management Committee.

The principal business of each of the General Atlantic Filing Parties is investment. The address and telephone of General Atlantic, L.P., General Atlantic Partners 100, L.P., GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, and GAP Coinvestments V, LLC, GAP Coinvestments CDA, L.P., General Atlantic GenPar, L.P., General Atlantic (SPV) GP, LLC and the Rollover Stockholders is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055, +1 (212) 715-4000. The address of General Atlantic Partners (Bermuda) EU, L.P., General Atlantic GenPar (Bermuda), L.P. and GAP (Bermuda) L.P. is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda +1-441-295-1422.

As of the date of this proxy statement, the Rollover Stockholders, the GA Funds, GAP Coinvestments CDA, L.P. General Atlantic GenPar, L.P., General Atlantic (SPV) GP, LLC, and General Atlantic GenPar (Bermuda), L.P. do not have any directly appointed directors or executive officers.

Each of GAP (Bermuda) L.P. and General Atlantic, L.P., is controlled by the GA Management Committee. The following table sets forth information regarding the GA Management Committee as of the date of this proxy statement.

Name	Address	Principal Occupation	Citizenship
William E. Ford	55 East 52nd Street 33rd Floor New York, New York 10055	CEO, Managing Director	United States
Gabriel Caillaux	23 Savile Row London, W1S 2ET United Kingdom	Co-President, Managing Director	France

Name	Address	Principal Occupation	Citizenship
Andrew Crawford	55 East 52nd Street 33rd Floor New York, New York 10055	Managing Director	United States
Martin Escobari	55 East 52nd Street 33rd Floor New York, New York 10055	Co-President, Managing Director	Bolivia and Brazil
Anton J. Levy	55 East 52nd Street 33rd Floor New York, New York 10055	Co-President, Managing Director	United States
Sandeep Naik	Marina Bay Financial Centre Tower 1 8 Marina Boulevard, #17-02 Singapore 018981	Managing Director	United States
J. Albert Smith	535 Madison Ave, 31st Floor, New York, New York 10022	Head of GA Credit, Managing Director	United States
Graves Tompkins	55 East 52nd Street 33rd Floor New York, New York 10055	Managing Director	United States
Lance D. G. Uggla	23 Savile Row London W1S 2ET United Kingdom	Head of GA Climate, Managing Director	United Kingdom and Canada
N. Robbert Vorhoff	55 East 52nd Street 33rd Floor New York, New York 10055	Managing Director	United States
Eric Zhang	Suite 5704-5706, 57F Two IFC, 8 Finance Street Central, Hong Kong, China	Managing Director	Hong Kong SAR

During the last five years, none of the General Atlantic Filing Parties or any of the members of the GA Management Committee have been (a) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

APPRAISAL RIGHTS

If the Merger is consummated, holders of record and beneficial owners of EngageSmart Common Stock who do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of EngageSmart Common Stock through the effective date of the Merger, who otherwise comply with the statutory requirements of Section 262 of the DGCL (“Section 262”) and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” or to a “holder of shares” are to a record holder of EngageSmart Common Stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to person who is the beneficial owner of shares of EngageSmart Common Stock held either in voting trust or by a nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that EngageSmart’s stockholders or beneficial owners exercise their appraisal rights under Section 262. Holders of record and beneficial owners of shares of EngageSmart Common Stock should carefully review the full text of Section 262 as well as the information discussed below.

Under Section 262, if the Merger is completed, holders of record or beneficial owners of shares of EngageSmart Common Stock who (1) submit a written demand for appraisal of such holder’s or owner’s shares of EngageSmart Common Stock to EngageSmart prior to the vote on the Merger Proposal, (2) do not vote in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the effective date of the Merger, (4) do not withdraw their demands or otherwise lose their rights to appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262, may be entitled to have their shares of EngageSmart Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of EngageSmart Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Merger through the date of payment of the judgment. If you are a beneficial owner of shares of EngageSmart Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of EngageSmart Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of EngageSmart Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of EngageSmart Common Stock eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. EngageSmart refers to these conditions as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of EngageSmart’s stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders of record as of the record date for notice of such meeting that appraisal rights are available and include in the notice a copy of Section 262 or information directing EngageSmart’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes EngageSmart’s notice to EngageSmart’s stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of shares EngageSmart Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Per Share Price described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of EngageSmart Common Stock, EngageSmart believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.

Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of EngageSmart Common Stock must do ALL of the following:

•	the stockholder or beneficial owner must not vote in favor of the Merger Proposal;

•

the stockholder or beneficial owner must deliver to EngageSmart a written demand for appraisal of such holder’s or owner’s shares of EngageSmart Common Stock before the vote on the Merger Proposal at the Special Meeting; and

•

the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Merger).

Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of all such persons within 120 days after the effective date of the Merger (the Surviving Corporation is under no obligation to file any petition and has no intention of doing so).

In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.

For stockholders, because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, each stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Proposal, abstain or not vote his, her or its shares.

Written Demand

A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to EngageSmart, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of EngageSmart Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of EngageSmart Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Merger. A beneficial owner exercising appraisal rights must own the shares of EngageSmart Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Merger. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.

A holder of record of shares of EngageSmart Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of EngageSmart Common Stock by a holder of record must reasonably inform EngageSmart of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of EngageSmart Common Stock. A demand for appraisal in respect of shares of EngageSmart Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform EngageSmart of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of EngageSmart Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f).

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

EngageSmart, Inc.

30 Braintree Hill Office Park, Suite 101

Braintree, MA 02184

Attention: Secretary

At any time within 60 days after the effective date of the Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the Per Share Price offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to EngageSmart, as the Surviving Corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the Per Share Price within 60 days after the effective date of the Merger. Except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Per Share Price being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within 10 days after the effective date of the Merger, the Surviving Corporation will notify each record holder of shares of EngageSmart Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Proposal, and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and EngageSmart’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of EngageSmart Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of EngageSmart Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.

Within 120 days after the effective date of the Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which EngageSmart has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by the Surviving Corporation. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.

After providing the foregoing notice, at the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all of persons who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds one percent of the outstanding shares of the class of EngageSmart Common Stock eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

Determination of Fair Value

After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of EngageSmart Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although EngageSmart believes that the Per Share Price is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of EngageSmart Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Per Share Price. Neither EngageSmart nor Parent anticipates offering more than the Per Share Price to any stockholder or beneficial owner exercising appraisal rights, and each of EngageSmart and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of EngageSmart Common Stock is less than the Per Share Price. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such determination or assessment, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of EngageSmart Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of EngageSmart Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Per Share Price as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the Per Share Price as provided in the Merger Agreement in accordance with Section 262.

From and after the effective date of the Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of EngageSmart Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Merger); provided, however, that if no petition for an appraisal is filed within the time provided in Section 262, if neither of the ownership thresholds above has been satisfied in respect of the persons seeking appraisal rights or if such person delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal and an acceptance of the Merger within 60 days after the effective date of the Merger, then the right of such person to an appraisal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger or consolidation within 60 days after the effective date of the Merger.

Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Per Share Price for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL

EngageSmart is asking you to approve the adoption of the Merger Agreement. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement captioned “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are urged to read the Merger Agreement carefully and in its entirety.

The EngageSmart Board, based on the recommendation of the Special Committee, unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE COMPENSATION PROPOSAL

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that EngageSmart provide stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation that will or may become payable by EngageSmart to its named executive officers that is based on or otherwise relates to the Merger, as disclosed in the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the additional disclosures referenced therein that otherwise are disclosed in the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger.”

EngageSmart is asking its stockholders to approve the compensation that will or may become payable by EngageSmart to its named executive officers that is based on or otherwise relates to the Merger. These payments are set forth in the section of this proxy statement captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” and the accompanying footnotes and additional disclosures referenced therein.

Accordingly, EngageSmart is seeking approval of the following resolution at the Special Meeting:

“RESOLVED, that the stockholders of EngageSmart approve on a non-binding advisory basis the compensation that will or may become payable to EngageSmart’s named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “Special Factors—Interests of EngageSmart’s Directors and Executive Officers in the Merger—Golden Parachute Compensation” in EngageSmart’s proxy statement for the Special Meeting.”

EngageSmart’s stockholders should note that this proposal is not a condition to completion of the Merger, and as a non-binding, advisory vote, the result will not be binding on EngageSmart, the EngageSmart Board or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated EngageSmart’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

The EngageSmart Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL

EngageSmart is asking you to approve a proposal to adjourn the Special Meeting, from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If stockholders approve this proposal, EngageSmart can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if EngageSmart received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, EngageSmart could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, EngageSmart may seek stockholder approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by EngageSmart’s bylaws to adjourn the Special Meeting even if EngageSmart’s stockholders have not approved the proposal to adjourn the Special Meeting.

The EngageSmart Board unanimously recommends that you vote “FOR” this proposal.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, EngageSmart will have no public stockholders and there will be no public participation in any future meetings of EngageSmart’s stockholders. However, if the Merger is not completed, EngageSmart’s stockholders will continue to be entitled to attend and participate in stockholder meetings.

EngageSmart will hold an annual meeting of stockholders in 2024 (the “2024 Annual Meeting”) only if the Merger has not already been completed and EngageSmart remains a public company.

For a stockholder who intends to have a proposal considered for inclusion in EngageSmart’s proxy materials for presentation at the 2024 annual meeting, if held, EngageSmart’s Secretary must receive the written proposal at EngageSmart’s principal executive offices not later than December 7, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholders intending to present a proposal at the 2024 Annual Meeting, if held, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in the Bylaws of EngageSmart (the “EngageSmart Bylaws”). The EngageSmart Bylaws require, among other things, that EngageSmart’s Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, EngageSmart must receive notice of such a proposal or nomination for the 2024 Annual Meeting, if held, no earlier than January 18, 2024 and no later than February 17, 2024. The notice must contain the information required by the EngageSmart Bylaws, a copy of which is available upon request to EngageSmart’s Secretary. In the event that the date of the 2024 Annual Meeting, if held, is more than 30 days before or more than 60 days after May 17, 2024, then EngageSmart’s Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by EngageSmart. Notwithstanding the foregoing, for as long as General Atlantic owns 40% or more of the voting power of outstanding EngageSmart Common Stock, such advance notice procedure will not apply to them.

In addition to satisfying the foregoing requirements under the EngageSmart Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than EngageSmart’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act, which notice must be postmarked or transmitted electronically to EngageSmart at its principal executive office no later than March 18, 2024. If the date of the 2024 Annual Meeting is changed by more than 30 days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th day following the day on which public disclosure of the date of such meeting is first made by EngageSmart.

EngageSmart reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Because the Merger is a “going-private” transaction, Parent, Merger Sub and EngageSmart have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

EngageSmart files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows EngageSmart to “incorporate by reference” into this proxy statement documents EngageSmart files with the SEC. This means that EngageSmart can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that EngageSmart files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. EngageSmart incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3, any documents filed by EngageSmart pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 23, 2023;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, filed on May 4, 2023, June 30, 2023, filed on August 3, 2023, and September 30, 2023, filed on November 2, 2023;

•

Current Reports on Form 8-K filed on February 9, 2023, March  1, 2023, April  4, 2023, May  4, 2023, May  19, 2023, August  3, 2023, October  23, 2023, November  2, 2023, and December 7, 2023 (other than portions of a Current Report on Form 8-K that are furnished under Item 2.02 or Item 7.01, including any exhibits included with such Items unless otherwise indicated therein).

EngageSmart will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill EngageSmart’s obligations under the Exchange Act.

You may obtain any of the documents that EngageSmart files with the SEC, without charge, by requesting them in writing from EngageSmart at the following address:

EngageSmart, Inc.

30 Braintree Hill Office Park, Suite 101

Braintree, MA 02184

Attention: Investor Relations

If you would like to request documents from EngageSmart, please do so as soon as possible to receive them before the Special Meeting. If you request any documents from EngageSmart, EngageSmart will mail them to you by first class mail, or another equally prompt method. Please note that all of EngageSmart’s documents that it files with the SEC are also promptly available through the “Investor Relations” section of EngageSmart’s website, https://investors.engagesmart.com. The information included on EngageSmart’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of EngageSmart Common Stock, please contact EngageSmart’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholders call: (877) 717-3922 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

Banks and brokers call collect: (212) 750-5833

MISCELLANEOUS

EngageSmart has supplied all information relating to EngageSmart, and Parent has supplied, and EngageSmart has not independently verified, all of the information relating to Parent, Merger Sub, or the Rollover Stockholders contained in this proxy statement.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF ENGAGESMART COMMON STOCK AT THE SPECIAL MEETING. ENGAGESMART HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 19, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ICEFALL PARENT, LLC,

ICEFALL MERGER SUB, INC.

and

ENGAGESMART, INC.

Dated as of October 23, 2023

A-i

(Continued)

A-ii

(Continued)

Exhibits

Exhibit A	Surviving Corporation Certificate of Incorporation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of October 23, 2023, by and among ICEFALL PARENT, LLC, a Delaware limited liability company (“Parent”), ICEFALL MERGER SUB, INC., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Buyer Parties”), and ENGAGESMART, INC., a Delaware corporation (the “Company”). Each of the Company, Parent and Merger Sub is sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The Company Board has established a special committee of independent and disinterested members of the Company Board (the “Special Committee”).

B. The Special Committee has unanimously (i) determined that this Agreement, providing for the merger of Merger Sub with and into the Company (the “Merger”) in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) upon the terms and subject to the conditions set forth herein, and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Stockholders adopt this Agreement at any Company Stockholder Meeting.

C. The Company Board has unanimously, acting upon the recommendation of the Special Committee, (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting.

D. Each of the board of managers of Parent and the board of directors of Merger Sub has (i) declared it advisable to enter into this Agreement; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants and other obligations hereunder, and the consummation of the Merger upon the terms and subject to the conditions set forth herein; and (iii) in the case of the board of directors of Merger Sub only, resolved to recommend that Parent, as the sole stockholder of Merger Sub, adopt this Agreement and approve the Merger in accordance with the DGCL.

E. Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has delivered (i) a limited guarantee (the “Guarantee”) from Vista Equity Partners Fund VIII, L.P. (the “Guarantor”) in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantor is guaranteeing certain obligations of the Buyer Parties in connection with this Agreement; and (ii) a commitment letter between Parent and the Guarantor, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein (the “Equity Commitment Letter”).

F. Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, General Atlantic (IC), L.P. and General Atlantic (IC) SPV, L.P. (the “Reinvestment Stockholders”) and certain other stockholders of the Company have entered into Support Agreements (the “Support Agreements”) in connection with the Merger with respect to certain obligations of such stockholders of the Company relating to this Agreement, including, solely with respect to the Reinvestment Stockholders, an agreement to contribute, directly or indirectly, such portion of the shares of Company Common

Stock defined as the “Rollover Shares” under the Support Agreement with the Reinvestment Stockholders (the “Rollover Shares”) held by the Reinvestment Stockholders to Parent (or any direct or indirect parent company thereof), in each case, as specified in such Support Agreement.

G. The Buyer Parties and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Merger; and (ii) prescribe certain conditions with respect to the consummation of the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Buyer Parties and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means an agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement; or (ii) executed, delivered and effective after the execution and delivery of this Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives) that receives material non-public information of or with respect to the Company Group to keep such information confidential; provided, however, that, in each case, the provisions contained therein are no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreement, it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal.

(b) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by the Buyer Parties) to engage in an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated hereby) involving:

(i) any direct or indirect purchase or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates), whether from the Company or any other Person(s), of securities representing more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, license or other acquisition by any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) of assets constituting or accounting for more than 15% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (A) any Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons (in each case, other than the Buyer Parties or their Affiliates or any group that includes the Buyer Parties or their Affiliates) would hold securities representing more than 15% of the total outstanding equity securities of the Company (by vote or economic interests) after giving effect to the consummation of such transaction or (B) the Company Stockholders immediately preceding such transaction hold less than 85% of the total outstanding equity securities (by vote or economic interests) in the surviving or resulting entity of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise. The Reinvestment Stockholders and their Affiliates shall be deemed to not be Affiliates of the Buyer Parties prior to the Effective Time.

(e) “Antitrust Law” means the Sherman Antitrust Act, the Clayton Antitrust Act, the HSR Act, the Federal Trade Commission Act and all other laws, whether in any domestic or foreign jurisdiction, that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(f) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company Group as of December 31, 2022 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022.

(g) “Business Day” means each day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

(h) “Business Systems” means all computer hardware (whether general or special purpose), electronic data processing systems, information technology systems and computer systems, including any outsourced electronic data processing, information technology, or computer systems that are owned or used by or for any of the Company Group in the conduct of the business of the Company Group.

(i) “Cash on Hand” means all cash, cash equivalents, marketable securities and short-term investments of the Company Group, in each case determined in accordance with GAAP and expressed in U.S. dollars. For the avoidance of doubt, “Cash on Hand” shall be calculated net of issued but uncleared checks and drafts and shall include checks, other wire transfers and drafts deposited or available for deposit in the accounts of the Company Group.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Company Board” means the Board of Directors of the Company.

(l) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(m) “Company Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

(n) Company Credit Agreement” means the Revolving Credit Agreement, dated September 27, 2021, among the Company, as borrower, the lenders and issuing banks from time to time party thereto, and JPMorgan

Chase Bank, N.A., as administrative agent and collateral agent, as amended by the Amendment No. 1, dated June 30, 2023, and as further amended, restated, amended and restated, replaced (whether upon or after termination or otherwise, and whether with the original lenders or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, including any extension of the maturity thereof or increase in the amount of available borrowings thereof.

(o) “Company Equity Plans” means, collectively, the EngageSmart, Inc. 2021 Incentive Award Plan and the EngageSmart, LLC Amended and Restated 2015 Stock Option Plan.

(p) “Company ESPP” means the EngageSmart, Inc. 2021 Employee Stock Purchase Plan.

(q) “Company Group” means the Company and its Subsidiaries.

(r) “Company Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company Group.

(s) “Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred on or prior to the date of determination of the occurrence of the Company Material Adverse Effect, (a) is or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company Group, taken as a whole or (b) would render the Company unable to consummate the Merger prior to the Termination Date; provided, however, that solely with respect to the foregoing clause (a), none of the following (by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) changes in general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy generally;

(ii) changes in general conditions in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings generally in the United States or any other country; (2) changes in exchange rates generally for the currencies of any country; or (3) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market operating in the United States or any other country or region in the world;

(iii) changes in general conditions in the industries in which the Company Group generally conducts business;

(iv) changes in general regulatory, legislative or political conditions in the United States or any other country or region in the world;

(v) any general geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war, sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or disease outbreaks and other force majeure events in the United States or any other country or region in the world;

(vii) any Effect resulting from the announcement of this Agreement or the pendency of the Merger and the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners, vendors or any other third Person (other than for purposes of any representation or warranty contained in Sections 3.5, 3.6, 3.16(g), 3.18(g) or 3.20);

(viii) the compliance by any Party with the terms of this Agreement (other than Sections 5.1 and 5.2), including any action taken or refrained from being taken as expressly required by this Agreement;

(ix) changes after the date hereof in GAAP or other applicable accounting standards or in any applicable laws or regulations (or the binding interpretation of any of the foregoing);

(x) changes after the date hereof in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xi) any failure, in and of itself, by the Company Group to meet (1) any public analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (2) any internal projections or forecasts of its revenues, earnings or other financial performance (it being understood that any cause of any such failure may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred);

(xii) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its executive officers or other employees or any member of the Company Board arising out of the Merger or any other transaction contemplated by this Agreement; and

except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi) and (ix), to the extent that such Effect has had a disproportionate adverse effect on the Company relative to other companies operating in the industries in which the Company Group conducts business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred a Company Material Adverse Effect.

(t) “Company Option” means each option to purchase shares of Company Common Stock granted under any Company Equity Plan.

(u) “Company Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

(v) “Company Products” means all Software and other products, including any of the foregoing currently in development, from which the Company Group has derived since January 1, 2020, is currently deriving or is scheduled to derive, revenue from the sale, license, maintenance or provision thereof.

(w) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned by any member of the Company Group.

(x) “Company RSU” means each restricted stock unit award granted under any Company Equity Plan.

(y) “Company Stockholders” means the holders of shares of Company Common Stock.

(z) “Continuing Employees” means each individual who is an employee of the Company Group immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) on and immediately following the Effective Time.

(aa) “Contract” means any (i) contract, subcontract, letter of intent, note, bond, mortgage, indenture, lease, license, sublicense or (ii) other binding agreement.

(bb) “COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(cc) “Data Security Requirements” means, collectively, all of the following to the extent relating to privacy, data protection, information security, or information security breach notification requirements with respect to data Processing and to the extent applicable to a Company Group entity from time to time: (i) the Company Group’s own written policies, and procedures; (ii) all applicable laws, rules and regulations, including the California Consumer Privacy Act (CCPA) and the California Privacy Rights Act (CPRA), the Privacy and Electronic Communications Directive (2002/58/EC) (the “ePrivacy Directive”) and the General Data Protection Regulation (2016/679) (the “GDPR”) and any national legislation implementing or supplementing the ePrivacy Directive or the GDPR, the United Kingdom’s Data Protection Act 2018 and the GDPR as it forms part of the laws of England and Wales, Scotland and Northern Ireland by virtue of the European Union (Withdrawal) Act 2018 (to the extent applicable) (collectively, “Data Protection Laws”); and (iii) all binding industry standards applicable to a Company Group entity (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)).

(dd) “DOJ” means the United States Department of Justice or any successor thereto.

(ee) “Environmental Law” means any law (including common law) or order relating to pollution, the protection of the environment (including ambient air, surface water, groundwater or land) or natural resources, public or worker health or safety, or exposure of any Person with respect to Hazardous Substances or otherwise relating to the production, use, storage, treatment, transportation, recycling, disposal, discharge, release or other handling of any Hazardous Substances, or the investigation, clean-up or remediation thereof.

(ff) “ERISA” means the Employee Retirement Income Security Act of 1974.

(gg) “Exchange Act” means the Securities Exchange Act of 1934.

(hh) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

(ii) “Financing Sources” means the Persons (other than Parent, Guarantor, Merger Sub and their respective Affiliates), if any, in their respective capacities as such, that have committed to provide (either on or prior to the date of this Agreement), arrange, underwrite or place all or any portion of the Debt Financing in connection with the Merger and any joinder agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives involved in the Debt Financing and the successors and assigns of each of the foregoing.

(jj) “FTC” means the United States Federal Trade Commission or any successor thereto.

(kk) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(ll) “Government Contract” means any Contract for the sale of supplies or services currently in performance or that has not been closed that is between the Company Group and a Governmental Authority or entered, to the Knowledge of the Company, into by the Company Group as a subcontractor at any tier in connection with a Contract between another Person and a Governmental Authority.

(mm) “Governmental Authority” means any government, governmental or regulatory entity or body, department, commission, bureau, council, board, agency or instrumentality, and any court, tribunal, arbitrator or arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, and whether local or foreign.

(nn) “Governmental Health Program” means any federal health program as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, Medicaid, TRICARE, CHAMPVA, and state healthcare programs (as defined therein), and any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code.

(oo) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” or for which liability or standards of conduct may be imposed pursuant to any Environmental Law, including petroleum and petroleum products, polychlorinated biphenyls, per- and polyfluoroalkyl substances, mold, noise, odor and asbestos.

(pp) “Healthcare Laws” means laws relating to healthcare or the regulation, provision, consultation, management, administration of, and payment for, healthcare items and services applicable to the business of the Company Group, including: the Federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b); the federal Physician Self-Referral Law (42 U.S.C. 1395nn); the Federal Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a); the Federal Program Fraud Civil Remedies Act (31 U.S.C. § 3801 et seq.); the Federal Health Care Fraud law (18 U.S.C. § 1347); Title XVIII of the Social Security Act (42 U.S.C. §§ 1395-1395lll) (the Medicare statute); Title XIX of the Social Security Act (42 U.S.C. §§ 1396-1396w-7) (the Medicaid statute); the False Claims Act (31 U.S.C. §§ 3729-3733); the False Claim Law (42 U.S.C. § 1320a-7b(a)); the exclusion law (42 U.S.C. § 1320a-7); HIPAA (as defined herein); 42 C.F.R. Part 2; the Deficit Reduction Act of 2005 (Pub. L. 109–171); the Patient Protection and Affordable Care Act of 2010 (Pub. L. 111 – 148); the 21st Century Cures Act (Pub. L. 114-255); laws relating fee-splitting, percentage-based billing arrangements, patient brokering, corporate practice of medicine and licensed professionals, billing, coding, insurance coverage, reimbursement, kickbacks, claim processing, documentation and submission of claims, medical record documentation requirements, Payor requirements, risk adjustment (including those related to risk categorization, scoring and data submission), and any and all similar state or local laws; and any and all amendments or modifications made from time to time to the items referenced in this definition.

(qq) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009), and their implementing regulations set forth at 45 C.F.R. Parts 160, 162, and 164 and applicable state laws regulating the privacy and security of healthcare records.

(rr) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(ss) “Indebtedness” means any of the following liabilities or obligations: (i) indebtedness for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection therewith); (ii) liabilities evidenced by bonds, debentures, notes or other similar instruments or debt securities; (iii) liabilities pursuant to or in connection with letters of credit or banker’s acceptances or similar items (in each case whether or not drawn, contingent or otherwise); (iv) liabilities pursuant to capitalized leases; (v) liabilities arising out of interest rate and currency swap arrangements and any other arrangements designed to provide protection against fluctuations in interest or currency rates; (vi) deferred purchase price liabilities related to past acquisitions; (vii) payment obligations arising in connection with earnouts or other contingent payment obligations under Contracts (other than contingent indemnification obligations that have not matured and as to which no claims have been made, or to the Knowledge of the Company, threatened); (viii) liabilities arising from any breach of any of the foregoing; and (ix) indebtedness of others guaranteed by the Company Group or secured by any lien or security interest on the assets of the Company Group.

(tt) “Intellectual Property” means the intellectual property and proprietary rights including: (i) all United States and foreign patents and applications therefor (“Patents”); (ii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world (“Copyrights”); (iii) trademarks, service marks, trade dress rights, domain name registrations, and similar designation of origin and rights therein (“Marks”); (iv) all rights in mask works, and all mask work registrations and applications therefor; (v) rights in Software, trade secrets and confidential information; (vi) rights of publicity; and (vii) any other intellectual property or proprietary rights or similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

(uu) “IRS” means the United States Internal Revenue Service or any successor thereto.

(vv) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of the Company’s Chief Executive Officer; Chief Financial Officer; President (SMB Solutions), President (Enterprise Solutions), Chief of Staff; Chief Marketing Officer; Chief People Officer; Chief Technology Officer and Chief Legal Officer, in each case after reasonable inquiry of those employees who would reasonably be expected to have actual knowledge of the matter in question.

(ww) “Legal Proceeding” means any claim, action, charge, audit, lawsuit, litigation, complaint, hearing, arbitration, investigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(xx) “Material Contract” means any of the following Contracts:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company Group, taken as a whole;

(ii) any material Contract with any of the 20 largest customers of the Company Group, taken as a whole, determined on the basis of total revenue of the Company Group attributable to such customers pursuant to such Contracts in effect as of the date of this Agreement, for the 12 months ended June 30, 2023;

(iii) any material Contract with any of the 10 largest referral partners of the Company Group, taken as a whole, determined on the basis of total payments made by the Company Group to such referral partners for the 12 months ended June 30, 2023;

(iv) any material Contract with any of the top 10 vendors (excluding legal, accounting, tax and similar professional service providers whose Contracts may be cancelled without liability to the Company or its Subsidiaries upon notice of 90 days or less) to the Company Group, taken as a whole, determined on the basis of expenditures, excluding residual spend, by the Company Group, taken as a whole, for the 12 months ended June 30, 2023 (the customers, referral partners, vendors and counterparties to Contracts in clauses (ii), (iii), (iv), (xiv) and (xv), collectively, “Material Relationships”);

(v) any IP Contract;

(vi) any Contract containing any covenant or other provision (A) limiting the right of the Company Group to engage in any material line of business or to compete with any Person in any line of business that is material to the Company Group; (B) prohibiting the Company Group from engaging in any business with any Person or levying a fine, charge or other payment for doing so; or (C) containing and limiting the right of the Company Group pursuant to any “most favored nation” or “exclusivity” provisions, in each case of the above other than any such Contracts that (1) may be cancelled without material liability to the Company or its Subsidiaries upon notice of 90 days or less, or (2) are not material to the Company Group, taken as a whole;

(vii) any Contract (A) relating to the disposition or acquisition of assets by the Company Group with a value or purchase price greater than $500,000 after the date hereof other than in the ordinary course of business; or (B) pursuant to which the Company Group will acquire any material ownership interest in any other Person or other business enterprise other than any Subsidiary of the Company;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit or other Indebtedness, in each case in excess of $150,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(ix) any Lease or Sublease set forth in Section 3.14(b) or Section 3.14(c) of the Company Disclosure Letter;

(x) any Contract providing for cash severance payments in excess of $100,000 (other than those pursuant to which severance is required by applicable law);

(xi) any Contract providing for indemnification of any officer, director or employee by the Company Group, other than Contracts entered into on substantially the same form as the Company Group’s standard forms previously made available to Parent;

(xii) any Contract that is an agreement in settlement of a dispute or conciliation or similar Contract, in each case, that imposes any material obligation on the Company Group after the date hereof;

(xiii) any Collective Bargaining Agreement;

(xiv) any Contract (A) that is with a Payment Network or, other than Contracts with customers, that results in material revenue from transactions processed on a Payment Network, (B) that is with any Processor or Member Bank, or (C) pursuant to which a Company Group entity is sponsored or registered to a Payment Network or obtains banking, custody or payments processing services that a Company Group entity provides to its customers; and

(xv) any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person).

(yy) “Member Bank” means an institution that, as a member of a Payment Network, is authorized by such Payment Network to enter, initiate, or receive transactions into (or from) such Payment Network’s authorization and settlement systems.

(zz) “NYSE” means The New York Stock Exchange and any successor stock exchange.

(aaa) “Open Source Software” shall mean any Software (in source or object code form) that is licensed pursuant to (i) any license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL), (ii) any license commonly referred to as a “free software” or “open source” license by the Open Source Foundation or the Free Software Foundation or (iii) any license to Software that conditions any rights granted in such license on the disclosure, distribution, or licensing of any other Software in source code form (other than the licensed Software in its unmodified form).

(bbb) “Payment Network” means Mastercard International, Incorporated (including its subsidiaries), Visa Inc. (including its subsidiaries), Discover Financial Services, LLC, American Express, National Automated Clearinghouse Association (NACHA), and any other card association, network or exchange, electronic payments, or funds transfer network, or similar organization or association having clearing or oversight responsibilities.

(ccc) “Payment Network Rules” means the rules, regulations, bylaws, operating rules, guidelines, standards, policies, manuals, or procedures or published written guidance or requirements of, or applicable to, any Payments Network, including with respect to the processing or handling of payment card information or the collection, settlement, processing, possession or remittance of electronic payments or funds transfers.

(ddd) “Payor” means all Governmental Health Programs and all other healthcare service plans, health maintenance organizations, health insurers, other private, commercial, or governmental third-party payors, or other any other Person that pays, or arranges for the payment, for all or any part of any healthcare service for itself or for any other Person, as well as any Person that develops, leases, or sells access to networks of healthcare providers.

(eee) “Permitted Liens” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established on consolidated financial statements of the Company Group filed with the Company SEC Reports to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP; (iii) leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions); (iv) liens imposed by applicable law (other than Tax law); (v) pledges or deposits to secure obligations pursuant to workers’ compensation laws or similar legislation or to secure public or statutory obligations; (vi) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vii) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use or value of the applicable property owned, leased, used or held for use by the Company Group; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports filed as of the date hereof; (ix) non-exclusive licenses to Company Intellectual Property; (x) any other liens that do not secure a liquidated amount, that have been incurred or suffered in the ordinary course of business, and that would not, individually or in the aggregate, have a material effect on the Company Group, taken as a whole; (xi) statutory, common law or contractual liens (or other encumbrances of any type) of landlords or liens against the interests of the landlord or owner of any Leased Real Property unless caused by the Company Group; or (xii) liens (or other encumbrances of any type) that do not materially and adversely affect the use or operation of the property subject thereto.

(fff) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Payment Network, Governmental Authority or other enterprise, association, organization or entity.

(ggg) “Personally Identifiable Information” means all data relating to an identified or identifiable natural person (i.e., data that identifies an individual or, in combination with any other information or data, is capable of identifying an individual) or which is otherwise classified as ‘personal data’ or ‘personally identifiable information’ under applicable Data Security Requirements.

(hhh) “Processed” or “Processing” means, with respect to data, to store, collect, copy, process, transfer, transmit, display, access, use, adapt, record, retrieve, organize, structure, erase or disclose, or which is otherwise defined as ‘processed’ or ‘processing’ under applicable Data Security Requirements.

(iii) “Processor” means any Person that directly or indirectly provides credit, debit, funds transfer or other electronic payment services to or on behalf of any Company Group entity.

(jjj) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including domain name registrations and intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(kkk) “Sanctioned Country” means any country or region that is the target of a comprehensive embargo under Trade Control Laws (at the time of this Agreement, Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, so-called “Donetsk People’s Republic,” and so-called “Luhansk People’s Republic” regions of Ukraine).

(lll) “Sanctioned Person” means any Person that is the subject or target of sanctions under applicable Trade Control Laws, including: (i) any Person listed on any U.S., United Kingdom, or European Union sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any Person located, organized, or ordinarily resident in a Sanctioned Country or a national of a Sanctioned Country with whom U.S. Persons are prohibited from dealing.

(mmm) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(nnn) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(ooo) “Securities Act” means the Securities Act of 1933.

(ppp) “Software” means all computer software (in object code or source code format), associated databases, and related documentation and materials.

(qqq) “Specified Data Breach” means the actual unauthorized (i) disclosure of Personally Identifiable Information in the possession, custody or direct control of any member of the Company Group; or (ii) access, use, theft, transmission or transfer of Personally Identifiable Information Processed by or in the possession, custody or direct control of any member of the Company Group that, in the case of each of clauses (i) or (ii), would reasonably be expected to (A) negatively impact in any material respect, the business, reputation, or results of operation of the Company Group; or (B) result in any member of the Company Group having any material obligation under applicable Data Security Requirements to provide notification regarding any of the foregoing to any Governmental Authority.

(rrr) “Subsidiary” of any Person means (i) a corporation of which more than 50% of the combined voting power of the outstanding voting equity securities of such corporation is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the manager or managing member and has the power to direct the policies, management and affairs of such limited liability company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. Notwithstanding anything to the contrary in this Agreement, for purposes of this Agreement, following the Closing, each of the Surviving Corporation and its Subsidiaries will be deemed to be a Subsidiary of Parent.

(sss) “Superior Proposal” means any bona fide unsolicited written Acquisition Proposal for an Acquisition Transaction on terms that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects of the proposal (including certainty of closing) and the identity of the Person making the proposal and other aspects of the Acquisition Proposal that the Special Committee deems relevant, and if consummated, would be more favorable, from a financial point of view, to the Unaffiliated Company Stockholders (in their capacity as such) than the Merger (taking into account any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(ttt) “Tax” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges and impositions in the nature of taxes (including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation and value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes), together with all interest, penalties and additions imposed with respect to such amounts imposed by any Governmental Authority.

(uuu) “Transaction Litigation” means any Legal Proceeding commenced or threatened by any Person (including any current or former holder of Company Common Stock or any other securities of any member of the Company Group) against a Party or any of its Subsidiaries or any of its or their Representatives or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or any of its or their Representatives, in each case in connection with, arising from or otherwise relating to or regarding the Merger or any other transaction contemplated by this Agreement, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, Schedule 13e-3, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or with the Financing Sources related to this Agreement, the Guarantee or the Equity Commitment Letter.

(vvv) “Unaffiliated Company Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) Vista Equity Partners Management, LLC, its investment fund Affiliates and its portfolio companies majority owned by such investment fund Affiliates, (ii) General Atlantic, L.P., its investment fund Affiliates, its portfolio companies majority owned by such investment fund Affiliates and those members of the Company Board who are employees of General Atlantic, L.P. or one of its investment fund Affiliates, and (iii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.

(www) “WARN” means the United States Worker Adjustment and Retraining Notification Act of 1988 and any similar foreign, state or local law.

(xxx) “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching Party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Advisors	3.3(c)
Agreement	Preamble
Alternative Acquisition Agreement	5.3(a)
Anti-Corruption Laws	3.26(b)
Buyer Parties	Preamble
Bylaws	3.1
Capitalization Date	3.7(a)
Certificate of Merger	2.2
Certificates	2.10(c)
Charter	2.5(a)
Chosen Courts	9.10(a)
Closing	2.3
Closing Date	2.3
Collective Bargaining Agreement	3.19(a)
Company	Preamble
Company Board Recommendation	3.3(b)
Company Disclosure Letter	Article III
Company Equity Awards	3.7(b)
Company Liability Limitation	8.3(e)(ii)
Company Related Parties	8.3(e)(ii)
Company SEC Reports	3.9
Company Securities	3.7(c)
Company Stockholder Meeting	6.4(a)
Company Termination Fee	8.3(b)(i)
Confidentiality Agreement	9.4
Converted Cash Award	2.8(a)(ii)
Consent	3.6
Continuation Period	6.11(b)
Copyrights	1.1(vv)
Current Offering Period	2.9
D&O Insurance	6.10(c)
Data Protection Laws	1.1(cc)
Debt Financing	6.6(a)
DGCL	Recitals
Dissenting Company Shares	2.7(d)(i)
DPA	3.26(g)
DTC	2.10(d)
DTC Payment	2.10(d)
Effect	1.1(s)
Effective Time	2.2
Electronic Delivery	9.13
Employee Plan	3.18(a)
Enforceability Limitations	3.2
ePrivacy Directive	1.1(cc)
Equity Commitment Letter	Recitals
Equity Financing	4.11(a)
ERISA Affiliate	3.18(b)
Exchange Fund	2.10(b)

Term	Section Reference
GDPR	1.1(cc)
Government Closure	6.2(a)
Guarantee	Recitals
Guarantor	Recitals
Indemnified Persons	6.10(a)
International Employee Plans	3.18(a)
Intervening Event	5.3(d)(i)
IP Contracts	3.16(f)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(vv)
Material Relationships	1.1(zz)(iv)
Maximum Annual Premium	6.10(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.11(c)
No-Shop Period Start Date	5.3(a)
Notice Period	5.3(d)(ii)(2)
Old Plans	6.11(c)
Other Required Company Filing	6.3(b)
Other Required Parent Filing	6.3(c)
Owned Company Share	2.7(a)(iii)
Parent	Preamble
Parent Disclosure Letter	Article IV
Parent Liability Limitation	8.3(e)(i)
Parent Related Parties	8.3(e)(i)
Party	Preamble
Patents	1.1(vv)
Payment Agent	2.10(a)
Payoff Letters	6.22
Per Share Price	2.7(a)(ii)
Permits	3.20
Proxy Statement	6.3(a)
Recent SEC Reports	Article III
Recommendation Change	5.3(c)(i)
Reimbursement Obligations	6.6(f)
Reinvestment Stockholders	Recitals
Repaid Indebtedness	6.22
Representatives	5.3(a)
Requisite Stockholder Approval	3.4
Rollover Shares	Recitals
Schedule 13e-3	6.3(a)
Special Committee	Recitals
Special Committee Recommendation	3.3(a)
Sublease	3.14(c)
Support Agreements	Recitals
Surviving Corporation	2.1
Tax Returns	3.17(a)
Termination Date	8.1(c)
Trade Control Laws	3.26(a)
Uncertificated Shares	2.10(c)

Term	Section Reference
Unvested Company Option	2.8(a)(ii)
Unvested Company RSU	2.8(b)(ii)
Vested Company Option	2.8(a)(i)
Vested Company Option Consideration	2.8(a)(i)
Vested Company RSU	2.8(b)(i)
Vested Company RSU Consideration	2.8(b)(i)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated, and references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.” When used herein, the phrase “the date hereof” means “the date of this Agreement.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such Party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) When used herein, references to “ordinary course” or “ordinary course of business” will be construed to mean “ordinary course of business, consistent with past practices.”

(j) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in that Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date. A reference to “law” will refer to any legislation, statute, law (including common law), ordinance, rule, regulation, code, directive, determination or stock exchange listing requirement, as applicable, and “order” will refer to any decree, ruling, judgment, injunction or other order in any Legal Proceedings by or with any Governmental Authority. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(k) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is specifically related to such item; or (ii) such item is specifically set forth on the balance sheet or financial statements or is specifically set forth in the notes thereto (provided that an amount with respect to such item is included in such notes), in each case of clauses (i) and (ii), if an amount is so shown or set forth on such balance sheet or financial statement or notes thereto, solely to the extent of such amount.

(l) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(m) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1). When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(n) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(o) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(p) The information contained in this Agreement and in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or materiality.

(q) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date hereof or as of any other date.

(r) Documents or other information or materials will be deemed to have been “made available,” “furnished,” “provided” or “delivered” by the Company if such documents, information or materials have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being posted to a virtual data room managed by the Company with respect to the transactions contemplated by this Agreement or filed with or furnished to the SEC and available on EDGAR.

(s) References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will thereupon cease; and (c) the Company will continue as the surviving corporation of the Merger. The Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger, being referred to herein as the “Effective Time”).

2.3 The Closing. The consummation of the Merger (the “Closing”) shall take place by the remote exchange of electronic copies of documents and signatures (including by Electronic Delivery) (a) in no event later than the third Business Day after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing); provided, that if any of the conditions set forth in Article VII are not satisfied or waived (to the extent permitted hereunder) on such third Business Day, then the Closing shall take place on the first Business Day thereafter on which all such conditions have been satisfied or waived (to the extent permitted hereunder); or (b) such other time, location and/or date as Parent and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Surviving Corporation Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.10(a), the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), will be amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such amended and restated certificate of incorporation will become the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Surviving Corporation Bylaws. At the Effective Time, subject to the provisions of Section 6.10(a), the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will become the bylaws of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers.

(a) Directors of the Surviving Corporation. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(b) Officers of the Surviving Corporation. At the Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.7 Effect of Merger on Company Common Stock.

(a) Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyer Parties, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Common Stock that is outstanding as of immediately prior to the Effective Time (other than Owned Company Shares or Dissenting Company Shares) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $23.00, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12);

(iii) each share of Company Common Stock that is (A) held by the Company Group; (B) owned by the Buyer Parties (including the Rollover Shares); or (C) owned by any direct or indirect wholly owned Subsidiary of the Buyer Parties as of immediately prior to the Effective Time (each, an “Owned Company Share”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

(b) Rollover Shares. The Rollover Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent company thereof) pursuant to the terms of the applicable Support Agreement and shall be treated in accordance with Section 2.7(a)(iii).

(c) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately (and subject to the terms of the Charter) to reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

(d) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by Company Stockholders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly exercised their statutory rights of appraisal in respect of such shares of Company Common Stock in accordance with Section 262 of the DGCL (the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7. Holders of Dissenting Company Shares will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Company Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price, without interest thereon, upon surrender of the Certificates or Uncertificated Shares that formerly evidenced such shares of Company Common Stock in the manner provided in Section 2.10.

(ii) The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Company Shares. For purposes of this Section 2.7(d)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such demands but will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Equity Awards.

(a) Company Options.

(i) At the Effective Time, each outstanding Company Option that is vested at the Effective Time, or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company Option”), shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount (without interest), in cash, equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company Option multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock underlying such Vested Company Option (the “Vested Company Option Consideration”). Any Vested Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price shall be cancelled at the Effective Time for no consideration.

(ii) At the Effective Time, each outstanding Company Option that is not a Vested Company Option (each, an “Unvested Company Option”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the contingent right to receive from Parent or the Surviving Corporation (a “Converted Cash Award”) an aggregate amount (without interest) in cash equal in value to (A) the total number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (B) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Unvested Company Option. Except as otherwise provided in this Section 2.8(a)(ii) or as set forth in Section 2.8 of the Company Disclosure Letter, each such Converted Cash Award assumed and converted pursuant to this Section 2.8(a)(ii) will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company Option immediately prior to the Effective Time. Any Unvested Company Option that has an exercise price per share of Company Common Stock that is greater than or equal to the Per Share Price shall be cancelled at the Effective Time for no consideration.

(b) Company RSUs.

(i) At the Effective Time, each Company RSU that is outstanding and vested at the Effective Time (but not yet settled) or that vests as a result of the consummation of transactions contemplated by this Agreement (each, a “Vested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount (without interest) in cash equal in value to (A) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price (the “Vested Company RSU Consideration”).

(ii) At the Effective Time, each outstanding Company RSU that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into a Converted Cash Award with respect to an aggregate amount in cash (without interest) equal to (A) the total number of shares of Company Common Stock subject to such Unvested Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Price. Except as otherwise provided in this Section 2.8(b)(ii) or as set forth in Section 2.8 of the Company Disclosure Letter, each such Converted Cash Award assumed and converted pursuant to this Section 2.8(b)(ii) will continue to have, and will be subject to, the same vesting terms and conditions as applied to the corresponding Unvested Company RSU immediately prior to the Effective Time.

(c) Payment Procedures. The Surviving Corporation or its Subsidiaries, as applicable, shall pay no later than the second regularly scheduled payroll date following the Closing Date (1) the aggregate Vested Company Option Consideration and Vested Company RSU Consideration, as applicable, payable with respect to each of the Vested Company Options and Vested Company RSUs, respectively, and (2) the amounts payable with respect to the Converted Cash Awards described in the second and third sentences of Section 2.8(c), in each case, through the Company Group’s payroll to the applicable holders of such Vested Company Options, Vested Company RSUs and Converted Cash Awards. Notwithstanding the foregoing, if any payment owed to such holders cannot be made through the Company Group’s payroll system or payroll provider, then the Company Group will issue a check for such payment to such holder, which check will be sent by overnight courier to such holder promptly following the Closing Date (but in no event later than the second regularly scheduled payroll date following the Closing Date).

(d) Further Actions. The Company shall pass resolutions approving, and take such other actions as may be reasonably necessary or required to effect, the treatment of the Company Options and Company RSUs under this Section 2.8.

2.9 Company ESPP. Prior to the Effective Time, the Company shall take all actions as are necessary to, (a) provide that no new individuals will be permitted to enroll in the Company ESPP on or following the date of this Agreement; (b) make any adjustments that may be necessary or advisable to reflect the shortened offering period, but otherwise treat such shortened offering period as a fully effective and completed offering period or purchase period for all purposes pursuant to the Company ESPP; (c) not allow any increase in the amount of participants’ payroll deduction elections under the Company ESPP during the offering period that is in effect on the date of this Agreement (the “Current Offering Period”) from those in effect on the date of this Agreement; (d) cause the exercise (as of no later than one Business Day prior to the date on which the Effective Time occurs) of each outstanding purchase right pursuant to the Company ESPP, but otherwise not issue any Company Common Stock under the Company ESPP; (e) provide that no further offering period will commence pursuant to the Company ESPP on or after the date of this Agreement; and (f) not extend the Current Offering Period. If purchase rights are exercised under the Company ESPP pursuant to the foregoing clause (d) prior to the Closing Date, on such exercise date, the Company will apply the funds credited as of such date pursuant to the Company

ESPP within each participant’s account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (but subject to the consummation of the Merger), the Company shall terminate the Company ESPP and no further rights shall be granted or exercised under the Company ESPP thereafter.

2.10 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, (i) Parent will select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) Parent will enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7, an amount of cash equal to the aggregate consideration to which such holders become entitled pursuant to Section 2.7; provided that the Company shall, at the written request of Parent, deposit with the Payment Agent at the Closing such portion of such aggregate consideration from the Company Group’s Cash on Hand as specified in such request. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7 for any reason, Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7. Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures. Promptly following the Closing (and in any event within three Business Days following the Closing), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Certificates”); (ii) uncertificated shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares, as applicable) (the “Uncertificated Shares”): (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent); and (B) instructions for use in effecting the surrender of the Certificates and Uncertificated Shares, as applicable, in exchange for the Per Share Price, payable in respect thereof pursuant to Section 2.7. Upon surrender of Certificates for cancellation to the Payment Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (x) the aggregate number of shares of Company Common Stock represented by such Certificate; by (y) the Per Share Price (subject to Section 2.13), and the Certificates so surrendered will forthwith be cancelled. Upon receipt of an “agent’s message” by the Payment Agent (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the holders of such

Uncertificated Shares will be entitled to receive in exchange therefor an amount in cash equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares; by (2) the Per Share Price (subject to Section 2.13), and the transferred Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept such Certificates and transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Certificates and Uncertificated Shares on the Per Share Price, payable upon the surrender of such Certificates and Uncertificated Shares pursuant to this Section 2.10(c). Until so surrendered, outstanding Certificates and Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the Per Share Price without interest thereon, payable in respect thereof pursuant to Section 2.7. Notwithstanding anything to the contrary in this Agreement, no holder of Uncertificated Shares will be required to provide a Certificate or an executed letter of transmittal to the Payment Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.7.

(d) DTC Payment. Prior to the Closing, Parent and the Company will cooperate to establish procedures with the Payment Agent and the Depository Trust Company (“DTC”) with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time; multiplied by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. Subject, in all cases, to the terms and conditions of the Charter in respect of Company Common Stock, if a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company or if the Per Share Price is to be paid in a name other than that in which the Certificates or Uncertificated Shares surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, the Per Share Price may be paid to a Person other than the Person in whose name the Certificate or Uncertificated Share so surrendered or transferred is registered in the stock transfer books or ledger of the Company, as applicable, only if, in the case of shares of Company Common Stock represented by Certificates, such Certificate is properly endorsed and otherwise in proper form for surrender and transfer, or in the case of Uncertificated Shares, a proper transfer instruction is presented, and in either case the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable.

(f) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock, for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Closing Date, as applicable, will be delivered to Parent (as directed by Parent) upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock, for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price without interest thereon, payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar laws), solely as general creditors thereof, for any claim to the Per Share Price, to which such holders may be entitled pursuant to Section 2.7. Any amounts remaining unclaimed by holders of any such Certificates or Uncertificated Shares two years after the Closing Date, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.11 No Further Ownership Rights in Company Common Stock. From and after the Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be converted or cancelled and retired, as applicable, in accordance with Section 2.7 and cease to exist; and (b) each holder of Certificates or Uncertificated Shares theretofore representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price, payable therefor in accordance with Section 2.7, or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(d). The Per Share Price paid in accordance with the terms of this Article II will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.

2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.13 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws. To the extent that such amounts are so deducted or withheld and paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.14 No Dividends or Distributions. No dividends or other distributions with respect to the capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any unsurrendered Certificates or Uncertificated Shares.

2.15 Necessary Further Actions. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Merger Sub, then the directors and officers of the Company and Merger Sub will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the reports, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC, in each case, pursuant to the Exchange Act on or after January 1, 2022 and no later than one Business Day prior to the date hereof (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Quantitative and Qualitative Disclosures About Market Risk” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature) (the “Recent SEC Reports”) (it being (i) understood that any matter disclosed in any Recent SEC Report will be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent on the face of such disclosure in such Recent SEC Report that it is applicable to such section of the Company Disclosure Letter; and (ii) acknowledged that nothing disclosed in the Recent SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.7 or Section 3.12(a)(ii)); or (b) subject to the terms of Section 9.12, as set forth in the disclosure letter delivered by the Company to the Buyer Parties on the date hereof (the “Company Disclosure Letter”), the Company hereby represents and warrants to the Buyer Parties as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws of the Company (the “Bylaws”). The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. The Company has the requisite corporate power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) subject to receiving the Requisite Stockholder Approval, consummate the Merger. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger have been duly authorized and approved by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (i) the execution and delivery of this Agreement by the Company; (ii) the performance by the Company of its covenants and obligations hereunder; or (iii) subject to the receipt of the Requisite Stockholder Approval, the consummation of the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Buyer Parties, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (collectively, the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Special Committee Approval. The Special Committee has (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders; (ii) recommended to the Company Board that it approve this Agreement and the transactions contemplated by this Agreement; and (iii) resolved to recommend that the Unaffiliated Stockholders adopt this this Agreement at any Company Stockholder Meeting (collectively, the “Special Committee Recommendation”), which Special Committee Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(b) Company Board Approval. The Company Board has (i) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder, and the consummation of the

Merger upon the terms and conditions set forth herein; and (iii) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL at any Company Stockholder Meeting (collectively, the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof.

(c) Fairness Opinion. The Special Committee has received the oral opinion of Evercore Group L.L.C. (the “Advisor”), to be subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion, and based upon and subject to the various limitations, qualifications, assumptions and other matters set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than the Reinvestment Stockholders and their Affiliates) in the Merger is fair, from a financial point of view, to such holders (it being understood and agreed that such written opinion is for the benefit of the Special Committee and may not be relied upon by the Buyer Parties). The Company shall, following the execution of this Agreement by all Parties, furnish an accurate, complete and confidential copy of said opinion letters to Parent solely for informational purposes.

(d) Anti-Takeover Laws. Assuming that the representations of the Buyer Parties set forth in Section 4.6 and Section 4.12 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL or in the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) and any other similar applicable “anti-takeover” law will not be applicable to this Agreement, any Support Agreement or the Merger and the transactions contemplated hereby and thereby. There is no stockholder rights plan, “poison pill” antitakeover plan or similar device in effect to which any member of the Company Group subject, party or otherwise bound.

3.4 Requisite Stockholder Approval. Except for (i) the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock to adopt this Agreement and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock held by the Unaffiliated Company Stockholders to adopt this Agreement (the requisite votes described in the preceding clauses (i) and (ii) together, the “Requisite Stockholder Approval”), no other vote of the holders of any class or series of Company Capital Stock is necessary pursuant to applicable law, the Charter or the Bylaws to adopt this Agreement and consummate the Merger.

3.5 Non-Contravention. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval, violate or conflict with any law, Payment Network Rule or order applicable to the Company Group or by which any of its properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company Group, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No consent, approval, order or authorization of, filing or registration with, or notification to (any of the foregoing, a “Consent”) any Governmental Authority is required on the part of the Company in connection with (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and (iv)  such other Consents the failure of which to obtain or make would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of (i) 650,000,000 shares of Company Common Stock, and (ii) 10,000,000 shares of Company Preferred Stock. As of 5:00 p.m., Eastern time, on October 20, 2023 (such time and date, the “Capitalization Date”), (A) 168,094,509 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; and (C) no shares of Company Common Stock were held by the Company as treasury shares. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable. From the Capitalization Date to the date hereof, the Company has not issued or granted any Company Securities other than pursuant to the exercise or settlement of Company Equity Awards granted prior to the date hereof.

(b) Stock Reservation. As of the Capitalization Date, the Company has reserved 10,389,695 shares of Company Common Stock for issuance pursuant to the Company Equity Plans. As of the Capitalization Date, there were outstanding the following (collectively, the “Company Equity Awards”): (i) Company Options to acquire 3,311,191 shares of Company Common Stock having a weighted average exercise price of $5.17, and (ii) Company RSUs in respect of 3,699,106 shares of Company Common Stock. In addition, as of the Capitalization Date, 51,136 shares of Company Common Stock are subject to outstanding purchase rights under the Company ESPP (based on the closing price per share of Company Common Stock of $18.87 on June 1, 2023 and assuming employee contributions continue until the purchase date at the levels in place as of the Capitalization Date). The Company has made available to Parent a true, correct and complete list, as of the Capitalization Date, and with respect to each outstanding Company Equity Award, of the name or employee number of the holder of such Company Equity Award, the grant date of such Company Equity Award, the vesting schedule of such Company Equity Award, and, in the case of any Company Equity Award that is a Company Option, the per share exercise price of such Company Equity Award, the expiration date of such Company Equity Award, and whether such Company Equity Award is intended to be an “incentive stock option” (within the meaning of Section 422 of the Code).

(c) Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other equity or voting interest in (including voting debt), the Company; (ii) no outstanding securities of the Company convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest (including voting debt) in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible, exchangeable or exercisable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Common Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) except as provided in the Charter or the Bylaws, no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. The Company is not party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Common Stock. The Company does not have a stockholder rights plan in effect.

(d) Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities. All outstanding shares of Company Common Stock are free of any preemptive rights.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name, jurisdiction of organization, and schedule of stockholders or equity holders (other than any member of the Company Group) of each Subsidiary of the Company. Each Subsidiary of the Company (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate (or similar) power and authority to carry on its business as it is presently being conducted and to own, lease or operate its properties and assets, except where the failure to be so organized, validly existing and in good standing would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as amended to date. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for directors’ qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date hereof.

(c) Other Securities of Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable or exercisable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company Group to acquire from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest (including any voting debt) in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

(d) Other Investments. Other than equity securities held in the ordinary course of business for cash management purposes, the Company does not own or hold the right to acquire any equity securities, ownership interests or voting interests (including voting debt) of, or securities exchangeable or exercisable therefor, or investments in, any other Person.

3.9 Company SEC Reports. Since January 1, 2020, the Company has filed all forms, reports and documents with the SEC that have been required to be filed by it pursuant to applicable laws prior to the date hereof (the “Company SEC Reports”). Each Company SEC Report complied, as of its filing date, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date that such Company SEC Report was filed. True, correct and complete copies of all Company SEC Reports are publicly available in the Electronic Data Gathering, Analysis and Retrieval database of the SEC. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such amended or superseded filing), each Company SEC Report did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements (including any related notes and schedules) of the Company Group filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the Company Group as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of any financial statements filed on Form 10-Q, to normal year-end adjustments). Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports and other documents that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such system was effective. Since January 1, 2020, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company Group; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company Group are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company Group that has not been subsequently remediated; or (B) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company Group. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company Group as of the date hereof, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

(e) Cash on Hand. As of September 30, 2023, each of the Company Group’s (i) long-term investments and (ii) Cash on Hand was an amount not less than the amount set forth on Section  3.10(e) of the Company Disclosure Letter.

3.11 No Undisclosed Liabilities. The Company Group has no liabilities other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company Group (including the notes thereto) included in the Company SEC Reports filed prior to the date hereof; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business on or after December 31, 2022; (d) liabilities for performance of obligations under Contracts binding upon any member of the Company Group (other than resulting from a breach thereof) made available to Parent prior to the date of this Agreement; or (e) that would not be material to the business of the Company Group, taken as a whole.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since January 1, 2023 through the date hereof, (i) the business of the Company Group has been conducted, in all material respects, in the ordinary course of business and (ii) there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since January 1, 2023 through the date hereof, the Company has not taken any action that would be prohibited by Section 5.2 (other than subsections 5.2(c), 5.2(i), 5.2(j), 5.2(n), 5.2(o), 5.2(s) and 5.2(w)) (to the extent related to the foregoing subsections), if taken or proposed to be taken after the date hereof.

3.13 Material Contracts.

(a) List of Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company Group is a party or is bound as of the date hereof (other than any Employee Plans and Material Contracts contemplated by clause (i) of the definition of Material Contract and any Material Contracts listed in Section 3.18(a) of the Company Disclosure Letter), and a true, correct and complete copy of each Material Contract has been made available to Parent.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, and none of the Company, any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto is in breach of or default pursuant to any such Material Contract, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Material Contract by the Company Group, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect.

(c) Notices from Material Relationships. To the Knowledge of the Company, since the date of the Audited Company Balance Sheet to the date hereof, the Company has not received any notice in writing from or on behalf of any Material Relationship indicating that such Material Relationship intends to terminate, or not renew, any Material Contract with such Material Relationship.

3.14 Real Property.

(a) Owned Real Property. The Company Group does not own any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date hereof, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company Group uses or occupies, or has the right to use or occupy, now or in the future, any real property (such property, the “Leased Real Property,” and each such lease, sublease, license or other similar agreement, a “Lease”). The Company has made available to Parent true, correct and complete (in all material respects) copies of all Leases (including all material modifications, amendments and supplements thereto). With respect to each Lease and except as would not have a Company Material Adverse Effect or materially and adversely affect the current use by the Company or its Subsidiaries of the Leased Real Property, (i) to the Knowledge of the Company, there are no disputes with respect to such Lease; (ii) the Company or one of its Subsidiaries has not collaterally assigned or granted any other security interest in such Lease or any interest therein; and (iii) there are no liens (other than Permitted Liens) on the estate or interest created by such Lease. The Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens). Neither the Company Group, nor to the Knowledge of the Company, any other party to the Lease is in material breach of or default pursuant to any Lease.

(c) Subleases. Section 3.14(c) of the Company Disclosure Letter contains a true, correct and complete list of all of the existing material subleases, licenses or similar agreements (each, a “Sublease”) granting to any Person, other than the Company Group, any right to use or occupy, now or in the future, the Leased Real Property. With respect to each of the Subleases, (i) to the Knowledge of the Company, there are no disputes with respect to such Sublease that would result in material liability to the Company Group, taken as a whole; (ii) the other party to such Sublease is not an Affiliate of the Company Group.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, none of the members of the Company Group (a) has received any written notice alleging that the Company or any Subsidiary has violated, or has any liability under, any applicable Environmental Law; (b) has transported, produced, processed, manufactured, distributed, generated, used, treated, handled, stored, released or disposed, or arranged for the disposal, of any Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law (and neither has any other Person to the extent giving rise to liability for the Company Group); (c) has exposed or permitted the exposure of any employee or other Person to Hazardous Substances in violation of or in a manner giving rise to liability under any applicable Environmental Law; (d) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding (i) alleging the noncompliance by the Company Group with any Environmental Law, or (ii) seeking to impose liability, including any responsibility for any investigation, cleanup, removal or remediation, pursuant to any Environmental Law; (e) has failed or is failing to comply with any Environmental Law, which compliance includes obtaining, possessing and maintaining all Permits required under applicable Environmental Laws; or (f) owns, leases or operates, or has owned, leased or operated, any property or facility contaminated by any Hazardous Substance, so as to result in liability to the Company or any Subsidiary under Environmental Law. The Company Group has furnished to the Buyer Parties all environmental, health or safety assessments, audits, reports and other material environmental documents relating to the Company’s, or its affiliates’ or predecessors’, past or current properties, facilities or operations which are in their possession or reasonable control.

3.16 Intellectual Property; Data Security and Privacy.

(a) Registered Intellectual Property; Proceedings. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete (in all material respects) list as of the date hereof of all (i) Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered or is currently pending; and (ii) Legal Proceedings currently pending before any Governmental Authority (other than actions related to the ordinary course prosecution of Company Registered Intellectual Property before the United States Patent and Trademark Office the United States Copyright Office or the equivalent authority anywhere in the world) related to any material Company Registered Intellectual Property. Except as would not be material to the business of the Company Group, taken as a whole, the Company has maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices. None of the material Company Registered Intellectual Property is jointly owned with any third Person.

(b) No Order. No material Company Intellectual Property is subject to any Legal Proceeding or outstanding legal order with respect to the Company Group restricting in any manner the use, transfer or licensing thereof by the Company Group of such Company Intellectual Property or any Company Products, except as would not be material to the business of the Company Group, taken as a whole.

(c) Absence of Liens. Except as would not be material to the business of the Company Group, taken as a whole, the Company or one of its Subsidiaries owns and has good and valid legal and equitable title to each item of material Company Intellectual Property free and clear of any liens (other than Permitted Liens).

(d) IP Sufficiency. The Company Group exclusively owns or possesses all right title and interest in and to, or, to the Knowledge of the Company, otherwise has a valid and enforceable license to use, all material Intellectual Property that is used in or necessary for the operation of the business of the Company Group free and clear of all liens (except for Permitted Liens), except as would not be material to the business of the Company Group, taken as a whole.

(e) Transfers. The Company Group has not transferred ownership of, or granted any exclusive license with respect to, any material Company Intellectual Property to any third Person.

(f) IP Contracts. Section 3.16(f) of the Company Disclosure Letter sets forth a correct and complete list of all IP Contracts. For purposes of this Agreement, “IP Contracts” means all Contracts to which the Company Group is a party (i) with respect to material Company Intellectual Property that is licensed or transferred to any third Person other than any (a) non-disclosure agreements entered into in the ordinary course of business; and (b) non-exclusive licenses (including software as a service or “SaaS” licenses) granted in the ordinary course of business or in connection with the sale of the Company Products; (ii) pursuant to which a third Person has licensed or transferred any Intellectual Property to the Company Group, which Intellectual Property is material to the operation of the business of the Company, other than any (a) non-disclosure agreements entered into in the ordinary course of business; (b) non-exclusive licenses of commercially available software and technology; and (c) non-exclusive licenses to Software, including Open Source Software; (iii) pursuant to which any member of the Company Group has any revenue share or royalty obligations with respect to the sale or license of any Company Products or data that exceeded in fiscal year 2021 or 2022, or is reasonably expected to exceed in fiscal year 2023, $200,000 per year, other than Contracts between the Company Group and any referral partner entered into in the ordinary course of business; or (iv) pursuant to which the Company or any Subsidiary is obligated to perform any material development with respect to any material Company Intellectual Property. Except as would not be material to the business of the Company Group, taken as a whole, neither the Company nor any Subsidiary has developed Intellectual Property for any third party except where the Company or a Subsidiary owns or retains a right to use any Intellectual Property developed in connection therewith (to the extent that is used in or necessary for the operation of its business).

(g) Changes. Except as would not be material to the business of the Company Group, taken as a whole, the consummation of the Merger will not result in: (i) the termination of any license of Intellectual Property to the Company by a third Person; (ii) the granting by the Company of any license or rights to any Company Intellectual Property; or (iii) the release from escrow of any material Company technology or software.

(h) No Government Funding. The Company is not under any obligation to license or pay royalties with respect to any material Company Intellectual Property to any Governmental Authority because it has received funding to develop such material Company Intellectual Property from a Governmental Authority.

(i) No Infringement. The operation of the business of the Company Group (including the manufacture and sale of the Company Products) as of the date hereof does not infringe, misappropriate, dilute or otherwise violate (nor since January 1, 2020 has infringed, misappropriated, diluted or otherwise violated) the Intellectual Property of any third Person pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.

(j) No Notice of Infringement. Since January 1, 2020, the Company Group has not received written notice from any third Person, or been involved in any Legal Proceeding, alleging that the operation of the business of the Company Group or of the Company Products infringes, misappropriates, dilutes or otherwise violates the Intellectual Property of any third Person pursuant to the laws of any jurisdiction, except as would not be material to the business of the Company Group, taken as a whole.

(k) No Third Person Infringement. Since January 1, 2020, the Company Group has not provided any third Person with written notice claiming that such third Person is infringing, misappropriating, diluting or otherwise violating any material Company Intellectual Property, except as would not be material to the business of the Company Group, taken as a whole and, to the Knowledge of the Company, no such activity is occurring that has resulted in a material liability to the Company Group, taken as a whole.

(l) Proprietary Information. The Company and each of its Subsidiaries has taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their material confidential information and trade secrets, or any trade secrets or confidential information of third Persons provided to the Company Group. Without limiting the foregoing, each member of the Company Group has required each officer and employee engaged in the development of any material Intellectual Property or technology for the Company or its Subsidiaries to execute a proprietary information and confidentiality agreement assigning all such Intellectual Property or technology, as applicable to the Company or one of its Subsidiaries.

(m) Business Systems. The Company Group owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the needs of the Company Group’s business as it is currently conducted, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has implemented since January 1, 2020, and maintains, commercially reasonable security, disaster recovery, and business continuity plans, procedures, and facilities designed to provide substantially continuous monitoring and alerting of material operational problems or issues with the Business Systems in the possession or operational control of the Company Group, except where the failure to implement and maintain such plans, procedures, or facilities would not be material to the business of the Company Group, taken as a whole. In the last 12 months, with respect to any of the Business Systems, there has not, as of the date hereof, been any (i) unauthorized access or use; or (ii) failure that has not been remedied or replaced, except, in the case of the foregoing (i) or (ii), except as would not be material to the business of the Company Group, taken as a whole.

(n) Data Security and Privacy. The Company and each of its Subsidiaries (i) is, and since January 1, 2020 has been, in material compliance with all Data Security Requirements; and (ii) since January 1, 2020, has taken commercially reasonable steps consistent with standard industry practice by companies of similar size and maturity, and in compliance in all material respects with the Data Security Requirements to protect (A) the confidentiality, integrity, availability, and security of its Business Systems that are involved in the Processing of Personally Identifiable Information, in the conduct of the business of the Company and its Subsidiaries as currently conducted; and (B) Personally Identifiable Information Processed by the Company or such Subsidiary from unauthorized use, access, disclosure, theft, and modification, except in each case as would not be material to the business of the Company Group, taken as a whole. As of the date hereof, except as would not be material to the business of the Company Group, taken as a whole, (i) there are no pending complaints, investigations, inquiries, notices, enforcement proceedings, or actions by or before any Governmental Authority and (ii) since January 1, 2020, no fines or other penalties have been imposed on or written claims for compensation have been received by the Company or any Subsidiary, for violation of any Data Security Requirement in connection with any Specified Data Breach. The Company and each of its Subsidiaries have not since January 1, 2020, (1) experienced any Specified Data Breaches; or (2) been involved in any Legal Proceedings related to any violation of any Data Security Requirements by the Company Group or any Specified Data Breaches, each except as would not be material to the business of the Company Group, taken as a whole.

(o) Company Products; Source Code. To the Knowledge of the Company, except as would not be material to the business of the Company Group, taken as a whole, there are (i) no defects in any Company Products that would prevent the same from performing materially in accordance with the Company’s obligations to customers under written customer agreements; and (ii) no viruses, worms, Trojan horses or similar disabling codes or programs in any of the same. As of the date hereof, the Company Group possesses all source code and other materials for all Company Products, except as would not be material to the business of the Company Group, taken as a whole. The Company Group has not disclosed, delivered, licensed or otherwise made available, and does not have a duty or obligation (whether present, contingent, or otherwise) to disclose, deliver, license, or otherwise make available, any source code to any Company Products to any Person (other than Persons working with or on behalf of the Company and subject to reasonable confidentiality obligations), except as would not be material to the business of the Company Group, taken as a whole.

(p) Open Source Software. No Company Product is distributed with any Open Source Software in a manner that requires or would require the Company Group to disclose or license any proprietary source code to any Company Product or in a manner that requires any Company Product to be made available at no charge, except, in each case, as would not be material to the business of the Company Group, taken as a whole.

3.17 Tax Matters.

(a) Tax Returns. Each member of the Company Group has (i) timely filed (taking into account valid extensions obtained in the ordinary course of business) all income and other material United States federal, state, local and non-United States returns, estimates, information statements and reports (including amendments and attachments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them, and all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable law; and (ii) paid, or has adequately reserved on the face of the Audited Company Balance Sheet (in accordance with GAAP) for the payment of, all income and other material Taxes that are due and payable;

(b) None of the members of the Company Group has executed any waiver of any statute of limitations on, or extended the period for the assessment or collection of, any material Tax, in each case that has not since expired;

(c) Taxes Paid. Except as would not have a Company Material Adverse Effect, each member of the Company Group has timely withheld with respect to their employees and other third Persons and paid over to the appropriate Tax authority all Taxes required to be paid or withheld;

(d) No Audits. (i) No audits or other examinations with respect to Taxes of the Company Group are presently in progress or have been asserted or proposed in writing and (ii) none of the members of the Company Group has received a written claim by a Governmental Authority in a jurisdiction where the Company Group does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to tax in that jurisdiction;

(e) Spin-offs. In the past five years, none of the members of the Company Group has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment pursuant to Section 355 of the Code;

(f) No Listed Transaction. None of the members of the Company Group has engaged in a “listed transaction” as set forth in Treasury Regulation § 1.6011-4(b)(2);

(g) Tax Agreements. None of the members of the Company Group (i) is a party to or bound by, or currently has any material liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation solely between and among members of the Company Group, or entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes; or (ii) has any material liability for the Taxes of any Person other than the Company Group pursuant to Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-United States law) as a transferee or successor, or otherwise by operation of law.

(h) Foreign Taxation. Neither the Company nor any of its Subsidiaries has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty or convention between the United States and such foreign country), or otherwise been subject to taxation in any country other than the United States;

(i) COVID-19. No member of the Company Group has deferred material Taxes or claimed any material Tax credits under any applicable law, rules and regulation, order or directive of any Governmental Authority enacted, implemented or issued in response to COVID-19;

(j) No Liens. There are no liens (other than Permitted Liens) for Taxes on any asset of the Company or its Subsidiaries;

(k) Closing Agreements. No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Tax law), private letter ruling, technical advice memoranda or similar agreement or ruling has been entered into or issued by any Governmental Authority with respect to any member of the Company Group which agreement or ruling would be effective after the Closing.

(l) Entity Classification. The Company is, and all times since its inception has been, classified as a C-corporation for U.S. federal income tax purposes and Schedule 3.17(l) lists the U.S. federal income tax classification of each member of the Company Group.

3.18 Employee Plans.

(a) Employee Plans. Section 3.18(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date hereof, of all material Employee Plans. For purposes of this Agreement, “Employee Plan” shall mean (collectively) (i) all “employee benefit plans” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (ii) all other employment, natural person consultant or other service, bonus, stock option, stock purchase or other equity-based, post-employment welfare benefit, incentive compensation, profit sharing, savings, retirement, disability, insurance, vacation, deferred compensation, severance, termination, retention, change in control compensation, fringe, welfare or other benefit or compensation plans, programs, agreements, contracts, policies or binding arrangements (whether or not in writing) (x) in each case that are sponsored, maintained or contributed to (or required to be contributed to) by any member of the Company Group; or (y) otherwise, under or with respect to which the Company Group has any obligation or liability, contingent or otherwise. With respect to each material Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (A) the most recent annual report on Form 5500 required to have been filed with the IRS for each Employee Plan, including all schedules thereto; (B) the most recent determination or opinion letter, if any, from the IRS for any Employee Plan that is intended to qualify pursuant to Section 401(a) of the Code; (C) the plan and trust documents (and all amendments thereto) and the most recent summary plan descriptions (and all summaries of material modifications); (D) any related trust agreements, insurance contracts, insurance policies or other Contracts of any funding arrangements; (E) any non-routine notices or other correspondence to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any compliance issues in respect of any such Employee Plan during the past three years; and (F) with respect to each material Employee Plan that is maintained in any non-United States jurisdiction primarily for the benefit of any employee of the Company

Group whose principal work location is outside of the United States (the “International Employee Plans”), to the extent applicable, (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan; and (2) any document comparable to the determination letter referenced pursuant to clause (B) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable Tax treatment.

(b) Absence of Certain Plans. No member of the Company Group nor any other corporation or trade or business (whether or not incorporated) that would at any relevant time be treated as a single employer with the Company Group pursuant to Section 414 of the Code (an “ERISA Affiliate”) has, in the last six years, maintained, sponsored contributed to or has been required to contribute to or currently maintains, sponsors or participates in, contributes to or is required to contribute to, or otherwise has any current or contingent liability or obligation under or with respect to: (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code); (iii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or an “employee pension benefit plan” that otherwise is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a “multiple employer welfare arrangement” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), including by reason of at any time being treated as a single employer with any other Person under Section 414 of the Code.

(c) Compliance. Each Employee Plan has been established, maintained, funded, and administered, in form and operation, in accordance with its terms and in all material respects with all applicable law, including the applicable provisions of ERISA, the Code and any applicable regulatory guidance issued by any Governmental Authority. All required contributions, premiums and other payments relating to the Employee Plans have been timely and accurately made, and no Employee Plan has any unfunded liabilities that have not been fully accrued in accordance with GAAP. Each Employee Plan that is or was intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS as to its qualified status, and nothing has occurred that could reasonably be expected to adversely affect such Employee Plan’s qualified status. No member of the Company Group has incurred, whether or not assessed, any Tax or penalty under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist that could result in the imposition of any such Tax or penalty.

(d) Employee Plan Legal Proceedings. There are no claims, disputes or Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to or against any Employee Plan, the assets of any trust pursuant to any Employee Plan, or the plan sponsor, plan administrator or any fiduciary of any Employee Plan, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

(e) No Prohibited Transactions. No member of the Company Group or any of its respective directors, officers, employees or agents has, with respect to any Employee Plan, engaged in or been a party to any breach of fiduciary duty (as determined under ERISA) or non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company Group or any Employee Plan, or for which the Company Group has any indemnification obligation.

(f) No Welfare Benefit Plan. No Employee Plan provides, and no member of the Company Group has any current or potential obligation to provide for post-employment, post-ownership, post-service or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar state law for which the covered Person pays the full cost of coverage.

(g) No Additional Rights. Except as provided in Section 2.8, none of the execution and delivery of this Agreement or the consummation of the Merger will, either alone or in conjunction with any other event (whether contingent or otherwise), (i) result in, or accelerate the time of payment, funding or vesting of, any payment (including severance, change in control, stay or retention bonus or otherwise) or benefits becoming due under any Employee Plan or otherwise; (ii) increase any compensation or benefits otherwise payable under any Employee Plan or otherwise; (iii) result in the acceleration of the time of payment or vesting of any compensation or benefits under any Employee Plan or otherwise; (iv) trigger any other obligation under, or result in the breach or violation of, any Employee Plan; or (v) limit or restrict the right of Parent to merge, amend or terminate any material Employee Plan on or after the Effective Time (other than ordinary notice and administration requirements and expenses or routine claims for benefits).

(h) Section 280G. No payment or benefit payable in connection with the consummation of the Merger (either alone or in connection with any other event) could be characterized as a parachute payment within the meaning of Section 280G of the Code.

(i) No Tax Gross-Ups. No member of the Company Group has any obligation to gross-up or indemnify any individual with respect to any Tax, including under Section 409A or 4999 of the Code.

(j) Section 409A. Each Employee Plan has been maintained, in form and operation, in all material respects in compliance with Section 409A of the Code.

(k) International Employee Plans. Each International Employee Plan has been established, registered, maintained and administered in good standing and compliance with its terms and conditions and in all material respects with the requirements prescribed by any applicable laws or regulatory authorities. All employer and employee contributions to each International Employee Plan required by law or by the terms of such International Employee Plan have been timely made, or, if applicable, accrued in accordance with GAAP. Furthermore, no International Employee Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or has material unfunded liabilities that as of the Effective Time will not be offset by insurance or fully accrued in accordance with GAAP. Except as required by applicable law, no condition exists that would prevent the Company Group from terminating or amending any International Employee Plan at any time for any reason without liability to any member of the Company Group (other than ordinary notice and administration requirements and expenses or routine claims for benefits). Each International Employee Plan that is required to be registered has been so registered and has been maintained in good standing with applicable regulatory authorities.

(l) No New Employee Plans. The Company Group has no plan or commitment to amend any Employee Plan or establish any new employee benefit plan or to materially increase any benefits pursuant to any Employee Plan.

3.19 Labor Matters.

(a) Union Activities. The Company Group is not a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement or other Contract with any labor union, works council, or other labor organization or employee representative (each, a “Collective Bargaining Agreement”), and no employees of the Company Group are represented by a labor union, works council or other labor organization or employee representative with respect to their employment with the Company Group. To the Knowledge of the Company, there are no pending or threatened activities or proceedings of any labor union, works council, or other labor organization or trade union or group of employees to organize any employees of the Company Group with regard to their employment with the Company Group, and no such activities or proceedings have occurred within the past three years. No Collective Bargaining Agreement is being negotiated by the Company Group. There is no unfair labor practice charge, material labor grievance, material labor arbitration, strike, lockout, slowdown, work stoppage, picketing, handbilling or other material labor dispute against or affecting the Company Group pending or, to the Knowledge of the Company, threatened, and no such labor dispute has occurred within the past three years.

(b) Wage and Hour and Legal Compliance. The Company Group is in compliance, and in the past three years has complied, in all material respects with applicable laws and orders with respect to labor and employment (including applicable laws regarding wage and hour, immigration (including the completion of Forms I-9 for all U.S. employees and the proper confirmation of employee visas), discrimination, harassment, and retaliation, whistleblowing, disability rights or benefits, equal opportunity, restrictive covenants, pay transparency, plant closures and layoffs (including the WARN Act), employee trainings and notices, workers’ compensation, labor relations, employee leave issues, COVID-19, affirmative action, unemployment insurance, employee health and safety, and collective bargaining).

(c) Withholding. The Company Group has withheld all amounts required by applicable law to be withheld from the wages, salaries and other payments to current and former employees and other service providers. Except as would not result in material liability for the Company Group the Company Group has fully and timely paid all arrears of wages, wage premiums, salaries, commissions, severance or other termination entitlements, fees or other payments, including under Contract, Company Group policy or law, and is not liable for any Taxes or any penalty for failure to comply with any of the foregoing. No member of the Company Group is liable for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the ordinary course of business).

(d) Sexual Harassment. The Company Group has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination or retaliation allegations of which any of them is aware or has been made aware since January 1, 2020. With respect to each such allegation with potential merit, the Company Group has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company Group does not reasonably expect any material liability with respect to any such allegations.

(e) Terminations. To the Knowledge of the Company, as of the date of this Agreement, no current employee with annualized compensation at or above $100,000 intends to terminate his or her employment with the Company Group prior to the one-year anniversary of the Closing.

(f) Restrictive Covenants. To the Knowledge of the Company, no current or former employee or independent contractor of the Company Group is in violation in any material respect of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement or restrictive covenant obligation: (i) owed to the Company Group; or (ii) owed to any third party with respect to such person’s right to be employed or engaged by the Company Group.

3.20 Permits. Except as would not have a Company Material Adverse Effect, the Company Group holds, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders, accreditations, registrations, certifications, qualifications, exemptions and approvals from Governmental Authorities and Payment Networks that are required for the operation of the business of the Company Group as currently conducted (“Permits”). The Company Group complies with the terms of all Permits, and no termination, suspension, modification, revocation or cancellation of any of the Permits is pending or, to the Knowledge of the Company, threatened, except for such noncompliance, suspensions or cancellations that would not have a Company Material Adverse Effect. Each Permit is valid and in full force and effect and will be available for use immediately after Closing. No Permit will be adversely affected by the consummation of the transactions contemplated by this Agreement, and none of the Permits will expire or terminate as a result of the consummation of the transactions contemplated by this Agreement.

3.21 Compliance with Laws. The Company and each of its Subsidiaries is, and since January 1, 2020 has been, in compliance in all material respects with all laws, Payment Network Rules and orders that are applicable to the Company Group or to the conduct of the business or operations of the Company Group.

3.22 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no material Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company Group or, as of the date hereof, against any present or former officer or director of the Company Group in such individual’s capacity as such.

(b) No Orders. None of the Company Group is subject to any material order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to perform in all material respects its covenants and obligations pursuant to this Agreement.

3.23 Insurance. As of the date hereof, the Company Group has all material policies of insurance covering the Company Group and any of its employees, properties or assets, including policies of property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that is customarily carried by Persons conducting business similar to that of the Company Group. As of the date hereof, all such insurance policies are in full force and effect, no notice of cancellation has been received and there is no existing default or event that, with notice or lapse of time or both, would constitute a default by any insured thereunder, except for such defaults that would not have a Company Material Adverse Effect.

3.24 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company Group, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders.

3.25 Brokers. Except for the Advisor and Goldman Sachs & Co. LLC, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company Group, the Company Board or the Special Committee who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission in connection with the Merger. The Company has made available to Parent a true, correct and complete copy of the engagement letter of the Advisor and each other financial advisor, investment banker, broker, finder or agent that has been retained by the Company Group, the Company Board or the Special Committee in connection with the transactions contemplated by this Agreement.

3.26 Trade Controls; FCPA.

(a) The Company Group has conducted its transactions and dealings over the past five years in accordance with all applicable United States anti-money laundering laws, regulations, and orders; import, export, re-export, transfer, and re-transfer control laws, regulations, and orders; economic or trade sanctions laws, regulations and orders; and all other similar applicable laws, regulations and orders (collectively, “Trade Control Laws”).

(b) The Company Group has implemented and maintains in effect written policies and procedures and internal controls reasonably designed to prevent, deter and detect violations of applicable Trade Control Laws and all applicable anti-corruption and anti-bribery laws, statutes, regulations, and orders, including the FCPA (collectively, “Anti-Corruption Laws”). The Company Group has not made any voluntary or involuntary disclosure, conducted any internal investigation or audit, or received any notice, inquiry, or internal or external allegation, in each case relating to an actual or potential violation of Trade Control Laws or Anti-Corruption Laws.

(c) There are no pending or, to the Knowledge of the Company, threatened Legal Proceedings against the Company Group alleging a violation of any Trade Control Laws or Anti-Corruption Laws.

(d) No material licenses or approvals pursuant to the Trade Control Laws are necessary for the transfer of any export licenses or other export approvals to Parent or the Surviving Corporation in connection with the consummation of the Merger.

(e) Neither the Company Group nor any officer, director, or employee, nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company Group, has, directly or indirectly, (i) taken any action that would result in a violation of any provision of Anti-Corruption Laws; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (iii) made, offered, promised, authorized, or received any unlawful payment or gift of money or any other thing of value, to, from, or for the benefit of any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof, political campaign, or public international organization; or (iv) made, offered, promised, authorized, or received any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment in violation of Anti-Corruption Laws.

(f) Neither the Company Group nor any of its officers, directors or employees, nor, to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company Group, is currently, or has been in the past five years: (i) a Sanctioned Person, or (ii) engaging in any dealings or transactions with, on behalf of, or for the benefit of any Sanctioned Person or in any Sanctioned Country.

(g) No member of the Company Group engages in (i) the design, fabrication, development, testing, production or manufacture of one or more “critical technologies” within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”); (ii) the ownership, operation, maintenance, supply, manufacture, or servicing of “covered investment critical infrastructure” within the meaning of the DPA (where such activities are covered by column 2 of Appendix A to 31 C.F.R. Part 800); or (iii) the maintenance or collection, directly or indirectly, of “sensitive personal data” of U.S. citizens within the meaning of the DPA.

3.27 Healthcare Regulatory Matters.

(a) General Compliance. The Company Group is, and since January 1, 2020 has been, in compliance in all material respects with all Healthcare Laws. No Legal Proceeding alleging a violation of, or liability or potential responsibility under, or any citation for material noncompliance with, Healthcare Laws has been initiated or filed against the Company Group at any time since January 1, 2020, nor has the Company Group received any notice or communication from any Governmental Authority alleging any violation or noncompliance in any material respect or material liability of, the Company Group under any Healthcare Law. There is no Legal Proceeding pending or threatened, with respect to the termination or suspension of the participation by the Company Group in any Governmental Health Program.

(b) Orders. Neither the Company Group, nor any of its directors, officers, managers, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) or other personnel (whether employees or independent contractors) is or has been: (i) debarred, excluded, or suspended from participating in any Governmental Health Program; (ii) subject to a civil monetary penalty assessed under Section 1128A of the Social Security Act in connection with any material violation of any Governmental Health Program requirement; (iii) involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act or any qui tam action; (iv) listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; (v) charged with, convicted of or entered a plea of guilty or nolo contendere to any criminal or civil offense relating to the delivery of any item or service under a Governmental Health Program; or (vi) has made any voluntary or self-disclosure to any Governmental Authority or Payor of any potential or actual non-compliance with any Healthcare Law. Neither the Company Group, nor any of its directors, officers, employees mangers, managing employees (as such term is defined in 42 U.S.C. § 1320a-5(b)) or other personnel (whether employees or independent contractors) has been or is a party to, nor has any ongoing reporting obligations pursuant to, any civil monetary penalties, corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, criminal actions, plans of correction or similar agreements or orders with or imposed by any Governmental Authority concerning any Healthcare Law.

(c) HIPAA. The Company Group is, and since January 1, 2020 has been, in compliance in all material respects with HIPAA. The Company Group has implemented appropriate physical, technical and administrative safeguards to protect “protected health information” or “PHI” (as defined under HIPAA), including (i) conducting an enterprise-wide security risk analysis and implementing appropriate corrective action to address any material vulnerabilities identified as a result of any security risk analysis required by HIPAA; (ii) implementing a HIPAA compliance program that consists of written policies and procedures; (iii) training its “workforce” (as defined by HIPAA) with respect to the Company Group’s obligations under HIPAA; and (iv) entering into contracts satisfying the requirements of 45 C.F.R. § 164.504(e) with each “covered entity” and “subcontractor” (as defined by HIPAA) when required by HIPAA. Neither the Company Group nor any director, officer, employee thereof has (1) experienced a “breach” of “unsecured PHI” (as defined by HIPAA); nor (2) received notice, complaints, or audit requests from any Governmental Authority or other Person regarding uses or disclosures of PHI or its alleged failure to comply with HIPAA or any other Healthcare Law applicable to PHI. The Company Group has (x) at all times obtained written permission prior to engaging in the de-identification of client PHI provide data aggregation services; (y) de-identified all PHI in accordance with HIPAA regulations; and (z) not sold, licensed, or otherwise commercialized any PHI.

(d) Compliance Program. Since January 1, 2020, the Company Group has established and maintained a compliance program designed to promote compliance with Healthcare Laws and ethical standards and which incorporates the “Seven Fundamental Elements of an Effective Compliance Program” published by the Office of Inspector General for the U.S. Department of Health and Human Services and that reflects the material elements of an effective compliance program.

(e) Professionals. The Company Group does not employ, contract with, or otherwise engage any healthcare professionals to provide services on behalf of the Company Group.

3.28 Government Contracts. Within the last three (3) years, no member of the Company Group has (i) materially breached or violated any law or clause pertaining to any Contract with any Governmental Authority; (ii) been excluded from bidding by a Governmental Authority; (iii) been audited or investigated (other than routine audits or investigations that did not result in any adverse finding) by any Governmental Authority with respect to any Contract with any Governmental Authority; or (iv) conducted or initiated any internal investigation or made any disclosure with regard to any irregularity in connection with a Contract with any Governmental Authority. There are no material outstanding claims or disputes in connection with any member of the Company Group’s Contracts with any Governmental Authority. To the Company’s Knowledge, there are no outstanding or unsettled allegations of fraud, false claims or overpayments by any Governmental Authority with regard to any member of the Company Group’s Contracts with any Governmental Authority. The Company has not received any direct or indirect contract award from a Governmental Authority on the basis of a small business set aside or other preferred bidder status.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER PARTIES

Except as set forth in the disclosure letter delivered by the Buyer Parties on the date hereof (the “Parent Disclosure Letter”), the Buyer Parties hereby represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of organization; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly incorporated, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of the Buyer Parties, each as amended to date. No Buyer Party is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each Buyer Party has the requisite power and authority to (a) execute and deliver this Agreement; (b) perform its covenants and obligations hereunder; and (c) consummate the Merger. The execution and delivery of this Agreement by the Buyer Parties, the performance by each Buyer Party of its respective covenants and obligations hereunder and the consummation of the Merger have been duly authorized by all necessary action on the part of each Buyer Party and no additional actions on the part of any Buyer Party are necessary to authorize (i) the execution and delivery of this Agreement by each Buyer Party; (ii) the performance by each Buyer Party of its respective covenants and obligations hereunder; or (iii) the consummation of the Merger. This Agreement has been duly executed and delivered by each Buyer Party and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each Buyer Party, the performance by each Buyer Party of its covenants and obligations hereunder, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of the Buyer Parties; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any Buyer Party is a party or by which the Buyer Parties or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any law or order applicable to the Buyer

Parties or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Buyer Parties, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of the Buyer Parties or any of their Affiliates (a) in connection with the execution and delivery of this Agreement by each Buyer Party; (b) the performance by each Buyer Party of its covenants and obligations pursuant to this Agreement; or (c) the consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable laws of states in which the Company Group is qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act; and (iv) such other Consents the failure of which to obtain would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against the Buyer Parties that would, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) No Orders. No Buyer Party is subject to any order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

4.6 Ownership of Company Capital Stock. As of the date of this Agreement, none of the Buyer Parties, the Guarantor or any of their respective directors, officers, general partners or, to the knowledge of Parent, any of their controlled Affiliates or any employees of the Buyer Parties, the Guarantor or any of their controlled Affiliates (a) has owned any shares of Company Capital Stock during the two years prior to the date hereof; or (b) assuming the representations and warranties set forth in Section 3.3(d) are true and correct, is or has been an “interested stockholder” (as defined in ARTICLE NINE of the Charter) of the Company at any time during the past three years.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Buyer Parties or any of their Affiliates who is entitled to any financial advisor’s, investment banking, brokerage, finder’s or other fee or commission payable by the Company in connection with the Merger.

4.8 Operations of the Buyer Parties. Each Buyer Party has been formed solely for the purpose of engaging in the Merger, and, prior to the Effective Time, none of the Buyer Parties will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Debt Financing, the Guarantee and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock, and other equity and voting interest in, Merger Sub free and clear of all liens.

4.9 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Merger. The vote or consent of Parent, as the sole stockholder of Merger Sub is the only vote or consent of the capital stock of, or other equity interest in, Merger Sub necessary to approve this Agreement and the Merger.

4.10 Guarantee. Concurrently with the execution of this Agreement, the Guarantor has delivered to the Company its duly executed Guarantee. The Guarantee is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to the Enforceability Limitations. There is no default or breach under the Guarantee by Guarantor, and no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default on the part of the Guarantor pursuant to the Guarantee.

4.11 Financing.

(a) Equity Commitment Letter. As of the date hereof, Parent has delivered to the Company a true, correct and complete copy of the executed Equity Commitment Letter, dated as of the date hereof, pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of consummating the Merger (such financing, the “Equity Financing”). The Equity Commitment Letter provides that (i) the Company is an express third party beneficiary thereof in connection with the Company’s exercise of its rights under Section 9.8(b); and (ii) subject in all respects to Section 9.8(b), Parent and Guarantor will not oppose the granting of an injunction, specific performance or other equitable relief in connection with the exercise of such third party beneficiary rights.

(b) No Amendments. As of the date hereof, (i) the Equity Commitment Letter and the terms of the Equity Financing have not been amended or modified; (ii) no such amendment or modification is contemplated; and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no other Contracts, agreements, side letters or arrangements to which Parent is a party relating to the funding or investing, as applicable, of the full amount of the Equity Financing, other than as expressly set forth in the Equity Commitment Letter. Other than as set forth in the Equity Commitment Letter, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Equity Financing.

(c) Sufficiency of Equity Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter, along with the Company Group’s Cash on Hand at Closing, will be, in the aggregate, sufficient to (i) make the payment of all amounts payable on the Closing Date pursuant to Article II in connection with consummation of the Merger (which does not include, for the avoidance of doubt, any payments with respect to any Rollover Shares); (ii) pay the aggregate amounts payable pursuant to the Payoff Letters on the Closing Date; and (iii) pay all fees and expenses required to be paid at the Closing by the Company in connection with the Merger and the Equity Financing. No Buyer Party’s obligation (or those of any of its Affiliates) to consummate the Merger or any of the other transactions contemplated by this Agreement are in any way conditioned upon any Buyer Party’s obtaining (or any of Buyer Party’s Affiliates obtaining) of any financing.

(d) Validity. The Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the legal, valid and binding obligations of Parent and the Guarantor, as applicable, enforceable against Parent and the Guarantor, as applicable, in accordance with its terms, subject to the Enforceability Limitations. Other than as expressly set forth in the Equity Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Equity Financing pursuant to any agreement relating to the Equity Financing to which the Guarantor, Parent or any of their respective Affiliates, is a party. As of the date hereof, no event has occurred that, with notice or lapse of time or both, would, or would reasonably be expected to, constitute a default or breach on the part of Parent or the Guarantor pursuant to the Equity Commitment Letter (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis any term or condition of the Equity Financing to be satisfied by it, whether or not such term or condition is contained in the Equity Commitment Letter (it being understood that Parent is not making any representation or warranty regarding the effect of any inaccuracy of the representations and warranties in Article III or the Company’s compliance hereunder). As of the date hereof, Parent has fully paid, or caused to be fully paid, all commitment or other fees or deposits that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.

(e) No Exclusive Arrangements. As of the date hereof, none of the Guarantor, Parent, or any of their respective Affiliates has entered into any Contract, arrangement or understanding expressly prohibiting any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing to any Person in connection with a transaction relating to the Company Group in connection with the Merger.

4.12 Stockholder and Management Arrangements. As of the date hereof, except for the Support Agreements, none of Parent or any of its Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder (other than any existing limited partner or other equity financing source of the Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company Group (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries from and after the Closing; or (b) pursuant to which any (i) such holder of Company Capital Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Capital Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company Group other than the Guarantor has agreed to provide, directly or indirectly, equity investment to the Buyer Parties or the Company to finance any portion of the Merger.

4.13 Solvency. As of the Effective Time and immediately after giving effect to the Merger (including the payment of all amounts payable pursuant to Article II in connection with or as a result of the Merger and all related fees and expenses of Parent, the Company and their respective Subsidiaries in connection therewith), (a) the amount of the “fair saleable value” of the assets of the Surviving Corporation and its Subsidiaries will exceed (i) the value of all liabilities of the Surviving Corporation and its Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of the Surviving Corporation and its Subsidiaries on its existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

4.14 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Buyer Parties or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Buyer Parties or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each Buyer Party, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Buyer Parties or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement or required by applicable law or order; (b) as set forth in Section 5.1 or Section 5.2 of the Company Disclosure Letter; (c) as contemplated by Section 5.2; or (d) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will, and will cause each of its Subsidiaries to, (i) use its respective reasonable best efforts to maintain its existence in good standing pursuant to applicable law; (ii) subject to the restrictions and exceptions set forth in Section 5.2 or elsewhere in this Agreement, conduct its business and operations in the ordinary course of business in all material respects; and (iii) use its respective reasonable best efforts to (A) preserve intact its material assets, properties, Contracts or other material legally binding understandings, licenses and business organizations; (B) keep available the services of its current officers and key employees; and (C) preserve the current relationships with material customers, vendors, distributors, partners (including platform partners, referral partners, consulting and implementation partners), lessors, licensors, licensees, creditors, contractors and other Persons with which the Company Group has material business relations.

5.2 Forbearance Covenants. Except (i) as set forth in Section 5.2 of the Company Disclosure Letter; (ii) as approved in advance by Parent in writing (which approval will not be unreasonably withheld, conditioned or delayed); or (iii) as expressly contemplated by the terms of this Agreement or required by applicable law or order, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not, and will not permit any of its Subsidiaries, to:

(a) amend the Charter, the Bylaws, or any other similar organizational document;

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any Company Securities, except for the issuance or sale of shares of Company Common Stock in connection with the exercise or settlement (as applicable) of the Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof;

(d) directly or indirectly acquire, repurchase or redeem any securities, except for (A) repurchases, withholdings, or cancellations of Company Securities pursuant to the terms and conditions of the Company Equity Awards outstanding as of the date hereof in accordance with their terms as in effect on the date hereof; or (B) transactions between the Company and any of its direct or indirect Subsidiaries;

(e) (A) adjust, split, combine or reclassify any shares of capital stock, or issue or authorize or propose the issuance of any other Company Securities in respect of, in lieu of or in substitution for, shares of its capital stock or other equity or voting interest; (B) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of capital stock or other equity or voting interest, or make any other actual, constructive or deemed distribution in respect of the shares of capital stock or other equity or voting interest, except for cash dividends made by any direct or indirect wholly owned Subsidiary of the Company to the Company, or one of the Company’s other wholly owned Subsidiaries; (C) pledge or encumber any shares of its capital stock or other equity or voting interest; or (D) modify the terms of any shares of its capital stock or other equity or voting interest;

(f) (A) incur or assume any Indebtedness (including any long-term or short-term debt) or issue any debt securities, except (1) for trade payables incurred in the ordinary course of business; (2) obligations incurred pursuant to business credit cards in the ordinary course of business; (3) Indebtedness under the Company Credit Agreement; and (4) intercompany loans or advances between or among the Company and its direct or indirect wholly-owned Subsidiaries; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except with respect to obligations of any direct or indirect wholly owned Subsidiaries of the Company;

(g) mortgage or pledge any of its and its Subsidiaries’ assets, tangible or intangible, or create or incur any lien thereupon (other than Permitted Liens), other than in connection with financing transactions permitted by Section 5.2(f) or consented to by Parent;

(h) make any loans, advances or capital contributions to, or investments in, any other Person, except for (1) extensions of credit to customers in the ordinary course of business; (2) advances to directors, officers and other employees for travel and other business-related expenses, in each case, in the ordinary course of business and in compliance in all material respects with the Company Group’s policies related thereto; and (3) loans, advances or other extensions of credit or capital contributions to, or investments in, the Company or any direct or indirect wholly-owned Subsidiaries of the Company;

(i) acquire, lease, license, sell, abandon, transfer, assign, guarantee, or exchange any (x) Company Intellectual Property, or (y) assets in excess of $500,000, and other than (1) the sale, lease or licensing of Company Products or other materials embodying Company Intellectual Property in the ordinary course of business; (2) the acquisition, lease or license of Company Products in the ordinary course of business, (3) the acquisition, assignment or abandonment of immaterial Company Intellectual Property in connection with the exercise of the reasonable business judgment of the Company Group in the ordinary course of business; and (4) any capital expenditures permitted by (or consented to by Parent under) Section 5.2(n);

(j) (A) enter into, adopt, amend (including accelerating the vesting, payment or funding), modify or terminate any Employee Plan or other plan, program, agreement or arrangement that would constitute an Employee Plan if in effect on the date hereof (other than at-will offer letters (or, for jurisdictions outside of the United States, employment agreements that provide for employment periods or rights no greater than required by applicable law) entered into with new hires of employees of the Company Group in the ordinary course of business and whose annual salary is less than $175,000); (B) increase or decrease the compensation of any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, pay any special bonus or special remuneration to any director, officer, employee, individual consultant, former employee, individual independent contractor, or other individual service provider of the Company Group, or pay any benefit not required by (or accelerate the time of payment or vesting of any payment becoming due under) any Employee Plan as in effect as of the date hereof, except in the case of each of clauses (A) and (B), as may be required by applicable law or the terms of the applicable Employee Plan in effect as of the date hereof; (C) enter into any change in control, severance or similar agreement or any retention or similar agreement with any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group, or (D) hire, terminate (other than for “cause”), furlough or temporarily lay off any officer, employee, director, individual independent contractor, individual consultant, or other individual service provider of the Company Group, in each case with an annual base salary or wages (or, in the case of non-employee service providers, equivalent compensation) of $175,000 or more;

(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding or other claim, except for the settlement of any Legal Proceedings or other claim that is (A) reflected or reserved against in the Audited Company Balance Sheet; (B) for solely monetary payments of, net of insurance recovery, no more than $250,000 individually and $1,000,000 in the aggregate, and that does not involve any admission of wrongdoing; or (C) settled in compliance with Section 6.15;

(l) except as required by applicable law or GAAP, (A) revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable, other than in the ordinary course of business; or (B) make any change in any of its accounting principles or practices;

(m) (A) make (except in the ordinary course of business) or change any material Tax election; (B) settle, consent to or compromise any material Tax claim or assessment or surrender a right to a material Tax refund; (C) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment (other than an extension of a limitation period arising by operation of law as a result of an automatic extension of time to file any Tax Return obtained in the ordinary course of business); (D) file an amended Tax Return that could materially increase the Taxes payable by the Company or its Subsidiaries; or (E) enter into a closing agreement with any Governmental Authority regarding any material Tax;

(n) incur or commit to incur any capital expenditure(s) other than consistent with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter;

(o) enter into, modify, amend or terminate any (i) Contracts (other than any Material Contract) that if so entered into, modified, amended or terminated would, individually or in the aggregate, have a Company Material Adverse Effect; or (ii) Material Contract or any Contract that would have been a Material Contract if such Contract was in existence as of the date hereof, except in the ordinary course of business or as permitted under Section 5.2(c) and Section 5.2(j);

(p) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice;

(q) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(r) effectuate or announce any closing, employee layoff, furlough, reduction to terms and conditions of employment or other event affecting in whole or in part any site of employment, facility, operating unit or employee that would result in liability of the Company Group under WARN;

(s) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business;

(t) acquire (by merger, consolidation or acquisition of stock or assets) any other Person or any material portion thereof or material equity interest therein or enter into any Contract that involves a joint venture entity, limited liability company or legal partnership (excluding, for avoidance of doubt, reseller agreements and other commercial agreements that do not involve the formation of an entity with any third Person);

(u) (A) enter into, negotiate, modify or terminate any Collective Bargaining Agreement or agreement or arrangement to form a works council or other Contract with any labor union, works council, or other labor organization; or (B) recognize or certify any labor union, works council or other labor organization, or group of employees, as the bargaining representative for any employees of the Company Group;

(v) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor; or

(w) enter into, authorize any of, or agree or commit to enter into a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Go Shop; No Solicitation.

(a) Go Shop; No Solicitation or Negotiation. Notwithstanding anything to the contrary set forth in this Agreement but subject to Section 5.3(d), during the period (the “Go-Shop Period”) beginning on the date of this Agreement and continuing until 11:59 p.m., Eastern time, on November 22, 2023 (the “No-Shop Period Start Date”), the Company and its Affiliates (other than the Reinvestment Stockholders and their Affiliates (which Affiliates shall not include the Company or any of its Subsidiaries solely for purposes of this sentence)) and their respective Representatives shall have the right to: (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) subject to the entry into, and in accordance with, an Acceptable Confidentiality Agreement, furnish to any Person (and its Representatives and Financing Sources subject to the terms and obligations of such Acceptable Confidentiality Agreement applicable to such Person) any non-public information relating to the Company Group or afford to any such Person (and such Representatives and Financing Sources) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to an Acquisition Proposal, provided, however, that the Company will promptly (and in any event within 24 hours) provide to Parent, or provide Parent access to, any such non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously provided to Parent or its Representatives; and (iii) participate or engage in discussions or negotiations with any such Person (and such Representatives and Financing Sources) with respect to an Acquisition Proposal. Subject to the terms of Section 5.3(b), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will cease and cause to be terminated any discussions or negotiations with any Person and its Affiliates, directors, officers, employees, consultants, agents representatives and advisors (collectively, “Representatives”), request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement was entered into since March 1, 2022 in connection with its consideration of an Acquisition Transaction or Acquisition Proposal, cease providing any further information with respect to the Company or any Acquisition Proposal to any such Person or its Representatives and terminate all access granted to any such Person and its Representatives to any physical or electronic data room. Subject to the terms of Section 5.3(b), from the No-Shop Period Start Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company Group will not, and will not instruct, authorize or knowingly permit any of its Representatives to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. From the date hereof until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will not be required to enforce, and will, if requested, be permitted to waive, any provision of any standstill or confidentiality agreement, in each case, solely to the extent that the Special Committee has determined in good faith (after consultation with its outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law.

(b) Superior Proposals. Notwithstanding anything to contrary set forth in this Section 5.3 (but subject to the provisos in this Section 5.3(b)), at any time from the No-Shop Period Start Date until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Special Committee may, directly or indirectly through one or more of their Representatives (including the Advisor), participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person or its Representatives that has made or delivered to the Company an Acquisition Proposal after the date of this Agreement, and otherwise facilitate such Acquisition Proposal or assist such Person (and its Representatives and financing sources) with such Acquisition Proposal (in each case, if requested by such Person); provided, however, that the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal, and the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable law; and provided further, however, that the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company Group that is provided to any such Person or its Representatives that was not previously made available to Parent.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the date hereof may the Company Board (or a committee thereof, including the Special Committee):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Special Committee Recommendation or the Company Board Recommendation in a manner adverse to Parent in any material respect; (B) adopt, approve, endorse, recommend or otherwise declare advisable an Acquisition Proposal; (C) fail to publicly reaffirm the Special Committee Recommendation or the Company Board Recommendation within 10 Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than three separate occasions); (D) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer within 10 Business Days after commencement thereof, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or (E) fail to include the Special Committee Recommendation or the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) the determination by the Special Committee that an Acquisition Proposal constitutes a Superior Proposal or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d) will constitute a Recommendation Change; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(d) Recommendation Change; Entry into Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval:

(i) other than in connection with a bona fide Acquisition Proposal that constitutes a Superior Proposal, the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee may effect a Recommendation Change pursuant to clause (A), (C) or (E) of Section 5.3(c)(i) only in response to any positive material event or development or material change in circumstances with respect to the Company that was (A) not actually known to, or reasonably foreseeable to, the Special Committee or the Company Board as of the date hereof; and (B) does not relate to (a) any Acquisition Proposal; or (b) the mere fact, in and of itself, that the Company meets or exceeds any internal or published or third party projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date hereof, or changes after the date hereof in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (b) may be considered and taken into account) (each such event, an “Intervening Event”), if the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law and if and only if:

(1) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has (A) so determined; and (B) resolved to effect a Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the applicable Intervening Event in reasonable detail; and

(2) prior to effecting such Recommendation Change, the Company and its Representatives, during such four Business Day period, must have negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby, and after taking into account any revisions to the terms of this Agreement and the other documents contemplated hereby, the Special Committee determines that the failure to make a Recommendation Change in response to such Intervening Event would be inconsistent with its fiduciary duties pursuant to applicable law; or

(ii) if the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board, upon the recommendation of the Special Committee, or the Special Committee may (A) effect a Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if:

(1) the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable law;

(2) the Company Group and its Representatives have complied in all material respects with their obligations pursuant to this Section 5.3 with respect to such Acquisition Proposal;

(3) (i) the Company has provided prior written notice to Parent at least four Business Days in advance (the “Notice Period”) to the effect that the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has (A) received a bona fide Acquisition Proposal that has not been withdrawn; (B) concluded in good faith that such Acquisition Proposal constitutes a Superior Proposal; and (C) resolved to effect a Recommendation Change or to terminate this Agreement pursuant to this Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the status of discussions relating to such Acquisition Proposal, the material terms and conditions thereof and unredacted copies of all written requests, proposals, offers, agreements and other relevant documents (including, among others, all financing commitments) relating to such Acquisition Proposal; (ii) prior to effecting such Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (x) permitted Parent and its Representatives to make a presentation to the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (y) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby so that such Acquisition Proposal would cease to constitute a Superior Proposal; provided, however, that in the event of any material revisions, updates or supplements to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(3) with respect to such new written notice (it being understood that the “Notice Period” in respect of such new written notice will be three Business Days); and (iii) at the end of the applicable Notice Period, the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee concludes in good faith (after taking into account any revisions to the terms and conditions of this Agreement and the other documents contemplated hereby proposed by Parent) that such Acquisition Proposal remains a Superior Proposal; and

(4) solely in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal which constitutes a Superior Proposal under sub-clause (B) of this Section 5.3(d)(ii), the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including with respect to complying with its obligation to pay the Company Termination Fee in accordance with Section 8.3(b)(iii).

(e) Notice. From the date of this Agreement until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any inquiries, offers or proposals that constitute an Acquisition Proposal are received by the Company or any of its Representatives or any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof including the Special Committee) from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board (or a committee thereof including the Special Committee) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.3; or (iv) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Company Group) that the Company Board (or a committee thereof, including the Special Committee) has determined to make in good faith in order to comply with applicable law, regulation or stock exchange rule or listing agreement, it being understood that any such statement or disclosure made by the Company Board (or a committee thereof, including the Special Committee) pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise affect the obligations of the Company or the Company Board (or any committee thereof including the Special Committee) and the rights of Parent under this Section 5.3, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof including the Special Committee) to effect a Recommendation Change other than in accordance with Section 5.3(d). In addition, it is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof including the Special Committee), to the extent required by law, that solely describes the Company’s receipt of an Acquisition Proposal, the identity of the Person making such Acquisition Proposal, and the material terms of such Acquisition Proposal will not, in and of itself, be deemed to be (A) a withholding, withdrawal, amendment, or modification, or proposal by the Company Board (or a committee thereof) to withhold, withdraw, amend or modify, the Company Board Recommendation; (B) an adoption, approval or recommendation with respect to such Acquisition Proposal; or (C) a Recommendation Change, in each case, so long as the Company Board (or a committee thereof, including the Special Committee), expressly reaffirms the Special Committee Recommendation and the Company Board Recommendation in such public statement.

(g) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any director, officer or other Representative of the Company (other than a consultant or an employee of the Company who is not an officer of the Company and its not acting at the direction of the Company in connection with any action that constitutes a breach of this Section 5.3) will be deemed to be a breach of this Section 5.3 by the Company. The Company will not authorize, direct or knowingly permit any consultant or employee of the Company to breach this Section 5.3, and upon becoming aware of any breach or threatened breach of this Section 5.3 by a consultant or employee of the Company, shall use its reasonable best efforts to stop such breach or threatened breach.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the Buyer Parties, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case, as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by:

(i) subject to 6.2 with respect to Antitrust Laws, (1) obtaining all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) making all registrations, declarations and filings with Governmental Authorities, in each case, that are necessary or advisable to consummate the Merger;

(ii) obtaining all consents, waivers and approvals and delivering all notifications pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; and

(iii) executing and delivering any Contracts and other instruments that are reasonably necessary to consummate the Merger.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, the Company Group will not be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), the provision of additional security (including a Guarantee), or otherwise make any accommodation, commitment or incur any liability or obligation to any third party, in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract.

6.2 Filings.

(a) Filing Under the HSR Act and Other Applicable Antitrust Laws. The Buyer Parties (and their respective Affiliates, if applicable), on the one hand, and the Company (and its Subsidiaries, if applicable), on the other hand, will (i) file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act within ten Business Days following the date hereof; provided that in the event that the FTC and/or the Antitrust Division of the DOJ is closed or not accepting such filings under the HSR Act (a “Government Closure”), such day shall be extended day-for-day, for each Business Day the Government Closure is in effect; and (ii) as soon as practicable after the date of this Agreement file comparable pre-merger or post-merger notification filings, forms and submissions with any Governmental Authority (including in draft form where applicable) pursuant to any other applicable Antitrust Laws, to the extent required in the reasonable judgment of counsel to Parent in consultation with the Company, with Parent having primary responsibility for the making of such filings. No Party shall (or shall permit any of its Affiliates, as applicable, to) withdraw its filing, or commit to or agree with any Governmental Authority to stay, toll, or extend, any applicable waiting period or enter into any similar timing agreement, without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed). Each of Parent and the Company will use reasonable efforts to (A) cooperate and coordinate (and cause its respective Affiliates to cooperate and coordinate) with the other in the making of such filings; (B) supply the other (or cause the other to be supplied) with any information that may be required in order to make such filings; (C) supply (or cause to be supplied) any additional information that may be required or requested by the FTC, the DOJ or any other Governmental Authorities; and (D) take all action necessary to (1) cause the expiration or termination of the applicable waiting periods (including where applicable, by way of a positive clearance decision) pursuant to the HSR Act and any other applicable Antitrust Laws, including requesting early termination of the HSR waiting period; and (2) obtain the required consents pursuant to any other applicable Antitrust Laws, in each case as soon as reasonably practicable and in any event prior to the Termination Date. If any Party or Affiliate thereof receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other applicable Antitrust Laws, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request.

(b) Divestitures. In furtherance and not in limitation of the foregoing, if and to the extent necessary to obtain clearance of the Merger pursuant to the HSR Act, each of Parent and Merger Sub shall offer, negotiate, commit to and effect, by consent decree, hold separate order or otherwise, (i) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of the Company and its Subsidiaries and (ii) any other restrictions on the activities of the Company and its Subsidiaries; provided, however, that neither Parent nor Merger Sub shall have an obligation to offer, negotiate, commit to or effect any actions contemplated by clause (i) or (ii) of this Section 6.2(b), if such action would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole.

(c) Cooperation. In furtherance and not in limitation of the foregoing, the Company and the Buyer Parties shall (and shall cause their respective Subsidiaries to), subject to any restrictions under applicable laws, (i) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others of the contents of) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other parties in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written communication (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any material developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver, (B) the expiration of any waiting period, (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable laws and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting (whether in person, by telephone or videoconference) with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company and the Buyer Parties may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other Party without approval of the Party providing the non-public information; provided, however, that each of the Company and the Buyer Parties may redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis.

(d) Limitation on Other Transactions. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, unless the Company otherwise consents in writing, Parent and Merger Sub will not acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to prevent, materially delay or materially impede the consummation of the Merger, including by (i) imposing any material delay in the obtaining of, or materially increasing the risk of not obtaining, any consent of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increasing the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; or (iii) materially increasing the risk of not being able to remove any such order on appeal or otherwise.

6.3 Proxy Statement; Schedule 13e-3 and Other Required SEC Filings.

(a) Proxy Statement and Schedule 13e-3. Promptly (but in no event later than 30 days) following the date hereof, the Company will prepare and file with the SEC a preliminary proxy statement (as amended or supplemented, the “Proxy Statement”) relating to the Company Stockholder Meeting. Subject to Section 5.3(d), the Company must include the Special Committee Recommendation and the Company Board Recommendation in the Proxy Statement. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, as amended or supplemented, the “Schedule 13e-3”) relating to the transactions contemplated by this Agreement.

(b) Other Required Company Filing. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will cause, and will cause its Affiliates to cause, the Proxy Statement, the Schedule 13e-3 (as to the Company) and any Other Required Company Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company will not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, neither the Proxy Statement, the Schedule 13e-3 nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Company with respect to any information supplied by the Buyer Parties or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing. The information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Other Required Parent Filing. If Parent determines that any Buyer Party (or any of their respective Affiliates, if applicable) is required to file any document with the SEC other than the Schedule 13e-3 in connection with the Merger or the Company Stockholder Meeting pursuant to applicable law (an “Other Required Parent Filing”), then the Buyer Parties will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. The Buyer Parties will cause, and will cause their respective Affiliates to cause, the Schedule 13e-3 (as to the Buyer Parties) and any Other Required Parent Filing to comply in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither the Buyer Parties nor any of their respective Affiliates will file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. On the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Schedule 13e-3 or any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no covenant is made by the Buyer Parties with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13e-3 or any Other Required Parent Filing. The information supplied by the Buyer Parties and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13e-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Furnishing Information. Each of the Company, on the one hand, and the Buyer Parties, on the other hand, will furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13e-3 and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting any information relating to the Company, the Buyer Parties or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13e-3 or any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party and, to the extent required by applicable law or the SEC or its staff, disseminated to the Company Stockholders.

(e) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(f) Notices. The Company, on the one hand, and Parent, on the other hand, will advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for (i) any amendment or revisions to the Proxy Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; (ii) any receipt of comments from the SEC or its staff on the Proxy

Statement, the Schedule 13e-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be; or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith.

(g) Dissemination of Proxy Statement and Schedule 13e-3. Subject to applicable law, the Company will use its reasonable best efforts to cause the Proxy Statement and Schedule 13e-3 to be disseminated to the Company Stockholders as promptly as reasonably practicable following the filing thereof with the SEC and confirmation from the SEC that it will not review, or that it has completed its review of, each of the Proxy Statement and the Schedule 13e-3.

6.4 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will take all action necessary in accordance with the DGCL, the Exchange Act, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)) and, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”), in each case, as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. As promptly as practicable after the date of this Agreement (and upon the reasonable request of Parent made not more than one time every two weeks), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act assuming that, for such purposes only, the record date of the Company Stockholder Meeting will be 20 Business Days after the date the broker search is conducted. Notwithstanding anything to the contrary in this Agreement, the Company will not be required to convene and hold the Company Stockholder Meeting at any time prior to the date that is 30 days following the mailing of the Proxy Statement to the Company Stockholders. Subject to Section 5.3(d) and unless there has been a Recommendation Change, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, nothing will prevent the Company from postponing or adjourning the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting or to obtain the Requisite Stockholder Approval (it being understood that the Company may not postpone or adjourn the Company Stockholder Meeting more than two times pursuant to this clause (i) without Parent’s prior written consent); (ii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable law, order or a request from the SEC or its staff; or (iii) to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable law is provided to the stockholders of the Company within a reasonable amount of time in advance of the Company Stockholder Meeting. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement to the Company Stockholders at the Company Stockholder Meeting for the purpose of obtaining the Requisite Stockholder Approval even if the Company Board (or a committee thereof), upon the recommendation of the Special Committee, has effected a Recommendation Change. If requested by Parent on up to two separate occasions in order to allow additional time for the solicitation of votes in order to obtain the Requisite Stockholder Approval, the Company shall postpone or adjourn the meeting for up to 10 Business Days each such occasion. Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned by more than 10 Business Days for each event giving rise to such a postponement or adjournment.

6.5 Equity Financing.

(a) No Amendments to Equity Commitment Letter. Subject to the terms and conditions of this Agreement, Parent will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter if such amendment, modification or waiver would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing in a manner that would reasonably be expected to (A) delay or prevent the Closing Date; or (B) make the timely funding of the Equity Financing, or the satisfaction of the conditions to obtaining the Equity Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent or the Company, as applicable, to enforce its rights against the Guarantor under the Equity Commitment Letter. Any reference in this Agreement to (1) the “Equity Financing” will include the financing contemplated by the Equity Commitment Letter as amended or modified in compliance with this Section 6.5; and (2) “Equity Commitment Letter” will include such document as amended or modified in compliance with this Section 6.5.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement, Parent will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to arrange and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including using its reasonable best efforts to (i) maintain in effect the Equity Commitment Letter in accordance with the terms and subject to the conditions thereof; (ii) satisfy on a timely basis all conditions to funding that are applicable to Parent in the Equity Commitment Letter; (iii) consummate the Equity Financing at or prior to the Closing; (iv) comply with its obligations pursuant to the Equity Commitment Letter; and (v) enforce its rights pursuant to the Equity Commitment Letter.

(c) Enforcement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.5 will require, and in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Merger); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

6.6 Cooperation With Debt Financing.

(a) Cooperation with Debt Financing. Prior to the Effective Time, and in all cases subject to the limitations set forth herein, the Company will use its reasonable best efforts to, and will use its reasonable best efforts to cause each of its Subsidiaries and its and their respective Representatives to provide Parent with such reasonable and customary cooperation as may be reasonably requested by Parent to assist the Buyer Parties in arranging the debt financing (if any) to be obtained by the Buyer Parties or their respective Affiliates in connection with the Merger (the “Debt Financing”), including:

(i) participating (and causing senior management and Representatives, with appropriate seniority and expertise, of the Company to participate) in a reasonable number of meetings and presentations with actual or prospective lenders, road shows and due diligence sessions, drafting sessions and sessions with rating agencies, and otherwise reasonably cooperating with the marketing and due diligence efforts for any of the Debt Financing (which, at the Company’s option, may be attended via teleconference or virtual meeting platforms) upon reasonable advance notice, during normal business hours and at reasonable times and locations to be mutually agreed;

(ii) providing reasonable assistance to Parent and the Financing Sources with the timely preparation of customary (A) rating agency presentations, bank information memoranda, confidential information memoranda, lender presentations and similar documents, in each case, solely with respect to information relating to the Company Group, and as required in connection with or proper for the Debt Financing or customarily used to arrange transactions similar to the Debt Financing by companies of a comparable size in a comparable industry as the Company; and (B) pro forma financial statements and forecasts of financial statements of the Surviving Corporation for one or more periods following the Closing Date, in each case, based on available financial information and data derivable from the Company Group’s historical books and records; provided, however, that no member of the Company Group will be required to provide any information or assistance with respect to the preparation of pro forma financial statements and forecasts of financing statements, including relating to (i) the determination of the proposed aggregate amount of the Debt Financing, the interest rates thereunder or the fees and expenses relating thereto; (ii) the determination of any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing; or (iii) any financial information related to Parent or any of its Subsidiaries or any adjustments whether or not directly related to the acquisition of the Company Group;

(iii) providing reasonable cooperation in granting of security interests (and perfection thereof) in collateral or the reaffirmation of the pledge of collateral on or after the Closing Date, including assisting Parent in connection with the preparation, registration, execution and delivery (but in the case of execution and delivery, solely to the extent any such execution and delivery would only be effective on or after the Closing Date) of any pledge and security documents, mortgages, currency or interest hedging arrangements and other definitive financing documents and certificates as may be reasonably requested by Parent or the Financing Sources (including using reasonable best efforts to obtain, to the extent applicable and only if practicable, consents of accountants for use of their reports in any materials relating to the Debt Financing as reasonably requested by Parent), obtaining insurance certificates and endorsements, and facilitating the delivery of all stock and other certificates representing equity interests in the Company and its Subsidiaries to the extent required in connection with the Debt Financing on the Closing Date, and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Debt Financing required on the Closing Date, in each case, as may be reasonably requested by Parent or the Financing Sources, it being understood that such documents will not take effect until the Effective Time;

(iv) furnishing Parent and the Financing Sources, as promptly as practicable, with (A) to the extent customarily provided by companies of comparable size and comparable industry in transactions similar to the Debt Financing for a financing of the type being incurred, available financial and other pertinent and customary information (and supplementing such information upon the reasonable request of Parent to the extent any such information contains any material misstatement of fact or omits to state a material fact necessary to make such information not misleading) regarding the Company Group as may be reasonably requested by Parent or the Financing Sources to the extent that such information is of the type and form customarily included in a bank confidential information memorandum in connection with the arrangement of financing similar to the Debt Financing or in rating agency presentations, lender presentations or other customary marketing materials, and (B) (1) audited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries on a consolidated basis for the fiscal years ended December 31, 2020, 2021 and 2022 and, if such fiscal year ends at least 90 days prior to the Closing Date, and (2) in respect of any subsequent fiscal quarter ending after July 1, 2023 and at least 45 days prior to the Closing Date, unaudited consolidated balance sheets and related statements of income and cash flows of the Company and its Subsidiaries for such fiscal quarter, in each case prepared in accordance with GAAP (subject to the absence of footnotes and year-end adjustments, in the case of unaudited financial statements);

(v) cooperating with Parent to obtain customary and reasonable corporate and facilities ratings, consents, landlord waivers and estoppels, non-disturbance agreements, non-invasive environmental assessments, non-imputation affidavits, legal opinions, surveys and title insurance as reasonably requested by Parent, including in connection with any sale-and-leaseback agreements or arrangements to be effected at or after the Closing;

(vi) delivering notices of prepayment (or obtaining waivers thereof in the applicable Payoff Letter) within the time periods required by the relevant agreements governing indebtedness and obtaining the

Payoff Letters, lien terminations and instruments of discharge to be delivered at the Closing, giving any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness required to be repaid at the Closing; cooperating in the replacement, backstop or cash collateralization of any outstanding letters of credit issued for the account of the Company or any of its Subsidiaries; and any other cooperation in connection with the repayment or other retirement of existing indebtedness required to be repaid at the Closing and the release and termination of any and all related liens on or prior to the Closing Date;

(vii) providing customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Financing Sources that the information pertaining to the Company Group and based on financial information and data derived from the Company Group’s historical books and records contained in the disclosure and marketing materials related to the Debt Financing is complete and correct in all material respects and that the public side versions of such documents, if any, do not include material non-public information about the Company or its Subsidiaries or securities;

(viii) facilitating and assisting in the preparation, execution and delivery of one or more credit agreements, guarantees, certificates and other definitive financing documents as may be reasonably requested by Parent (including furnishing all information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates); provided that the foregoing documentation shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date;

(ix) ensuring that the Debt Financing benefits from existing lending relationships of the Company and its Subsidiaries to the extent practicable and reasonably requested by Parent;

(x) taking all corporate and other actions, subject to the occurrence of the Closing, reasonably requested by Parent to (A) permit the consummation of the Debt Financing (including distributing the proceeds of the Debt Financing, if any, obtained by any Subsidiary of the Company to the Surviving Corporation); and (B) cause the direct borrowing or incurrence of all of the proceeds of the Debt Financing by the Surviving Corporation or any of its Subsidiaries concurrently with or immediately following the Effective Time;

(xi) promptly furnishing (but in no event later than three (3) Business Days prior to the Closing Date) Parent and the Financing Sources with all documentation and other information about the Company Group as is reasonably requested in writing by Parent or the Financing Sources as may be required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act, to the extent requested in writing at least seven (7) Business Days prior to the Closing Date; and

(xii) cooperating in satisfying the conditions precedent set forth in the definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control, of the Company, its Subsidiaries or their respective representatives.

(b) Obligations of the Company. Nothing in this Section 6.6 will require the Company Group to (i) waive or amend any terms of this Agreement, pay any commitment fee or similar fee or agree to pay any other fees or reimburse any expenses or otherwise issue or provide any indemnities prior to the Effective Time for which it has not received prior reimbursement or is not otherwise indemnified by or on behalf of Parent; (ii) enter into, approve, modify or perform any definitive agreement or commitment or distribute any cash (except to the extent subject to concurrent reimbursement by Parent) that will be effective prior to the Closing Date; (iii) give any indemnities in connection with the Debt Financing that are effective prior to the Effective Time and only to the extent previously agreed in writing by the Company; (iv) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company Group or create an unreasonable risk of damage or destruction to any property or assets of the Company Group; (v) provide any authorization letters, presentations, memoranda or other materials or documents used in the connection with the

Debt Financing with respect to which any of the Company Group or their respective Representatives provided cooperation pursuant to their obligation under this Section 6.6 or any of such documents or materials containing information based on financial information or data derived from the Company Group’s historical books and records, in all cases, (x) which does not include language that exculpates the Company Group and their respective Representatives and Affiliates from any liability in connection with the unauthorized use or misuse by the recipients thereof of all such presentations, memoranda and other materials and documents and information set forth therein, and (y) which the Company and the Company and its Representatives have not been given reasonable opportunity to review and comment on; (vi) prepare separate financial statements for any of the Company Group to the extent not customarily prepared by the Company Group and to the extent such preparation would be unduly burdensome or change any fiscal period; (vii) adopt any resolutions, execute any consents or otherwise take any corporate or similar action prior to the Closing; (viii) provide any legal opinion prior to the Closing; or (ix) take any action that will conflict with or violate its organizational documents or any applicable laws or would result in a material violation or breach of, or default under, any material agreement to which any member of the Company Group is a party. In addition, (A) no action, liability or obligation of the Company Group or any of its Representatives pursuant to any certificate, agreement, arrangement, document or instrument relating to the Debt Financing (other than customary authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) will be effective until the Effective Time, and the Company Group will not be required to take any action pursuant to any certificate, agreement, arrangement, document or instrument (other than customary authorization letters (including with respect to the presence or absence of material non-public information and the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing based on financial information and data derived from the Company’s historical books and records)) that is not contingent on the occurrence of the Closing or that must be effective prior to the Effective Time; and (B) any bank information memoranda required in relation to the Debt Financing will contain disclosure reflecting the Surviving Corporation or its Subsidiaries as the obligor. Nothing in this Section 6.6 will require (1) any officer, employee or Representative of the Company Group to deliver any certificate or opinion or take any other action under this Section 6.6 that could reasonably be expected to result in personal liability to such officer or Representative; or (2) the Company Board to approve any financing or Contracts related thereto, effective prior to the Closing Date. For the avoidance of doubt, neither the Company nor any of its Subsidiaries shall be required to be an issuer or obligor with respect to the Debt Financing prior to the Effective Time.

(c) Use of Logos. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing so long as such logos (i) are used solely in a manner that is not intended to or likely to harm, disparage or adversely affect the Company Group or the reputation or goodwill of the Company Group; (ii) are used solely in connection with a description of the Company, its business and Company Products or the Merger; and (iii) are used in a manner consistent with the other terms and conditions that the Company reasonably imposes.

(d) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement will be kept confidential in accordance with the Confidentiality Agreement, except that Parent will be permitted to disclose such information to any Financing Sources or prospective Financing Sources and other financial institutions and investors that may become parties to the Debt Financing (and, in each case, to their respective counsel and auditors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto; or (ii) are subject to other confidentiality undertakings reasonably satisfactory to the Company and of which the Company is a beneficiary.

(e) Reimbursement. Promptly upon request by the Company, Parent will reimburse the Company for any documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by the Company Group in connection with the cooperation of the Company Group contemplated by this Section 6.6 (provided, that, for the avoidance of doubt, such costs and expenses shall not include (w) costs and expenses incurred in connection with the Payoff Letters (excluding those costs and expenses specified therein, as applicable), (x) costs and expenses incurred in connection with the preparation of historical financial statements that are or would be prepared in the ordinary course of business irrespective of this Agreement, (y) any ordinary course amounts payable to employees of the Company or its Affiliates with respect to services provided prior to the Closing Date and (z) any other ordinary course amounts that would have been incurred in connection with the transactions contemplated hereby regardless of any debt financing established in connection herewith and regardless of the covenants set forth in this Section 6.6).

(f) Indemnification. The Company Group and its Representatives will be indemnified and held harmless by Parent from and against any and all liabilities, losses, damages, claims, costs, expenses (including attorneys’ fees), interest, awards, judgments, penalties and amounts paid in settlement suffered or incurred by them in connection with any obligations with respect to the cooperation provided pursuant to this Section 6.6 or the provision of information utilized in connection therewith. Parent’s obligations pursuant to Section 6.6(e) and this Section 6.6(f) referred to collectively as the “Reimbursement Obligations.”

(g) No Exclusive Arrangements. In no event will the Guarantor, Parent or any of their respective Affiliates (which for this purpose will be deemed to include each direct investor in the Buyer Parties and the financing sources or potential financing sources of the Buyer Parties and such investors) enter into any Contract (i) awarding any agent, broker, investment banker or financial advisor any financial advisory role on an exclusive basis; or (ii) prohibiting or seeking to prohibit any bank, investment bank or other potential provider of debt financing from providing or seeking to provide debt financing or financial advisory services to any Person, in each case in connection with a transaction relating to the Company Group or in connection with the Merger.

(h) No Financing Condition. The Buyer Parties acknowledge and agree that obtaining the Debt Financing is not a condition to the Closing. Except in the case of a Willful and Material Breach, the Company’s breach of Section 6.6(a) will not be asserted as the basis for (A) any conditions set forth in Article VII to consummate the Merger having not been satisfied or (B) the termination of this Agreement pursuant to Section 8.1(e). If the Debt Financing has not been obtained, the Buyer Parties will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Article VII, to consummate the Merger.

6.7 Anti-Takeover Laws. The Company and the Company Board (and the Special Committee and any other committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no provision of the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) or any “anti-takeover” statute or similar statute or regulation is or becomes applicable to this Agreement, any Support Agreement or the Merger and the transactions contemplated hereby and thereby; and (b) if any provision of the Charter, the Bylaws, or any other similar organizational document of the Company (including ARTICLE NINE of the Charter) or any “anti-takeover” statute or similar statute or regulation becomes applicable to this Agreement, any Support Agreement or the Merger and the transactions contemplated hereby and thereby, take all action within their power to ensure that the Merger and the transactions contemplated by this Agreement and the Support Agreements may be consummated as promptly as practicable on the terms contemplated by hereby and thereby and otherwise to make inapplicable the effect of such statute or regulation on the Merger and such transactions. The Company hereby releases Parent and its Affiliates from the “standstill” provisions contained in the Confidentiality Agreement (and Vista Equity Partners Management, LLC is an express third party beneficiary of this sentence).

6.8 Access. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Closing, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable law or regulation requires the Company Group to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which the Company Group is a party or otherwise bound would violate or cause a default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of third Persons; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.8 will be construed to require the Company Group or any of its Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.8 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group or create a risk of damage or destruction to any property or assets of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing. The terms and conditions of the Confidentiality Agreement will apply to any information obtained by Parent or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.8. All requests for access pursuant to this Section 6.8 must be directed to the General Counsel of the Company, or another person designated by the Company.

6.9 Section 16(b) Exemption. The Company will take all actions reasonably necessary to cause any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.10 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Company Group pursuant to any indemnification agreements between a member of the Company Group and any of its current or former directors or officers (and any person who becomes a director or officer of a member of the Company Group prior to the Effective Time) (collectively, the “Indemnified Persons”) or employees for any acts or omissions by such Indemnified Persons or employees occurring prior to the Effective Time. In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws, and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date hereof. During such six-year period, such provisions may not be repealed, amended or otherwise modified in any adverse manner except as required by applicable law.

(b) Indemnification Obligation. Without limiting the generality of the provisions of Section 6.10(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable law or pursuant to any indemnification agreements with the Company and any of its Subsidiaries in effect on the date hereof, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to (i) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as an Affiliate, director, officer, employee or agent of the Company Group or its Affiliates to the extent that such action or omission, or alleged action or omission, occurred prior to or at the Effective Time; and (ii) the Merger, as well as any actions taken by the Company or the Buyer Parties with respect thereto (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered any of the Surviving Corporation or any of its Subsidiaries insolvent), except that if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.10(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. In the event of any such Legal Proceeding, (A) the Surviving Corporation will have the right to control the defense thereof after the Effective Time (it being understood that, by electing to control the defense thereof, the Surviving Corporation, on behalf of itself and its Affiliates, will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto); (B) each Indemnified Person will be entitled to retain his or her own counsel, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; (C) the Surviving Corporation will advance all fees and expenses (including fees and expenses of any counsel) as incurred by an Indemnified Person in the defense of such Legal Proceeding, whether or not the Surviving Corporation elects to control the defense of any such Legal Proceeding; and (D) no Indemnified Person will be liable for any settlement of such Legal Proceeding effected without his or her prior written consent (unless such settlement relates only to monetary damages for which the Surviving Corporation is entirely responsible). Notwithstanding anything to the contrary in this Agreement, none of Parent, the Surviving Corporation nor any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding. Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the Company’s directors’ and officers’ liability insurance in effect on the date hereof (“D&O Insurance”) in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.10(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300% of the amount paid by the Company for coverage for its last full fiscal year (such 300% amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof. The Company may purchase a prepaid six-year “tail” policy with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s directors’ and officers’ liability insurance carrier on the date hereof on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are no less favorable than those of the D&O Insurance so long as the aggregate cost for such “tail” policy does not exceed the Maximum Annual Premium. If the Company elects to purchase such a “tail” policy, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain such “tail” policy in full force and effect and continue to honor its obligations thereunder for so long as such “tail” policy is in full force and effect.

(d) Successors and Assigns. If Parent, the Surviving Corporation or any of their respective successors or assigns will (i) consolidate with or merge into any other Person and not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfer all or substantially all of its properties and assets to any Person, then proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.10.

(e) No Impairment. The obligations set forth in this Section 6.10 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person who is a beneficiary pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) without the prior written consent of such affected Indemnified Person or other person. Each of the Indemnified Persons or other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives) are intended to be third party beneficiaries of this Section 6.10, with full rights of enforcement as if such person were a Party. Notwithstanding any other provision of this Section 6.10, the rights of the Indemnified Persons (and other persons who are beneficiaries pursuant to the D&O Insurance or the “tail” policy referred to in Section 6.10(c) (and their heirs and representatives)) pursuant to this Section 6.10 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and the Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company Group; or (iv) applicable law (whether at law or in equity).

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.10 will be joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company Group for any of its directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.11 Employee Matters.

(a) Existing Arrangements. Notwithstanding the foregoing, nothing will prohibit the Surviving Corporation from in any way amending, modifying or terminating any such Employee Plans in accordance with their terms or if otherwise permitted pursuant to applicable law.

(b) Employment; Benefits. As of the Closing, the Surviving Corporation or one of its Subsidiaries will continue to employ the employees of the Company Group as of the Effective Time. From and after the Effective Time until the first anniversary of the Effective Time (or, if earlier, the termination date of an applicable Continuing Employee) (the “Continuation Period”), the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) provide employee benefits (other than defined benefit pension, nonqualified deferred compensation, post-employment or retiree health or welfare, change in control, retention or equity-based benefits) to each Continuing Employee that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time under the Employee Plans set forth on Section 3.18(a) of the Company Disclosure Letter (subject to the same exclusions). In each case, during the Continuation Period, base compensation and target annual cash incentive compensation opportunity (other than equity or equity-based incentive arrangements) will not be decreased for any Continuing Employee. During the Continuation Period, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide severance benefits to eligible employees in accordance with the Company’s severance plans, guidelines and practices as in effect on the date hereof that have been made available to Parent prior to the date hereof as set forth on Section 3.18(a) of the Company Disclosure Letter. Notwithstanding the foregoing, nothing in this Section 6.11 shall obligate the Surviving Corporation and its Subsidiaries to continue the employment of any Continuing Employee for any specific period.

(c) New Plans. To the extent that a benefit plan is made available to any Continuing Employee at or after the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause to be granted to such Continuing Employee credit for service with the Company Group prior to the Effective Time for purposes of eligibility to participate, vesting and for purposes of future vacation accrual and determining severance amounts, except that (i) such service need not be credited to the extent that it would result in duplication of coverage, benefits, or compensation, (ii) such service shall only be credited to the same extent and for the same purpose as such service was credited under an analogous Employee Plan, and (iii) no service shall be required to be credited under any plan that provides for equity or equity-based, defined benefit pension, deferred compensation or post-employment or retiree welfare benefits. In addition, and without limiting the generality of the foregoing, the Surviving Corporation shall use reasonable best efforts to ensure that: (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all group welfare benefit plans sponsored by the Surviving Corporation and its Subsidiaries to the extent that coverage pursuant to any such group welfare benefit plans (the “New Plan”) replaces coverage previously provided under a comparable group welfare Employee Plan in which such Continuing Employee participated immediately before the Effective Time (such plans, the “Old Plans”); and (ii) during the plan year in which the Closing Date occurs, for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Continuing Employee, (x) the Surviving Corporation will cause all waiting periods, pre-existing condition exclusions, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and (y) the Surviving Corporation will cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year ending on the Closing Date to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, coinsurance, co-pay, offsets and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) No Third Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, this Section 6.11 will not be deemed to (i) guarantee employment for any period of time for, or preclude the ability of Parent, the Surviving Corporation or any of its Subsidiaries to terminate any Continuing Employee for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Subsidiaries to continue any Employee Plan or other compensation or benefit plan or arrangement, or prevent the establishment amendment, modification or termination by a Buyer Party at any time; (iii) create any third party beneficiary rights in any Person (other than the Parties under this Agreement); or (iv) establish, amend or modify any Employee Plan or any other benefit or compensation plan, program, policy, contract, agreement or arrangement.

6.12 Obligations of the Buyer Parties and the Company. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Each of the Buyer Parties will be jointly and severally liable for any breach of this Agreement by any Buyer Party (or, following the Closing, the Surviving Corporation) or any other failure by any Buyer Party (or, following the Closing, the Surviving Corporation) to perform and discharge any of its respective covenants, agreements and obligations pursuant to this Agreement.

6.13 Notification of Certain Matters.

(a) Notification by the Company. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of the Buyer Parties to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Company set forth in this Agreement or the conditions to the obligations of the Buyer Parties to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to Parent pursuant to this Section 6.13(a).

(b) Notification by Parent. At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Effective Time, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by the Buyer Parties in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Buyer Parties to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing, except that no such notification will affect or be deemed to modify any representation or warranty of the Buyer Parties set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement. The terms and conditions of the Confidentiality Agreement apply to any information provided to the Company pursuant to this Section 6.13(b).

(c) Impact of Non-Compliance. The Company’s or the Buyer Parties’ failure to comply with this Section 6.13 will not be taken into account for purposes of determining whether any conditions set forth in Article VII to consummate the Merger have been satisfied or whether any termination rights set forth in Article VIII are available.

6.14 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger of the Company, on the one hand, and the Buyer Parties, on the other hand, will each be reasonably acceptable to the other Party. Thereafter, the Company (other than with respect to the portion of any communication relating to a Recommendation Change), on the one hand, and the Buyer Parties, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Merger or the transactions contemplated by this Agreement, except that (I) the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); (iii) solely to the extent related to a Superior Proposal, Intervening Event or Recommendation Change; or (iv) with respect to any actual Legal Proceeding between the Company or its Affiliates, on the one hand, and the Buyer Parties and their Affiliates, on the other hand, and (II) Parent will not be obligated to engage in such consultation with respect to communications that are principally directed to any existing or prospective general or limited partners, equity holders, members and investors of Parent or its Affiliates, so long as such communications are consistent with prior communications previously agreed to by Parent and the Company and do not add additional material information not included in such previous communication.

6.15 Transaction Litigation. Prior to the Effective Time, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to review and propose comments with respect to all filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, and the Company shall consider such comments in good faith, (b) give Parent a reasonable opportunity to review in advance all materials proposed to be delivered by or on behalf of the Company in connection with any discovery or document production with respect to such Transaction Litigation, (c) give Parent the opportunity to participate in the defense, settlement or prosecution of any Transaction Litigation; and (d) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.15, “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined), and Parent may offer comments or suggestions with respect to such Transaction Litigation but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the settlement or compromise consent set forth above.

6.16 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.17 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then the proper officers and directors of each Party will use their reasonable best efforts to take such action.

6.18 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub and the Company a written consent approving the Merger in accordance with the DGCL.

6.19 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Buyer Parties, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of the Buyer Parties and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over its own business and operations.

6.20 No Employment Discussions. Except as approved by the Company Board, at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the receipt of the Requisite Stockholder Approval, Parent will not, and will cause Guarantor and any of Guarantor’s controlled Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any executive officer of the Company (i) regarding any continuing employment or consulting relationship with the Surviving Corporation or its Affiliates from and after the Effective Time; (ii) pursuant to which any such individual would be entitled to receive consideration of a different amount or nature than the consideration to which such individual is entitled pursuant to Section 2.7 in respect of such holder’s shares of Company Common Stock; or (iii) pursuant to which such individual would agree to provide, directly or indirectly, equity investment to the Buyer Parties or the Company or their respective Affiliates (other than in the case of the Reinvestment Stockholders in connection with the Merger.

6.21 FIRPTA Affidavits. At the Closing, the Company shall deliver a certificate, under penalties of perjury, stating that the Company is not and has not been during the relevant period specified in Section 897(c)(1)(ii) of the Code, a United States real property holding corporation, dated as of the Closing Date, together with a notice to the Internal Revenue Service, and in form and substance required under Treasury Regulation Section 1.897-2(h); provided, however, that the sole remedy for failure to deliver such forms or certificate shall be that Payment Agent, Parent, the Company and the Surviving Corporation shall deduct and withhold from any cash amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock such amounts as are required to be deducted or withheld therefrom pursuant to any Tax laws.

6.22 Repaid Indebtedness. At the Closing, the Buyer Parties shall, on behalf of the Company Group, pay, or cause to be paid, all amounts specified in the Payoff Letters (as defined below) to fully discharge the then-

outstanding balance of all third-party Indebtedness under the Contracts set forth on Section 6.22 of the Company Disclosure Letter (such Indebtedness (other than, in the case of the Indebtedness under the Company Credit Agreement, (w) any contingent indemnification obligations as to which no claim has been asserted, (x) any obligations or liabilities under cash management, hedge agreements and other bank products and (y) any other obligations which, by their express terms, are to survive the termination of the Company Credit Agreement), the “Repaid Indebtedness”), by wire transfer of immediately available funds to the account(s) designated by the holders (or an agent on behalf of all holders) of such Repaid Indebtedness as set forth in payoff letters with respect to such Repaid Indebtedness, which such letters shall set forth the aggregate amounts required to satisfy in full all such Repaid Indebtedness as of the Closing Date and include (as attachments thereto) customary lien release documents evidencing release and termination of all security interests in respect thereof and indicating that the holders of such Repaid Indebtedness (or an agent on behalf of all holders) shall make arrangements to return all possessory and original collateral (if any), in each case and to the extent reasonably practicable, on the Closing Date (subject to receipt by the holders of such Repaid Indebtedness of the applicable payoff amounts), which payoff letters shall be in a customary form and reasonably acceptable to the Buyer (collectively, the “Payoff Letters”) and the Company shall use reasonable best efforts to deliver, or cause to be delivered, such Payoff Letters to the Buyer Parties at least two Business Days prior to the Closing (with available drafts being delivered in advance as reasonably requested by the Buyer Parties). The Buyer Parties shall reasonably cooperate with the Company’s efforts under this Section 6.22.

6.23 Promissory Note. Immediately prior to the Effective Time, to the extent requested by Parent, Parent shall issue a promissory note to the Company, in exchange for a portion of the Company’s Cash on Hand, the amount and terms of which shall be reasonably determined by Parent.

6.24 Marketable Securities. To the extent requested by Parent, the Company shall, and shall cause the Company Group to, use reasonable best efforts to sell or dispose of any marketable securities, any similar securities and any investments in money market funds owned by the Company Group reasonably proximate to the Closing Date so as to permit the net proceeds of such sale to be used by or at the direction of the Buyer Parties as a potential partial source for the payments contemplated by this Agreement, including the payment of expenses in connection with the transactions contemplated by this Agreement.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the Buyer Parties and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law and except with respect to Section 7.1(a), which will not be waivable) of each of the following conditions:

(a) Requisite Stockholder Approval. The Company will have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods, if any, applicable to the Merger pursuant to the HSR Act and the Antitrust Laws set forth in Section 7.1(b) of the Company Disclosure Letter, and any agreement between a Party and a Governmental Authority entered into in accordance with Section 6.2(a), not to consummate the Merger, will have expired or otherwise been terminated, or all requisite consents, directions or orders required to consummate the Merger pursuant thereto will have been obtained.

(c) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Authority of competent jurisdiction preventing the consummation of the Merger will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that, in each case, prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of the Buyer Parties. The obligations of the Buyer Parties to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in this Agreement will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(ii) The representations and warranties set forth in Section 3.1 (other than the second sentence thereof), Section 3.2, Section 3.3(d), the last sentence of Section 3.7(b), Section 3.7(c) (other than the first and penultimate sentences thereof), Section 3.7(d), Section 3.12(a)(ii), and Section 3.25 that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date).

(iii) The representations and warranties set forth in Section 3.7(a), Section 3.7(b) (other than the last sentence thereof), and the first and penultimate sentences of Section 3.7(c) will be true and correct in all respects as of the date hereof and as of the Closing Date as if made at and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications; and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount.

(b) Performance of Obligations of the Company. The Company will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. The Buyer Parties will have received a certificate of the Company, validly executed for and on behalf of the Company and in the name of the Company by a duly authorized executive officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date hereof.

7.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable law) of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of the Buyer Parties set forth in this Agreement will be true and correct as of the date hereof and as of the Closing Date as if made at and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of the Buyer Parties to fully perform their respective covenants and obligations pursuant to this Agreement.

(b) Performance of Obligations of the Buyer Parties. The Buyer Parties will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by the Buyer Parties at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of the Buyer Parties, validly executed for and on behalf of the Buyer Parties and in the respective names of the Buyer Parties by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if (i) any permanent injunction or other judgment or order issued by a Governmental Authority of competent jurisdiction or other legal or regulatory restraint or prohibition imposed by a Governmental Authority preventing the consummation of the Merger will be in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Merger and has become final and non-appealable; or (ii) any statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger that prohibits, makes illegal or enjoins the consummation of the Merger; except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party whose failure to comply with its obligations under Section 6.2 resulted in the failure to resolve or lift, as applicable, such injunction, action, statute, rule, regulation or order;

(c) by either Parent or the Company, at any time prior to the Effective Time (whether prior to or after the receipt of the Requisite Stockholder Approval) if the Closing has not occurred by 11:59 p.m., Eastern time, on May 23, 2024 (the “Termination Date”), it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure of the Closing to have occurred prior to the Termination Date;

(d) by either Parent or the Company, at any time prior to the Effective Time if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof);

(e) by Parent (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Company has breached or failed to perform or there is any inaccuracy of any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b), except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to Parent if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.3(a) or Section 7.3(b);

(f) by Parent, if at any time prior to the receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof, including the Special Committee) has effected a Recommendation Change;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if the Buyer Parties have breached or failed to perform or there is any inaccuracy of any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform or inaccuracy would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that (i) if such breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least 45 days prior to such termination (or such shorter period of time as remains prior to the Termination Date), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement if such breach or failure to perform has been cured prior to such termination and (ii) that the right to terminate this Agreement pursuant to this Section 8.1(g) will not be available to the Company if it is then in breach of any provision of this Agreement or has failed to perform or comply with, or there is any inaccuracy of, any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach, failure to perform or inaccuracy would give rise to the failure of the conditions set forth in Section 7.2(a) or Section 7.2(b); or

(h) by the Company, at any time prior to receiving the Requisite Stockholder Approval if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof), upon the recommendation of the Special Committee, or the Special Committee has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by such Superior Proposal; (iii) the Company has complied in all material respects with Section 5.3 with respect to such Superior Proposal; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other representative of such Party) to the other Parties, as applicable, except that Section 6.6(e), Section 6.6(f), the penultimate sentence of Section 6.8, Section 6.14, this Section 8.2, Section 8.3 and Article IX will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for any Willful and Material Breach of this Agreement prior to or in connection with the termination of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing (including for any Willful and Material Breach), provided that the foregoing shall not preclude any liability of the Financing Sources to the Company and its Affiliates under any definitive agreements relating to any Debt Financing. In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent. Subject to Section 2.10(e), the Surviving Corporation will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e); (B)(1) in the case of a termination pursuant to Section 8.1(c), at the time of such termination, the conditions set forth in Sections 7.1(b) and Section 7.1(c) (in each case, to the extent relating to any Antitrust Law) have been satisfied or are capable of being satisfied if the date of such termination was the Closing Date or (2) in the case of a termination pursuant to Section 8.1(d) or Section 8.1(e), at the time of such termination, the Company is not then able to terminate this Agreement pursuant to Section 8.1(b), and in each case of clause (B)(1) and (B)(2) the conditions set forth in Section 7.3(a) and Section 7.3(b) would be satisfied if the date of such termination was the Closing Date; (C) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, an Acquisition Proposal for an Acquisition Transaction has been made to the Company or the Company Board (or committee thereof, including the Special Committee) or publicly announced or publicly disclosed and not irrevocably withdrawn at least 5 Business Days prior to (x) the Company Stockholder Meeting (in case of any such termination pursuant to Section 8.1(d)) or the date of termination (in the case of any such termination pursuant to Section 8.1(c) or Section 8.1(e)); and (D) within one year following the termination of this Agreement pursuant to Section 8.1(c), Section 8.1(d) or Section 8.1(e), as applicable, either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction, then the Company will, concurrently with the earlier of the consummation of such Acquisition Transaction and the entry into a definitive agreement with respect to such Acquisition Transaction, pay or cause to be paid to Parent (as directed by Parent) an amount equal to $144,370,000 (the “Company Termination Fee”). For purposes of Section 8.3(b)(i)(D), all references to “15%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and all references to “85%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%”.

(ii) If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must promptly (and in any event within two Business Days) following such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must prior to or concurrently with such termination pay or cause to be paid to Parent (as directed by Parent) the Company Termination Fee; provided, that if (A) such termination occurs prior to the No-Shop Period Start Date and (B) the Company has entered into a definitive Alternative Acquisition Agreement to consummate an Acquisition Transaction at the time of such termination, then the “Company Termination Fee” shall mean an amount equal to $72,185,000.

(c) Single Payment Only. The Parties acknowledge and agree that in no event will the Company be required to pay more than one termination fee, collectively, or be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.

(d) Payments; Default. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(b) or any portion thereof, the Company will pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Legal Proceeding, together with interest on such amount or portion thereof due pursuant to Section 8.3(b) at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable law. All payments under this Section 8.3 shall be made by the Company to Parent (as directed by Parent) by wire transfer of immediately available funds to the account designated in Section 8.3(d) of the Parent Disclosure Letter (which account information may be updated by Parent by written notice to the Company from time to time).

(e) Sole and Exclusive Remedy.

(i) Under no circumstances will the collective monetary damages payable by the Buyer Parties or any of their Affiliates for breaches under this Agreement, the Guarantee or the Equity Commitment Letter exceed an amount equal to $288,740,000 plus the Reimbursement Obligations in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against (A) the Buyer Parties or the Guarantor; or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than the Buyer Parties or the Guarantor), members, managers, general or limited partners, stockholders and assignees of each of the Buyer Parties and the Guarantor (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”), and in no event will the Company Group be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against the Parent Related Parties for, or with respect to, this Agreement, the Equity Commitment Letter, the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure; provided that the foregoing shall not preclude any liability of the Financing Sources to the Company or the Buyer Parties under the definitive agreements relating to the Debt Financing, nor limit the Company or the Buyer Parties from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing. Other than the Guarantor’s obligations under the Guarantee and the Equity Commitment Letter and other than the Buyer Parties’ obligations under this Agreement, in no event will any Parent Related Party or any other Person other than the Guarantor and the Buyer Parties have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Merger.

(ii) If this Agreement is validly terminated pursuant to Section 8.1 in a situation in which the Company Termination Fee is payable pursuant to Section 8.3(b), Parent’s receipt of the Company Termination Fee to the extent due and payable (and timely and fully paid) pursuant to Section 8.3(b) will be the only amount that the Buyer Parties and each of their respective Affiliates may recover from (A) the Company Group and its Affiliates; and (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each member of the Company Group and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure, and upon payment of such amount, (1) none of the Company Related Parties will have any further liability or obligation to the Buyer Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable); and (2) none of the Buyer Parties or any other Person will be entitled to bring or maintain any claim, action or proceeding against the Company or any Company Related Party arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis for such termination (except that the Parties (or their Affiliates) will remain obligated with respect to the Confidentiality Agreement, Section 8.3(a) and Section 8.3(d), as applicable). Under no circumstances will the collective monetary damages payable by the Company for breaches under this Agreement (taking into account the payment of the Company Termination Fee pursuant to this Agreement) exceed $288,740,000 in the aggregate for all such breaches (plus any obligations pursuant to Section 8.3(d)) (the “Company Liability Limitation”). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Liability Limitation against any of the Company Related Parties, and in no event will the Buyer Parties be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Liability Limitation against the Company Related Parties for, or with respect to, this Agreement or the Merger, the termination of this Agreement, the failure to consummate the Merger or any claims or actions under applicable law arising out of any such breach, termination or failure.

(f) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e) or the existence of the Parent Liability Limitation, the Company Liability Limitation or the availability of monetary damages, it is agreed that the Buyer Parties and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(b), except that, although the Buyer Parties and the Company, in their respective sole discretion, may determine their choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 9.8(b), under no circumstances will the Buyer Parties or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the Closing and any monetary damages, including, with respect to the Buyer Parties, the Company Termination Fee.

(g) Non-Recourse Parent Party. In no event will the Company seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Parent Party (as defined in the Equity Commitment Letter, which excludes, for the avoidance of doubt, the Guarantor and the Buyer Parties) with respect to this

Agreement, the Equity Commitment Letter or the Guarantee or the transactions contemplated hereby and thereby (including any breach by the Guarantor or the Buyer Parties), the termination of this Agreement, the failure to consummate the transactions contemplated hereby or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from the Buyer Parties to the extent expressly provided for in this Agreement or the Guarantor to the extent expressly provided for in the Guarantee and the Equity Commitment Letter.

8.4 Amendment. Subject to applicable law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Buyer Parties and the Company (pursuant to authorized action by the Special Committee), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval. Notwithstanding anything to the contrary in this Agreement, the provisions relating to the Financing Sources set forth in Section 6.6(a), Section 8.2, Section 8.3(e), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 8.4 (and any provision of this Agreement to the extent a modification, waiver or termination of such provision would modify the substance of the provisions relating to the Financing Sources set forth in Sections 6.6(a), Section 8.2, Section 8.3(e), Section 8.6, Section 9.3, Section 9.6, Section 9.8, Section 9.9, Section 9.10, Section 9.11 or this Section 8.4) may not be amended, modified or altered without the prior written consent of the Financing Sources.

8.5 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and none of the Company nor any of their Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided that nothing in this Section 8.6 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto.

8.7 Special Committee Approval. Notwithstanding anything to the contrary herein, prior to the Effective Time, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company and the Buyer Parties contained in this Agreement will terminate at the Closing, except that any covenants that by their terms survive the Closing will survive the Closing in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a) if to the Buyer Parties to:

Icefall Parent, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attn:	Christina Lema
Jeff Wilson
Jack Dillon
Email:	clema@vistaequitypartners.com
jwilson@vistaequitypartners.com
jdillon@vistaequitypartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn:	Daniel E. Wolf, P.C.
David M. Klein, P.C.
Lee M. Blum
Email:	daniel.wolf@kirkland.com
dklein@kirkland.com
lee.blum@kirkland.com

and

Kirkland & Ellis LLP

555 California Street, 27th Floor

San Francisco, CA 94104

Attn:	Stuart E. Casillas, P.C.
Ari Levi
Email:	stuart.casillas@kirkland.com
ari.levi@kirkland.com

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attn:	Matthew W. Abbott
Cullen L. Sinclair
Email:	mabbott@paulweiss.com
csinclair@paulweiss.com

(b) if to the Company (prior to the Effective Time) to:

EngageSmart, Inc.

30 Braintree Hill Office Park, Suite 301

Braintree, MA 02184

Attn:	Scott N. Semel
Email:	legal@engagesmart.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attn:	Graham Robinson
Laura Knoll
Chadé Severin
Email:	graham.robinson@skadden.com
laura.knoll@skadden.com
chade.severin@skadden.com

Any notice received by email at the addressee’s email address or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties, except that the Buyer Parties will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement from and after the Effective Time (a) in connection with a merger or consolidation involving the Buyer Parties or other disposition of all or substantially all of the assets of the Buyer Parties or the Surviving Corporation; (b) to any of their respective Affiliates; or (c) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantor pursuant to the Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

9.4 Confidentiality. The Buyer Parties and the Company hereby acknowledge that Vista Equity Partners Management, LLC and the Company have previously executed that certain Confidentiality Agreement set forth on Section 9.4 of the Company Disclosure Letter (the “Confidentiality Agreement”), that will continue in full force and effect in accordance with its terms; provided that from and after the date hereof, notwithstanding anything to the contrary in the Confidentiality Agreement, no consent of the Company shall be required for any Person who is a potential source of, or may provide, equity, debt or any other type of financing for the transactions contemplated hereby to become a Representative (as defined in the Confidentiality Agreement) of Vista Equity Partners Management, LLC thereunder. Each of the Buyer Parties and their respective Representatives will hold and treat all documents and information concerning the Company Group furnished or made available to the Buyer Parties or their respective Representatives in connection with the Merger in accordance with the Confidentiality Agreement. By executing this Agreement, each of the Buyer Parties agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were parties thereto.

9.5 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Confidentiality Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Guarantee and the Equity Commitment Letter, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the Effective Time and the date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated by the parties thereto.

9.6 Third Party Beneficiaries. Except as set forth in Section 6.10 and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.10; (b) if a court of competent jurisdiction has declined to grant specific performance and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock and Company Equity Awards (which the Buyer Parties and the Guarantor acknowledge and agree may include damages based on a decrease in share value or lost premium) subject to the limitations set forth in Section 8.3(e)(i); and (c) from and after the Closing, the rights of the holders of shares of Company Common Stock and Company Equity Awards, to receive the consideration set forth in Article II. The provisions of Section 6.6(a), Section 8.2, Section 8.3(e), Section 8.4, Section 8.6, Section 9.3, Section 9.8, Section 9.9, Section 9.10, Section 9.11 and this Section 9.6 will inure to the benefit of the Financing Sources and their successors and assigns, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Sections will be enforceable by the Financing Sources and their respective successors and assigns) and Section 8.3(g) will inure to the benefit of each Non-Recourse Parent Party and its successors and assigns, each of whom is intended to be a third party beneficiary thereof (it being understood and agreed that the provisions of such Section will be enforceable by each Non-Recourse Parent Party and its successors and assigns).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. Although the Company may pursue both a grant of specific performance and monetary damages, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance that results in the occurrence of the Closing and monetary damages (including any monetary damages in lieu of specific performance).

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to Section 8.6, (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof; (B) the provisions of Section 8.3 are not intended to and do not adequately compensate the Company, on the one hand, or the Buyer Parties, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor the Buyer Parties would have entered into this Agreement. It is explicitly agreed that the Company shall have the right to an injunction, specific performance or other equitable remedies in connection with enforcing the Buyer Parties’ obligations to consummate the Merger and cause the Equity Financing to be funded to fund the Merger (including to cause Parent to enforce the obligations of the Guarantor under the Equity Commitment Letter in order to cause the Equity Financing to be timely completed in accordance with and subject to the terms and conditions set forth in the Equity Commitment Letter). Notwithstanding the foregoing and subject to the rights of the parties to the definitive agreements for any Debt Financing under the terms thereof, none of the Company and its Affiliates and their direct and indirect equityholders shall have any rights or claims (whether in contract or in tort or otherwise) against any Financing Source, solely in their respective capacities as lenders or arrangers in connection with the Debt Financing, and in no event shall the Company, any of its Affiliates or its or their direct or indirect equityholders be entitled to directly seek the remedy of specific performance of this Agreement against any Financing Source.

(ii) The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Buyer Parties pursuant to this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance or any other equitable relief on the basis that any other Party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware. Any and all claims, controversies, and causes of action arising out of or relating to this Agreement, whether sounding in contract, tort, or statute, shall be governed by the internal laws of the State of Delaware, including its statutes of limitations, without giving effect to any conflict-of-laws or other rules that would result in the application of the laws or statutes of limitations of a different jurisdiction.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger and the Guarantee, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware (and any appellate court therefrom) or, if any federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware (and any appellate court therefrom)) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, the Guarantee or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement, the Guarantee or the transactions contemplated hereby or thereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement, the Guarantee or the transactions contemplated hereby or thereby in any court other than the Chosen Courts. Each of the Buyer Parties and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(b) Jurisdiction for Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER, THE GUARANTEE, THE EQUITY COMMITMENT LETTER, THE DEBT FINANCING OR THE EQUITY FINANCING (INCLUDING ANY SUCH LEGAL PROCEEDING INVOLVING FINANCING SOURCES). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed (including by electronic signature) by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

ICEFALL PARENT, LLC

By:	/s/ Jeffrey Wilson
Name: Jeffrey Wilson
Title: Vice President

ICEFALL MERGER SUB, INC.

By:	/s/ Jeffrey Wilson
Name: Jeffrey Wilson
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

ENGAGESMART, INC.

By:	/s/ Robert P. Bennett
Name: Robert P. Bennett
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ENGAGESMART, INC.

ARTICLE ONE

The name of the corporation is EngageSmart, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE FOUR

The total number of shares of stock which the Corporation has authority to issue is one thousand (1,000) shares of common stock, with a par value of $0.001 per share.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

ARTICLE EIGHT

No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto). No amendment to or repeal of this Article EIGHT shall apply to or have any adverse effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is subsequently amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware as so amended.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ARTICLE TEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

Annex B

October 23, 2023

The Special Committee of the Board of Directors

EngageSmart, Inc.

30 Braintree Hill Office Park, Suite 101

Braintree, Massachusetts 02184

Members of the Special Committee:

We understand that EngageSmart, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger, (the “Merger Agreement”), with Icefall Parent, LLC (“Parent”) and Icefall Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of Parent (the “Transaction”). As a result of the Transaction, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than Owned Company Shares or Dissenting Company Shares (each, as defined in the Merger Agreement), will be converted into the right to receive $23.00 per share in cash (the “Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

The Special Committee of the Board of Directors (the “Special Committee”) has asked us whether, in our opinion, the Consideration to be received by holders of the Company Common Stock, other than Reinvestment Stockholders (as defined in the Merger Agreement) and their affiliates, in the Transaction is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)

reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Special Committee (the “Forecasts”);

(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated October 22, 2023, of the Merger Agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that

B-1

would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or reduce the contemplated benefits to the holders of the Company Common Stock of the Transaction.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock (other than Reinvestment Stockholders and their affiliates), from a financial point of view, of the Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, the Support Agreements (as defined in the Merger Agreement) and any consideration to be received or exchanged in connection thereto, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement or the Transaction. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Transaction. Our opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Transaction, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Transaction or as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion, another portion of which

B-2

is payable promptly following execution of the Merger Agreement, and a substantial portion of which is contingent upon the consummation of the Transaction. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to Vista Equity Partners Management, LLC, an affiliate of Parent (“Vista”), and certain of its affiliates and portfolio companies and to General Atlantic, L.P., affiliates of which are significant shareholders of the Company (“General Atlantic”), and certain of its affiliates and portfolio companies, and received fees for the rendering of these services. We may provide financial advisory or other services to the Company, Vista and General Atlantic and certain of their respective affiliates and portfolio companies in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.

Our financial advisory services and this opinion are provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by holders of the Company Common Stock, other than Reinvestment Stockholders and their affiliates, in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours, EVERCORE GROUP L.L.C.

By:
NAME: Adi Jayaraman
TITLE: SENIOR MANAGING DIRECTOR

B-3

Annex C

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 23, 2023, is entered into by and among EngageSmart, Inc., a Delaware corporation (the “Company”), General Atlantic (IC), L.P., a Delaware limited partnership and General Atlantic (IC) SPV, L.P., a Delaware limited partnership (collectively, the “Stockholders” and each, a “Stockholder”) and Icefall Parent, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Icefall Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, par value $0.001 per share, of the Company (as adjusted pursuant to Section 12, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (as adjusted pursuant to Section 12, collectively, the “Owned Shares”);

WHEREAS, in connection with the Closing, the Stockholders will contribute and transfer an aggregate number of Owned Shares equal to the quotient of (i) 35/65 of the aggregate amount of equity capital contributed to Parent at the Closing by the Sponsor and its Affiliates divided by (ii) the Per Share Price (but for the avoidance of doubt in no event more than the total number of Owned Shares) (the “Rollover Shares”), which Rollover Shares otherwise would be converted into the right to receive the Per Share Price in cash (the aggregate amount of the Per Share Price that would have been payable in respect of the Rollover Shares but for their classification as excluded shares as a result of the transactions contemplated hereby, the “Rollover Amount”) to an entity that indirectly owns 100% of the equity interests of Parent (“Topco”) on the Closing Date and immediately prior to the Effective Time (the “Exchange Time”), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued by Topco to Vista Equity Partners Fund VIII, L.P. (or its applicable Affiliates) (collectively, the “Sponsor”) in connection with the Closing (such equity interests, collectively, the “Sponsor Topco Shares”)), with an aggregate value (based on the same per share price paid by the Sponsor for the Sponsor Topco Shares) equal to the Rollover Amount (the “Exchange Shares”);

WHEREAS, it is intended that for U.S. federal (and applicable state and local) tax purposes, the contribution of Rollover Shares to Topco (which will be treated as a domestic corporation for U.S. federal income tax purposes as of the Effective Time) in exchange for Exchange Shares, in conjunction with the Sponsor’s contributions of cash and/or equity in exchange for the Sponsor Topco Shares (the “Sponsor Contributions”), shall be treated for U.S. federal, and applicable state and local, income tax purposes as an exchange of property for stock under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, in each case, no later than 10 Business Days following the date on which the definitive Proxy Statement is first filed with the SEC with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 12, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement, (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal or any other proposal made in opposition to or in competition with, or which is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any recapitalization, reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion. The Stockholders shall not take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, each Stockholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not to be withdrawn), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered (and not withdrawn) for acceptance in such tender offer.

1.2 Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1.1 (as determined in Parent’s sole discretion), then in such event such

Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Christina Lema and Gursimarjit Singh, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that such Stockholder shall at all times retain the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters in accordance with Section 1.1. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder.

2. Rollover.

2.1 Contribution and Exchange. On the terms set forth herein and subject to Section 2.2, Section 2.3, Section 2.4 and Section 2.5:

(a) Each Stockholder agrees and covenants to Parent that it will, at the Exchange Time, contribute, assign, transfer, convey and deliver (or cause to be contributed, assigned, transferred, conveyed and delivered) to Topco all of the Rollover Shares, free and clear of any and all liens (including any restriction on the right to vote, sell or otherwise dispose of the Rollover Shares), except as may exist by reason of this Agreement, the Merger Agreement and applicable securities laws, in exchange for the issuance by Topco to such Stockholder of, at the Exchange Time, the Exchange Shares (the “Exchange”), provided that nothing herein shall affect any Stockholder’s right to receive the Per Share Price for any Owned Shares that are not Rollover Shares. No Sponsor Topco Shares issued in connection with the Merger shall be issued at a lower price per share than the Sponsor Topco Shares issued hereunder.

(b) Each Stockholder acknowledges and agrees that, from and after the Exchange, except as set forth in Section 2.2, such Stockholder shall have no right, title or interest in or to the Rollover Shares, other than the right to receive the Exchange Shares.

2.2 Conditions to Exchange. The obligations of each Stockholder to consummate the Exchange at the Exchange Time are subject to the satisfaction (or waiver by such Stockholder in writing) of the following conditions:

(a) (i) The satisfaction, or written waiver (to the extent permitted) by Parent, of all conditions to the obligations of the Buyer Parties to consummate the Merger and the transactions contemplated by the Merger Agreement that are to occur on the Closing Date as set forth in Sections 7.1 and 7.2 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or written waiver by Parent (to the extent permitted thereunder) of such conditions), (ii) the contemporaneous funding of the Equity Financing (as reduced by the amount of any Cash on Hand of the Company Group to the extent used to fund amounts required to be paid at the Closing by Parent and Merger Sub under the Merger Agreement) and, if applicable, the Debt Financing, at the Closing and (iii) the contemporaneous consummation of the Merger at the Effective Time;

(b) The representations and warranties made by Parent in Section 8.1 through Section 8.7 of this Agreement shall be true and correct as of the Exchange Time as if made at and as of the Exchange Time, except for such failures to be true and correct as would not reasonably be expected to prevent or materially impair or materially delay the consummation of the Exchange on the terms set forth herein; and

(c) No law enacted, entered, promulgated, enforced or issued by any Governmental Authority shall be in effect preventing the consummation of, or otherwise making illegal, the Exchange.

2.3 Failure to Consummate the Merger. In the event that after the Exchange the Merger fails to be consummated for any reason whatsoever and the Merger Agreement is terminated in accordance with its terms, the parties hereto agree that, concurrently with such termination of the Merger Agreement, automatically and without any further action of the parties hereto, Parent shall assign, transfer, convey and deliver to the Stockholders the Rollover Shares and the Stockholders shall assign, transfer, convey and deliver to Parent the Exchange Shares issued to the Stockholders. In such event, each party hereto shall, as promptly as practicable, provide all such cooperation as the other parties hereto may reasonably request in order to ensure that such assignments, transfers, conveyances and deliveries have occurred and been made effective.

2.4 Tax Treatment. Topco, Parent and the Stockholders intend that, for U.S. federal (and applicable state and local) income tax purposes, the Exchange and the Sponsor Contributions be treated as a transaction described in Section 351(a) of the Code, pursuant to which the Stockholders and the Sponsor will receive equity interests of Topco consisting of “control” within the meaning of Section 368(c) of the Code (the “Intended Tax Treatment”). The Stockholders, the Company, Parent and Topco shall prepare and file (and shall cooperate in the preparation and filing of, as reasonably requested) all Tax Returns in a manner consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment in connection with any tax matters, in each case, unless otherwise required by a “determination” within the meaning of Section 1313(a) of the Code. Each Stockholder shall have the right, in its sole discretion, to designate in writing to Parent at any time prior to the Exchange Time, specific Owned Shares held by such Stockholder that are intended to be treated as Rollover Shares.

2.5 Structure. References to Parent in the foregoing provisions of this Section 2 shall be deemed to refer to Topco, which receives the Rollover Shares and in turn contributes them, directly or indirectly, to Parent, as the context requires based on the holding company structure of Parent and the Sponsor; provided, that, as of the Effective Time, both Parent and Topco shall be treated as domestic corporations for U.S. federal income tax purposes.

2.6 Termination. Parent shall not be permitted terminate its obligations under this Section 2 without the written consent of the Stockholders (it being understood that this Section 2 shall also be terminated upon any termination of this Agreement, including pursuant to Section 3).

3. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any modification, waiver or amendment to any provision of the Merger Agreement that is effected without the Stockholders’ prior written consent and that (x) reduces the Per Share Price or changes the form of consideration being offered to Company Stockholders under the Merger Agreement, imposes any non-immaterial conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to such Stockholder with respect to shares of Company Common Stock owned by such Stockholder (other than the Rollover Shares) pursuant to the Merger Agreement or that materially delays the timing of any such payment, or (y) otherwise adversely affects the Rollover Shares (or the Stockholders solely in their capacity as the holders of Rollover Shares) in any material respect (the earliest such date set forth in clauses (i) through (iii), the “Termination Date”); provided, that the provisions set forth in Section 2.3 and Sections 15 through 27 hereof shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.

4. Certain Covenants.

4.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, such Stockholder shall not, and shall cause its Affiliates, directors, officers, employees, consultants, agents representatives and advisors (collectively, “Representatives”) not to, directly or indirectly (i) (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent or any designees of Parent), in any such case with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than informing such Persons of the existence of the provisions contained in this Section 4.1); (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction; (vi) engage in any activities, or assist or facilitate in the engage of any activities, that the Company and its Affiliates and their respective Representatives are permitted to engage in during the Go-Shop Period pursuant to Section 5.3(a) of the Merger Agreement or (vii) authorize or commit to do any of the foregoing. Immediately upon the execution of this Agreement, each Stockholder will cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 4.1. Notwithstanding anything to the contrary in this Section 4.1, the Stockholders may participate or engage in discussions or negotiations with, and furnish information and data to, any Person or Group or their respective Representatives that have delivered to the Company a bona fide written Acquisition Proposal solely for the purpose of entering into a voting agreement with such Person or Group on substantially similar terms to the terms hereof or for purposes of entering into an agreement with respect to the rollover or reinvestment of any Shares of Common Stock owned by such Stockholder (including the post-Closing governance terms with respect thereto), in each case, if and only if the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and the Special Committee has complied with Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

(b) From and after the date hereof until the Termination Date, each Stockholder (solely in its capacity as a stockholder of the Company) will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any inquiries, offers or proposals in connection with the last sentence of Section 4.1(a), or any discussions or negotiations are sought to be initiated or continued with, such Stockholder or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, each Stockholder must keep Parent reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations. Notwithstanding the foregoing, the Stockholders shall not be required to notify Parent of any discussion or negotiations to the extent the Company has notified Parent thereof.

4.2 Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, (a) such Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 4.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may transfer any or all of the Covered Shares, in accordance with applicable law, to such Stockholder’s Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof in which case such Affiliate shall be deemed a Stockholder hereunder. From the date hereof until the Exchange Time, the Stockholders shall retain a sufficient number of Rollover Shares to effect the Exchange in accordance with Section 2.1.

4.3 Regulatory Matters.

(a) Subject to Section 4.3(c), each Stockholder shall, and shall use reasonable best efforts to cause its Affiliates to, use their respective reasonable best efforts, consistent with the time frames set forth in Section 6.1 and 6.2 of the Merger Agreement, to supply and provide information that, to such Stockholder’s knowledge, is complete and accurate in all material respects to any Governmental Authority requesting such information in connection with filings or notifications under, or relating to, applicable laws (collectively, the “Regulatory Filings”) that are required or advisable as a result of, or pursuant to, the Merger Agreement and the related financings and transactions, including, without limitation, information required or requested to be provided to any antitrust, financial or national security regulatory authorities in connection with any approvals reasonably sought in connection with the consummation of the Merger (collectively, the “Regulatory Disclosures”). Notwithstanding anything to the contrary herein, the Stockholders may designate any Regulatory Disclosures that contain sensitive, legally privileged, or confidential information in respect of the Stockholders or any of their Affiliates as exclusive to the Stockholders and the Stockholders may provide that any such sensitive, legally privileged, or confidential information may only be provided on a counsel-only basis or directly to the applicable Governmental Authority requesting such information. No Stockholder shall make any filings, or notifications in connection with the Merger pursuant to any Antitrust Laws without Parent’s prior written consent (not to be unreasonably withheld, delayed or conditioned). Parent or the Company will not file any Regulatory Filings that contain information with respect to the Stockholders or their Affiliates without first providing the Stockholder and its counsel a reasonable opportunity to review and comment thereon, and will give good faith consideration to all reasonable additions, deletions or changes suggested by the Stockholders and their counsel.

(b) Each Stockholder represents, warrants and covenants to Parent and to the Company that, to such Stockholder’s knowledge: (i) none of the information supplied in writing by such Stockholder specifically for inclusion or incorporation by reference in the Regulatory Disclosures will contain a material misstatement of fact or a material omission of fact necessary to make the information provided not misleading and (ii) such Stockholder does not and will not permit any entity under the “control” (defined in Section 721 of the Defense Production Act, as amended, including all implanting regulations thereof) of a People’s Republic of China national, or any entity under the “control” of a Russian Federation national, to obtain through any Affiliate, control with respect to the Company.

(c) The Sponsor and the Stockholders shall (i) promptly notify the other parties of any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other parties to review and discuss in advance (and to consider in good faith any comments made by the other party in relation to) any proposed draft notifications, formal notifications (provided, however, that filings made under the HSR Act need not be shared), filing, submission or other written substantive communication made in connection with the Merger to a Governmental Authority; and (ii) not independently participate in any meeting (whether in person, by telephone or videoconference) with or before any Governmental Authority in respect of the Merger without giving the other party reasonable prior notice of such meeting and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, the Sponsor and the Stockholders may each designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information shall not be shared with employees, officers or directors or their equivalents of the other party without approval of the party providing the non-public information; provided, however, that the Sponsor and the Stockholders may each redact any valuation and related information, or information that is protected by legal privilege, before sharing any information provided to any Governmental Authority with the other party on an “outside counsel” only basis.

(d) Notwithstanding the foregoing or anything to the contrary in this Agreement, none of the provisions of this Agreement shall be construed as requiring the Stockholders to (i) make available to Parent any of its internal investment committee materials or analyses or, other than Regulatory Disclosures, any information which the Stockholders consider to be commercially sensitive information or which is otherwise held subject to an obligation of confidentiality; and (ii) with respect to any Regulatory Disclosures, provide, or cause to be provided or agree or commit to provide information where the sharing of such information as contemplated would be prohibited by laws applicable to the Stockholders or their Affiliates or any judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition applicable to or imposed upon it or its affiliates.

5. Proxy Statement; Schedule 13e-3 and Schedules 13D and 13G.

(a) Promptly (but in no event later than 30 days) after the execution of the Merger Agreement, the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements thereto, the “Proxy Statement”). The Company, Parent and the Stockholders shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13e-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13e-3”) relating to the Merger and the other transactions contemplated by the Merger Agreement. The Stockholders shall promptly provide information reasonably requested by the Company or Parent in connection with the preparation of the Schedule 13e-3. To the knowledge of the Stockholders, the information supplied by the Stockholders for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13e-3 or any Other Required Parent Filings will not, at the time that such information is provided, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Promptly after the execution and delivery of this Agreement, Parent and the Stockholders shall cooperate to prepare and file with the SEC any required disclosure statements on Schedule 13D or Schedule 13G or any amendments or supplements thereto, as applicable (such disclosure statements, including any amendments or supplements thereto, the “Schedule 13D/G Filings”) relating to the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby (including the Merger). The Company will not file the Proxy Statement with the SEC without first providing the Stockholders and their counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions, modifications or changes suggested by the Stockholders or their counsel. The Company and Parent shall (i) provide the Stockholders and their counsel a reasonable opportunity to review drafts of the Schedule 13e-3 prior to filing the Schedule 13e-3 with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the Stockholders, their counsel and its other Representatives. Parent and the Stockholders shall (i) provide each other, the Company and their respective counsels a reasonable opportunity to review drafts of all Schedule 13D/G Filings prior to filing any Schedule

13D/G Filing with respect to the Company with the SEC and (ii) consider in good faith all comments thereto reasonably proposed by the other parties, the Company, their respective counsels and their respective Representatives.

(b) Assistance. The Company, Parent, the Sponsor and the Stockholders will use their respective reasonable best efforts to furnish all information concerning such party and its controlled Affiliates to the other parties that is reasonably necessary for the preparation and filing of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings, and provide such other party assistance, as may be reasonably requested by such other party to be included therein and will otherwise reasonably assist and cooperate with the other party in the preparation, filing and distribution of the Proxy Statement, the Schedule 13e-3 and all Schedule 13D/G Filings and the resolution of any comments to either received from the SEC.

6. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and the Company as follows:

6.1 Due Authority. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

6.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

6.4 Ownership of the Owned Shares.

(a) Such Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. Such Stockholder has the full legal right, power and authority to deliver the Rollover Shares to Parent pursuant to Section 2. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. Such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by such Stockholder.

6.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

6.6 Investment. The Exchange Shares to be acquired by such Stockholder pursuant to this Agreement will be acquired for such Stockholder’s own account and not with a view to, or intention of, distribution thereof in violation of any applicable state securities laws. Such Stockholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC. Such Stockholder is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Exchange Shares. Such Stockholder is able to bear the economic risk of its investment in the Exchange Shares for an indefinite period of time because the Exchange Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Stockholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Exchange Shares and has had access to such other information concerning Parent as such Stockholder has requested.

6.7 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

7.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Special Committee) and the Special Committee) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

7.2 No Conflict. The execution and delivery of, compliance with and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

8.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

8.2 No Conflict. The execution and delivery of, compliance with and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

8.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.

8.4 Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

8.5 Exchange Shares. The Exchange Shares, when issued to the Stockholders pursuant to the Exchange, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and issued free and clear of any liens, other than those created by Governance Documents or arising under applicable securities laws.

8.6 Transaction Documentation. As of the date of this Agreement, the Stockholders have received a true, correct and complete copy of (i) the executed Merger Agreement and (ii) the executed Equity Commitment Letter.

8.7 Capitalization of Topco and Parent.

(a) Except as otherwise consented to in writing by the Stockholders (such consent not to be unreasonably withheld, conditioned or delayed), at and immediately after the Exchange Time, (x) the Exchange Shares issued pursuant to Section 2.1(a) and (y) the equity interests of Topco to be issued to Sponsor at the Closing pursuant to the Equity Commitment Letter shall be all of the equity interests of TopCo outstanding at and immediately after the Exchange Time.

(b) Except as contemplated by the Merger Agreement, the Equity Commitment Letter or otherwise agreed to by the parties hereto, at and immediately after the Exchange Time, there shall be no (i) options, warrants, or other rights to acquire share capital of Topco or Parent, (ii) no outstanding securities exchangeable for or convertible into share capital of Topco or Parent and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities.

(c) Merger Sub is directly wholly owned by Parent.

(d) Parent is directly wholly owned by Topco.

(e) At the Exchange Time, the Exchange Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all liens, other than restrictions arising under applicable securities laws or the organizational documents of Topco.

(f) None of Topco, Parent or Merger Sub has engaged in any business activities or has incurred any liabilities or obligations other than with respect to their formation, their capitalization (including with respect to the potential incurrence of debt financing) or as contemplated by the Equity Commitment Letter, the Guarantee, this Agreement, the Merger Agreement and the other documents and transactions contemplated thereby.

9. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company or any of the Company’s subsidiaries to take, or refrain from taking, any action in his or her capacity as a director or officer of the Company or any of its affiliates, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement.

10. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 11 and Section 27, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.

11. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Each Stockholder, its Affiliates and their respective Representatives agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board or the Special Committee in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby. Each Stockholder hereby irrevocably consents to the Merger and the transactions contemplated by the Merger Agreement for purposes of Section 5 of the Stockholders Agreement, dated September 22, 2021, among the Company, General Atlantic (IC), L.P. together with its affiliated investment entities, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. (as amended, supplemented or modified from time to time, the “Existing Stockholders Agreement”) The Stockholders and the Company agree that, with respect to the Stockholders, the Existing Stockholders Agreement is hereby terminated (other than with respect to any provisions thereof that purport to survive such termination, including any such provisions with respect to indemnification, which shall survive such termination) effective as of the Effective Time.

12. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares”, “Rollover Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

13. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

14. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholders to:

General Atlantic Service Company, LLC

55 East 52nd Street, 32nd Floor

New York, NY 10055

Attn: Paul Stamas

Email: pstamas@generalatalantic.com

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attn:	Matthew Abbott

   Cullen L Sinclair

Email:	mabbott@paulweiss.com

   csinclair@paulweiss.com

if to Parent to:

Icefall Parent, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attn:	Jeff Wilson

   Jack Dillon

   Christina Lema

Email:	jwilson@vistaequitypartners.com

   jdillon@vistaequitypartners.com

   clema@vistaequitypartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Daniel	Wolf, P.C.

   David M. Klein, P.C.

   Lee Blum

Email:	daniel.wolf@kirkland.com

   dklein@kirkland.com

   lee.blum@kirkland.com

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attn:	Stuart E. Casillas, P.C.

   Ari Levi

Email:	stuart.casillas@kirkland.com

   ari.levi@kirkland.com

if to the Company (prior to the Effective Time) to:

EngageSmart, Inc.

30 Braintree Hill Office Park

Suite 101

Braintree, Massachusetts 02184

Attn:	Scott Semel

Email: legal@engagesmart.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attn:	Graham Robinson

   Laura Knoll

   Chadé Severin

Email:	graham.robinson@skadden.com

   laura.knoll@skadden.com

   chade.severin@skadden.com

15. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

16. Entire Agreement. This Agreement (along with the documents referenced herein and any other agreement entered into in connection herewith by any of the parties hereto) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

17. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

18. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 14 or in such other manner as may be permitted by applicable law, but nothing in this Section 18 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING

(WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement (including those set forth in Section 2.1(a)) may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

20. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.

21. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith.

22. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

23. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

24. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

25. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

26. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.

27. Expenses. In the event the Merger is consummated, Parent or the Surviving Corporation will bear (a) all the reasonable fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants engaged by or on behalf of (x) Vista Equity Partners Fund VIII, L.P. or Parent (including, without limitation, Vista Consulting Group, LLC) and (y) the Stockholders, subject with respect to the Stockholders, to a cap of $4 million which cap for the avoidance of doubt shall not include any such amounts indemnifiable or reimbursable by the Company or its Subsidiaries under Section 8 of the Stockholders Agreement, including if incurred in connection with any Action related to the transaction contemplated by this Agreement and the Merger Agreement), in each case, incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement (collectively, “Third Party Advisor Fees and Expenses”) and (b) all fees (including commitment fees and original issue discounts), costs and expenses of lenders, investment banks and other debt financing sources in connection with arranging debt financing (such fees and expenses, together with the Third Party Advisor Fees and Expenses, collectively, the “Fees and Expenses”). In the event that the Merger is not consummated, each party to this Agreement will bear its own fees and expenses, including fees, expenses and disbursements of legal, financial, tax, accounting, advisory, valuation or other advisors or consultants.

28. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board and the Special Committee have approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Charter, the Bylaws or any similar organization document of the Company (including Article NINE of the Charter), the Merger Agreement, the Support Agreements and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

29. No Ownership Interest. Except as expressly provided in Section 2 with respect to the Rollover Shares, nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.

30. Debt Financing. Parent and its Affiliates shall keep the Stockholders reasonably and promptly informed regarding the status of the Debt Financing, including giving the Stockholders a reasonable opportunity to (i) review and discuss in advance (and to consider in good faith any comments made by the Stockholders in relation to) drafts of the definitive documentation related to the Debt Financing and (ii) participate in any substantive lender presentations to (whether in person, by telephone or videoconference) potential financing sources regarding the Debt Financing.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

GENERAL ATLANTIC (IC), L.P.

BY:	General Atlantic (SPV) GP, LLC, its general partner

By:	/s/ Gordon Cruess
Name: Gordon Cruess
Title: Managing Director

GENERAL ATLANTIC (IC) SPV, L.P.

BY:	General Atlantic (IC) SPV GP, LLC, its general partner

BY:	General Atlantic (IC), L.P., its sole member

BY:	General Atlantic (SPV) GP, LLC

By:	/s/ Gordon Cruess
Name: Gordon Cruess
Title: Managing Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ICEFALL PARENT, LLC

By:	/s/ Jeffrey Wilson
Name: Jeffrey Wilson
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ENGAGESMART, INC.

By:	/s/ Robert P. Bennett
Name: Robert P. Bennett
Title: Chief Executive Officer

[Signature Page to Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares
General Atlantic (IC), L.P.	72,271,540.00
General Atlantic (IC) SPV, L.P.	18,000,000.00

Annex D

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of October 23, 2023, is entered into by and among EngageSmart, Inc., a Delaware corporation (the “Company”), the undersigned stockholders (collectively, the “Stockholders” and each, a “Stockholder”) and Icefall Parent, LLC, a Delaware limited liability company (“Parent”). Capitalized terms used but not defined herein shall have the meanings given to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Company, (ii) Parent and (iii) Icefall Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, each Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Common Stock, par value $0.001 per share, of the Company (as adjusted pursuant to Section 10, the “Common Stock”) set forth opposite the Stockholder’s name on Exhibit A hereto under the heading “Owned Shares”, being all of the shares of Common Stock owned of record or beneficially by the Stockholder as of the date hereof (as adjusted pursuant to Section 10, collectively, the “Owned Shares”);

WHEREAS, as a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Stockholders, the Company and Parent hereby agree as follows:

1. Agreement to Vote the Covered Shares; Proxy.

1.1 Beginning on the date hereof until the Termination Date (as defined below), at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, each Stockholder, severally and not jointly, agrees to, and if applicable, to cause its controlled Affiliates to, affirmatively vote (including via proxy) or execute consents, in each case, no later than 10 Business Days following the date on which the definitive Proxy Statement is first filed with the SEC with respect to (or cause to be voted (including via proxy) or consents to be executed with respect to) and not to withdraw or modify any such vote or consent with respect to, all of the Owned Shares and any additional shares of Common Stock or other voting securities of the Company acquired by such Stockholder or its respective controlled Affiliates after the date hereof and prior to the Termination Date (as adjusted pursuant to Section 10, collectively, and together with the Owned Shares, the “Covered Shares”) as follows: (a) in favor of (i) the adoption of the Merger Agreement and the approval of the Merger, including any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, increases the Per Share Price or otherwise results in the Merger Agreement being objectively more economically favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement (provided, that any amendment and restatement to the Merger Agreement or amendment to the Merger Agreement that reduces the

Per Share Price, changes the form of consideration being offered to Company Stockholders under the Merger Agreement or materially delays the timing of any such payment shall be deemed to be less economically favorable to the Company Stockholders than the Merger Agreement in effect as of the date of this Agreement), (ii) the approval of any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 6.4(b) of the Merger Agreement, and (iii) the approval of any other proposal considered and voted upon by the Company Stockholders at any Company Stockholder Meeting necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (b) against (i) any proposal, action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company contained in the Merger Agreement or that would reasonably be expected to result in any condition set forth in the Merger Agreement not being satisfied or not being fulfilled prior to the Termination Date, (ii) any Acquisition Proposal or any other proposal made in opposition to or in competition with, or which is inconsistent with, the Merger Agreement or the transactions contemplated thereby, (iii) any recapitalization, reorganization, dissolution, liquidation, winding up or similar extraordinary transaction involving the Company (except as contemplated by the Merger Agreement) and (iv) any other action, agreement or proposal which would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger or any of the transactions contemplated by the Merger Agreement (clauses (a) and (b) collectively, the “Supported Matters”). Each Stockholder agrees to, and agrees to cause its applicable controlled Affiliates to, be present, in person or by proxy, at every meeting of the Company’s stockholders, including any postponement, recess or adjournment thereof, or in any other circumstance, however called, to vote on the Supported Matters (in the manner described in this Section 1.1) so that all of the Covered Shares will be counted for purposes of determining the presence of a quorum at each such meeting, or otherwise cause the Covered Shares to be counted as present threat for purposes of establishing a quorum at each such meeting. For the avoidance of doubt, except with respect to the Supported Matters, the Stockholders do not have any obligation to vote the Covered Shares in any particular manner and, with respect to matters other than the Supported Matters, the Stockholders shall be entitled to vote the Covered Shares in its sole discretion. The Stockholders shall not take any action that would reasonably be expected to prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement. In the event that the Company and Parent agree to effectuate the transactions contemplated by the Merger Agreement by means of a tender offer, each Stockholder shall tender (and shall not withdraw), or cause to be tendered (and cause to not to be withdrawn), all of its Covered Shares pursuant to and in accordance with the terms of such tender offer prior to the time required for such Covered Shares to be validly tendered (and not withdrawn) for acceptance in such tender offer.

1.2 Proxy. In the event, but only in the event, that any Stockholder fails to comply with any of its obligations set forth in Section 1.1 (as determined in Parent’s sole discretion), then in such event such Stockholder hereby irrevocably appoints, as its proxy and attorney-in-fact, Christina Lema and Gursimarjit Singh, each of them individually, with full power of substitution and resubstitution, to vote such Stockholder’s Covered Shares in accordance with Section 1.1 at the Company Stockholder Meeting (including any postponement, recess or adjournment thereof) in respect of such Stockholder’s Covered Shares (to the extent such Covered Shares are entitled to so vote) prior to the Termination Date at which any Supported Matters are to be considered; provided, however, for the avoidance of doubt, that such Stockholder shall at all times retain the right to vote such Stockholder’s Covered Shares (or to direct how such Covered Shares shall be voted) in such Stockholder’s sole discretion on matters other than Supported Matters in accordance with Section 1.1. This proxy is coupled with an interest, is (or will be, as applicable) given as an additional inducement of Parent to enter into this Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Parent may terminate or waive its rights to enforce this proxy with respect to any Stockholder at any time at its sole election by written notice provided to the applicable Stockholder.

2. Termination. This Agreement shall terminate automatically and without further action of the parties hereto upon the earliest to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any modification, waiver or amendment to any provision of the Merger

Agreement that is effected without the Stockholders’ prior written consent and that reduces the Per Share Price or changes the form of consideration being offered to Company Stockholders under the Merger Agreement, imposes any non-immaterial conditions, requirements or restrictions on any Stockholder’s right to receive the cash consideration payable to such Stockholder with respect to shares of Company Common Stock owned by such Stockholder pursuant to the Merger Agreement or that materially delays the timing of any such payment (the earliest such date set forth in clauses (i) through (iii), the “Termination Date”); provided, that the provisions set forth in Sections 13 through 24 hereof shall survive the termination of this Agreement; provided, further, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for that party’s Willful and Material Breach of this Agreement that may have occurred on or before such termination. For the purpose hereof, “Willful and Material Breach” means, with respect to any covenant, representation, warranty or other agreement set forth in this Agreement, a material breach that is a consequence of an act or failure to act undertaken or omitted to be taken by the breaching party with the actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have known, based on reasonable due inquiry) that the taking of such act or failure to take such act would, or would reasonably be expected to, cause, or constitute a breach of the relevant covenant, representation, warranty or other agreement.

3. Certain Covenants.

3.1 Acquisition Proposals.

(a) From and after the date hereof until the Termination Date, each Stockholder, severally and not jointly, hereby covenants and agrees that, except as expressly contemplated by this Agreement, such Stockholder shall not, and shall cause its Affiliates, directors, officers, employees, consultants, agents representatives and advisors (collectively, “Representatives”) not to, directly or indirectly, subject to Section 7 hereof in all respects, (i) (1) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (ii) furnish to any Person (other than to Parent or any designees of Parent) any non-public information relating to the Company Group or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group (other than Parent or any designees of Parent), in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any proposal or inquiry that constitutes, or is reasonably expected to lead to, an Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Person with respect to any inquiry or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (other than informing such Persons of the existence of the provisions contained in this Section 3.1); (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction; (vi) engage in any activities, or assist or facilitate in the engage of any activities, that the Company and its Affiliates and their respective Representatives are permitted to engage in during the Go-Shop Period pursuant to Section 5.3(a) of the Merger Agreement or (vii) authorize or commit to do any of the foregoing. Immediately upon the execution of this Agreement, each Stockholder will cease and cause to be terminated any discussions or negotiations with any Person and its Representatives that would be prohibited by this Section 3.1. Notwithstanding anything to the contrary in this Section 3.1 but subject to Section 7, the Stockholders may participate or engage in discussions or negotiations with, and furnish information and data to, any Person or Group or their respective Representatives that have delivered to the Company a bona fide written unsolicited Acquisition Proposal that did not result from a breach of Section 5.3(a) of the Merger Agreement solely for the purpose of entering into a voting agreement with such Person or Group on substantially similar terms to the terms hereof, in each case, if and only if the Special Committee has determined in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and the Special Committee has complied with Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

(b) From and after the date hereof until the Termination Date, each Stockholder (solely in its capacity as a stockholder of the Company) will promptly (and, in any event, within 24 hours from the receipt thereof) notify Parent in writing if any inquiries, offers or proposals in connection with the last sentence of Section 3.1(a), or any discussions or negotiations are sought to be initiated or continued with, such Stockholder or any of its Representatives with respect to an Acquisition Proposal. Such notice must include (i) the identity of the Person or “group” of Persons making such offers or proposals (unless, in each case, such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or “group” of Persons that is in effect on the date of this Agreement); and (ii) a summary of the material terms and conditions of such offers or proposals. Thereafter, each Stockholder must keep Parent reasonably informed, on a prompt basis, of the status (and supplementally provide the terms) of any such offers or proposals (including any amendments thereto) and the status of any such discussions or negotiations. Notwithstanding the foregoing, the Stockholders shall not be required to notify Parent of any discussion or negotiations to the extent the Company has notified Parent thereof.

3.2 Transfers. Beginning on the date hereof until the Termination Date, each Stockholder hereby covenants and agrees that, except as expressly contemplated by this Agreement, (a) such Stockholder shall not, and shall direct its Affiliates and their respective Representatives not to, directly or indirectly, (i) tender any Covered Shares into any tender or exchange offer, (ii) offer, sell, transfer, assign, exchange, pledge, hypothecate, hedge, gift, loan, encumber or otherwise dispose of (collectively, “Transfer”) or enter into any Contract, option, agreement, understanding or other arrangement with respect to the Transfer of, any Covered Shares or beneficial ownership, voting power or any other interest thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares that is inconsistent with this Agreement, (iv) take an action that would reasonably be expected to prevent or materially impair or materially delay the consummation of the transactions contemplated by this Agreement or the Merger Agreement or (v) commit or agree to take any of the foregoing actions. Any Transfer in violation of this Section 3.2 shall be void ab initio. Notwithstanding anything to the contrary in this Agreement, any Stockholder may transfer any or all of the Covered Shares, in accordance with applicable law, to such Stockholder’s controlled Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Covered Shares or any interest in any of such Covered Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof in which case such Affiliate shall be deemed a Stockholder hereunder.

4. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, hereby represents and warrants to Parent and the Company as follows:

4.1 Due Authority. Such Stockholder is a legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Stockholder has all requisite corporate or other similar power and authority and has taken all corporate or other similar action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other action on the part of or vote of holders of any equity securities of such Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by such Stockholder of this Agreement. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of such Stockholder enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

4.2 No Conflict. The execution and delivery of, compliance with and performance of this Agreement by such Stockholder do not and will not (i) conflict with or result in any violation or breach of any provision of the certificate of formation or operating agreement or similar organizational documents of such Stockholder, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled, under any Contract binding upon such Stockholder, or to which any of its properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of such Stockholder, except in the case of clauses (i), (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit or impair in any material respect the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

4.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person, is required by or with respect to such Stockholder in connection with the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby, except (a) as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws, (b) compliance with any applicable requirements of the HSR Act and any applicable foreign Antitrust Laws, (c) the applicable rules and regulations of the SEC or any applicable stock exchange or (d) as would not, individually or in the aggregate, reasonably be expected to restrict in any material respect, prohibit, impair in any material respect or materially delay the consummation of the Merger or the performance by such Stockholder of its obligations under this Agreement.

4.4 Ownership of the Owned Shares. Such Stockholder is, as of the date hereof, the record and beneficial owner of the Owned Shares, all of which are free and clear of any liens, other than those created by this Agreement or arising under applicable securities laws. Such Stockholder does not own, of record or beneficially, any shares of capital stock of the Company, or other rights to acquire shares of capital stock of the Company, in each case other than the Owned Shares. Such Stockholder has the sole right to dispose of the Owned Shares, and none of the Owned Shares is subject to any pledge, disposition, transfer or other agreement, arrangement or restriction, except as contemplated by this Agreement. As of the date hereof, such Stockholder has not entered into any agreement to Transfer any Owned Shares and no person has a right to acquire any of the Owned Shares held by such Stockholder.

4.5 Absence of Litigation. As of the date hereof, there is no legal action pending against, or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates (other than the Company and its Subsidiaries) that would reasonably be expected to prevent, materially delay or materially impair the ability of such Stockholder to perform its obligations under this Agreement.

4.6 Finders Fees. No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders and Parent as follows:

5.1 Due Authority. The Company is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. The Company has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the Company Board (acting on the recommendation of the Special Committee) and the Special Committee) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by the Company or vote of holders of any class of the capital stock of the Company is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

5.2 No Conflict. The execution and delivery of, compliance with and performance by the Company of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which the Company and any of its Subsidiaries are entitled, under any Contract binding upon the Company or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by the Company of its obligations under this Agreement.

6. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders and the Company as follows:

6.1 Due Authority. Parent is a legal entity duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation. Parent has all requisite corporate power and authority and has taken all corporate action necessary (including approval by the board of directors or applicable corporate bodies) to execute, deliver, comply with and perform its obligations under this Agreement in accordance with the terms hereof and to consummate the transactions contemplated hereby, and no other corporate action by Parent or vote of holders of any class of the capital stock of Parent is necessary to approve and adopt this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due execution and delivery of this Agreement by all of the other parties hereto, constitutes a legal, valid and binding agreement of Parent enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally.

6.2 No Conflict. The execution and delivery of, compliance with and performance by Parent of this Agreement do not and will not, other than as provided in the Merger Agreement with respect to the Merger and the other transactions contemplated thereby, (i) conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or the similar organizational documents of any of its Subsidiaries, (ii) conflict with or result in a violation or breach of any applicable law, (iii) require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation or acceleration of any right or obligation or the loss of any benefit to which Parent and any of its Subsidiaries are entitled, under any Contract binding upon Parent or any of its Subsidiaries, or to which any of their respective properties, rights or other assets are subject or (iv) result in the creation of a lien (other than Permitted Liens) on any of the properties or assets (including intangible assets) of Parent or any of its Subsidiaries, except in the case of clauses (ii), (iii) and (iv) above, any such violation, breach, conflict, default, termination, acceleration, cancellation or loss that would not reasonably be expected to restrict, prohibit or impair the performance by Parent of its obligations under this Agreement.

6.3 Consents. No consent, approval, order or authorization of, or registration, declaration or, (except as required by the rules and regulations promulgated under the Exchange Act, the Securities Act, or state securities, takeover and “blue sky” laws) filing with, any Governmental Authority or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby, except as would not, individually or in the aggregate, reasonably be expected to restrict, prohibit, impair or delay the consummation of the Merger or the performance by Parent of its obligations under this Agreement.

6.4 Absence of Litigation As of the date hereof, there is no legal action pending against, or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement.

7. Stockholder Capacity. This Agreement is being entered into by each Stockholder solely in its capacity as a record and/or beneficial owner of the Owned Shares, and nothing in this Agreement shall restrict or limit the ability of any Stockholder or any of its Affiliates or Representatives who is a director or officer of the Company (including as a member of the Special Committee) or any of the Company’s Subsidiaries (or any other Representative of the Stockholder or any of its Affiliates acting on behalf of or at the direction of such director or officer in furtherance of his or her duties as a director or officer) from taking, or refraining from taking, any action in his or her capacity as a director or officer of the Company (including as a member of the Special Committee) or any of the Company’s Subsidiaries, including the exercise of fiduciary duties to the Company or its stockholders, and any such action taken in such capacity or any such inaction shall not constitute a breach of this Agreement, including, for the avoidance of doubt, with respect to taking actions pursuant to Section 5.3(a) of the Merger Agreement.

8. Non-Survival of Representations, Warranties and Covenants. Other than the covenants and agreements in Section 9 and Section 24, which shall survive the Effective Time in accordance with their terms, the representations, warranties and covenants contained herein shall not survive the Effective Time.

9. Waiver of Appraisal and Dissenter Rights and Certain Other Actions. Each Stockholder hereby irrevocably and unconditionally waives, to the fullest extent of applicable law, and agrees to cause to be waived and not to assert any appraisal rights, any dissenter’s rights and any similar rights under Section 262 of the DGCL or otherwise with respect to the Covered Shares with respect to the Merger and the transactions contemplated by the Merger Agreement. Each Stockholder, severally and not jointly, on behalf of itself and its Affiliates and their respective Representatives, agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or other Proceeding, against Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any Proceeding (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Company Board or the Special Committee in connection with the Merger Agreement, the Merger or the other transactions contemplated thereby. The Stockholders and the Company agree that, with respect to the Stockholders, that certain Stockholders Agreement, dated September 22, 2021, among the Company, General Atlantic (IC), L.P. together with its affiliated investment entities, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P. (as amended, supplemented or modified from time to time) is hereby terminated (including with respect to any provisions thereof that purport to survive such termination) effective as of the Effective Time.

10. Certain Adjustments. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Common Stock”, “Covered Shares” and “Owned Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

11. Further Assurances. Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent or the Company may reasonably request to the extent necessary to effect the transactions contemplated by this Agreement.

12. Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email. In each case, the intended recipient is set forth below:

if to Stockholders to:

c/o Summit Partners, L.P.

222 Berkely Street, 18th Floor

Boston, MA 02116

Attn: Christopher J. Dean and Matthew G. Hamilton

Email: cdean@summitpartners.com; mhamilton@summitpartners.com if to Parent to:

Icefall Parent, LLC

c/o Vista Equity Partners Management, LLC

Four Embarcadero Center, 20th Floor

San Francisco, CA 94111

Attn:	Jeff Wilson
Jack Dillon
Christina Lema
Email:	jwilson@vistaequitypartners.com
jdillon@vistaequitypartners.com
clema@vistaequitypartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn:	Daniel Wolf, P.C.
David M. Klein, P.C.
Lee Blum
Email:	daniel.wolf@kirkland.com
dklein@kirkland.com
lee.blum@kirkland.com

Kirkland & Ellis LLP

555 California Street

San Francisco, CA 94104

Attn:	Stuart E. Casillas, P.C.
Ari Levi
Email:	stuart.casillas@kirkland.com
ari.levi@kirkland.com

if to the Company (prior to the Effective Time) to:

EngageSmart, Inc.

30 Braintree Hill Office Park

Suite 101

Braintree, Massachusetts 02184

Attn:	Scott Semel
Email:	legal@engagesmart.com

with a copy (which will not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

500 Boylston Street

Boston, Massachusetts 02116

Attn:	Graham Robinson
Laura Knoll
Chadé Severin
Email:	graham.robinson@skadden.com
laura.knoll@skadden.com
chade.severin@skadden.com

13. Interpretation. Where a reference in this Agreement is made to a section or exhibit, such reference shall be to a section of or exhibit to this Agreement unless otherwise indicated. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise, words importing the masculine gender shall include the feminine and neutral genders and vice versa, and the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The words “includes” or “including” shall mean “including without limitation,” the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular section or article in which such words appear, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if,” any reference to a law shall include any rules and regulations promulgated thereunder, and any reference to any law in this Agreement shall mean such law as from time to time amended, modified or supplemented. Each reference to a “wholly owned Subsidiary” or “wholly owned Subsidiaries” of a Person shall be deemed to include any Subsidiary of such Person where all of the equity interests of such Subsidiary are directly or indirectly owned by such Person (other than directors qualifying shares, nominee shares or other equity interests that are required by law or regulation to be held by a director or nominee).

14. Entire Agreement. This Agreement (along with the documents referenced herein) and the Merger Agreement collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties hereto, with respect to the subject matter hereof.

15. No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and except as set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

16. Governing Law; Waiver of Jury Trial. This Agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause or permit the application of laws of any jurisdictions other than those of the State of Delaware. Each of the parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding arising out of or relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 12 or in such other manner as may be permitted by applicable law, but nothing in this Section 16 will affect the right of any party to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of or relates to this Agreement; (iii) irrevocably and unconditionally agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising out of or relating to this Agreement will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the Chosen Courts. Each of the parties agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

17. Assignment; Successors. Other than as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

18. Enforcement. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that (a) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement or to enforce specifically the terms and provisions hereof and without bond or other security being required, (b) if any party hereto is seeking injunctive relief, specific performance or other equitable relief pursuant hereto, the other parties hereto will not assert that a remedy of monetary damages would provide an adequate remedy for such breach and (c) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, none of the Company, Parent or the Stockholders would have entered into this Agreement. Notwithstanding the foregoing, nothing herein shall in any way limit a party’s right to pursue a claim for monetary damages arising out of a breach of this Agreement.

19. Non-Recourse. This Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Stockholder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Each Non-Recourse Party is an express third-party beneficiary of this Section 19.

20. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

21. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic delivery, will be treated in all manners and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an electronic delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an electronic delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

22. Amendment; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance. No failure or delay on the part of a party in the exercise of any right or remedy hereunder shall impair such right or power or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right or power.

23. No Presumption Against Drafting Party. The Company, Parent and the Stockholders acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

24. Special Committee Approval. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be made by the Company or the Company Board without first obtaining the approval of the Special Committee. The Special Committee shall direct enforcement by the Company of any provisions of this Agreement against the Stockholders.

25. No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board and the Special Committee have approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Charter, the Bylaws or any similar organization document of the Company (including Article NINE of the Charter), the Merger Agreement, the Support

Agreements and the transactions contemplated by the Merger Agreement, including the Merger, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

26. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-A, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Matthew Guy-Hamilton
Name:	Matthew Guy-Hamilton
Title:	Managing Director

SUMMIT PARTNERS GROWTH EQUITY FUND VIII-B, L.P.

By:	Summit Partners GE VIII, L.P.
Its:	General Partner

By:	Summit Partners GE VIII, LLC
Its:	General Partner

By:	/s/ Matthew Guy-Hamilton
Name:	Matthew Guy-Hamilton
Title:	Managing Director

[Signature Page to Support Agreement]

SUMMIT PARTNERS ENTREPRENEUR ADVISORS FUND L.P.

By:	Summit Partners Entrepreneur Advisors GP, LLC
Its:	General Partner

By:	Summit Master Company, LLC
Its:	Sole Member

By	/s/ Matthew Guy-Hamilton
Name:	Matthew Guy-Hamilton
Title:	Managing Director

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Matthew Guy-Hamilton
Name:	Matthew Guy-Hamilton
Title:	Managing Director

[Signature Page to Support Agreement]

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	General Partner

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Matthew Guy-Hamilton
Name:	Matthew Guy-Hamilton
Title:	Managing Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ICEFALL PARENT, LLC

By:	/s/ Jeffrey Wilson
Name: Jeffrey Wilson
Title: Vice President

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

ENGAGESMART, INC.

By:	/s/ Robert P. Bennett
Name: Robert P. Bennett
Title: Chief Executive Officer

[Signature Page to Support Agreement]

Exhibit A

Owned Shares

Stockholder	Owned Shares
Summit Partners Growth Equity Fund VIII-A, L.P.	17,948,333
Summit Partners Growth Equity Fund VIII-B, L.P.	6,556,911
Summit Partners Entrepreneur Advisors Fund I, L.P.	119,071
Summit Investors I, LLC	343,615
Summit Investors I (UK), L.P.	37,043

Annex E EFiled: Oct 27 2023 08:33PM EDT Transaction ID 71220914 Case No. 2023-1093- IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE ANTHONY FRANCHI, Plaintiff, v. ENGAGESMART, INC., ROBERT BENNETT, DEBORAH DUNNAM, MATTHEW HAMILTON, DAVID MANGUM, PRESTON MCKENZIE, RAPH OSNOSS, DIEGO RODRIGUEZ, PAUL G. STAMAS, GENERAL ATLANTIC (IC), L.P., GENERAL ATLANTIC (IC) SPV, L.P., VISTA EQUITY PARTNERS MANAGEMENT, LLC, VISTA EQUITY PARTNERS FUND VIII, L.P., ICEFALL PARENT, LLC, and ICEFALL MERGER SUB, INC., Defendants. C.A. No. 2023- - VERIFIED CLASS ACTION COMPLAINT Plaintiff Anthony Franchi (“Plaintiff”), directly on behalf of himself and all other similarly situated public stockholders of EngageSmart, Inc. (“EngageSmart” or the “Company”), brings this action against the Defendants named herein for breaches of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), tortious interference with that contract, breaches of fiduciary duty, and aiding-and-abetting those breaches of fiduciary duty. Except for allegations specifically pertaining to Plaintiff and Plaintiff’s own acts, which are based on Plaintiff’s knowledge, the allegations in the Complaint are based upon the investigation of counsel, including the review of publicly available information and documents, and upon information and belief as to all other matters. NATURE OF THE ACTION 1.                 EngageSmart’s controlling stockholder, General Atlantic,1 obtained an effective control premium in the Company’s IPO by agreeing to a “general equal treatment” provision in the Company’s Charter that required “ratabl[e],” and “identical” treatment of all common stock “in all respects” (the “Equal-Treatment Provision”): Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters. 2.                Investors paid more in the IPO because the Charter contained those protections, which redounded to the benefit of General Atlantic, which retained a majority stake. Now, General Atlantic is seeking an unfair, second control premium. It has caused the Company to enter into a merger agreement with Vista2 that will see Plaintiff and other public stockholders cashed out for $23 per share while General Atlantic will roll over a substantial portion of its equity in exchange for 35% of the 1 “General Atlantic” refers collectively to Defendants General Atlantic (IC), L.P. and General Atlantic (IC) SPV, L.P. 2 “Vista” refers collectively to Defendants Vista Equity Partners Management, LLC, Vista Equity Partners Fund VIII, L.P., Icefall Parent, LLC, and Icefall Merger Sub, Inc. 2

2

post-closing private entity (the “Transaction”). Unsurprisingly, General Atlantic is getting the better end of the deal as the deal price undervalues the Company. 3.                Because the Transaction treats the common shares owned by public stockholders differently than the common shares owned by General Atlantic, it violates the Equal-Treatment Provision. 4.                 Plaintiff brings this action to enjoin the closing of the Transaction unless and until Defendants comply with the Equal-Treatment Provision. PARTIES 5.                 Plaintiff Franchi has continuously been an EngageSmart, Inc. stockholder at all relevant times from before the announcement of the Transaction through present. 6.     Defendant EngageSmart is a leading provider of vertically tailored customer engagement software and integrated payments solutions. EngageSmart is a Delaware corporation headquartered in Massachusetts. EngageSmart is named herein as a party of the Charter and as a necessary party for the relief to be granted. 7.                Defendant Robert Bennett (“Bennett”) has served as the Company’s Founder, Chief Executive Officer (“CEO”) and as a member of the board of directors (the “Board”) since 2019. Prior to serving in these roles, Bennett served as CEO of Invoice Cloud, LLC (“InvoiceCloud”) the predecessor of EngageSmart and a current subsidiary of EngageSmart since 2009. 3

3

8.                 Defendant Deborah Dunnam (“Dunnam”) has served as a member of the Board since 2021. 9.                 Defendant Matthew Hamilton (“Hamilton”) has served as a member of the Board since the inception of EngageSmart. Previously, Hamilton had served on the board of InvoiceCloud since April 2015. 10.     Defendant David Mangum (“Mangum”) has served as a member of the Board since 2019. Mangum has also served as a Senior Advisor at General Atlantic since 2019. 11.     Defendant Preston McKenzie (“McKenzie”) has served as a member of the Board since 2019. McKenzie has also served as an Operating Partner at General Atlantic since 2019, after serving as a Special Advisor from 2017 to 2018. 12.     Defendant Raph Osnoss (“Osnoss”) has served as a member of the Board since 2019. Osnoss currently serves as a Managing Director at General Atlantic and focuses on the firm’s investments in the financial services sector. 13.     Defendant Diego Rodriguez (“Rodriguez”) has served as a member of the Board since 2022. 14.     Defendant Paul Stamas (“Stamas”) has served as Chairman of the EngageSmart Board since 2019. Stamas is a Managing Director at General Atlantic, where he also served as Co-Head of General Atlantic’s financial services sector. 4

4

15.     Defendants Bennett, Dunnam, Hamilton, Mangum, McKenzie, Osnoss, Rodriguez and Stamas are collectively referred to herein as the “Director Defendants.” 16.     Defendant    General Atlantic (IC), L.P. is a Delaware limited partnership. 17.     Defendant General Atlantic (IC) SPV, L.P. is a Delaware limited partnership. 18.     Defendants General Atlantic (IC), L.P. and General Atlantic (IC) SPV, L.P. are collectively referred to herein as “General Atlantic.” 19. Defendant Vista Equity Partners Management, LLC (“Vista Management”) is a Delaware limited liability company. It is one of the largest American private equity firms focused on financing software, data, and technology- enables businesses. 20.    Defendant Vista Equity Partners Fund VIII, L.P. (“Vista Fund”) is a Delaware limited partnership. It is the Vista fund that has committed to fund the Transaction and is affiliated with and controlled by Vista Management. 21.     Defendant Icefall Parent, LLC is a Delaware limited liability company and an affiliate of Vista. On information and belief, Icefall Parent, LLC is controlled by Vista Fund and Vista Management. 5

5

22.     Defendant Icefall Merger Sub, Inc. is a Delaware corporation and a wholly owned subsidiary of Icefall Parent, LLC. 23.     Defendants Vista Equity Partners Management, LLC, Vista Equity Partners Fund VIII, L.P., Icefall Parent, LLC, and Icefall Merger Sub, Inc. are collectively referred to herein as “Vista.” 24.     The Director Defendants, General Atlantic and Vista are collectively referred to herein as the “Defendants.” SUBSTANTIVE ALLEGATIONS A.    General Atlantic Controls EngageSmart 25.    EngageSmart is a software company that provides software-as-a- service (i.e., SaaS) platforms to enhance customer engagement. The Company went public in September 2021 at $26 per share (the “IPO”). 26.     General Atlantic has controlled the Company since before its IPO. General Atlantic did not sell any shares in the IPO but was incentivized to maximize the IPO price as it retained a majority stake in the Company after the IPO. Immediately following the IPO, General Atlantic owned approximately 60% of EngageSmart’s common shares and it currently owns approximately 52% of EngageSmart’s common shares. 27.     The Board currently has eight members. A majority are plainly incapable of acting independently of General Atlantic. (1) Stamas, (2) Mangum, 6

6

(3) McKenzie, and (4) Osnoss are all dual fiduciaries who work for General Atlantic and (5) Bennett is a Company executive. None can act independently of General Atlantic. 28.    Indeed, the Company’s counsel admits as much. In connection with EngageSmart’s IPO, the Company entered into a Stockholders Agreement with General Atlantic (and certain other stockholders). Plaintiff is currently prosecuting a separate action, filed before the Transaction was announced, which asserts that Section 5(d) of the Stockholders Agreement—giving General Atlantic veto authority over the hiring or firing of the Company’s CEO—violates Section 141(a) of the DGCL. In responding to Plaintiff’s pre-suit demand to remove Section 5(d), the Company’s outside counsel from Latham & Watkins LLP asserted that General Atlantic “dictate[s]” to the Board and “effectively has the ability to actually hire and fire the CEO”: The actual ability to hire and fire a CEO lies with the board of directors, and those directors will be dictated by General Atlantic. McMullin v. Beran, 765 A.2d 910, 916 (Del. 2000) (“One of the fundamental principles of the Delaware General Corporation Law statute is that the business affairs of a corporation are managed by or under the direction of its board of directors.”). Thus, as a practical matter, so long as General Atlantic remains majority stockholder, it effectively has the ability to actually hire and fire the CEO under Delaware law, and Section 5(d) has no independent effect.3 3 Letter from Kristin Murphy to Joel Fleming (August 7, 2023) (emphasis added). 7

7

29.     The CEO Approval Right and other features of the Stockholders Agreement further cement General Atlantic’s control. Section 2(c) of the Stockholders Agreement provides General Atlantic the right to nominate five out of the Company’s eight directors, one of whom must be designated the Board’s Chairman. And Section 5 of the Stockholders Agreement prohibits the Board and the Company from taking a litany of “Major Actions” without the prior consent of General Atlantic for so long as General Atlantic owns at least 25% of the Company’s stock. Those Major Actions include: i. any acquisition or disposition where aggregate consideration is greater than $150,000,000 in a single transaction or series of related transactions; ii. any transaction in which any Person or group acquires more than 50% of the then outstanding capital stock of the Company or the power to elect a majority of the members of the Board; iii. any incurrence or refinancing of Indebtedness of the Company and its Subsidiaries to the extent such incurrence or refinancing would result in the Company and its Subsidiaries having Indebtedness in excess of $250,000,000 in the aggregate; iv. hiring or termination of the chief executive officer of the Company; v. for so long as [General Atlantic] Beneficially Owns shares of Common Stock representing at least 10% of the Common Stock then outstanding, any increase or decrease in the size of the Board; vi. any     reorganization,     recapitalization,     voluntary bankruptcy, liquidation, dissolution or winding-up; 8

8

vii. any redemption, repurchase or other acquisition by the Company of its equity securities or any declaration thereof, other than (i) the redemption, repurchase or other acquisition by the Company of any equity securities of any director, officer, independent contractor or employee in connection with the termination of the employment or services of such director, officer, independent contractor or employee as contemplated by the applicable equity compensation plan or award agreement with respect to such equity securities, (ii) pursuant to an offer made to all stockholders of the Company pro rata with respect to such equity securities (regardless of whether any or all of such stockholders elect to participate in such redemption, repurchase or other acquisition) or (iii) pursuant to an open market plan approved by the Board; viii. any payment or declaration of any dividend or distribution on any equity securities of the Company or any of its non-wholly-owned Subsidiaries     or     entering     into     a recapitalization transaction the primary purpose of which is to pay a dividend or distribution; ix. any amendment, alteration or repeal of any provision of the governing documents of the Company in a manner that adversely affects the powers, preferences or rights of [General Atlantic] (including, for the avoidance of doubt, the advance waiver of corporate opportunities); or x. any adoption, approval or issuance of any “poison pill,” stockholder or similar rights plan by the Company or its Subsidiaries or any amendment, restatement, modification or waiver of such plan after the adoption thereof has been approved by the [General Atlantic] Stockholder in accordance with this Section 5. B.    EngageSmart’s Charter Requires Equal Treatment in “All Matters” 30.    In connection with the IPO, EngageSmart adopted the Charter on September 22, 2021. Section 4(b) of the Charter is the Equal-Treatment Provision, 9

9

which requires all shares of common stock to rank equally and share ratably in all respects as to all matters: Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters. 31.     Nothing in the Charter expressly provides that certain shares of common stock can be treated differently in a merger or other sale transaction. Nothing in the law requires disparate treatment in connection with such a transaction either. Therefore, the Equal-Treatment Provision requires that all common shares must receive identical treatment in a sale transaction. C.     EngageSmart Agrees to the Transaction, which Violates the Charter 32.     On October 23, 2023, EngageSmart agreed to the Transaction, which violates the Charter by providing for the rollover of some of General Atlantic’s shares while all public common shares are cashed out. 33.     The Transaction is documented in three interrelated agreements: a. A Support Agreement between EngageSmart, Vista, and General Atlantic, which provides for a rollover of some of General Atlantic’s shares (the “General Atlantic Support Agreement”); b. A Support Agreement between EngageSmart, Vista, and affilates of another EngageSmart stockholder, Summit Partners (the “Summit Partners Support Agreement”); and c. An Agreement and Plan of Merger (the “Merger Agreement”) between EngageSmart and Vista. 10

10

34.     The Recitals section in the Merger Agreement states that the General Atlantic Support Agreement is a condition to Vista’s willingness to enter the Merger Agreement: Concurrently with the execution and delivery of this Agreement, and as a condition to the willingness of the Buyer Parties to enter into this Agreement, General Atlantic (IC), L.P. and General Atlantic (IC) SPV, L.P. (the “Reinvestment Stockholders”) and certain other stockholders of the Company have entered into Support Agreements (the “Support Agreements”) in connection with the Merger with respect to certain obligations of such stockholders of the Company relating to this Agreement, including, solely with respect to the Reinvestment Stockholders, an agreement to contribute, directly or indirectly, such portion of the shares of Company Common Stock defined as the “Rollover Shares” under the Support Agreement with the Reinvestment Stockholders (the “Rollover Shares”) held by the Reinvestment Stockholders to Parent (or any direct or indirect parent company thereof), in each case, as specified in such Support Agreement. 35.     The Recitals section of the General Atlantic Support Agreement says the same thing: [As a condition to the willingness of the Company and Parent to enter into the Merger Agreement and as an inducement and in consideration therefor, the Company and Parent have required that the Stockholders, and the Stockholders have agreed to, enter into this Agreement. 36.     Read together, the Merger Agreement and the General Atlantic Support Agreement contemplate that instead of receiving cash for a portion of its shares (defined as the “Rollover Shares”), General Atlantic will contribute those shares in exchange for equity in the newly private company immediately prior to the closing of the Merger. 11

11

37. Section 2.7(b) of the Merger Agreement states that: The Rollover Shares shall not be entitled to receive the Per Share Price and shall, immediately prior to the Closing, be contributed, directly or indirectly, to Parent (or any direct or indirect parent company thereof) pursuant to the terms of the applicable Support Agreement and shall be treated in accordance with Section 2.7(a)(iii). 38. The Recitals section of General Atlantic's Support Agreement similarly makes clear that a portion of General Atlantic's shares will treated differently than all of the shares held by public stockholders: WHEREAS, in connection with the Closing, the Stockholders will contribute and transfer an aggregate number of Owned Shares equal to the quotient of (i) 35/65 of the aggregate amount of equity capital contributed to Parent at the Closing by the Sponsor and its Affiliates divided by (ii) the Per Share Price (but for the avoidance of doubt in no event more than the total number of Owned Shares) (the "Rollover Shares"), which Rollover Shares otherwise would be converted into the right to receive the Per Share Price in cash (the aggregate amount of the Per Share Price that would have been payable in respect of the Rollover Shares but for their classification as excluded shares as a result of the transactions contemplated hereby, the "Rollover Amount") to an entity that indirectly owns 100% of the equity interests of Parent ("Topco") on the Closing Date and immediately prior to the Effective Time (the "Exchange Time"), in exchange for a number of newly issued equity interests of Topco (of the same class and series as the equity interests to be issued by Topco to Vista Equity Partners Fund VIII, L.P. (or its applicable Affiliates) (collectively, the "Sponsor") in connection with the Closing (such equity interests, collectively, the "Sponsor Topco Shares")), with an aggregate value (based on the same per share price paid by the Sponsor for the Sponsor Topco Shares) equal to the Rollover Amount (the "Exchange Shares")[.] (emphasis added). 39. Because General Atlantic will roll over shares for equity instead of being cashed out in the Transaction, those shares are not being treated equally and 12

12

ratably with all other common shares. Therefore, the Transaction violates the Equal-Treatment Provision. 40. The Merger Agreement allows for a limited thirty-day go-shop period, but that is highly unlikely to matter. Any would-be topping bidder would know that General Atlantic controls the Company and would, thus, infer that it would have to allow General Atlantic to roll over a substantial portion of its equity in order to persuade General Atlantic to support its bid. Moreover, Section 5.3(d)(ii)(3)(i) of the Merger Agreement provides Vista with strong-form4 matching rights during the go- shop period, requiring EngageSmart to negotiate in good faith with Vista until an alternate bid is no longer superior: [I]f the Company has received a bona fide Acquisition Proposal, whether during the Go-Shop Period or after the No-Shop Period Start Date, that the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) constitutes a Superior Proposal, then the Company Board, upon the recommendation of the Special Committee, or the Special Committee may (A) effect a Recommendation Change with respect to such Acquisition Proposal; or (B) authorize the Company to terminate this 4 Brian JM Quinn, Re-Evaluating the Emerging Standard of Review for Matching Rights in Control Transactions, 36 Del. J. Corp. L. 1011, 1017-18 (2011) ("The final form of matching rights is the explicit contractual right or the good faith negotiation right. In their strongest form, these explicit matching rights provide the right-holder with a contractual right to match or exceed the terms of any subsequent bidder's offer. Such provisions may also include requirements that the seller engage in good faith negotiations with the right- holder for a period of time such that the competing bid no longer constitutes a superior proposal. By requiring sellers to engage with the right-holder, the explicit matching right ensures that the right-holder will always have the final opportunity to accept a subsequent bidder's offer."). 13

13

Agreement to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, in each case if and only if: … (3) … (ii) prior to effecting such Recommendation Change or termination, the Company and its Representatives, during the Notice Period, must have (x) permitted Parent and its Representatives to make a presentation to the Special Committee regarding this Agreement and any adjustments with respect thereto (to the extent that Parent requests to make such a presentation) and (y) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to make such adjustments to the terms and conditions of this Agreement and the other documents contemplated hereby so that such Acquisition Proposal would cease to constitute a Superior Proposal… 41.     As this Court has recognized, a matching right is the functional equivalent of a right of first refusal and can foreclose a topping bidder from having a realistic path to success. D.     The Rollover Unfairly Diverts Value to General Atlantic at the Expense of Public Stockholders 42.     It is no accident that General Atlantic decided to roll over a substantial portion of its equity. As set forth above, the formula for calculating the number of shares issued to General Atlantic in the newly private company is linked to the deal price and effectively values the new shares that General Atlantic will receive at $23 per share. This is a significant benefit to General Atlantic because the true value of those shares is higher for two reasons. 14

14

43. First, the cash consideration to be paid to public stockholders significantly undervalues legacy EngageSmart. General Atlantic thereby benefited by not selling the rollover shares for $23/share in cash like other stockholders. 44.     On the morning of October 5, 2023, Reuters reported on rumors that General Atlantic was exploring a sale of EngageSmart. In the wake of that report, three sell-side analysts published reports, analyzing a potential take-out price, with price targets well above the $23 per share deal price: a. Raymond James wrote “ESMT is worth between $25-28 per share in a takeout scenario.” b. Truist Securities wrote that its “price target” was $30 per share. c. Baptista Research put out a 48-page deep-dive analysis with a $25 per share price target. 45.     The analysts had good reason to be bullish. Raymond James observed that the Company had “multiple ways to win” and saw potentially meaningful upside to consensus estimates for both revenue and margins. These factors drove a sum-of- the-parts valuation that was “simply too compelling to ignore.” Raymond James analysts further stressed that “the market continues to misprice an incredibly high quality asset.” Raymond James had such high conviction in its $25 price target that it named it among its top ideas. 46.     In addition to the solid growth story of a core business that had beaten guidance in each of the eight quarters since the Company’s IPO, EngageSmart also had a wide variety of strategic optionality that the market was growing to understand. 15

15

For example, the market reacted negatively to the Company’s purchase of Luminello and sale of HealthPay24 in August 2023 because of the modest revision they caused to near term guidance. Management described some of the strategic rationales but never quantified the potential long-term impact. But in their deep-dive report in support of a $25.70 price target, analysts at Baptista Research listed synergies with newly acquired Luminello first among the key drivers of its EngageSmart investment thesis. EngageSmart also currently has well over $300 million in cash on its balance sheet which it has publicly described as available for further acquisitions. 47.     Unlike public investors, General Atlantic and its designees on the Board have access to extensive material non-public information about the Luminello integration, the Company’s acquisition pipeline and their potential impact on valuation. It is reasonable to infer their knowledge of that material non-public information informed General Atlantic’s decision to roll over a substantial portion of its equity. 48.     Second, the pro forma company will benefit from working with Vista, which has a long track record of supercharging growth—and valuations—in the SaaS space. As the Court found in Mindbody, “Vista is a pro at acquiring companies.”5 The numbers bear that out. According to a July 21, 2023 memorandum 5 In re Mindbody, Inc., Stockholder Litig., 2023 WL 2518149, *14 (Del. Ch.). 16

16

to the State Investment Council of New Jersey from the Director of the New Jersey Division of Investment, “[a]s of 03/31/2023, Vista has generated a 37.4% gross IRR and 3.12x gross MOIC on the 51 investments fully realized across all private equity strategies since Flagship Fund II began investing in 2000. Vista’s low loss ratio and strong realized track record demonstrates its ability to successfully source, invest, and exit portfolio company investments.” Among other benefits, EngageSmart will join OneVista, Vista’s 85-company proprietary product portfolio, giving it far greater access to customers and integrations. In short, the opportunity to invest alongside Vista is a valuable one that General Atlantic got and public stockholders did not. CLASS ACTION ALLEGATIONS 49.     Plaintiff brings this Action as a class action, pursuant to Court of Chancery Rule 23, on behalf of himself and all other EngageSmart public stockholders except Defendants and any current director or officer of EngageSmart. 50.    This Action is maintainable as a class action. 51.     The Class is so numerous that joinder of all members is impracticable. As of March 24, 2023, there were 166,580,027 shares of EngageSmart common stock outstanding, held by hundreds, if not thousands, of individuals and entities scattered throughout the United States and elsewhere. 17

17

52.     Questions of law and fact are common to the Class, including among others: a. Whether the Transaction violates the Charter; b. Whether the Director Defendants breached their fiduciary duties; c. Whether General Atlantic breached its fiduciary duties as EngageSmart’s controlling stockholder; d. Whether Vista aided and abetted the Director Defendants’ and General Atlantic’s breaches of fiduciary duty; e. Whether General Atlantic and Vista tortiously interfered with a contract (i.e., the Charter); f. Whether Plaintiff and the other members of the Class have been harmed by such wrongful conduct; and g. Whether Plaintiff and the other members of the Class are entitled to injunctive relief and damages as a result of such wrongful conduct. 53.     Plaintiff is committed to prosecuting this Action and has retained competent counsel experienced in litigation of this nature. Plaintiff’s claims are typical of the claims of other members of the Class and Plaintiff has the same interests as other members of the Class. Accordingly, Plaintiff is an adequate representative of the Class and will fairly and adequately protect the interests of the Class. 54.     The prosecution of separate actions by individual members of the Class would create the risk of inconsistent or varying adjudications that would establish incompatible standards of conduct for the Defendants, or adjudications that would, 18

18

as a practical matter, be dispositive to the interests of individual members of the Class who are not parties to such adjudications or would substantially impair or impede their ability to protect their interests. 55.     The Defendants have acted or refused to act on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole. 56.    A class action is superior to other available methods for the fair and efficient adjudication of this controversy. The expense and burden of individual litigation make it impracticable for the Class members individually to seek redress for the wrongful conduct alleged herein. Plaintiff anticipates that there will be no difficulty in the management of this litigation as a class action. COUNT I—BREACH OF CONTRACT AGAINST ENGAGESMART 57.    Plaintiff repeats and realleges the foregoing as if fully set forth herein. 58.    Plaintiff brings this claim against the Company on behalf of himself and the Class. 59.     The Charter is a contract between and among the Company and its stockholders. 60.     As set forth above, the Equal-Treatment Provision in the Company’s Charter requires that “[e]xcept as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same 19

19

powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.” The Charter does not expressly provide otherwise anywhere else. 61.    All EngageSmart stockholders other than General Atlantic will receive $23.00 per share in cash if the Transaction is consummated. General Atlantic, however, will roll over a significant portion of its EngageSmart common stock for a 35% equity stake in the post-closing company. 62.     As a result, by agreeing to the Transaction, EngageSmart breached or will breach the Charter. 63.    Plaintiff is entitled to an injunction preventing the consummation of the Transaction unless and until it will not result in a breach of the Chater. 64.    Plaintiff has no adequate remedy at law. COUNT II—TORTIOUS INTERFERENCE AGAINST GENERAL ATLANTIC AND VISTA 65.    Plaintiff repeats and realleges the foregoing as if fully set forth herein. 66.    Plaintiff brings this claim against the Company on behalf of himself and the Class. 67.     The Transaction violates the Equal-Treatment Provision of the Charter. Because the Transaction violates the Equal-Treatment Provision, the Company’s public stockholders will be deprived of the Equal Treatment Provision’s protections. 20

20

68.     General Atlantic (in its own capacity and through its agents serving on the Board) and Vista had knowledge of the Charter, a publicly available document, and its terms. General Atlantic and Vista’s attorneys also had knowledge of the Charter and its terms, and their knowledge is imputed to General Atlantic and Vista.
69.     By knowingly offering an equity rollover to General Atlantic, Vista induced a breach of the Charter. By accepting that equity rollover, General Atlantic induced a breach of the Charter.
70.     General Atlantic and Vista acted without justification when they knowingly offered and/or accepted the equity roll over in violation of the Equal- Treatment Provision.
71.     General Atlantic and Vista’s wrongful inducement of the breach of the Charter’s Equal Treatment Provision constitutes tortious interference with a contract.
72.    As a result, the Class has been and will be harmed.
73.    Plaintiff and the Class have no adequate remedy at law.
COUNT III—BREACH OF FIDUCIARY DUTY AGAINST THE DIRECTOR DEFENDANTS
74.    Plaintiff repeats and realleges the foregoing as if fully set forth herein.
75.    Plaintiff brings this claim against the Company on behalf of himself and the Class.

21

76.     As directors of EngageSmart, the Director Defendants owed and owe the Class fiduciary duties of loyalty, good faith, care, and candor. The Director Defendants were also obligated to act with due care and loyally to the Company and its stockholders, to act in their best interest, to avoid self-interested transactions in which their interests and/or the interests of General Atlantic would be placed above the interests of EngageSmart and its stockholders. 77.     As set forth above, the Transaction violates the Charter and harms Plaintiff and other public stockholders by diverting value to General Atlantic at their expense. The Director Defendants breached their fiduciary duties by approving the Transaction. 78.    As a result, the Class has been and will be harmed. 79.    Plaintiff and the Class have no adequate remedy at law. COUNT IV—BREACH OF FIDUCIARY DUTY AGAINST GENERAL ATLANTIC 80.    Plaintiff repeats and realleges the foregoing as if fully set forth herein. 81.    Plaintiff brings this claim against the Company on behalf of himself and the Class. 82.     As detailed above, at all relevant times, General Atlantic had the ability to, and did in fact, exercise de jure and de facto control over EngageSmart. As such, General Atlantic owed and owes the Class fiduciary duties of loyalty, good faith, care and candor. General Atlantic was also obligated to act loyally to the Company

22

and its stockholders, to act in their best interest, to avoid self-interested transactions in which its own interests would be placed above the interests of EngageSmart and its stockholders. 83.     General Atlantic is receiving    lucrative disparate    treatment    in connection with the Transaction and essentially stands on both sides of the Transaction as it will roll over a substantial equity stake into the post-closing company while the Company’s other stockholders will be cashed out. As a result, the Merger violates the Charter. 84.     The Transaction also undervalues the Company and is unfair to the Company’s public stockholders. General Atlantic breached its fiduciary duties by securing lucrative side benefits for itself in violation of the Charter and to the detriment of the Company’s public stockholders. 85.    As a result, the Class has been and will be harmed. 86.    Plaintiff and the Class have no adequate remedy at law. COUNT V—AIDING AND ABETTING AGAINST VISTA 87.    Plaintiff repeats and realleges the foregoing as if fully set forth herein. 88.    Plaintiff brings this claim against the Company on behalf of himself and the Class. 89.    Vista knew General Atlantic and the Director Defendants owed fiduciary duties to EngageSmart and its stockholders. Those duties included an

23

obligation to act in the interests of EngageSmart’s public stockholders, to maximize stockholder value in connection with the Transaction, and to comply with the Company’s Charter. 90.     As set forth herein, General Atlantic and the Director Defendants breached their fiduciary duties because the Transaction violates the Charter and unfairly diverts value away from EngageSmart’s public stockholders and to General Atlantic. 91.     Vista knowingly participated in such breaches of fiduciary duty by, among other things, entering into the Support Agreement with General Atlantic that provides it with disparate consideration in violation of the Equal-Treatment Provision of the Charter. 92.    As a result, the Class has been and will be harmed. 93.    Plaintiff and the Class have no adequate remedy at law. PRAYER FOR RELIEF WHEREFORE, Plaintiff demands judgment as follows: a. Declaring that this action is properly maintainable as a class action; b. Declaring that the Transaction violates the Charter; c. Declaring that the Director Defendants breached their fiduciary duties; d. Declaring that General Atlantic breached its fiduciary duties;

24

e. Declaring that General Atlantic and Vista tortiously interfered with a contract; f. Declaring that Vista aided and abetting breaches of fiduciary duty; g. Enjoining the closing of the Transaction unless and until the Transaction complies with the Charter; h. Awarding rescission or, in the alternative, all damages (including rescissory and/or nominal damages), in an amount to be determined at trial; i. Awarding to Plaintiff the costs and disbursements of the action, including reasonable attorneys’ fees, accountants’, consultants’, and experts’ fees, and expenses; and j. Granting such other and further relief as the Court deems just and proper.

25

LABATON SUCHAROW LLP John Vielandi 140 Broadway New York, NY 10005 (212) 907-0700 FRIEDMAN OSTER & TEJTEL PLLC Jeremy Friedman David Tejtel Christopher Windover 493 Bedford Center Road, Suite 2D Bedford Hills, NY 10507 (888) 529-1108 LABATON SUCHAROW LLP /s/ Ned Weinberger Ned Weinberger (Bar No. 5256) Mark Richardson (Bar No. 6575) 222 Delaware Ave., Suite 1510 Wilmington, DE 19801 (302) 573-2540 nweinberger@labaton.com mrichardson@labaton.com OF COUNSEL: BLOCK & LEVITON LLP Joel Fleming 260 Franklin Street, Suite 1860 Boston, MA 02110 (617) 398-5600 Dated: October 27, 2023

26

EFiled: Oct 27 2023 08:33PM EDT Transaction ID 71220914 Case No. 2023-1093- IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE ANTHONY FRANCHI, Plaintiff, v. ENGAGESMART, INC., ROBERT BENNETT, DEBORAH DUNNAM, MATTHEW HAMILTON, DAVID MANGUM, PRESTON MCKENZIE, RAPH OSNOSS, DIEGO RODRIGUEZ, PAUL G. STAMAS, GENERAL ATLANTIC (IC), L.P., GENERAL ATLANTIC (IC) SPV, L.P., VISTA EQUITY PARTNERS MANAGEMENT, LLC, VISTA EQUITY PARTNERS FUND VIII, L.P., ICEFALL PARENT, LLC, and ICEFALL MERGER SUB, INC., Defendants. C.A. No. 2023- - MOTION TO EXPEDITE Plaintiff moves for an order (i) directing the parties to conduct discovery on an expedited basis and (ii) setting a briefing schedule and hearing on Plaintiff's motion for preliminary injunction (the "Injunction Motion").1 1 Undefined capitalized terms have the same meaning as in Plaintiff's Verified Class Action Complaint (the "Complaint" or "Compl."). P which Plaintiff incorporates by reference. refers to paragraphs in the Complaint,

PRELIMINARY STATEMENT AND BACKGROUND 1.                 EngageSmart went public in September 2021 as a company controlled by its sponsor, General Atlantic.2 As this Court has often observed, the shares of controlled companies sell at a discount “because in an efficient market, participants will perceive the possibility that the controller will act in its own interests and discount the minority shares accordingly.”3 2.                 In an attempt to minimize that controller discount—and maximize the price that public investors would pay in the IPO—General Atlantic inserted an equal- treatment provision in the Company’s certificate of incorporation. Specifically, Section 4(b) of the Company’s charter (the “Equal-Treatment Provision”) provides that “[e]xcept as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.”4 3.    “This concession to the [IPO investors] resulted, presumably, in a higher purchase price … stock than would have been the case without the 2 ¶¶25-26. 3 In re Appraisal of Regal Entm’t Grp., 2021 WL 1916364, *26 (Del. Ch.). 4 ¶¶1, 30. The certificate of incorporation nowhere “expressly provides” that General Atlantic’s (or any other stockholder’s) shares may be treated differently in a merger.

2

provision.”5 By giving away its right to seek a control premium on a future sale, General Atlantic “effectively extracted a control premium from the initial sale [in the IPO], while at the same time retaining [its] voting majority.”6
4.                 Then, General Atlantic double-dipped. Early this week, EngageSmart and Vista agreed to the Transaction: a merger in which Plaintiff and other public stockholders will be cashed out for $23 per share, while General Atlantic will roll over most of its shares and retain a 35% stake in the private company.7 This structure violates the Equal-Treatment Provision and would unfairly allow General Atlantic to extract a second control premium at public stockholders’ expense.
5.                 General Atlantic’s receipt of any consideration that was not the same as the consideration paid to other stockholders would breach the Equal-Treatment Provision. But General Atlantic—a well-informed controller whose designees dominate the Board—struck a deal in which it is not just getting different consideration, it is getting better consideration. 5 In re Delphi Fin. Grp. S’holder Litig., 2012 WL 729232, *1 (Del. Ch.) (“Among the rights associated with control is the ability to seek a control premium should Delphi be sold. Rosenkranz could retain or bargain away that right; he chose to sell it to the Class A stockholders. This was accomplished by a charter provision, which directed that, on sale of the company, each share of Class B stock would be converted to Class A, entitled to the same consideration as any other Class A stock. This concession to the Class A stockholders resulted, presumably, in a higher purchase price for Class A stock than would have been the case without the provision.”).
6 Id. at *17 (emphasis added). 7 ¶¶2, 36-39.

3

6.                 Specifically, the formula for calculating the number of shares issued to General Atlantic in the newly private company is linked to the deal price and effectively values the new shares that General Atlantic will receive at $23 per share.8 But the cash consideration to be paid to public stockholders significantly undervalues legacy EngageSmart—and is well below the price targets established by three sell-side analysts after rumors of the Transaction leaked in early October 2023. Moreover, the pro forma company will benefit from working with Vista, which has a long track record of supercharging growth—and valuations—in the SaaS space. As the Court found in Mindbody, “Vista is a pro at acquiring companies.”9 Vista has generated a 37.4% gross IRR on the 51 investments fully realized across all private equity strategies since its Flagship Fund II began investing in 2000.10 The opportunity to invest alongside Vista is a valuable one that General Atlantic got and public stockholders did not. 7.                 The Court granted a motion to expedite    under very similar circumstances in QAD.11 It should do the same here so that Plaintiff’s Injunction Motion can be heard on a full record ahead of the stockholder vote. 8 ¶38. 9 In re Mindbody, Inc., Stockholder Litig., 2023 WL 2518149, *14 (Del. Ch.). 10 ¶48. 11 Nantahala Capital Partners II Ltd. P’ship v. QAD, Inc., 2021-0573-PAF (Del. Ch. July 15, 2021) (Transcript) (“QAD Tr.”).

4

ARGUMENT 8.                 To obtain expedited treatment, a party need only show “a sufficiently colorable claim and . . . a sufficient possibility of a threatened irreparable injury.”12 9.                 “The standard . . . is not a difficult one[.]”13 This Court acts with a “certain solicitude” for parties requesting expedited proceedings, “has followed the practice of erring on the side of more hearings rather than fewer,”14 and is “always receptive to expediting any type of litigation in the interests of affording justice to the parties.”15 A. Plaintiff’s Claim Is Colorable 10.     The Court need not “pass on the ultimate likelihood of success of th[e] claims[.]”16 Instead, the Court “accept[s] as true the well-pleaded factual allegations in the complaint,”17 and simply ascertains whether the complaint pleads a “colorable” claim.18 A “colorable claim” is “essentially a nonfrivolous cause of 12 Laborers Local 235 Benefit Funds v. Starent Networks, Corp., 2009 WL 4725866, *1 (Del. Ch.) (cleaned up). 13 Balch Hill Pr’s, L.P. v. Shocking Techs., Inc., 2013 WL 588964, *2 (Del. Ch.). 14 Renco Grp., Inc. v. MacAndrews AMG Hldgs. LLC, 2013 WL 209124, *1 n.10 (Del. Ch.) (cleaned up). 15 Box v. Box, 697 A.2d 395, 399 (Del. 1997). 16 Cty. of York Emps.’ Ret. Plan v. Merrill Lynch & Co., Inc., 2008 WL 4824053, *8 (Del. Ch.). 17 Police & Fire Ret. Sys. of City of Detroit v. Bernal, 2009 WL 1873144, *1 (Del. Ch.). 18 TCW Tech. Ltd. P’ship v. Intermedia Commc’ns, Inc., 2000 WL 1478537, *2 (Del. Ch.).

5

action.”19 Plaintiff easily clears that low bar. 11.     Equal-treatment provisions have “been increasing [in prevalence] over the past few decades”20 and are, by now, “ubiquitous among companies with multiclass share structures.”21 Equal-treatment provisions are less common for controlled companies like EngageSmart that have a single class of common stock but they solve for the same problem. They are intended to “allay [public] shareholder concerns” about controllers extracting a control premium through differential consideration in a sale by “requir[ing] any merger consideration to be distributed pro rata.”22 12.     Here, EngageSmart’s Equal-Treatment Provision provides that “each share of Common Stock shall … share ratably and be identical in all respects as to all matters.”23 This is a so-called “general equal treatment” provision.24 And it has 19 Reserves Dev. Corp. v. Wilmington Tr. Co., 2008 WL 4951057, *2 (Del. Ch.). 20 Caley Petrucci, Equal Treatment Agreements: Theory, Evidence & Policy, 40 YALE J. ON REG. 620, 651 (2023) (hereafter, “Theory, Evidence & Policy”). 21 Kirby Smith, The Agency Costs of Equal Treatment Clauses, 127 YALE L.J. FORUM 543, 548 (2017). 22 Id. at 544. 23 ¶30. 24 Compare Petrucci, Theory, Evidence & Policy, 40 YALE J. ON REG. at 669 (“A general equal treatment agreement typically requires that: ‘Except as provided in [the charter], the Class A Common Stock and the [Class B] Common Stock shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.’”) (emphasis original) with ¶30 (“Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the

6

“two particularly noteworthy features:” (1) “the scope is broad” and (2) “it provides for a high degree of equality.”25 “Reading the general equal treatment provision to require equal treatment in a transaction context is aligned with both the plain language and plain meaning of the term.”26 The word “identical” means the “stock must be treated exactly the same,” and the phrase “all respects and all matters” could “hardly be more inclusive.”27 13.     General Atlantic had a good reason to include an Equal-Treatment Provision with such a broad scope and high degree of equality in the Company’s certificate of incorporation when it took the Company public. “Investors will pay more for stock at the IPO if they are provided with protections in the form of an equal treatment agreement.”28 By agreeing to a merger that gave General Atlantic non-ratable consideration despite the Equal-Treatment Provision,29 Defendants same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.”). 25 Id. at 669–70. 26 Petrucci, Theory, Evidence & Policy, 40 YALE J. ON REG. at 670. 27 Id. 28 Id. at 682; see also Delphi, 2012 WL 729232, *1 (“This concession … resulted, presumably, in a higher purchase price for Class A stock than would have been the case without the provision.”). 29 It is no answer that the rollover will technically happen immediately before closing and will be effectuated pursuant to a side agreement. See QAD Tr. at 26-27 (“The exchange is subject to the consummation of the merger. The exchange agreement and the merger agreement, along with other transaction documents, ‘embody the complete agreement and understanding’ among [the parties]. Plaintiff’s claim that the exchange is part of the

7

violated the charter and gave General Atlantic an “economically inefficient and unfair” “second bite of the control-premium apple[.]”30 14.    Several conclusions follow from this premise. 15.     First, Plaintiff’s breach of contract claim is colorable. “Corporate charters are contracts among a corporation’s stockholders[.]”31 “As parties to that contract, stockholders can enforce it[.]”32 16.     Second, Plaintiff’s breach of fiduciary duty claims are colorable. Controllers breach their duties by violating an equal-treatment provision.33 And “[b]oards of directors have no discretion to exceed the intra-entity limitations on their authority.”34 By agreeing to a Transaction that violated the Equal-Treatment merger—triggering the certificate’s requirement that the Class A stockholders receive consideration no less favorable than that in the exchange—is colorable.”). 30 Petrucci, Theory, Evidence & Policy, 40 YALE J. ON REG. at 683. 31 Salzberg v. Sciabacucchi, 227 A.3d 102, 116 (Del. 2020). 32 Allen v. El Paso Pipeline GP Co., L.L.C., 90 A.3d 1097, 1107–08 (Del. Ch. 2014); In re Activision Blizzard, Inc. Stockholder Litig., 124 A.3d 1025, 1050 (Del. Ch. 2015) (same). 33     Delphi, 2012 WL 729232, at *17 (“Plaintiffs bought Delphi’s stock with the understanding that the Charter structured the corporation in such a way that denied Rosenkranz a control premium, and that as a result, Rosenkranz effectively extracted a control premium from the initial sale of the Class A shares, while at the same time retaining his voting majority. I therefore find that the Plaintiffs are reasonably likely to be able to demonstrate at trial that in negotiating for disparate consideration and only agreeing to support the merger if he received it, Rosenkranz violated duties to the stockholders.”). 34 Allen, 90 A.3d at 1108.

8

Provision, the Director Defendants and General Atlantic breached their fiduciary duties.35 17.     Finally, Vista aided-and-abetted those breaches and both Vista and General Atlantic tortiously interfered with Plaintiff’s and other public stockholders’ contractual rights under the Equal-Treatment Provision. A defendant is liable for aiding-and-abetting a breach of fiduciary duty where it “knowing[ly] participat[es] in the breach.”36 Here, Vista would have reviewed the Company’s charter in due diligence and, thus, knew that the Transaction violated its terms. Indeed, the manner in which the parties structured the Transaction—in which the rollover takes place just prior to the closing of the merger37—suggests a deliberate (albeit unsuccessful)38 attempt to try to evade the Equal-Treatment Provision’s strictures. 18.     Similarly, to sustain a tortious interference claim, “a plaintiff must plead “(1) a contract, (2) about which defendant knew, and (3) an intentional act that is a significant factor in causing the breach of such contract, (4) without justification, (5) which causes injury.”39     Four of those five elements are easily satisfied. The 35 Delphi, 2012 WL 729232, at *17; Lacey on behalf of S. Copper Corp. v. Mota-Velasco, 2021 WL 508982, *9 (Del. Ch.) (“a director who knowingly causes the company to violate its charter to the detriment of the company and its stockholders acts in bad faith.”). 36 In re Columbia Pipeline Grp., Merger Litig., 299 A.3d 393, 470 (Del. Ch. 2023). 37 ¶37. 38 QAD Tr. at 26-27. 39 New Enter. Associates 14, L.P. v. Rich, 292 A.3d 112, 140 (Del. Ch. 2023).

9

charter is the contract. For the reasons given above, Vista and General Atlantic knew about the charter and its Equal-Treatment Provision and intentionally entered into a Transaction that breached the Equal-Treatment Provision. This caused injury to Plaintiff and other public stockholders. Whether Vista or General Atlantic had “justification” is, of course, a “complex,” multi-factor, and “fact-intensive” inquiry.40 But at this stage, Plaintiff has a more-than-colorable claim that their actions were an unjustified attempt to benefit Vista and General Atlantic at the expense of public stockholders. B.    Plaintiff And Other Public Stockholders Face A Threat of Irreparable Injury And The Balance Of Equities Favors Expedition 19.     Plaintiff and other public stockholders face a more than “sufficient threat of irreparable injury” to justify expedited proceedings.41 Plaintiff is not required to prove irreparable harm, but only to show a sufficient possibility that irreparable harm might occur.42    The Court regularly uses “the tool of injunctive relief to address important M&A decisions in real time, before closing” and should do so here.43 40 Id. at 142–43. 41 In re Keurig Green Mountain Inc. S’holders Litig., 11815-CB (Del. Ch. Feb. 2, 2016) (Transcript) at 45. 42 Levine v. Energy Transfer Equity, L.P., 12197-VCG (Del. Ch. Apr. 22, 2016) (Transcript) at 30. 43 Corwin v. KKR Fin. Hldgs. LLC, 125 A.3d 304, 312 (Del. 2015) (emphasizing the importance of).

10

20.     To ultimately find irreparable harm, the Court “need not find that the threatened injury is entirely beyond the possibility of repair by money compensation.”44    It is enough that calculating damages will be difficult.45     “The unique nature of a sale opportunity and the difficulty of crafting an accurate post- closing damages award counsel heavily in favor of equitable relief.”46 21.    Moreover, the Equal-Treatment Provision was “designed to provide, not only protection for [Plaintiff’s and other public stockholders’] investment, but also leverage in negotiations regarding the future of [EngageSmart]. The denial of the leverage which … they had secured … restructures the commercial relationship between [Plaintiff and other public stockholders] and [the Company] and constitutes a harm that cannot be measured by money damages.”47 22.     The balance of equities also favors expedition. When an equal- treatment provision is breached, “courts should proceed with caution when [relying on the availability of] post-close damages rather than enjoining a transaction. Relying on post-close damages can inadequately compensate [minority] stockholders and fail to have the intended deterrent effect on similar behavior from 44 Koehler v. NetSpend Holdings Inc., 2013 WL 2181518, *21 (Del. Ch.) (cleaned up). 45 Kallick v. Sandridge Energy, Inc., 68 A.3d 242, 264 (Del. Ch. 2013) (“Irreparable harm also exists because damages would be difficult to calculate.”). 46 In re Del Monte Foods Co. Shareholders Litig., 25 A.3d 813, 838 (Del. Ch. 2011). 47 Telcom-SNI Inv’rs, L.L.C. v. Sorrento Networks, Inc., 2001 WL 1117505, *9 (Del. Ch.), aff’d, 790 A.2d 477 (Del. 2002).

11

… controllers.”48 Resolving this claim via injunctive relief is also more efficient because “the court and the parties expend resources determining only liability, not liability and remedy.”49 CONCLUSION 23.     As noted above, in QAD, the Court granted expedition where the plaintiff stated a colorable claim that a proposed merger violated a charter provision prohibiting disparate consideration among stockholders. 50 Because QAD is on all fours with this case, the Court should do the same here. Plaintiff respectfully requests that the Court grant expedition. LABATON SUCHAROW LLP OF COUNSEL: LABATON SUCHAROW LLP John Vielandi 140 Broadway New York, NY 10005 /s/ Ned Weinberger      Ned Weinberger (Bar No. 5256) Mark Richardson (Bar No. 6575) 222 Delaware Ave., Suite 1510 Wilmington, DE 19801 (302) 573-2540 nweinberger@labaton.com mrichardson@labaton.com [GRAPHIC APPEARS HERE]48 Petrucci, Theory, Evidence & Policy, 40 YALE J. ON REG. at 684. 49 William Savitt, The Genius of the Modern Chancery System, 2012 COLUM. BUS. L. REV. 570, 601 (2012). 50 QAD Tr. at 28.

12

FRIEDMAN OSTER & TEJTEL PLLC Jeremy Friedman David Tejtel 493 Bedford Center Road, Suite 2D Bedford Hills, NY 10507 (888) 529-1108 BLOCK & LEVITON LLP Joel Fleming 260 Franklin Street, Suite 1860 Boston, MA 02110 (617) 398-5600 Dated: October 27, 2023 BLOCK & LEVITON LLP /s/ Kimberly A. Evans                 Kimberly A. Evans (Bar No. 5888) Robert Erikson (Bar No. 7099) 3801 Kennett Pike, Suite C-305 Wilmington, DE 19807 (302) 499-3600 kim@blockleviton.com robby@blockkleviton.com Counsel for Plaintiff Anthony Franchi Words: 2,669 (of 3,000 word limit)

13

SCAN TO VIEW MATERIALS & VOTE w ENGAGESMART, INC. VOTE BY INTERNET 30 BRAINTREE HILL OFFICE PARK, SUITE 101 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above BRAINTREE, MASSACHUSETTS 02184 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/ESMT2024SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 22, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V25952-S79843-Z86667 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ENGAGESMART, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), dated as of October 23, 2023, by and among EngageSmart, Inc. (“EngageSmart”), Icefall Parent, LLC (“Parent”) and Icefall Merger Sub, Inc. (“Merger Sub”), ! ! ! pursuant to which Merger Sub will merge with and into EngageSmart, with EngageSmart surviving as a wholly owned subsidiary of Parent (the “Merger”). 2. To approve, on a non-binding, advisory basis, the compensation that will or may become payable by EngageSmart to its named executive officers in ! ! ! connection with the Merger. 3. To adjourn the special meeting of stockholders (the “Special Meeting”), from time to time, to a later date or dates, if necessary or appropriate, to solicit ! ! ! additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. NOTE: In their discretion, the proxyholders will vote on such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. If no direction is made, this proxy will be voted FOR proposals 1, 2 and 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V25953-S79843-Z86667 EngageSmart, Inc. Special Meeting of Stockholders January 23, 2024 at 10:00 a.m., Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) of EngageSmart, Inc. hereby appoint(s) Scott Semel and Robert P. Bennett, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of EngageSmart, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on January 23, 2024 via live webcast accessible at www.virtualshareholdermeeting.com/ESMT2024SM, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side